     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2001



                                                      REGISTRATION NO. 333-65754

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               PLIANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH                                     2673                                  87-0496065
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                        PLIANT CORPORATION INTERNATIONAL
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH                                     2673                                  87-0473075
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                      PLIANT FILM PRODUCTS OF MEXICO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH                                     2673                                  87-0500805
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                          PLIANT SOLUTIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH                                     2673                                  87-0563872
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                        PLIANT CORPORATION GEORGIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                    2673                                  87-0558537
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                        PLIANT PACKAGING OF CANADA, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  UTAH                                     2673                                  85-0580929
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                             UNIPLAST HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   2673                                  13-3999589
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                              UNIPLAST U.S., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   2673                                  04-3199066
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                                  TUREX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              RHODE ISLAND                                 2673                                  05-0354901
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            PIERSON INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MASSACHUSETTS                                 2673                                  04-2692382
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                             UNIPLAST MIDWEST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                INDIANA                                    2673                                  98-0166923
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                                                        (continued on next page)

                            ------------------------
                    2755 EAST COTTONWOOD PARKWAY, SUITE 400
                           SALT LAKE CITY, UTAH 84121
                                 (801) 993-8221
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JACK E. KNOTT II
                     PRESIDENT AND CHIEF OPERATING OFFICER
                         1515 WOODFIELD ROAD, SUITE 600
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 969-3300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)
                            ------------------------

                                WITH A COPY TO:
                             ROSA A. TESTANI, ESQ.
                                 O'SULLIVAN LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------


     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [
] ----------

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 8, 2001

PROSPECTUS

[PLIANT CORPORATION LOGO]

PLIANT CORPORATION
13% SENIOR SUBORDINATED NOTES DUE 2010
WHICH ARE GUARANTEED ON A SENIOR SUBORDINATED BASIS BY
SUBSTANTIALLY ALL OF OUR DOMESTIC SUBSIDIARIES

We issued in our exchange offer $220,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2010, which have been registered under the Securities Act of 1933, in exchange for our 13% Senior Subordinated Notes due 2010.

MATURITY

- The Notes will mature on June 1, 2010.

INTEREST

- Interest on the Notes will be payable on June 1 and December 1 of each year, beginning December 1, 2000.

REDEMPTION

- We may redeem some or all of the Notes at any time on or after June 1, 2005.

- We may also redeem up to $77,000,000 of the Notes using the proceeds of certain equity offerings completed before June 1, 2003.

- The redemption prices are described on page 77.

CHANGE OF CONTROL

- If we experience a change of control, we must offer to purchase the Notes.

SECURITY AND RANKING

- The Notes are unsecured. The Notes are subordinated to all of our existing and future senior debt, rank equally with all of our other senior subordinated debt and rank senior to all of our future subordinated debt.

GUARANTEES

- If we fail to make payments on the Notes, our guarantor subsidiaries must make them instead. These guarantees are senior subordinated obligations of our guarantor subsidiaries. Not all of our subsidiaries guarantee the Notes.

We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions of the Notes. JPMSI may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.
 ------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE NOTES.
 ------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 ------------------------------------------------------------------------------

                The date of this prospectus is           , 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Market and Industry Data..............    i
Summary...............................    1
Risk Factors..........................   10
Use of Proceeds.......................   19
Capitalization........................   19
The Transactions......................   20
Unaudited Pro Forma Financial Data....   22
Selected Financial Data...............   25
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   27
Business..............................   41
Management............................   52
Security Ownership of Certain
  Beneficial Owners and Management....   60

                                        PAGE
                                        ----
Certain Relationships and Related
  Transactions........................   62
Description of Credit Facilities......   67
Description of Capital Stock..........   71
Description of the Notes..............   75
Description of the Note Warrants......  119
Book-Entry; Delivery and Form.........  123
Plan of Distribution..................  125
Legal Matters.........................  125
Experts...............................  125
Where You Can Find More Information...  126
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

                            MARKET AND INDUSTRY DATA

     All market share data presented in this prospectus are based on management's estimates as of December 31, 2000. Unless otherwise indicated, the market share and industry data used throughout this prospectus were obtained primarily from internal company surveys and management estimates based on these surveys and our management's knowledge of the industry. Although third party industry and market data exist for the flexible packaging industry, third party industry and market data on the film industry in which we participate are not readily available. Where we have relied on third party market and industry data, we have so noted. The Flexible Packaging Association and Mastio & Company were the primary sources for third party industry data. The flexible packaging market, as defined by the Flexible Packaging Association in compiling such data, does not include certain of the products we sell, including many of our industrial films, and includes certain products we do not sell, such as wax papers and aluminum foils. We believe, however, that trends affecting the flexible packaging industry, as defined by the Flexible Packaging Association, also affect many of the markets into which we sell. Internal company surveys and management estimates, while we believe them to be reliable, have not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption "Risk Factors" in this prospectus.

                            ------------------------

     "Pliant," "Winwrap" and "Yieldmaster" are trademarks of Pliant. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

                                    SUMMARY

     The following summary highlights all material information of this prospectus but does not contain all of the information that you should consider before making an investment decision in the Notes. This prospectus includes the specific terms of the Notes, as well as information regarding our business, the recapitalization and related financing transactions and detailed financial data. You should read this prospectus in its entirety before making an investment decision in the Notes. Unless the context otherwise requires, "Pliant," "we," "us," "our" and similar terms refer to Pliant Corporation (formerly known as Huntsman Packaging Corporation), its subsidiaries and their respective operations. Each subsidiary of Pliant is wholly owned. All market share data presented herein are based on management's estimates for 2000.

                                  THE COMPANY

     We are one of North America's leading manufacturers of value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications. We offer one of the most diverse product lines in the film industry and have achieved leading market positions in each of our major product lines. We believe our market leadership is primarily attributable to our strategy of building strong relationships with market-leading customers, by offering a broad line of innovative products and by providing technological leadership through our modern and low-cost manufacturing facilities. Our products are frequently highly engineered and are important components of, or provide critical attributes to, our customers' end-products. At June 30, 2001, we operated 23 manufacturing and research and development facilities worldwide and we had approximately 950 million pounds of annual production capacity.

     Our products are sold into numerous markets for a wide variety of end uses and are offered through three operating segments: Specialty Films, Design Products and Industrial Films.

     SPECIALTY FILMS. Our Specialty Films segment accounted for 45.7% of our net sales for the year ended December 31, 2000. Our Specialty Films include:

     - Personal Care: These highly engineered films are used in disposable diapers, feminine care products and adult incontinence products. We are one of North America's leading producers of personal care films, with an estimated market share of approximately 35%.

     - Medical: Manufactured in "clean-room" environments, these films are used for sterile packaging for medical supplies and as components in disposable surgical drapes and gowns. We are a leading provider of medical films in North America, in a highly fragmented market.

     - Converter: These films are sold to converters of flexible packaging who may laminate them to foil, paper or other films, print them, and may ultimately fabricate them into the final flexible packaging product. These films are a key component in a wide variety of flexible packaging products, such as fresh-cut produce packages, toothpaste tubes and stand-up pouches. We are North America's leading manufacturer of films sold to converters, with an estimated market share of approximately 30%.

     - Barrier and Custom: We are North America's second largest producer of films for cookie, cracker and cereal box liners, with an estimated market share of approximately 20%. We are also a leading manufacturer of films for several other custom film niche markets, such as films for liners in multi-wall pet food bags, films for photoresist coatings for the electronics industry and films for the protection and transportation of the sheet molding compound used in the manufacture of boats and automotive parts.

     - Agricultural: We are a leading manufacturer of polyethylene mulch films that are sold to fruit and vegetable growers and to nursery operators. We are one of North America's two largest producers of mulch films used to cover fruit and vegetable beds, with an estimated market share of approximately 31%.

     DESIGN PRODUCTS. Our Design Products segment accounted for 25.5% of our net sales for the year ended December 31, 2000. Our Design Products include printed rollstock, bags and sheets used to package bread and baked goods, frozen foods, personal care products and fresh-cut produce. The personal care films produced by our Mexican subsidiary, NEPSA, are also included in this segment for financial reporting purposes.

     We are the leading manufacturer of films for the frozen foods market in North America, with an estimated market share of approximately 30%. In addition, we are the second largest producer of films for the bread and bakery goods market in North America, with an estimated market share of approximately 20%.

     INDUSTRIAL FILMS. Our Industrial Films segment accounted for 28.8% of our net sales for the year ended December 31, 2000. The Industrial Films segment manufactures stretch and PVC films.

     - Stretch Films: Stretch films are used to bundle, unitize and protect palletized loads during shipping and storage. Stretch films are replacing more traditional packaging, such as corrugated boxes and metal strapping, because of their lower cost, higher strength and ease of use. We are North America's fourth largest producer of stretch films, with an estimated market share of approximately 10%.

     - PVC Films: PVC films are used by supermarkets, delicatessens and restaurants to wrap meat, cheese and produce. PVC films are preferred in these applications because of their clarity, elasticity and cling. We are the second largest producer of PVC films in North America, with an estimated market share of approximately 27%. In addition, we are the leading producer of PVC films in Australia and the third largest producer in Europe, with estimated market shares of approximately 60% and 15%, respectively.

                                THE TRANSACTIONS

     The Recapitalization. On May 31, 2000, we consummated a recapitalization pursuant to an agreement dated March 31, 2000 among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC (formerly Chase Capital Partners), whereby the affiliate acquired majority control of our common stock. The total consideration paid in this recapitalization was approximately $1.1 billion, including transaction costs. Pursuant to the recapitalization agreement:

     - we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, then majority stockholder and then Chairman of the Board;

     - an affiliate of J.P. Morgan Partners, LLC purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durham Trust and by members of our current and former senior management;

     - an affiliate of J.P. Morgan Partners, LLC and certain other institutional investors purchased shares of common stock directly from us;

     - the trust and the management investors retained or "rolled-over" approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization; and

     - we issued to an affiliate of J.P. Morgan Partners, LLC and to certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock and detachable warrants for our common stock.

     The Tender Offer and Consent Solicitation. In connection with the recapitalization, we offered to purchase in a tender offer all of our $125.0 million principal amount of 9 1/8% senior subordinated notes due 2007. We also solicited and received the requisite consents from tendering holders of the 9 1/8% senior subordinated notes to amend the related indenture to permit us to effect the recapitalization, the offering of $220.0 million principal amount of 13% Senior Subordinated Notes due 2010 (the "Old Notes") and the incurrence of borrowings under the credit facilities. On May 31, 2000, we purchased all of the $125.0 million of 9 1/8% senior subordinated notes tendered and discharged our obligations under the related indenture.

     The Credit Facilities. On May 31, 2000, we refinanced all amounts outstanding under our then existing credit facility and replaced them with amended and restated senior secured credit facilities. See "Description of Credit Facilities."

     The Old Notes Offering. In connection with the recapitalization, we issued 220,000 units consisting of the Old Notes and warrants to purchase 18,532 shares of our common stock. The Old Notes were issued at a discount of approximately $5.9 million. The units were issued in a transaction exempt from the registration requirements under the Securities Act. On August 29, 2000, our registration statement, of which this prospectus forms a part, relating to the exchange of the Old Notes for Notes registered under the Securities Act was declared effective by the SEC, and, as a result, the Old Notes and the note warrants became separated. We consummated the exchange offer and issued $220.0 million of registered Notes for all of the Old Notes on October 12, 2000.

     The sources and uses of funds for the transactions are presented in the following table:

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
SOURCES:
Credit facilities(1)........................................        $  485.9
Old Notes and note warrants (net of discount of $5.9).......           214.1
Preferred stock and preferred stock warrants................           100.0
Common equity investment(2).................................           165.3
Trust equity rollover.......................................            76.8
Management equity rollover..................................            22.9
                                                                    --------
     Total..................................................        $1,065.0
                                                                    ========
USES:
Equity redemption...........................................        $  314.0
Investor share purchase.....................................           101.8
Refinance the prior credit facility and other debt..........           379.5
Repay the 9 1/8% senior subordinated notes..................           125.0
Tender and consent consideration............................            11.9
Trust equity rollover.......................................            76.8
Management equity rollover..................................            22.9
Transaction fees and expenses(3)............................            33.1
                                                                    --------
     Total..................................................        $1,065.0
                                                                    ========

---------------
(1) Represents borrowings under the credit facilities as of May 31, 2000 of $200.0 million under the tranche A facility, $280.0 million under the tranche B facility and $5.9 million under the revolving credit facility. See "Description of Credit Facilities."

(2) Consists of the investor share purchase of $101.8 million and the investor common equity contribution of $63.5 million.

(3) Consists of debt issuance costs of approximately $22.3 million, compensation expense related to the long-term incentive plan triggered by the transactions of approximately $5.0 million, issuance costs for the preferred stock of $1.5 million and for the common stock of $0.9 million and other fees and expenses directly related to the transactions of approximately $3.4 million.

THE SPONSOR

     Southwest Industrial Films, LLC, which owns approximately 53% of our outstanding common stock and 62% of our preferred stock warrants, and Flexible Films, LLC, which owns approximately 58% of our preferred stock, are subsidiaries of J.P. Morgan Partners (BHCA), L.P. J.P. Morgan Partners, LLC serves as investment advisor to J.P. Morgan Partners (BHCA), L.P. J.P. Morgan Partners, LLC is the private equity group of J.P. Morgan Chase & Co., which is one of the largest financial holding companies in the U.S., and J.P. Morgan Partners, LLC is one of the largest private equity organizations in the U.S., with over $20 billion under management. Through its affiliates, J.P. Morgan Partners, LLC invests in leveraged buyouts, recapitalizations and venture capital opportunities by providing equity and mezzanine capital. Since its inception in 1984, J.P. Morgan Partners, LLC has made over 1,000 direct investments in numerous industries.

                       SUMMARY OF THE TERMS OF THE NOTES

Issuer........................   Pliant Corporation (formerly known as Huntsman
                                 Packaging Corporation).

Notes Offered.................   $220.0 million aggregate principal amount of
                                 13% senior subordinated notes due 2010.

Maturity......................   June 1, 2010.

Interest......................   Annual rate: 13%.
                                 Payment frequency: every six months on June 1 and December 1.
                                 First payment: December 1, 2000.

Optional Redemption...........   On or after June 1, 2005, we may redeem some or
                                 all of the Notes at the redemption prices listed in the section entitled "Description of the Notes -- Optional Redemption." Prior to such date, we may not redeem the Notes, except as described in the following paragraph.

                                 At any time prior to June 1, 2003, we may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 113% of the principal amount thereof, plus accrued interest, so long as (a) at least 65% of the original aggregate amount of the Notes remains outstanding after each such redemption and (b) any such redemption by us is made within 120 days of such equity offering.

Change of Control.............   Upon the occurrence of a change of control,
                                 unless we have exercised our right to redeem all of the Notes as described above, you will have the right to require us to repurchase all or a portion of your Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. See "Description of the
                                 Notes -- Change of Control."

                                 If you exercise this right, we may not have sufficient funds available at the time of any change of control to repurchase all of the Notes.

Guarantees....................   The Notes are fully and unconditionally
                                 guaranteed on an unsecured senior subordinated basis by each of our existing and future domestic restricted subsidiaries and, to the extent that they also guarantee any senior debt
                                 (other than a foreign subsidiary that
                                 guarantees senior debt of another foreign subsidiary), by each of our existing and future foreign restricted subsidiaries. If we fail to make payments on the Notes, our subsidiaries that are guarantors must make them instead.

                                 Guarantees of the Notes are subordinated to the guarantees of our senior debt under the credit facilities.

Ranking.......................   The Notes are unsecured and:

                                 -  subordinated to all of our existing and
                                    future senior debt;

                                 - rank equally with all of our future senior subordinated debt;

                                 -  rank senior to any future subordinated debt;

                                 - effectively subordinated to our secured debt to the extent of the value of the assets securing such indebtedness; and

                                 - effectively subordinated to all liabilities of our subsidiaries that do not guarantee the Notes.

                                 Similarly, the guarantees of the Notes by our subsidiaries that also guarantee the credit facilities are unsecured and:

                                 -  subordinated to all of the applicable
                                    guarantors' existing and future senior debt;

                                 -  rank equally with all of the applicable
                                    guarantors' future senior subordinated debt;

                                 -  rank senior to any of the applicable
                                    guarantors' future subordinated debt; and

                                 - effectively subordinated to any secured debt of such guarantor to the extent of the value of the assets securing such debt.

                                 At March 31, 2001, after giving effect to the Uniplast acquisition:

                                 -  we would have had approximately $480.5
                                    million of senior debt to which the Notes are subordinated (which amount does not include the remaining availability of $84.5 million under the revolving credit facility);

                                 -  we would not have had any senior
                                    subordinated debt other than the Notes;

                                 - we would not have had any subordinated debt; and

                                 - our subsidiaries that are not guarantors of the Notes would have had $76.2 million of liabilities, excluding liabilities owed to us.

                                 The indenture permits us to incur a significant amount of additional senior debt.

Certain Covenants.............   The indenture will, among other things,
                                 restrict our ability and the ability of our subsidiaries to:

                                 -  borrow money;

                                 - make distributions, redeem equity interests or redeem subordinated debt;

                                 -  make investments;

                                 -  use assets as security in other
                                    transactions;

                                 -  sell assets;

                                 -  guarantee other debt;

                                 -  enter into agreements that restrict
                                    dividends from subsidiaries;

                                 -  sell capital stock of subsidiaries;

                                 -  merge or consolidate; and

                                 -  enter into transactions with affiliates.

                                 These covenants will be subject to a number of important exceptions. For more details, see "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     You should carefully consider all of the information in this prospectus and, in particular, should evaluate the specific factors set forth under the caption "Risk Factors" before making an investment in the Notes.

                            ------------------------

     We are incorporated in Utah, with principal executive offices located at 2755 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. Our telephone number is (801) 993-8200.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table presents summary financial data for Pliant and its subsidiaries. The summary historical financial data for the years ended December 31, 1998, 1999 and 2000 have been derived from Pliant's audited consolidated financial statements. The summary financial data for the three months ended March 31, 2000 and 2001 have been derived from our unaudited interim condensed consolidated financial statements, which in our opinion include all adjustments, consisting of only normal recurring adjustments, which we consider necessary for the fair presentation of the financial position and results of operations of Pliant for these periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the entire year or any future period. The summary unaudited condensed pro forma financial data are derived from the unaudited pro forma statement of operations contained in "Unaudited Pro Forma Financial Data." The unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the transactions been consummated as of the date indicated nor are such data necessarily indicative of future operating results or financial position.

     You should read the following summary historical and pro forma financial data together with "Capitalization," "Selected Financial Data," "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Pliant and the notes thereto included elsewhere in this prospectus.

                      PLIANT CORPORATION AND SUBSIDIARIES
                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                                               HISTORICAL
                                                                              THREE MONTHS
                                                        HISTORICAL                ENDED
                                                 YEARS ENDED DECEMBER 31,       MARCH 31,          PRO FORMA
                                                 -------------------------   ---------------      YEAR ENDED
                                                  1998      1999     2000     2000     2001    DECEMBER 31, 2000
                                                 -------   ------   ------   ------   ------   -----------------
                                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales......................................  $ 681.6   $813.7   $843.8   $220.5   $202.7        $843.8
Cost of sales..................................    561.6    655.7    696.7    177.5    160.7         696.7
                                                 -------   ------   ------   ------   ------        ------
Gross profit...................................    119.5    158.0    147.1     43.0     42.0         147.1
Total operating expenses.......................     70.1     82.0    132.7     28.2     29.5         123.3
                                                 -------   ------   ------   ------   ------        ------
Operating income...............................     49.4     76.0     14.4     14.8     12.4          23.8
Interest expense...............................    (37.5)   (44.0)   (68.5)   (11.5)   (20.3)        (81.1)
Other income (expense), net....................     (0.8)     0.4      0.3      0.4      0.9           0.3
                                                 -------   ------   ------   ------   ------        ------
Income (loss) before income taxes and
  discontinued operations and extraordinary
  loss.........................................     11.1     32.4    (53.8)     3.7     (7.0)        (57.0)
Income tax expense (benefit)...................      8.6     14.1    (14.3)     2.3     (2.3)        (15.6)
                                                 -------   ------   ------   ------   ------        ------
Income (loss) before discontinued operations
  and extraordinary loss.......................      2.5     18.3    (39.5)     1.4     (4.7)        (41.4)
Income from discontinued operations(1).........      0.6
Gain on sale of discontinued operations(1).....      5.2
Extraordinary item(2)..........................                      (11.3)
                                                 -------   ------   ------   ------   ------        ------
Net income (loss)..............................  $   8.3   $ 18.3   $(50.8)  $  1.4   $ (4.7)       $(41.4)
                                                 =======   ======   ======   ======   ======        ======
OTHER FINANCIAL DATA:
EBITDA under indenture(3)......................  $  80.6   $114.7   $ 76.2   $ 26.0   $ 30.5        $ 85.6
Cash flows from operating activities...........     45.5     51.4     60.3     17.9     14.7
Cash flows from investing activities...........   (314.8)   (46.0)   (65.6)   (10.1)    (7.4)
Cash flows from financing activities...........    275.9    (16.7)     0.3     (3.9)   (11.4)
Capital expenditures...........................     52.1     35.7     65.6     10.1     15.3          65.6
Depreciation and amortization..................     27.1     35.0     39.5      9.5     10.1          39.5
Plant closing costs............................      4.9      2.5     19.4                            19.4
Noncash stock-based compensation expense.......               0.8      2.6      1.2      7.0           2.6
Cash interest expense.......................................................................          78.0
Ratio of EBITDA under indenture to cash interest expense....................................          1.1x
Ratio of total net debt to EBITDA under indenture(4)........................................          8.0x
Ratio of earnings to fixed charges(5)..........      1.3x     1.7x              1.3x

                                                                                                    HISTORICAL
                                                                                                     MARCH 31,
                                                                                                       2001
                                                                                                    ----------
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................................      $   2.3
Working capital.................................................................................         55.9
Total assets....................................................................................        778.9
Total debt......................................................................................        676.1
Redeemable preferred stock......................................................................         80.5
Redeemable common stock.........................................................................         16.6
Stockholders' deficit...........................................................................       (209.9)

---------------
(1) In 1998, we sold our entire interest in our foam products operations, which were operated exclusively in Europe. The financial position and results of operations of this separate business segment are reflected as discontinued operations for the applicable years presented. See Note 3 to consolidated financial statements included elsewhere in this prospectus.

(2) In 2000, we refinanced most of our long-term debt and recorded an extraordinary loss to write-off unamortized deferred debt issuance costs and also recorded an extraordinary loss related to our tender offer for our 9 1/8% senior subordinated notes due 2007.

(3) EBITDA is defined in the indenture as income before discontinued operations, extraordinary items, interest expense, income taxes, depreciation, amortization, plant closing costs and noncash stock-based compensation expense. We believe EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in the indenture in determining our compliance with certain covenants. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA as defined in the indenture does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies.

(4) Total net debt is defined as total debt less cash and cash equivalents.

(5) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. For the year ended December 31, 2000, earnings were insufficient to cover fixed charges by approximately $53.8 million on a historical basis and $57.0 million on a pro forma basis. For the three months ended March 31, 2001, earnings were insufficient to cover fixed charges by approximately $7.0 million.

                                  RISK FACTORS

     In addition to the other matters described in this prospectus, you should carefully consider the specific factors set forth below before making an investment in the Notes.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM MEETING OUR OBLIGATIONS UNDER THE NOTES.

     As a result of the transactions, we are highly leveraged, which means that we have a large amount of indebtedness relative to our stockholders' deficit. The following chart shows certain important credit statistics:

                                                                      AS OF
                                                                 MARCH 31, 2001
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
Total debt..................................................         $ 676.1
Redeemable preferred stock..................................            80.5
Redeemable common stock.....................................            16.6
Stockholders' deficit.......................................          (209.9)

     For the year ended December 31, 2000, on a pro forma basis, earnings were insufficient to cover fixed charges by approximately $57.0 million and for the three months ended March 31, 2001 earnings were insufficient to cover fixed charges by approximately $7.0 million.

     Our high degree of leverage could have important consequences for you, including the following:

     - It may limit our ability to borrow money or sell stock for our working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

     - A substantial portion of our cash flows from operations must be dedicated to the repayment of our indebtedness and would not be available for other purposes, including our operations and future business opportunities;

     - The debt service requirements of our other indebtedness could make it more difficult for us to make payments on the Notes;

     - It will limit our ability to adjust to changing market conditions, thus putting us at a competitive disadvantage compared to our competitors that are not highly leveraged; and

     - It may make us more vulnerable to a downturn in our business or the economy and unable to carry out our capital spending, top-line growth and productivity improvement programs.

ABILITY TO SERVICE INDEBTEDNESS -- WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS, INCLUDING THE NOTES, AND BE FORCED TO TAKE OTHER ACTIONS TO SATISFY OUR OBLIGATIONS UNDER OUR INDEBTEDNESS, WHICH MAY NOT BE SUCCESSFUL.

     We may not be able to generate a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes. Our financial and operating performance is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including fluctuations in interest rates, unscheduled plant shutdowns, increased operating costs, raw material and product prices and regulatory developments. See "-- Forward Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The credit facilities and the indenture restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of Credit Facilities" and "Description of the Notes."

INTEREST RATE FLUCTUATIONS -- OUR VARIABLE RATE INDEBTEDNESS SUBJECTS US TO INTEREST RATE RISK, WHICH COULD CAUSE OUR ANNUAL DEBT SERVICE OBLIGATIONS TO INCREASE SIGNIFICANTLY.

     Certain of our borrowings, including borrowings under the credit facilities, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. Our estimated annual debt service in 2001 is approximately $83.2 million, consisting of a $8.0 million voluntary principal payment made in the first quarter of 2001, $2.2 million of scheduled mandatory principal payments and $73.0 million of interest payments. An increase of 1.0% in the interest rates payable on our variable rate indebtedness would increase our 2001 estimated annual debt service requirements by approximately $4.7 million. Accordingly, an increase in interest rates from current levels could cause our annual debt service obligations to increase significantly.

DEFAULT UNDER AGREEMENTS GOVERNING INDEBTEDNESS -- IF WE DEFAULT ON OUR OBLIGATIONS TO PAY OUR INDEBTEDNESS WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

     Any default under the agreements governing our indebtedness, including a default under the credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the indenture and the credit facilities), we could be in default under the terms of the agreements governing such indebtedness, including the credit facilities and the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. For the third quarter ended September 30, 2000, we entered into an amendment to our credit facilities to avoid being in default under our leverage ratio financial covenant. Although we have not needed a waiver since then and currently do not anticipate that we will need a waiver for the quarter ended June 30, 2001, if our operating performance in 2001 does not improve from our historical results in 2000, we may in the future need to obtain waivers from the required lenders under our credit facilities to avoid being in default. If we breach our covenants under the credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the credit facilities and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Credit Facilities" and "Description of the Notes."

CHANGE OF CONTROL -- WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     We may not be able to repurchase the Notes upon a change of control because we may not have, or may not have access to, sufficient funds or we may be contractually restricted under the terms of our senior indebtedness from repurchasing all of the Notes tendered by holders upon a change of control. The indenture provides that upon a change of control, we must offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase. This change of control provision may not necessarily protect holders of the Notes from our engaging in a highly leveraged transaction or certain other transactions involving us or our subsidiaries. See "Description of Credit Facilities" and "Description of the Notes -- Change of Control."

DEPENDENCE ON OUR SUBSIDIARIES -- WE WILL RELY SIGNIFICANTLY ON THE FUNDS RECEIVED FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE OBLIGATIONS ON THE NOTES, BUT OUR SUBSIDIARIES MAY NOT BE ABLE TO DISTRIBUTE SUFFICIENT FUNDS TO US.

     Although we are an operating company, 52.7% of our pro forma EBITDA under the indenture for the year ended December 31, 2000 was generated by our subsidiaries. As a result, our ability to pay interest on the Notes and to satisfy our other debt service obligations will depend significantly on our receipt of dividends or other intercompany transfers of funds from our operating subsidiaries. The payment of dividends to us by our subsidiaries is contingent upon the earnings of those subsidiaries and subject to various business considerations as well as certain contractual provisions which may restrict the payment of dividends and distributions and the transfer of assets to us. See "Description of Credit Facilities" and "Description of the Notes -- Certain Covenants -- Limitation on Restrictions on Distributions from Restricted Subsidiaries." In the event of bankruptcy, liquidation or reorganization of our subsidiaries, claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims as the holder of the equity of our subsidiaries.

SUBORDINATION OF THE NOTES AND GUARANTEES -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF OUR AND OUR SUBSIDIARIES' SENIOR INDEBTEDNESS, INCLUDING THE CREDIT FACILITIES, WHICH MEANS THAT IF WE BECOME INSOLVENT, OUR REMAINING ASSETS MAY NOT BE SUFFICIENT TO PAY AMOUNTS DUE ON THE NOTES.

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness, including all amounts owing under the credit facilities. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the Notes only after all of our senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of the Notes. As of March 31, 2001, after giving effect to the Uniplast acquisition, the aggregate principal amount of our senior indebtedness would have been $480.5 million (excluding unused commitments of $84.5 million and outstanding letters of credit totaling $4.5 million under the credit facilities). The guarantees by our subsidiaries are unsecured senior subordinated obligations of theirs and subordinated in right of payment to all of their existing and future senior indebtedness, including all amounts owing under the credit facilities. As of March 31, 2001, after giving effect to the Uniplast acquisition, there would have been no senior indebtedness of our subsidiary guarantors (other than the guarantees under the credit facilities).

SUBSIDIARY GUARANTEES MAY BE LIMITED -- BECAUSE EACH GUARANTOR'S LIABILITY UNDER ITS GUARANTEE MAY BE REDUCED TO ZERO, AVOIDED OR RELEASED UNDER CERTAIN CIRCUMSTANCES, YOU MAY NOT RECEIVE ANY PAYMENTS FROM SOME OR ALL OF THE GUARANTORS.

     The holders of the Notes have the benefit of the full and unconditional guarantees of the guarantors. However, the guarantees by our subsidiary guarantors are limited to the maximum amount which the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of the guarantors. Further, under the circumstances discussed more fully in "-- Fraudulent Transfer Considerations," a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under the guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular subsidiary guarantee if it is released under certain circumstances described under "Description of the Notes -- The Note Guarantees."

STRUCTURAL SUBORDINATION -- THE NOTES ARE STRUCTURALLY SUBORDINATED IN RIGHT OF PAYMENT TO THE INDEBTEDNESS OF THOSE OF OUR SUBSIDIARIES THAT ARE NOT GUARANTEEING THE NOTES AND, IF THE GUARANTEES ARE DEEMED UNENFORCEABLE, TO THOSE OF OUR GUARANTOR SUBSIDIARIES, AND THE REMAINING ASSETS OF SUCH SUBSIDIARIES MAY NOT BE SUFFICIENT TO MAKE ANY PAYMENTS ON THE NOTES.

     The Notes are effectively subordinated to all liabilities of our subsidiaries which are not guarantors. In addition, although the guarantees provide the holders of the Notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail under "-- Fraudulent Transfer Considerations." If the guarantees by the subsidiary guarantors are not enforceable, the Notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the Notes would not receive any amounts with respect to the Notes until after the payment in full of the claims of creditors of such subsidiary.

     Our subsidiaries that are not guarantors generated 13.0% of our net sales and 21.8% of our pro forma EBITDA under the indenture for the year ended December 31, 2000 and as of March 31, 2001. As of March 31, 2001, after giving effect to the Uniplast acquisition, our subsidiaries that are not guarantors would have accounted for 14.2% of our total assets and would have had total liabilities (excluding liabilities owed to us) of $76.2 million. As of March 31, 2001, after giving effect to the Uniplast acquisition, our subsidiaries that are guarantors would have had total liabilities (excluding liabilities owed to us and guarantees of the credit facilities and the Notes) of $43.8 million.

ASSET ENCUMBRANCES -- IF WE DEFAULT UNDER OUR SENIOR SECURED CREDIT FACILITIES, THE LENDERS COULD FORECLOSE ON THE ASSETS WE HAVE PLEDGED TO THEM, TO THE EXCLUSION OF YOU AS THE HOLDERS OF THE NOTES.

     Our obligations under the Notes are unsecured, but our obligations under the credit facilities and each guarantor's obligations under their guarantees are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under the credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture at such time. Furthermore, if the lenders foreclose and sell the equity interests in any subsidiary of ours that is a guarantor under the Notes, then that guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. See "Description of Credit Facilities."

EXPOSURE TO FLUCTUATIONS IN RESIN PRICES AND DEPENDENCE ON RESIN SUPPLIES -- A SUDDEN INCREASE IN RESIN PRICES OR THE LOSS OF A KEY RESIN SUPPLIER COULD LEAD TO INCREASED COSTS AND LOWER PROFIT MARGINS.

     We use large quantities of polyethylene, PVC and other resins in manufacturing our products. For the year ended December 31, 2000, resin costs comprised approximately 62% of our total manufacturing costs. Significant increases in the price of resins would increase our costs, reduce our operating margins and impair our ability to service our debt unless we were able to pass all of the increase on to our customers. The price of resins is a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas feedstocks. Since the resins used by us are produced from petroleum and natural gas, the instability in the world markets for petroleum and natural gas could adversely affect the prices of our raw materials and their general availability. We may not be able to pass such increased costs on to customers. In addition, we rely on certain key suppliers of resin for most of our resin supply, some of which resin has characteristics proprietary to the supplier. The loss of a key source of supply, our inability to obtain resin with desired proprietary characteristics, or a delay in shipments could adversely affect our revenues and profitability and force us to purchase resin in the open market at higher prices. We may not be able to make such open market purchases at prices that would allow us to remain competitive. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Raw Materials."

COMPETITION -- WE OPERATE IN HIGHLY COMPETITIVE MARKETS AND OUR CUSTOMERS MAY NOT CONTINUE TO PURCHASE OUR PRODUCTS, WHICH COULD LEAD TO OUR HAVING REDUCED REVENUES AND LOSS OF MARKET SHARE.

     We face significant competition in the markets in which we operate. Competition in our industry is based upon a number of considerations, such as service, product quality, product innovation and price. In addition to competition from many smaller competitors, we face strong competition from a number of large film and flexible packaging companies, including AEP, Bemis, Pechiney, Printpack and Tredegar. Some of our competitors are substantially larger, more diversified and have greater financial, personnel and marketing resources than we have and therefore may have certain competitive advantages. Although we have broad product lines and are continually developing our products and graphics, our current customers may not continue to purchase our products, which could lead to reduced revenues and loss of market share.

CUSTOMER RELATIONSHIPS -- IF WE LOSE ONE OR MORE OF OUR MAJOR CUSTOMERS, OUR RESULTS OF OPERATIONS AND OUR ABILITY TO SERVICE OUR INDEBTEDNESS COULD BE ADVERSELY AFFECTED.

     The loss of Kimberly-Clark or one or more other major customers, or a material reduction in sales to Kimberly-Clark or these other customers, would have a material adverse effect on our results of operations and on our ability to service our indebtedness. We are dependent upon a limited number of large customers with substantial purchasing power for a majority of our sales, many of which are reducing their number of suppliers. Our top ten customers accounted for approximately 29% of our net sales in 2000, with Kimberly-Clark accounting for approximately 12% of our 2000 consolidated net sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products, Markets and Customers."

     On April 20, 2001, we were informed by a potential new customer that it would not be going forward with its project with us. We have negotiated a settlement with this customer for the amounts due to us as a result of its cancellation of its contract with us. We expect that, through the settlement with this customer and the anticipated redeployment of assets into our normal business operations, the loss of this potential new customer will not have a material adverse effect on our profitability.

COST SAVINGS INITIATIVES -- WE MAY NOT BE ABLE TO ACHIEVE OUR ANTICIPATED COST SAVINGS, AND EVEN IF WE DO, WE MAY NOT IMPROVE OUR OPERATING RESULTS, IN WHICH CASE, WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS UNDER OUR INDEBTEDNESS, INCLUDING THE NOTES.

     We may not be able to achieve the cost savings that we anticipate from the cost savings initiatives discussed in this prospectus because these cost savings are based on estimates and assumptions which may not prove correct. Further, even if our cost saving initiative program is successful, we may not be able to improve our operating results as a result of other factors discussed in this prospectus, many of which are beyond our control, such as a reduction in the demand for our products due to an economic downturn which would decrease our revenues, and increases in other operating expenses, such as the cost of our raw materials, which could offset our cost savings and increase our expenses. If our operating results are adversely affected because of an inability to achieve the anticipated cost savings or otherwise, we may not have sufficient funds to satisfy our obligations under our indebtedness, including the Notes.

     For a further discussion of important factors that could cause actual results to differ materially from the anticipated cost savings discussed in this prospectus, see "-- Forward-Looking Statements."

RISKS ASSOCIATED WITH INTELLECTUAL PROPERTY RIGHTS -- WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD CAUSE OUR REVENUES TO DECREASE.

     We rely on patents, trademarks and licenses to protect our intellectual property, which is significant to our business. We also rely on unpatented proprietary know-how, continuing technological innovation and other trade secrets to develop and maintain our competitive position. We constantly seek to protect our patents, trademarks and other intellectual property, but our precautions may not provide meaningful protection against competitors or protect the value of our trademarks. In addition to our own patents, trade secrets and proprietary know-how, we license from third parties the right to use some of their intellectual property. We routinely enter into confidentiality agreements to protect our trade secrets and proprietary know-how. However, such agreements may be breached, may not provide meaningful protection or may not contain adequate remedies for us if these confidentiality agreements are breached.

RISKS ASSOCIATED WITH FUTURE ACQUISITIONS -- FUTURE ACQUISITIONS MAY NOT BE SUCCESSFULLY INTEGRATED WITH OUR BUSINESS AND COULD CAUSE OUR REVENUES TO DECREASE, OPERATING COSTS TO INCREASE OR REDUCE CASH FLOWS, WHICH IN TURN COULD ADVERSELY AFFECT OUR ABILITY TO SERVICE OUR INDEBTEDNESS.

     We have completed a number of acquisitions, and as part of our strategy, we expect to continue to make acquisitions as opportunities arise. For example, we recently entered into a definitive purchase agreement to acquire all of the capital stock of Uniplast Holdings Inc. as described under "Business -- Recent Acquisition." Our efforts to integrate businesses acquired in the future, including Uniplast, may not result in increased sales or profits. Difficulties encountered in any transition and integration process for newly acquired companies could cause revenues to decrease, operating costs to increase or reduce cash flows, which in turn could adversely affect our ability to service our indebtedness.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS -- OUR OPERATIONS OUTSIDE OF THE UNITED STATES ARE SUBJECT TO ADDITIONAL CURRENCY EXCHANGE, POLITICAL, INVESTMENT AND OTHER RISKS THAT COULD HINDER US FROM MAKING OUR DEBT SERVICE PAYMENTS, INCREASE OUR OPERATING COSTS AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We operate facilities and sell products in several countries outside the U.S. Our operations outside the U.S. include plants and sales offices in Mexico, Canada, Germany and Australia. As a result, we are subject to risks associated with selling and operating in foreign countries which could have an adverse affect on our financial condition and results of operations, our operating costs and our ability to meet payments on our debt obligations, including our ability to make payments on the Notes and certain borrowings under the credit facilities. These risks include devaluations and fluctuations in currency exchange rates, unstable political conditions, imposition of limitations on conversion of foreign currencies into U.S. dollars and remittance of dividends and other payments by foreign subsidiaries. The imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, and imposition or increase of investment and other restrictions by foreign governments could also have a negative effect on our business and profitability.

CONCENTRATION OF OWNERSHIP AND CONTROL -- WE ARE CONTROLLED BY J.P. MORGAN PARTNERS, LLC AND ITS INTERESTS AS AN EQUITY HOLDER MAY CONFLICT WITH YOURS AS A CREDITOR.

     At July 16, 2001, an affiliate of J.P. Morgan Partners, LLC beneficially owned approximately 58% of our total outstanding common stock. Subject to certain limitations contained in the stockholders' agreement among us, an affiliate of J.P. Morgan Partners, LLC, our other stockholders, and holders of our preferred stock warrants, J.P. Morgan Partners, LLC, through its affiliate, controls us. The interests of J.P. Morgan Partners, LLC may not in all cases be aligned with your interests as a holder of the Notes.

RISKS ASSOCIATED WITH LABOR RELATIONS -- IF WE DO NOT MAINTAIN GOOD RELATIONSHIPS WITH OUR EMPLOYEES, OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A LOSS OF REVENUES, INCREASED COSTS OR REDUCED PROFITABILITY.

     Although we consider our current relations with our employees to be good, if major work disruptions were to occur, our business could be adversely affected by, for instance, a loss of revenues, increased costs or reduced profitability. As of June 1, 2001, we had approximately 3,150 employees, of which approximately 1,200 employees were subject to a total of 11 collective bargaining agreements that expire on various dates between June 30, 2001 and February 19, 2004. On March 7, 2000, approximately 130 employees at our Chippewa Falls, Wisconsin manufacturing plant went on strike, the first strike in our history. Our operations at the facility and our ability to serve our customers were not materially affected during this strike, and the striking employees returned to work on March 20, 2000.

FRAUDULENT TRANSFER CONSIDERATIONS -- FEDERAL AND STATE FRAUDULENT TRANSFER LAWS PERMIT A COURT TO VOID THE NOTES AND THE GUARANTEES, AND IF THAT OCCURS, YOU MAY NOT RECEIVE ANY PAYMENTS ON THE NOTES.

     Our payment of consideration to finance a portion of the recapitalization (including the issuance of the Old Notes which were subsequently exchanged for the Notes) may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if
(1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the Old Notes or the guarantees used to pay the consideration, and, in the case of (2) only, one of the following is also true:

     - we or any of our subsidiary guarantors were or was insolvent, or rendered insolvent, by reason of such transactions;

     - paying the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

     - we or any of our subsidiary guarantors intended to, or believed that we or it would, be unable to pay debts as they matured.

If a court were to find that the issuance of the Old Notes or any of the subsidiary guarantees was a fraudulent conveyance, the court could avoid the payment obligations under the Notes (which were issued in exchange for the Old Notes) or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or of such guarantor, or require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our other debt and that of our subsidiaries, which could result in acceleration of such debt.

     Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

     - the sum of its debts was greater than the fair value of all its assets;

     - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities as they become due; or

     - it can not pay its debts as they become due.

TRADING MARKET FOR THE NOTES -- AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NOTES, WHICH MAY MAKE THE NOTES ILLIQUID AND ADVERSELY AFFECT THE MARKET PRICE QUOTED FOR THE NOTES.

     You cannot be sure that an active trading market will develop for the Notes. We do not intend to apply for a listing of the Notes on a securities exchange or any automated dealer quotation system. We have been advised by JPMSI that as of the date of this prospectus JPMSI intends to make a market in the Notes. JPMSI is not obligated to do so, however, and any market-making activities with respect to the Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934. Because JPMSI is our affiliate, JPMSI is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the Notes. Accordingly, the ability of JPMSI to make a market in the Notes may, in part, depend on our ability to maintain a current market-making prospectus. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

ENVIRONMENTAL MATTERS -- THE COST OF COMPLYING WITH FEDERAL AND STATE ENVIRONMENTAL LAWS COULD BE SIGNIFICANT AND INCREASE OUR OPERATING COSTS.

     Complying with existing and future environmental laws and regulations that affect our business could impose material costs and liabilities on us. Our manufacturing operations are subject to certain federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to periodic environmental inspections and monitoring by governmental enforcement authorities. We could incur substantial costs, including fines and civil or criminal sanctions as a result of actual or alleged violations of environmental laws. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal. Violations of environmental permits can also result in substantial fines and civil or criminal sanctions. We are in substantial compliance with applicable environmental laws and environmental permits. The ultimate costs under environmental laws and the timing of such costs, however, are difficult to predict and potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future.

FORWARD-LOOKING STATEMENTS -- OUR ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT THAN THOSE REFERRED TO IN OUR FORWARD-LOOKING STATEMENTS.

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, there can be no assurance that management's expectations, beliefs and projections will result or be achieved.

     There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors." As stated elsewhere in this prospectus, such risks, uncertainties and other important factors include, among others:

     - general economic and business conditions, particularly an economic downturn;

     -  industry trends;

     -  increases in our leverage;

     -  changes in our ownership structure;

     -  raw material costs and availability, particularly resin;

     -  competition;

     -  the loss of any of our significant customers;

     - changes in distribution channels or competitive conditions in the markets or countries where we operate;

     -  loss of our intellectual property rights;

     -  costs of integrating any future acquisitions;

     - foreign currency fluctuations and devaluations and political instability in our foreign markets;

     -  changes in demand for our products;

     -  new technologies;

     -  changes in our business strategy or development plans;

     -  availability, terms and deployment of capital;

     -  availability of qualified personnel; and

     - increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

     There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

     All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

     This prospectus is delivered in connection with sale of the Notes by JPMSI in market-making transactions. We will not receive any of the proceeds from these transactions. We received net cash proceeds, after deducting applicable discounts and expenses, of approximately $204.8 million from the private placement of the Old Notes, all of which was used to fund a portion of the recapitalization.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2001, and should be read in conjunction with Pliant's consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                 MARCH 31, 2001
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
Cash and cash equivalents...................................         $   2.3
                                                                     =======
Total debt:
  Credit facilities
     Revolving credit facility(1)...........................         $    --
     Tranche A facility.....................................           193.0
     Tranche B facility.....................................           275.0
  Notes.....................................................           206.7
  Insurance premium financing...............................             1.1
  Obligations under capital leases..........................             0.3
                                                                     -------
          Total debt........................................           676.1
Redeemable preferred stock..................................            80.5
Redeemable common stock.....................................            16.6
Stockholders' deficit.......................................          (209.9)
                                                                     -------
          Total capitalization..............................         $ 563.3
                                                                     =======

---------------
(1) As of March 31, 2001, we had $95.5 million of borrowing capacity under the revolving credit facility and letters of credit of $4.5 million outstanding under the revolving credit facility.

                                THE TRANSACTIONS

THE RECAPITALIZATION

     On May 31, 2000, we consummated the recapitalization. The total consideration paid in the recapitalization was approximately $1.1 billion, including transaction costs. Immediately following the recapitalization, approximately 55.5% of our total common stock outstanding was owned by an affiliate of J.P. Morgan Partners, LLC, approximately 4.3% of our total common stock was owned by certain other institutional investors and approximately 40.2% of our total common stock was owned collectively by the trust and the management investors. The following transactions occurred in the recapitalization:

     - an affiliate of J.P. Morgan Partners, LLC and certain other institutional investors made an equity investment of $165.3 million, consisting of the investor common equity contribution of approximately $63.5 million and the acquisition from the trust and the management investors of common stock having a value of approximately $101.8 million in the investor share purchase;

     - an affiliate of J.P. Morgan Partners, LLC and certain other institutional investors purchased $100.0 million of our preferred stock and preferred stock warrants;

     -  we made the equity redemption for approximately $314.0 million;

     - the trust rolled-over its ownership of our common stock in an amount equal to approximately $76.8 million; and

     - the management investors rolled-over their ownership of our common stock in an amount equal to approximately $22.9 million.

     Pursuant to the recapitalization agreement, we entered into agreements with an affiliate of J.P. Morgan Partners, LLC and our other stockholders. See "Certain Relationships and Related Transactions."

     As required by the recapitalization agreement, we changed our name to Pliant Corporation on October 9, 2000 and changed the name of our subsidiaries to eliminate the use of "Huntsman". See "Business -- Intellectual Property Rights."

     Following the transactions, we adopted a stock-based compensation plan entitling certain of our management employees to acquire, subject to certain conditions, restricted stock or options for up to 51,010 shares of our common stock, of which restricted stock and options for 47,232 shares of our common stock were outstanding as of July 16, 2001. See "Management -- Stock Options and Restricted Stock."

THE TENDER OFFER AND CONSENT SOLICITATION

     In connection with the recapitalization, we offered to purchase in a tender offer all of our $125.0 million principal amount of 9 1/8% senior subordinated notes due 2007. We also solicited and obtained the requisite consents from tendering holders to amend the related indenture to eliminate many of the restrictive covenants, which permitted us to effect the recapitalization and also the offering of the Old Notes and the incurrence of borrowings under the credit facilities. On May 31, 2000, we purchased all of the $125.0 million of 9 1/8% senior subordinated notes tendered for approximately $134.4 million, paid the consent fee of $2.5 million and discharged our obligations under the related indenture.

THE CREDIT FACILITIES

     On May 31, 2000, we refinanced all amounts outstanding under our then existing credit facility and replaced it with our current credit facilities. The credit facilities originally consisted of a $200.0 million senior secured tranche A facility, a $280.0 million senior secured tranche B facility and a $100.0 million revolving credit facility. For a description of the terms of the credit facilities, as currently in effect, see "Description of Credit Facilities."

THE OLD NOTES OFFERING

     In connection with the recapitalization, we issued 220,000 units consisting of $220.0 million principal amount of the old 13% Senior Subordinated Notes due 2010 and note warrants to purchase 18,532 shares of our common stock. The Old Notes were issued at a discount of approximately $5.9 million. The units were issued in a transaction exempt from the registration requirements under the Securities Act. On August 29, 2000, our registration statement, of which this prospectus forms a part, relating to the exchange of the Old Notes for Notes registered under the Securities Act was declared effective by the SEC, and, as a result, the Old Notes and the note warrants became separated. We consummated the exchange offer and issued $220.0 million of registered Notes for all of the Old Notes on October 12, 2000.

     The sources and uses of funds for the transactions are presented in the following table:

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
SOURCES:
Credit facilities(1)........................................        $  485.9
Old Notes and note warrants (net of discount of $5.9).......           214.1
Preferred stock and preferred stock warrants................           100.0
Common equity investment(2).................................           165.3
Trust equity rollover.......................................            76.8
Management equity rollover..................................            22.9
                                                                    --------
       Total................................................        $1,065.0
                                                                    ========
USES:
Equity redemption...........................................        $  314.0
Investor share purchase.....................................           101.8
Refinance the prior credit facility and other debt..........           379.5
Repay the 9 1/8% senior subordinated notes..................           125.0
Tender and consent consideration............................            11.9
Trust equity rollover.......................................            76.8
Management equity rollover..................................            22.9
Transaction fees and expenses(3)............................            33.1
                                                                    --------
       Total................................................        $1,065.0
                                                                    ========

---------------
(1) Represents borrowings under the credit facilities, consisting of $200.0 million under the tranche A facility, $280.0 million under the tranche B facility and $5.9 million under the revolving credit facility. See "Description of Credit Facilities."

(2) Consists of the investor share purchase of $101.8 million and the investor common equity contribution of $63.5 million.

(3) Consists of debt issuance costs of approximately $22.3 million, compensation expense related to the long-term incentive plan triggered by the transactions of approximately $5.0 million, issuance costs for the preferred stock of $1.5 million and for the common stock of $0.9 million and other fees and expenses directly related to the transactions of approximately $3.4 million.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data have been prepared by applying pro forma adjustments to the historical consolidated financial statements of Pliant included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000, give effect to the transactions as if they had occurred at January 1, 2000.

     The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of the dates indicated and such data are not necessarily indicative of future operating results or financial position.

     The unaudited pro forma condensed financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Pliant's consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                      PLIANT CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN MILLIONS)

                                                       HISTORICAL                          PRO FORMA
                                                         PLIANT         PRO FORMA           PLIANT
                                                       CORPORATION     ADJUSTMENTS        CORPORATION
                                                       -----------    -------------       -----------
Net sales............................................    $843.8                             $843.8
Cost of sales........................................     696.7                              696.7
                                                                                            ------
  Gross profit.......................................     147.1                              147.1
Total operating expenses.............................     132.7          $ (9.4)(1)          123.3
                                                         ------          ------             ------
  Operating income...................................      14.4             9.4               23.8
Interest expense.....................................     (68.5)          (12.6)(2)          (81.1)
Other income, net....................................       0.3                                0.3
                                                         ------          ------             ------
Loss before income taxes and extraordinary item......     (53.8)           (3.2)             (57.0)
Income tax benefit...................................     (14.3)           (1.3)(3)          (15.6)
                                                         ------          ------             ------
Loss before extraordinary item.......................    $(39.5)         $ (1.9)            $(41.4)
                                                         ======          ======             ======

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

                      PLIANT CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN MILLIONS)

(1) Adjustments reflect the following operating expense items:

     Elimination of non-recurring affiliated company
       expenses(a)..........................................  $ 0.7
     Elimination of long-term incentive compensation(b).....    8.7
                                                              -----
               Total adjustments............................  $ 9.4
                                                              =====

---------------
     (a) Adjustment reflects elimination of (i) Huntsman Financial Corporation management fee and (ii) allocated expenses under the services agreement with Huntsman Corporation, including amounts paid for office rental, less the replacement costs under new contractual arrangements for the services provided.

     (b) Adjustment reflects elimination of long-term incentive and stay bonus compensation triggered by the transactions of $8.7 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended December 31, 2000 Compared with Year Ended December 31, 1999."

(2) Adjustments reflect for the period prior to the transactions from January 1, 2000 to May 31, 2000 (i) interest expense associated with borrowings under the credit facilities and the Notes, (ii) amortization of the related debt issuance costs, and (iii) the elimination of our historical interest expense and debt issuance costs related to our prior credit facility and the 9 1/8% senior subordinated notes.

                                                                   INITIAL         RELATED INTEREST
                                                               PRINCIPAL AMOUNT        EXPENSE
                                                               ----------------    ----------------
         New credit facilities:
            Tranche A facility(a)............................       $200.0              $ 7.4
            Tranche B facility(a)............................        280.0               10.6
            Revolving credit facility(a).....................          5.9                0.2
         Old Notes(a)........................................        220.0               12.2
         Amortization of debt issuance costs(b)..............                             1.0
                                                                                        -----
                                                                                         31.4
         Elimination of historical interest expense..........                           (18.8)
                                                                                        -----
         Net adjustment......................................                           $12.6
                                                                                        =====

---------------
     (a) At a rate of 8.8% (London Interbank Offered Rate of 6.3% + 2.50%) for tranche A facility, 9.3% (LIBOR + 3.00%) for tranche B facility, 8.8% (LIBOR + 2.50%) for revolving credit facility and 14.21% effective rate for the Old Notes after giving effect to the original issue discount and the estimated value of the note warrants. As of December 31, 2000, the LIBOR rate was 6.40%. In connection with the amendment of our credit facilities effective September 30, 2000, the margins used in the calculation of our applicable interest rates increased. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The effect of a 1.0% increase or decrease in interest rates would increase or decrease total annual interest expense by approximately $4.7 million.

     (b) Adjustment reflects the amortization of debt issuance costs using the effective interest method over the term of the debt.

(3) The adjustments represent the income tax benefit at an effective tax rate of 40.0% for the effects of adjustments (1) and (2).

                            SELECTED FINANCIAL DATA

     The following selected financial data have been summarized from our consolidated financial statements and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                            THREE MONTHS
                                                     YEARS ENDED DECEMBER 31,             ENDED MARCH 31,
                                            -------------------------------------------   ----------------
                                             1996     1997     1998     1999     2000      2000     2001
                                            ------   ------   ------   ------   -------   ------   -------
                                                                (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $310.8   $468.9   $681.1   $813.7   $ 843.8   $220.5   $ 202.7
Cost of sales.............................   268.6    410.8    561.6    655.7     696.7    177.5     160.7
                                            ------   ------   ------   ------   -------   ------   -------
Gross profit..............................    42.2     58.1    119.5    158.0     147.1     43.0      42.0
         Total operating expenses.........    38.1     45.0     70.1     82.0     132.7     28.2      29.5
                                            ------   ------   ------   ------   -------   ------   -------
Operating income..........................     4.1     13.1     49.4     76.0      14.4     14.8      12.4
Interest expense..........................   (11.6)   (17.0)   (37.5)   (44.0)    (68.5)   (11.5)    (20.3)
Other income (expense), net...............    (2.7)     0.7     (0.8)     0.4       0.3      0.4       0.9
                                            ------   ------   ------   ------   -------   ------   -------
Income (loss) before income taxes,
  discontinued operations and
  extraordinary item......................   (10.2)    (3.2)    11.1     32.4     (53.8)     3.7      (7.0)
Income tax expense (benefit)..............    (5.2)    (0.5)     8.6     14.1     (14.3)     2.3      (2.3)
                                            ------   ------   ------   ------   -------   ------   -------
Income (loss) before discontinued
  operations and extraordinary item.......    (5.0)    (2.7)     2.5     18.3     (39.5)     1.4      (4.7)
Income from discontinued operations(1)....     1.8      3.1      0.6
Gain on sale of discontinued
  operations(1)...........................                       5.2
Extraordinary item(2).....................    (1.3)                               (11.3)
                                            ------   ------   ------   ------   -------   ------   -------
Net income (loss).........................  $ (4.5)  $  0.4   $  8.3   $ 18.3   $ (50.8)  $  1.4   $  (4.7)
                                            ======   ======   ======   ======   =======   ======   =======
OTHER FINANCIAL DATA:
EBITDA under indenture(3).................  $ 26.3   $ 39.5   $ 80.6   $114.7   $  76.2   $ 26.0   $  30.5
Cash flows from operating activities......    20.1     28.6     45.5     51.4      60.3     17.9      14.7
Cash flows from investing activities......   (88.9)   (87.2)  (314.8)   (46.0)    (65.6)   (10.1)     (7.4)
Cash flows from financing activities......    68.6     63.2    275.9    (16.7)      0.3     (3.9)    (11.4)
Capital expenditures......................    12.8     17.9     52.1     35.7      65.6     10.1      15.3
Depreciation and amortization.............    14.0     16.4     27.1     35.0      39.5      9.5      10.1
Plant closing costs.......................    10.9      9.3      4.9      2.5      19.4
Noncash stock-based compensation
  expense.................................  $        $        $        $  0.8   $   2.6   $  1.2   $   7.0
Ratio of earnings to fixed charges(4).....                       1.3x     1.7x               1.3x
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents.................  $  8.4   $ 12.4   $ 19.2   $  9.1   $   3.1   $ 12.2   $   2.3
Working capital...........................    74.6     94.1     93.4    103.8      57.6    102.6      55.9
Total assets..............................   317.8    400.4    734.3    769.0     785.0    780.1     778.9
Total debt................................   187.2    250.5    524.9    510.4     687.4    506.6     676.1
Total liabilities.........................   250.8    337.4    662.5    675.4     894.2    684.3     891.7
Redeemable preferred stock................                                         80.3               80.5
Redeemable common stock...................                       1.2      2.9      16.5      4.1      16.6
Stockholders' equity (deficit)............  $ 67.0   $ 63.0   $ 70.6   $ 90.7   $(206.0)  $ 91.7   $(209.9)

---------------
(1) In 1998, we sold our entire interest in our foam products operations, which were operated exclusively in Europe. The financial position and results of operations of this separate business segment are reflected as discontinued operations for the applicable years presented. See Note 3 to consolidated financial statements included elsewhere in this prospectus.

(2) In 1996 and 2000, we refinanced most of our long-term debt and recorded an extraordinary loss to write-off unamortized deferred debt issuance costs. In 2000, we also recorded an extraordinary loss related to our tender offer for our 9 1/8% senior subordinated notes due 2007.

(3) EBITDA is defined in the indenture as income before discontinued operations, extraordinary items, interest expense, income taxes, depreciation, amortization, plant closing costs and noncash stock-based compensation expense. We believe EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in the indenture in determining our compliance with certain covenants. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA as defined in the indenture does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies.

(4) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. In 1996, 1997, 2000 and for the three months ended March 31, 2001, earnings were insufficient to cover fixed charges by approximately $10.2 million, $3.2 million, $53.8 million and $7.0 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The purpose of this section is to discuss and analyze our consolidated financial condition, liquidity and capital resources and results of operations. This analysis should be read in conjunction with the consolidated financial statements and notes which appear elsewhere in this prospectus. This section contains certain "forward-looking statements" within the meaning of federal securities law that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors set forth under "Risk Factors" and elsewhere in this prospectus.

GENERAL

     We derive our revenues, earnings and cash flows from the sale of film and flexible packaging products throughout the world. We manufacture these products at 23 facilities located in North America, Europe and Australia. Our net sales have grown primarily as a result of strategic acquisitions made over the past several years, increased levels of production at acquired facilities, return on capital expenditures and the overall growth in the market for film and flexible packaging products. Our most recent acquisitions include (see Note 13 to the consolidated financial statements included elsewhere in this prospectus):

     - In July 2001, we acquired 100% of the outstanding stock of Uniplast Holdings Inc., a manufacturer of multi-layer packaging films, industrial films and cast-embossed films, with operations in the United States and Canada, for approximately $57 million.

     - In October 1999, we acquired the assets of KCL Corporation, including its closure technology and its polyethylene bag making and printing facilities in Shelbyville, IN and Dallas, TX for approximately $11.5 million.

     - In December 1998, we acquired the customer accounts and technology associated with Allied Signal's sheet molding compound film business for approximately $3.0 million.

     - In May 1998, we acquired Blessings Corporation, a producer of personal care, medical and printed films, with operations in Washington, GA, McAlester, OK, Newport News, VA and Mexico City, Mexico for approximately $287.0 million.

     - In March 1998, we acquired the assets of Ellehammer Industries and Ellehammer Packaging Inc., producers of printed films and bags, with a facility in Langley, British Columbia for approximately $7.9 million.

     In order to further benefit from these acquisitions, we ceased operations at certain less efficient manufacturing facilities and relocated equipment to more efficient facilities. In addition, we sold certain assets and restructured and consolidated our operations and administrative functions. As a result of these activities, we increased manufacturing efficiencies and product quality, reduced costs, and increased operating profitability. As part of this process, in 2000, 1999 and 1998, we undertook the following significant divestitures and closures of manufacturing facilities (see Notes 3 and 4 to the consolidated financial statements included elsewhere in this prospectus):

     - In 2000, we announced our plans to close our Dallas, Texas; Birmingham, Alabama; and Harrington, Delaware facilities. On March 5, 2001, we sold our Dallas, Texas facility, which was formerly owned by KCL Corporation, to Tech Plastics for approximately $1.4 million. We expect to close our Birmingham and Harrington facilities by the end of the third quarter of 2001.

     - In 1999 in connection with the acquisition of KCL Corporation, we announced a plan to eliminate certain employees, move certain purchased assets and install them at desired locations and cease certain purchased operations.

     - In 1999, we announced our plan to cease operations at one of our facilities located in Mexico City, Mexico. In addition, we announced our plan to cease the production of one of our product lines at our Kent, Washington facility.

     - In August 1998, we sold our entire interest in the capital stock of Huntsman Packaging UK Limited to Skymark Packaging International Limited. Huntsman Packaging UK owned our Scunthorpe, UK facility, which manufactured and sold polyethylene film exclusively in Europe. Net proceeds from this sale were approximately $5.6 million.

     - In June 1998, Huntsman Container Corporation International, our wholly owned subsidiary, sold its entire interest in the capital stock of Huntsman Container Company Limited and Huntsman Container Company France SA to Polarcup Limited and Huhtamaki Holdings France Sarl, subsidiaries of Huhtamaki Oyj. Together, the two subsidiaries sold comprised our foam products business segment, which was operated exclusively in Europe. Net proceeds from the sale were approximately $28.3 million.

     - During 1998, we announced our plan to cease operations at our Clearfield, Utah facility, which was acquired as part of the CT Film acquisition. As of December 31, 1999, operations at the facility had ceased and all of the facility's assets had been relocated.

     On May 31, 2000, we consummated the recapitalization pursuant to an agreement dated March 31, 2000 among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC. The recapitalization was valued at approximately $1.1 billion, including transaction costs. See "The Transactions" and Notes 1 and 6 to the consolidated financial statements included elsewhere in this prospectus for a discussion of the transactions that occurred in connection with the recapitalization and the related financing thereof.

     Following the recapitalization, we implemented certain cost saving initiatives during the fourth quarter of 2000. These included the following:

     - We announced the closure of our Dallas, Texas, Harrington, Delaware and Birmingham, Alabama facilities, resulting in $19.6 million of charges.

     - We announced a company-wide reduction in workforce of 52 salaried positions, the closure of our divisional office in Dallas, Texas and the relocation of our corporate headquarters from Salt Lake City, Utah to the Chicago, Illinois area, resulting in $7.1 million of charges.

     In total, the foregoing charges amounted to approximately $26.7 million in the fourth quarter of 2000, of which approximately $10 million is expected to be paid in cash. We estimate annual savings of approximately $15 million from these cost initiatives.

     During the first quarter of 2001, we incurred noncash stock-based compensation expense of approximately $7.0 million as a result of certain modifications to our senior management employment arrangements. See Note 10 to the consolidated financial statements included elsewhere in this prospectus for a discussion of the components of this anticipated charge.

RESULTS OF OPERATIONS

     The following table sets forth net sales, expenses, and operating income, and such amounts as a percentage of net sales, for the years ended December 31, 1998, 1999 and 2000 and for the three months ended March 31, 2000 and 2001.

                                         YEAR ENDED DECEMBER 31,                 THREE MONTHS ENDED MARCH 31,
                             ------------------------------------------------   -------------------------------
                                  1998             1999             2000             2000             2001
                             --------------   --------------   --------------   --------------   --------------
                                                           (DOLLARS IN MILLIONS)
Net sales..................  $681.1   100.0%  $813.7   100.0%  $843.8   100.0%  $220.5   100.0%  $202.7   100.0%
Cost of sales..............   561.6    82.5    655.7    80.6    696.7    82.6    177.5    80.5    160.7    79.3
                             ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit...............   119.5    17.5    158.0    19.4    147.1    17.4     43.0    19.5     42.0    20.7
Total operating expenses...    70.1    10.2     82.0    10.1    132.7    15.7     28.2    12.8     29.5    14.6
                             ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income...........  $ 49.4     7.3%  $ 76.0     9.3%  $ 14.4     1.7%  $ 14.8     6.7%  $ 12.5     6.1%
                             ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000

     Net Sales. Net sales decreased by $17.8 million, or 8.1%, from $220.5 million for the first quarter of 2000, to $202.7 million for the three months ended March 31, 2001. The decrease was primarily due to a 3.5% decrease in sales volume and a 4.6% decrease in our average selling price. In the markets we serve, the average selling price of our products generally increases or decreases as the price of resins, our primary raw material, increases or decreases. Average resin prices were significantly lower during the first quarter of 2001 compared to the first quarter of 2000 resulting in a significant decrease in our average selling prices.

     Gross Profit. Gross profit decreased by $1.0 million, or 2.3%, from $43.0 million for the first quarter of 2000, to $42.0 million for the three months ended March 31, 2001. The decrease was primarily due to a decrease in sales volumes and prices which were offset partially by decreasing resin costs and lower manufacturing costs.

     Total Operating Expenses. Total operating expenses increased by $1.3 million, or 4.6%, from $28.2 million for the first quarter of 2000, to $29.5 million for the three months ended March 31, 2001. The significant items contributing to most of this increase relate to two unusual items: $7.0 million of non-cash stock-based compensation expense related to administrative employees for the three month period ended March 31, 2001, and $5.2 million of compensation expense and transaction costs related to the transactions for the three month period ended March 31, 2000.

     Operating Income. Operating income decreased by $2.3 million, or 15.5%, from $14.8 million for the first quarter of 2000 to $12.5 million for the three months ended March 31, 2001, due to the factors discussed above. Excluding the unusual items described above from both periods, operating income would have been $19.5 million for the first quarter of 2001 and $20.0 million in the first quarter of 2000, which represents a decrease of $0.5 million or 2.5%.

     Interest Expense. Interest expense increased by $8.8 million, or 75.0%, from $11.6 million for the first quarter of 2000, to $20.4 million for the three months ended March 31, 2001. As a result of the financing for the transactions, interest expense increased significantly compared to the prior year.

     Other Income (Expense). Other income (expense) changed from income of $0.4 million for the three months ended March 31, 2000, to income of $0.9 million for the three months ended March 31, 2001, an increase in income of $0.5 million. The increase was primarily due to an insurance claim and other less significant items.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1999

     Net Sales. Net sales increased by $30.1 million, or 3.7%, from $813.7 million for 1999 to $843.8 million for 2000. The increase was the result of a 6.4% increase in our average selling prices partially offset by a 2.6% decrease in our sales volume. The average selling price increase was primarily due to the general pass-through to customers of increased resin costs. For 2000, we had total net trade sales volume of 775.0 million pounds, compared with 795.3 million pounds in 1999. This decrease in sales volume was primarily due to inventory de-stocking, product line rationalizations by our customers and insourcing by one of our most significant customers of a specific film product. We expect that sales volumes in 2001 will continue to be affected by product line rationalization by our customers and insourcing of a specific film product by one of our most significant customers.

     Gross Profit. Gross profit decreased by $10.9 million, or 6.9%, from $158.0 million for 1999 to $147.1 million for 2000. This decrease was primarily due to reduced gross profit margins, which more than offset the increase in net sales for the period. The decrease in gross profit margins was due to a less favorable product mix and associated line start up and changeover inefficiencies. As a percentage of sales, raw material costs were 1.21% higher in 2000 than 1999. Gross margin was also impacted by cash conversion costs which were higher for 2000 than 1999 due to increases in direct labor, packaging, energy and indirect plant costs.

     Total Operating Expenses. Total operating expenses increased by $50.7 million, or 61.8%, from $82.0 million for 1999 to $132.7 million, for 2000. Most of the increase resulted from five significant items, which accounted for $47.4 million of the $50.7 million increase. Excluding these five significant items, operating expenses as a percentage of net sales were 10.1% for both 2000 and 1999.

     Costs relating to the transactions constituted the first significant item affecting total operating expenses. We incurred $10.8 million of costs related to the transactions. These costs consisted of long-term incentive compensation expense of $5.0 million, $3.7 million of incentive compensation under a "stay bonus" plan, and transaction fees and expenses of $2.1 million. Under the provisions of our long-term incentive plans, certain incentive payments were due upon a "change of control" in our ownership. Both the "stay bonus" and long-term compensation were paid during 2000.

     The second significant item affecting total operating expenses was our company-wide supply chain cost initiative. We incurred fees and expenses during 2000 totaling $10.8 million in connection with this initiative. We began our supply chain initiative in the fourth quarter of 1999 with the assistance of A.T. Kearney, a management consulting firm. The project is focused on improving the efficiency of our operations. In March 2000, we began implementing specific improvement projects and currently expect that identified projects should be fully implemented by the end of 2001.

     The third significant item affecting total operating expenses was plant closing costs. We incurred $19.6 million of closing costs in 2000 related to the closure of our Dallas, Texas facility and the announced closures of our Birmingham, Alabama and Harrington, Delaware facilities. This was partially offset by $0.2 million of reversals to previous accruals. We had plant closing costs of $2.5 million in 1999.

     The fourth significant item affecting total operating expenses was the announced closures of our headquarters facility in Salt Lake City, Utah, and our office in Dallas, Texas, and a company-wide reduction in workforce. These costs amounted to $7.1 million in 2000.

     The fifth significant item affecting total operating expenses was noncash stock-based compensation expense. We incurred noncash stock-based compensation expense of approximately $2.6 million related to outstanding options to purchase our common stock. As a result of the transactions, the stock options fully vested and became exercisable upon the consummation of the transactions. The $2.6 million noncash stock-based compensation expense recognizes the vesting of all performance-based stock options based on the estimated per share purchase price implied in the transactions. We incurred $0.8 million of noncash stock-based compensation expense in 1999.

     Operating Income. Operating income decreased by $61.6 million, or 81.1%, from $76.0 million for 1999 to $14.4 million for 2000, as a result of the factors discussed above. Excluding the five significant items described above, operating income decreased $14.1 million, or 18.6%, from $76.0 million for 1999, to $61.9 million for 2000.

     Interest Expense. Interest expense increased by $24.5 million, or 55.7%, from $44.0 million for 1999 to $68.5 million for 2000. As a result of the transactions, interest expense increased significantly compared to the prior year. Included in interest expense in 2000 is a $1.4 million amendment fee (representing 25 basis points) on our outstanding credit facilities as of September 30, 2000.

     Income Tax Expense (Benefit). In 2000, our income tax (benefit) was ($14.3) million compared to income tax expense of $14.1 million in 1999. This represents effective tax rates of 26.6% and 43.5%, respectively. The fluctuation in income tax expense (benefit) relates primarily to the fluctuation in our income (loss) from continuing operations between the years. The fluctuation in the effective tax rate is a result of legislated changes to the enacted tax rates in Germany as well as fluctuations in the taxable income of certain foreign operations and certain nondeductible costs related to our recapitalization. As of December 31, 2000, our deferred tax assets totaled approximately $45.5 million of which $27.4 million related to net operating loss carryforwards. Our deferred tax liabilities totaled $65.5 million. Future reversals of existing deferred tax liabilities are expected to generate sufficient taxable income to allow us to realize our deferred tax assets. Accordingly, no valuation allowance is required against our deferred tax assets.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

     Net Sales. Net sales increased by $132.6 million, or 19.5%, in 1999 to $813.7 million from $681.1 million in 1998. The increase was primarily due to the inclusion of a full year's results from the Blessings acquisition, which occurred in May 1998. The full year's sales from the manufacturing facilities acquired as part of the Blessings acquisition and post-acquisition sales volume increases of approximately 15% over the 1998 pre-acquisition sales volume accounted for increased net sales of approximately $90.0 million in 1999. Excluding the sales increases resulting from this acquisition, we realized increased sales volumes of approximately 4.5% in 1999 compared to 1998. In the markets we serve, the average selling price of our products generally increases or decreases as resin prices increase or decrease. Although the price of resin, our primary raw material, increased significantly during most of 1999, the average price of resins for the entire year was only slightly higher in 1999 compared to 1998. As a result, our average selling prices were slightly higher in 1999 as compared to 1998.

     Gross Profit. Gross profit increased by $38.5 million, or 32.2%, in 1999 to $158.0 million from $119.5 million in 1998. The increase was due to increased sales volume from the recent acquisitions and internal growth, integration and rationalization of acquired and existing facilities and improved mix of products sold. The recent acquisitions and capital expenditures have allowed us to produce and sell proportionately more product in higher margin markets than in the past. Due to our rationalization and integration of operations and facilities, a precise measure of the additional gross profit added in 1999 from the recent acquisitions is not practicable.

     Operating Income. Operating income increased by $26.6 million, or 53.8%, in 1999 to $76.0 million from $49.4 million in 1998 as a result of the factors discussed above.

     Total Operating Expenses. Total operating expenses (including research and development expenses) increased by $11.9 million, or 17.0%, in 1999 to $82.0 million from $70.1 million in 1998. The increase was due primarily to additional operating expenses resulting from the Blessings acquisition, including an increased intangible amortization expense of $2.1 million. Operating expenses as percentage of net sales decreased to 10.0% in 1999, as compared to 11.0% in 1998.

     Income Tax Expense (Benefit). Income tax expense increased by $5.6 million, or 65.9%, from $8.5 million in 1998 to $14.1 million in 1999. This represents effective tax rates of 77.1% in 1998 and 43.5% in 1999. The increase in income tax expense was primarily due to the increase in our income (loss) from continuing operations. The decrease in the effective tax rate was primarily due to the impact of the split-off from Huntsman Corporation.

OPERATING SEGMENT REVIEW

     General. Operating segments are components of our company for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. For more information on our operating segments, see Note 14 to the consolidated financial statements and Note 8 to the unaudited condensed consolidated financial statements included elsewhere in this prospectus.

THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000

  Specialty Films

     Net Sales. The net sales of our specialty films segment decreased by $19.6 million, or 18.3%, from $107.3 million for the first quarter of 2000 to $87.7 million for the three months ended

March 31, 2001. The decrease was primarily due to a 14.9% decrease in sales volume and a 4.0% decrease in our average selling price.

     Segment Profit. The specialty films segment profit decreased by $4.7 million, or 20%, from $23.5 million for the first quarter of 2000 to $18.8 million for the three months ended March 31, 2001. The decrease was primarily due to the decrease in sales volume.

     Segment Total Assets. The specialty films segment total assets decreased by $17.7 million, or 4.2%, from $416.5 million for the first quarter 2000 to $398.8 million for the three months ended March 31, 2001. The decrease was primarily due to the write-off of fixed assets due to plant closing costs at our Harrington, Delaware facility, along with significant decreases in accounts receivable and inventory. The decreases were partially offset by capital expenditures of $7.4 million offset in part by depreciation, capital expenditures related to capacity expansion and to quality improvement projects, as well as ongoing capital improvements.

  Design Products

     Net Sales. The design products net sales of $53.4 million for the three months ended March 31, 2001 were relatively unchanged from the net sales for the first quarter of 2000. Sales volume increased by 6.4%, which was offset by a decrease of 6.0% in our average selling price. The decrease in sales price is due to lower resin prices during the first quarter of 2001 compared to the first quarter of 2000.

     Segment Profit. The design products segment profit increased by $2.7 million, or 41.5%, from $6.5 million for the first quarter of 2000 to $9.2 million for the three months ended March 31, 2001. The increase was due to increased volume as a result of increased production efficiency and an improved product mix.

     Segment Total Assets. The design products segment total assets decreased by $0.1 million, or 0.1%, from $178.4 million for the first quarter of 2000 to $178.3 million for the three months ended March 31, 2001. Capital expenditures of $4.2 million were offset by depreciation and amortization expense. Capital expenditures were primarily for ongoing capital improvements.

  Industrial Films

     Net Sales. The net sales of our industrial films segment increased by $1.8 million, or 3.0%, from $59.8 million for the first quarter of 2000 to $61.6 million for the three months ended March 31, 2001. The increase was due to a 7.3% increase in sales volume which was partially offset by a 4.1% decrease in sales price due to lower resin prices during the first quarter of 2001 compared to the first quarter of 2000. The volume increase was primarily due to additional production capacity.

     Segment Profit. The industrial films segment profit increased by $1.8 million, or 19.6%, from $9.2 million for the first quarter of 2000 to $11.0 million for the three months ended March 31, 2001. The increase was due to increased volume and improved manufacturing performance.

     Segment Total Assets. The industrial films segment total assets decreased by $4.7 million, or 3.6%, from $130.2 million for the first quarter of 2000 to $125.5 million for the three months ended March 31, 2001. Capital expenditures of $2.6 million for ongoing capital improvements were offset by reductions in accounts receivable and inventories along with depreciation and amortization expense.

  Corporate/Other

     Unallocated corporate expenses increased by $6.8 million, or 34.5%, from $19.7 million for the first quarter of 2000 to $26.5 million for the three months ended March 31, 2001. This increase was primarily due to $7.0 million of non-cash stock-based compensation expense related to administrative employees which was recorded during the three month period ended March 31, 2001.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1999

     Specialty Films

     Net Sales. The net sales of our specialty films segment decreased by $13.3 million, or 3.3%, in 2000 to $385.7 million from $399.0 million in 1999. Our specialty film volume decreased in 2000 by approximately 7.8% offset in part by a 4.9% increase in our average selling price. The volume decrease was due primarily to inventory de-stocking, product line rationalizations by our customers and insourcing by one of our most significant customers of a specific film product. The increase in sales prices is due to higher resin prices in 2000 compared to 1999.

     Segment Profit. The specialty films segment profit decreased by $15.3 million, or 17.8%, in 2000 to $70.5 million from $85.8 million in 1999. The decrease was due to lower sales volume and a less favorable product mix and associated line start up and changeover inefficiencies. As a percentage of sales, raw material costs were 2.1% higher in 2000 than 1999. In addition, cash conversion costs were higher for 2000 than 1999, due to increases in direct labor, packaging, energy and indirect plant costs.

     Segment Total Assets. The specialty films segment total assets decreased by $11.3 million, or 2.8%, in 2000 to $393.8 million from $405.1 million in 1999. The decrease was primarily due to the write-off of fixed assets due to plant closing costs at our Harrington, Delaware facility, a significant decrease in accounts receivable, decreases in our inventory, and amortization of goodwill and intangible costs. These decreases were offset by capital expenditures of approximately $22.8 million offset, in part, by 2000 depreciation. Capital expenditures related mainly to capacity expansion and to quality improvement projects, as well as ongoing capital improvements.

     Design Products

     Net Sales. The design products segment net sales increased by $32.1 million, or 17.5%, in 2000 to $215.4 million from $183.3 million in 1999. This increase was primarily due to a 12.1% increase in sales volumes and a 4.8% increase in our selling prices. Approximately 6.7% of the increase in volumes relates to a full year of activity in plants that were purchased during 1999. The additional sales volume increase is due to additional production capacity added over the last two years in our design products production facilities. The increase in sales prices is due to higher resin prices in 2000 compared to 1999 and a slight change in our mix of products to higher priced products.

     Segment Profit. The design products segment profit increased by $5.3 million, or 24.8%, in 2000 to $26.7 million from $21.4 million in 1999. The increase was due to increased production efficiency as compared to 1999 and a slightly improved mix in the products we sold. Significant increases in production capacity have occurred over the past 3 years in the design segment. In 2000, we were better able to efficiently use those resources. In addition, due to the rapid increases in resin prices during 1999, we were unable to increase our selling prices as quickly as resin prices increased in 1999. We were better able to maintain these margins during 2000.

     Segment profit excludes nonrecurring plant closing costs. The 1999 plant closing costs of $2.5 million relates entirely to the design products operating segment. See Note 4 to the consolidated financial statements included in this prospectus.

     Segment Total Assets. The design products segment total assets increased by $3.8 million, or 2.2%, in 2000 to $179.7 million from $175.9 million in 1999. The increase was due to 2000 capital expenditures of approximately $18.6 million. Depreciation expense, amortization expense, and a reduction in cash balances offset these additions. The reduction in the cash balances was due to our Mexican entity loaning $3.8 million to us at December 31, 2000. This amount was repaid to them on January 4, 2001.

     Capital expenditures were for capacity expansion at our Mexican facility, new production lines in our Shelbyville, Indiana facility and other ongoing capital improvements.

     Industrial Films

     Net Sales. The net sales of our industrial films segment increased by $11.2 million, or 4.8%, in 2000 to $242.6 million from $231.4 million in 1999. The increase in sales was due entirely to an increase in our average selling prices as our sales volumes decreased by 1.4% in 2000 as compared to 1999. The increase in sales prices is due to higher resin prices in 2000 compared to 1999 and a change in our mix of products to higher priced products.

     Segment Profit. The industrial films segment profit decreased by $0.2 million, or 0.6%, in 2000 to $35.8 million from $36.0 million in 1999. The decrease was due to a decrease in volume of 7.2 million pounds at our Birmingham facility which was offset by a change in our mix to a higher margin product and our ability to pass price increases to our customers more efficiently in 2000 compared to 1999.

     Segment Total Assets. The industrial films segment total assets increased by $2.4 million, or 1.9%, in 2000 to $128.9 million from $126.5 million in 1999. The increase was due to capital expenditures of approximately $11.2 million and increases in accounts receivable and inventories reduced by the write-off of fixed assets due to plant closing costs at our Birmingham, Alabama facility and depreciation. The capital expenditures were for ongoing capital improvements, as well as a new production line installed in one of our stretch film plants.

     Corporate/Other

     Unallocated corporate expenses increased by $24.0 million, or 35.2%, from $68.1 million for 1999 to $92.1 million for 2000. Most of the increase resulted from three significant items which accounted for $20.5 million of the $24.0 million increase. Excluding these significant items, unallocated corporate expenses as a percentage of net sales were 8.5% in 2000 and 8.3% in 1999.

     The first significant item affecting unallocated corporate expenses was our company-wide supply chain cost initiative. We incurred fees and expenses during 2000 totaling $10.8 million in connection with this initiative. We began our supply chain initiative in the fourth quarter of 1999 with the assistance of A.T. Kearney, a management consulting firm. The project is focused on improving the efficiency of our operations. In March 2000, we began implementing specific improvement projects and currently expect that identified projects should be fully implemented by the end of 2001.

     The second significant item affecting unallocated corporate expenses was the announced closures of our headquarters facility in Salt Lake City, Utah, and our office in Dallas, Texas, and a company-wide reduction in workforce. These costs amounted to $7.1 million in 2000.

     The third significant item affecting unallocated corporate expenses was noncash stock-based compensation expense. We incurred noncash stock-based compensation expense of approximately $2.6 million related to outstanding options to purchase our common stock. As a result of the transactions, the stock options fully vested and became exercisable upon the consummation of the transactions. The $2.6 million noncash stock-based compensation expense recognizes the vesting of all performance-based stock options based on the estimated per share purchase price implied in the transactions. We incurred $0.8 million of noncash stock-based compensation expense in 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

     Specialty Films

     Net Sales. The net sales of our specialty films segment increased by $74.0 million, or 22.8%, in 1999 to $399.0 million from $325.0 million in 1998. The increase was due primarily to inclusion of a full year's results from the 1998 Blessings acquisition, including post-acquisition sales volume increases in the operations acquired. The addition of these operations, including the post-acquisition sales improvements, resulted in 1999 increased sales of approximately $64.8 million. Excluding the acquisition related increases, our specialty film volume increased in 1999 by approximately 12.5%. The volume increase was due primarily to a full year's results of capacity expansion in our barrier film operations and the relocation of certain equipment from our closed facilities to specialty films' facilities.

     Segment Profit. The specialty films segment profit increased by $28.4 million, or 49.5%, in 1999 to $85.8 million from $57.4 million in 1998. The increase was due primarily to the recent acquisitions and the increase in sales volume resulting from production capacity expansions. In 1999, operating expenses associated with this segment increased due to a full year of operations from the facilities acquired as part of the Blessings acquisition and due to costs associated with a separate segment management team.

     Segment Total Assets. The specialty films segment total assets increased by $4.4 million, or 1.1%, in 1999 to $405.1 million from $400.7 million in 1998. The increase was primarily due to capital expenditures of approximately $15.2 million and an increase in working capital. These increases were off-set, in part, by 1999 depreciation and amortization. Capital expenditures related mainly to capacity expansion and to quality improvement projects, as well as ongoing capital improvements.

     Design Products

     Net Sales. The design products segment net sales increased by $40.8 million, or 28.6%, in 1999 to $183.3 million from $142.5 million in 1998. This increase was primarily due to our recent acquisitions and to sales volume increases resulting from production capacity expansions. The design products segment includes our Mexican operation acquired as part of the May 1998 Blessings acquisition and, accordingly, 1999 sales include a full year of results from this operation. Excluding the approximate effect of this acquisition, net sales dollars increased by 13.9% and sales volume increased by 12.7%. The sales dollar and volume increases were due to additional production capacity added over the last two years in our design products production facilities.

     Segment Profit. The design products segment profit increased by $2.0 million, or 10.3%, in 1999 to $21.4 million from $19.4 million in 1998. The increase was due to a full year of results from our Mexican operation offset by a 4.5% decline in the difference between our average selling price and our average raw material cost. A significant portion of our design products sales prices are tied to a resin price index with our sales price often adjusting quarterly. Due to the rapid increases in resin prices during 1999, we were unable to increase our selling prices as quickly as resin prices increased. Accordingly, our segment profit declined. During late 1999 and early 2000, our margins returned to normal levels as resin prices stabilized. The decrease is also due to higher operating expenses resulting from a full year of costs associated with a separate segment management team.

     Segment profit excludes nonrecurring plant closing costs. The 1999 plant closing costs of $2.5 million relate entirely to the design products operating segment.

     Segment Total Assets. The design products segment total assets increased by $22.5 million, or 14.7%, in 1999 to $175.9 million from $153.4 million in 1998. The increase was due to the KCL acquisition, 1999 capital expenditures of approximately $6.9 million and an increase in working capital. These additions were off-set, in part, by depreciation expense in 1999.

     Capital expenditures were for capacity expansion at our Rochester, New York facility and other ongoing capital improvements.

     Industrial Films

     Net Sales. The net sales of our industrial films segment increased by $17.8 million, or 8.3%, in 1999 to $231.4 million from $213.6 million in 1998. The increase in sales was due entirely to an increase in our sales volume as our average selling prices were unchanged in 1999 as compared to 1998.

     Segment Profit. The industrial films segment profit increased by $4.3 million, or 13.6%, in 1999 to $36.0 million from $31.7 million in 1998. The increase was due to increased sales volumes, lower operating expenses, and improved manufacturing performance.

     Segment Total Assets. The industrial films segment total assets increased by $9.4 million, or 8.0%, in 1999 to $126.5 million from $117.1 million in 1998. The increase was due to capital expenditures of approximately $10.2 million. The capital expenditures were for ongoing capital improvements, as well as a major upgrade to one of our stretch film production lines.

LIQUIDITY AND CAPITAL RESOURCES

     Upon closing of the transactions, we issued 220,000 units consisting of $220.0 million principal amount of Old Notes and note warrants to purchase 18,532 shares of common stock. The Old Notes were issued at a discount of approximately $5.9 million and mature on June 1, 2010. The units were issued in a transaction exempt from the registration requirements under the Securities Act. On August 29, 2000, our registration statement relating to the exchange of the Old Notes for Notes registered under the Securities Act was declared effective by the SEC, and, as a result, the Old Notes and the note warrants became separated. We consummated the exchange offer and issued $220.0 million of registered Notes for all of the Old Notes on October 12, 2000. Interest on the Notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 2000. The Notes are unsecured. The Notes are subordinated to all of our existing and future senior debt, rank equally with any future senior subordinated debt and rank senior to any future subordinated debt. The Notes are guaranteed by some of our subsidiaries. The note warrants became exercisable on August 29, 2000, and mature on June 1, 2010.

     Upon closing of the offering of the units and the transactions, we purchased all of our outstanding $125.0 million principal amount of 9 1/8% Senior Subordinated Notes due 2007, refinanced all amounts outstanding under our prior credit facility and replaced the prior credit facility with amended and restated senior secured credit facilities with The Chase Manhattan Bank, Bankers Trust Company, The Bank of Nova Scotia and a syndicate of banking institutions. The credit facilities consist of a $200.0 million senior secured tranche A facility, $40.0 million of which was made available to our principal Mexican subsidiary, a $280.0 million senior secured tranche B facility and a $100.0 million revolving credit facility.

     Effective September 30, 2000, we entered into an amendment of our credit facilities. The amendment modified certain financial covenants contained in the credit facilities, including the leverage and interest coverage ratios and the permitted amount of capital expenditures. We were in compliance with the amended covenants of our credit facilities as of September 30, 2000 and as of December 31, 2000. In connection with the amendment, we incurred an amendment fee of $1.4 million, which has been included in interest expense. We also incurred $0.6 million of legal and administrative expenses in connection with negotiating the amendment.

     On July 16, 2001, we acquired 100% of the outstanding stock of Uniplast Holdings Inc. for approximately $57 million, consisting of the assumption of approximately $40 million of debt and the issuance of shares of our common stock valued at approximately $16.8 million to the selling shareholders of Uniplast. At the closing of the acquisition, we refinanced approximately $37 million of assumed debt with the proceeds from the July 16, 2001 sale of $29 million of our preferred stock and preferred stock warrants and borrowings under our revolving credit facility. In connection with the Uniplast acquisition, we entered into an amendment of our credit facilities and incurred amendment fees of $1.4 million. We also incurred $0.5 million of legal and administrative expenses in connection with negotiating the amendment.

Loans under the revolving credit facility and the tranche A facility bear interest, at our option, at either Adjusted LIBOR plus 3.25% or the Alternate Base Rate, which is the higher of Bankers Trust Company's Prime Rate or the Federal Funds Effective Rate plus 1/2 of 1% plus 2.25%, in each case subject to certain adjustments. Loans under the tranche B Facility bear interest, at our option, at either Adjusted LIBOR plus 3.75% or ABR plus 2.75%. We may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. Interest is calculated on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months. Adjusted LIBOR will at all times include statutory reserves.

     The following table sets forth the principal payments on the tranche A and B facilities, for the years 2001 through their maturity in 2008:

YEAR                                                  PRINCIPAL PAYMENT
----                                                  -----------------
2001................................................    $  8,050,000
2002................................................      22,550,000
2003................................................      32,800,000
2004................................................      55,300,000
2005................................................      62,800,000
2006................................................      31,300,000
2007................................................     158,760,000
2008................................................     104,440,000

     In addition, we are required to make annual mandatory prepayments of the tranche A and B facilities under the credit facilities in an amount equal to 50% of excess cash flow within 90 days following the end of each year, commencing with the year ended December 31, 2000. In addition, the tranche A and B facilities are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of equity and debt issuances by us or any of our subsidiaries and (b) 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, in each case subject to certain exceptions.

     We incurred premium and consent fees, plus accrued and unpaid interest on the 9 1/8% senior subordinated notes in connection with the tender offer and consent solicitation, of $11.4 million in connection with the transactions. In addition, approximately $22.3 million, principally relating to financing fees and expenses associated with the transactions, has been capitalized and is being amortized over the terms of the Notes and the credit facilities.

     Our obligations under the credit facilities are guaranteed by substantially all of our domestic subsidiaries and secured by substantially all of our domestic assets. The credit facilities are also secured by a pledge of 65% of the capital stock of each of our foreign subsidiaries. See "Description of Credit Facilities."

     The credit facilities and the indenture relating to the Notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the credit facilities require us to maintain certain financial ratios. Indebtedness under the credit facilities is secured by substantially all of our assets, including our real and personal property, inventory, accounts receivable, intellectual property, and other intangibles.

  Net Cash Provided by Operating Activities

     Net cash provided by operating activities was $14.7 million for the three months ended March 31, 2001, a decrease of $3.2 million, or 18%, from the same period in 2000. The decrease resulted primarily from decreases in net income and a decrease in the change in accounts payable. The decrease was offset partially by a smaller increase in inventory and accounts receivable compared to the prior year, and an increase in the change of non-cash income statement items.

     Net cash provided by operating activities was $60.3 million in 2000, an increase of $8.9 million, or 17.3%, from $51.4 million in 1999. The increase resulted primarily from decreases in trade accounts receivable, smaller increases in inventories in 2000 compared to 1999, higher accounts payable, and non-cash income statement items. In particular, overall accounts receivable decreased by $6.9 million at December 31, 2000 compared to December 31, 1999, while accounts payable increased by $49.0 million over the same period. Both of these changes (which increased net cash provided by operating activities) were due to our active working capital management program and to the negotiation of more favorable terms with our suppliers. The increase was offset by a decrease in net income during 2000 and an increase in income tax receivable.

     Net cash provided by operating activities was $51.4 million in 1999, an increase of $5.9 million, or 13.0%, from $45.5 million in 1998. The increase resulted primarily from increased net income in 1999 of $10.0 million, an increase in accounts payable, an increase in noncash items and a decrease in income taxes receivable. These increases in cash flows were offset by increases in receivables and inventories.

  Net Cash Used in Investing Activities

     Net cash used in investing activities was $7.4 million for the three months ended March 31, 2001, compared to $10.1 million for the same period in 2000. Capital expenditures were $15.3 million and $10.1 million for the periods ended March 31, 2001 and 2000 respectively. Capital expenditures in both periods were primarily for major expansion projects in all of our product lines, for upgrading our information systems, and for several new and carryover maintenance projects throughout our company. In 2001, we received $7.9 million as part of a sale-leaseback transaction of newly-acquired machinery and equipment.

     Net cash used in investing activities was $65.6 million in 2000, $46.0 million in 1999 and $314.8 million in 1998. In 2000 and 1999, the expenditures were almost entirely for capital expenditures. Capital expenditures in 2000 were primarily for major expansion projects in all of our product lines, for upgrading our information systems, and for several new and carryover maintenance projects throughout our company. During 1999, we spent $35.7 million for capital expenditures and $11.5 million for the acquisition of KCL Corporation. The 1999 capital expenditures included expenditures to add new capacity, to upgrade and relocate existing equipment, and to upgrade existing information systems. During 1998, we made net cash payments of approximately $285.7 million for the purchase of Blessings Corporation and $10.9 million for other acquisitions and we spent $52.1 million for capital expenditures. The 1998 capital expenditures included expenditures to upgrade and relocate existing equipment, to add significant new capacity in our design products and specialty films facilities, to add new information systems, and to upgrade existing information systems.

     We expect capital expenditures to decline over the next few quarters from the levels incurred in the first quarter of 2001 and in 2000.

  Net Cash Provided by Financing Activities

     Net cash used in financing activities was $11.4 million for the three months ended March 31, 2001, compared to $3.9 million for the same period in 2000. The activity for both periods primarily represented principal payments on our current and prior credit facilities. In 2001, we prepaid $8.0 million of principal on our term loans under our credit facilities.

     Net cash provided by (used in) financing activities was $0.3 million in 2000 and $(16.7) million in 1999 compared to $275.9 million in 1998. The activity in 2000 was higher as a result of the financial change caused by the transactions. In 1999, cash was used to pay scheduled principal payments and to pay down the outstanding revolver under the prior credit facility. In 1998, net cash provided by financing activities was used primarily to fund our capital expenditures and the acquisition of Blessings Corporation.

  Liquidity

     As of March 31, 2001, we had approximately $55.9 million of working capital and approximately $95.5 million available under our $100.0 million revolving credit facility. We had $4.5 million of letters of credit issued, which reduces the amount available for borrowings under our revolving credit facility. As of March 31, 2001, the debt under the credit facilities bore interest at a weighted average rate of 10.04%

     As of March 31, 2001, we had $2.3 million in cash and cash equivalents, of which the majority was held by our foreign subsidiaries. The effective tax rate of repatriating this money and future foreign earnings to the United States varies from approximately 40% to 65%, depending on various U.S. and foreign tax factors, including each foreign subsidiary's country of incorporation. High effective repatriation tax rates may limit our ability to access cash and cash equivalents generated by our foreign operations for use in our United States operations, including to pay principal, premium, if any, and interest on the Notes and the credit facilities. For the three months ended March 31, 2001, our foreign operations generated net income from continuing operations of approximately $2.1 million. In 2000, 1999 and 1998, our foreign operations generated net income from continuing operations of approximately $5.2 million, $8.3 million and $0.5 million, respectively.

     Interest expense and scheduled principal prepayments on our borrowings under the credit facilities and the Notes have significantly increased our future liquidity requirements. We expect that cash flows from operating activities and available borrowings under the credit facilities will provide sufficient working capital to operate our business, to make expected capital expenditures and to meet foreseeable liquidity requirements. If we were to engage in a significant acquisition transaction, however, it may be necessary for us to restructure our existing credit arrangements.

OTHER MATTERS

  Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards that require derivative instruments to be recorded on the balance sheet as either an asset or liability, measured at fair market value, and that changes in the derivative's fair value be recognized currently in earnings, unless specific hedging accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. On January 1, 2001, we adopted SFAS No. 133 and it did not have a material effect on our consolidated financial statements.

  Quantitative and Qualitative Disclosures About Market Risk

     We are exposed to various interest rate and resin price risks that arise in the normal course of business. We finance our operations with borrowings comprised primarily of variable rate indebtedness. We enter into interest rate collar and swap agreements to manage interest rate market risks and commodity collar agreements to manage resin market risks. Our raw material costs are comprised primarily of resins. Our resin costs comprised approximately 62% of our total manufacturing costs in 2000. Significant increases in interest rates or the price of resins could adversely affect our operating margins, results of operations and ability to service our indebtedness. An increase of 1% in interest rates payable on our variable rate indebtedness would increase our annual interest expense by approximately $4.7 million.

     Market risk arises from changes in interest rates. In December 2000, we purchased an interest rate cap agreement to reduce the impact of changes in interest rates on our floating-rate, long-term debt. The agreement has a notional amount of $128.0 million and expires on December 31, 2003. The agreement entitles us to receive amounts from the counterparty (a bank) if the three-month LIBOR interest rate, as defined in the agreement, exceeds 10%. As of December 31, 2000, the defined three-month LIBOR interest rate was 6.55%. The net premium paid for the interest rate cap agreement was $96,000. At December 31, 2000, the estimated fair value of this derivative was $96,000.

     During the three months ended March 31, 2001, we entered into certain interest rate collars, caps and swaps. We adopted SFAS No. 133 to account for these instruments as of January 1, 2001. Under the conditions of our credit facilities, we are required to obtain interest rate protection on 50% of our entire debt. See Note 7 to the unaudited condensed consolidated financial statements contained elsewhere in this prospectus.

     We are exposed to credit losses in the event of nonperformance by the counterparty to the financial instrument. We anticipate, however, that the counterparty will be able to fully satisfy its obligations under the contract.

     Fluctuations in exchange rates may adversely affect our financial results. The functional currencies for our foreign subsidiaries are the local currency. As a result, certain of our assets and liabilities, including certain bank accounts, accounts receivable and accounts payable, exist in non US dollar-denominated currencies, which are sensitive to foreign currency exchange rate fluctuations.

     We enter into certain transactions denominated in foreign currencies but, because of the relatively small size of each individual currency exposure, we do not employ hedging techniques designed to mitigate foreign currency exposures. Gains and losses from these transactions as of March 31, 2001 have been immaterial, and are reflected in the results of operations.

                                    BUSINESS

GENERAL

     With 2000 revenues of approximately $844.0 million, we are one of North America's leading manufacturers of value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications. We offer one of the most diverse product lines in the film industry and have achieved leading market positions in each of our major product lines. We believe our market leadership is primarily attributable to our strategy of building strong relationships with market-leading customers, by offering a broad line of innovative products and by providing technological leadership through our modern and low-cost manufacturing facilities. Our products are frequently highly engineered and are important components of, or provide critical attributes to, our customers' end-products. At June 30, 2001, we operated 23 manufacturing and research and development facilities worldwide and we had approximately 950 millions pounds of annual production capacity.

PRODUCTS, MARKETS AND CUSTOMERS

     Our products are sold into numerous markets for a wide variety of end uses and are offered through three operating segments: Specialty Films, Design Products and Industrial Films.

  SPECIALTY FILMS

     Specialty Films accounted for 47.7%, 49.0% and 45.7% of our net sales in 1998, 1999 and 2000, respectively. Our Specialty Films include personal care films, medical films, converter films, barrier and custom films, and agricultural films. Our Specialty Films customers include Baxter, Becton-Dickinson, General Mills, Johnson & Johnson, Kendall Healthcare, Kimberly-Clark, Lawson Mardon, Nabisco, Pechiney, Printpack, Ralston Foods and Sonoco.

     Personal Care. We are a leading producer of personal care films used in disposable diapers, feminine care products and adult incontinence products. Personal care films must meet diverse and highly technical specifications. Many of these films must "breathe," allowing water vapors to escape. In some applications, the softness or "quietness" of the film is important, as in adult incontinence products. A significant portion of our Specialty Films business consists of the sale of personal care films to Kimberly-Clark Corporation and its affiliates. Kimberly-Clark Corporation is our largest customer and accounts for approximately 26% of our Specialty Films net sales and 12% of our 2000 consolidated net sales. We are one of North America's leading producers of personal care films, with an estimated market share of approximately 35%.

     Medical. We are a leading manufacturer of medical films used for sterile packaging for medical supplies, such as disposable syringes and intravenous fluid bags. Other of our medical films become components in disposable surgical drapes and gowns. Our medical films are manufactured in "clean-room" environments and must meet stringent barrier requirements. A sterile barrier is necessary to provide and assure the integrity of the devices and to prevent contamination and tampering. These films must also be able to withstand varied sterilization processes. We are a leading provider of medical films in North America, in a highly fragmented market.

     Converter. Converter films are mono-layer and multi-layer, co-extruded films that are sold to converters of flexible packaging who may laminate them to foil, paper or other films, print them, and may ultimately fabricate them into the final flexible packaging product. Our converter films are a key component in a wide variety of flexible packaging products, such as fresh-cut produce packages, toothpaste tubes and stand-up pouches. Generally, our converter films add value by providing the final packaging product with specific performance characteristics, such as moisture, oxygen or odor barriers, ultraviolet protection or desired sealant properties. Because converter films are sold for their sealant, barrier or other properties, they must meet stringent performance specifications established by the converter, including gauge control, clarity, sealability and width accuracy. We are a leader in introducing new converter film products to meet flexible packaging industry trends and specific customer needs. We are North America's leading manufacturer of films sold to converters, with an estimated market share of approximately 30%.

     Barrier and Custom. We manufacture a variety of barrier and custom films, primarily for smaller, but profitable, niche segments in flexible packaging and industrial markets. For example, we are North America's second largest producer of films for cookie, cracker and cereal box liners, with an estimated market share of approximately 20%. We are also a leading manufacturer of barrier films for liners in multi-wall pet food bags, films for photoresist coatings for the electronics industry, and films for the protection and transportation of the sheet molding compound used in the manufacture of boats and automotive parts.

     Agricultural. We are a leading manufacturer of polyethylene mulch films that are sold to fruit and vegetable growers and to nursery operators. Our mulch films are used extensively in North America and Latin America. Commercial growers of crops like peppers, tomatoes, cucumbers and strawberries are the primary consumers of our mulch films. These crops are typically planted on raised beds that are tightly covered with mulch film. The mulch film eliminates or retards weed growth, significantly reduces the amount of water required by plants, controls soil bed temperatures for ideal growing conditions and allows easy application of fertilizer. We are one of North America's two largest producers of mulch films, with an estimated market share of approximately 31%.

  DESIGN PRODUCTS

     Design Products accounted for 20.9%, 22.5% and 25.5% of our net sales in 1998, 1999, 2000 respectively. Our Design Products are primarily printed films and flexible packaging products. This reporting segment also includes our Mexican subsidiary, NEPSA. NEPSA is a leading producer of printed products for Mexico and other Latin American countries. NEPSA also produces personal care and barrier films for these markets. In 2000, approximately 28% of our Design Products sales were outside the United States, primarily in Mexico and Latin America.

     Our Design Products include printed rollstock, bags and sheets used to package food and consumer goods. Printed bags or rollstock are sold to bakeries, fresh and frozen food processors, manufacturers of personal care products, textile manufacturers and other dry goods processors. Bread and bakery bags represent a significant portion of our Design Products business. Our Design Products group produces approximately three billion bread and bakery bags each year.

     We are the leading manufacturer of films for the frozen foods market in North America, with an estimated market share of approximately 30%. In addition, we are the second largest manufacturer of films for the bread and bakery goods market in North America, with an estimated market share of approximately 20%. Our customers in this segment include IGA Fleming, Interstate Bakeries, Kimberly-Clark de Mexico, Mission Foods, Ore-Ida, Pictsweet and Schmidt Baking.

  INDUSTRIAL FILMS

     Our Industrial Films segment manufactures stretch and PVC films. Industrial Films accounted for 31.4%, 28.4% and 28.8% of our net sales in 1998, 1999, and 2000, respectively. In 2000, approximately 22% of our Industrial Films sales were outside the United States, primarily in Canada, Europe and Australia. Our customers in this segment include national distributors such as Bunzl, Unisource and xpedx, grocery chains, such as Albertson's, Kroger, Publix and Safeway, and end-users, such as General Mills and Wal-Mart.

     Stretch Films. Our stretch films are used to bundle, unitize and protect palletized loads during shipping and storage. Stretch films are replacing more traditional packaging, such as corrugated boxes and metal strapping, because of stretch films' lower cost, higher strength, and ease of use. We are North America's fourth largest producer of stretch films, with an estimated market share of approximately 10%.

     PVC Films. Our PVC films are used by supermarkets, delicatessens and restaurants to wrap meat, cheese and produce. PVC films are preferred in these applications because of their clarity, elasticity and cling. We also produce PVC films for laundry and dry cleaning bags. Finally, we produce PVC films for companies that repackage the films in smaller cutterbox rolls for sale in retail markets in North America, Latin America and Asia. We are the second largest producer of PVC films in North America, with an estimated market share of approximately 27%. In addition, we are the leading producer of PVC films in Australia and the third largest producer in Europe, with estimated market shares of approximately 60% and 15%, respectively.

  Loss of Potential Customer

     On April 20, 2001, we were informed by a potential new customer that it would not be going forward with its project with us. We have negotiated a settlement with this customer for the amounts due to us as a result of its cancellation of its contract with us. We expect that, through the settlement with this customer and the anticipated redeployment of assets into our normal business operations, the loss of this potential new customer will not have a material adverse effect on our profitability.

RECENT ACQUISITION

     On July 16, 2001, we acquired 100% of the outstanding shares of common stock of Uniplast Holdings Inc. pursuant to the stock purchase agreement dated as of June 15, 2001. The transaction was valued at approximately $57 million, consisting of the assumption of approximately $40 million of debt and the issuance of 34,677 shares of our common stock valued at approximately $16.8 million to the selling shareholders of Uniplast (of which 3,468 shares valued at approximately $1.7 million are subject to certain holdback arrangements and had not been delivered at closing). At the closing of the acquisition, we refinanced approximately $37 million of the assumed debt with proceeds of $29 million from the July 16, 2001 private placement of preferred stock and preferred stock warrants to our existing holders of preferred stock and to an affiliate of a selling stockholder of Uniplast and from borrowings under our revolving credit facility. We may incur additional borrowings under our revolving credit facility to refinance the remainder of the assumed debt. In connection with the Uniplast acquisition, we entered into an amendment to our credit facilities. In addition, under our stockholders' agreement, we are required to make a preemptive rights offering of additional shares of preferred stock and preferred stock warrants to certain holders of our common stock. We expect to close the preemptive rights offering in the third quarter of 2001. We will use any proceeds from the preemptive rights offering to repay borrowings under our revolving credit facility.

     Uniplast is a manufacturer of multi-layer packaging films, industrial films and cast-embossed films in the United States and Canada. Founded in 1984, Uniplast grew through expansions in Canada and acquisitions in the U.S., including the acquisition of Pierson Industries in Palmer, Massachusetts, Turex Industries in Woonsocket, Rhode Island, and PCL Corporation in Columbus, Indiana. Today, Uniplast has annual sales of approximately $87 million and employs nearly 300 people in six plants (two plants in Canada and four plants in the U.S.). In 2000, Uniplast generated EBITDA under the indenture of approximately $3.3 million.

HISTORY PRIOR TO THE RECAPITALIZATION

     We were founded in 1992 to acquire the assets of Goodyear Tire & Rubber Company's Film Products Division. Since that time, we have successfully combined strategic acquisitions, internal growth, product innovation and operational improvements to grow our business and increase its profitability. Net sales have grown from $310.8 million in 1996 to $843.8 million in 2000. We have successfully acquired and integrated 13 strategic film and flexible packaging operations since 1992, including, most recently, the 1996 acquisition of Deerfield Plastics, the 1997 acquisition of CT Film, and the 1998 acquisition of Blessings Corporation -- each a leading producer of personal care, converter or medical films. In October 1999, we acquired KCL Corporation, a leader in closure technology for flexible packaging.

     In September 1997, we were split-off from Huntsman Corporation. The separation from Huntsman Corporation has allowed us to independently pursue our value-added films business, implement our strategy of growing our market position through superior products, technology and synergistic acquisitions, and improve our financial and operating performance.

INDUSTRY OVERVIEW AND MARKET SHARE DATA

     According to the Flexible Packaging Association, the North American market for flexible packaging was approximately $19.0 billion in 2000 and has grown at a compound annual growth rate of 4.8% from 1992 to 2000. The flexible packaging industry consists of plastic films, wax papers and aluminum foils. The plastic film industry serves a variety of flexible packaging markets, as well as secondary packaging and non-packaging end markets, including food, pharmaceutical and medical, personal care, household, industrial and agricultural markets. We estimate that North American plastic film manufacturers produced approximately 12.5 billion pounds of film in 2000.

     Flexible packaging is the largest end market for plastic films, and food packaging is by far the largest market for flexible packaging. Plastic films are also used in secondary packaging such as pallet wrap, shrink wrap and grocery and garbage bags, and as components in many non-packaging products, such as moisture barriers for disposable diapers, feminine care products and surgical drapes and gowns. Finally, plastic films are used in a variety of agricultural applications, such as greenhouse films and mulch films.

     Recent advancements in film extrusion and resin technology have produced new, sophisticated films that are thinner and stronger and have better barrier and sealant properties than other materials or predecessor films. These technological advances have facilitated the replacement of many traditional forms of rigid packaging with film-based, flexible packaging that is lighter, is lower in cost and has enhanced performance characteristics, such as oxygen and moisture barriers, printability and durability. For example, in consumer applications, stand-up pouches that use plastic films are replacing paperboard boxes, glass jars and metal cans. In industrial markets, stretch and shrink films continue to replace corrugated boxes and metal strapping to unitize, bundle and protect items during shipping and storage.

OUR COMPETITIVE STRENGTHS

     STRONG MARKET POSITIONS. We have leading market positions in each of our major product lines. We are North America's leading supplier of converter and frozen food films, one of North America's leading suppliers of personal care films and its second largest supplier of PVC films, cookie, cracker and cereal box liners and bread and bakery bags. We also maintain significant market shares in stretch films in North America. We attribute our market leadership primarily to our broad and innovative product lines, low-cost manufacturing capabilities, technological capabilities and well-established customer relationships.

     SUPERIOR MANUFACTURING CAPABILITY. We have modern and efficient manufacturing facilities. During 2000 and 1999, we invested a total of $101.4 million to expand, upgrade and maintain our asset base. With 23 plants and over 180 extrusion lines as of June 30, 2001, we are able to allocate lines to specific products, resulting in fewer change-overs and more efficient use of our production capacity. Our combination of manufacturing flexibility and efficiency enhances our ability to bring new technologies to the marketplace and meet the ever-increasing performance needs of our customers in a cost-effective manner.

     LOW-COST PRODUCTION. We believe that our manufacturing costs are among the lowest in the industry because of: (i) economies of scale provided by our high volume production; (ii) high plant utilization, attained through the continual consolidation of less efficient operations; (iii) favorable resin and other raw material prices, based on our significant purchasing requirements; (iv) modern manufacturing equipment that minimizes resin requirements and waste; and (v) capital investment that has resulted in improved technical capabilities and operating efficiencies.

     INDUSTRY LEADING TECHNOLOGY AND PRODUCT DEVELOPMENT CAPABILITIES. We have dedicated technical facilities to test and develop new films and new extrusion technologies. Our primary research and development facility is located in Newport News, Virginia and contains a pilot plant with a 17 million pound annual capacity. The pilot plant allows us to run commercial "scale-ups" for new products. We believe this commercial "scale-up" capability is a significant competitive advantage, as it enables us to reduce the time needed to introduce new products.

     WELL-ESTABLISHED CUSTOMER RELATIONSHIPS. Our films are components of flexible packaging for some of the largest food companies in the world, including household names such as General Mills, Interstate Bakeries (Wonder Bread), Kroger, Nabisco and Safeway. Our customers also include many of North America's largest flexible packaging converters, such as Lawson Mardon, Pechiney and Printpack, and the largest national distributors of industrial films, Bunzl, Unisource, and xpedx. In addition, we manufacture and supply film to some of the largest non-food film consumers in North America, including 3M, Baxter, Becton-Dickinson, Goodyear, Johnson & Johnson and Kimberly-Clark.

     PROVEN AND COMMITTED MANAGEMENT TEAM. We have assembled an outstanding management team at both our corporate and operating levels. At the corporate level, our senior management has extensive and varied experience in identifying, acquiring and integrating strategic businesses and in allocating capital, developing corporate strategy and bringing financial discipline to such businesses. At the operating level, our senior vice presidents have an average of more than 20 years of film and flexible packaging industry experience, gained from managing not just Pliant, but other major film and flexible packaging companies as well. Our management has successfully enhanced productivity, diversified our product lines, and strengthened our customer relationships. At July 16, 2001, our management owned, directly or indirectly, approximately 12% of our total common equity (including restricted stock and options subject to vesting).

STRATEGY

     Since our formation, and particularly since our "split-off" from Huntsman Corporation, our management team has successfully expanded and improved our business through strategic acquisitions and increased our profitability by offering a broad line of innovative products, providing technological leadership and assembling modern and cost-efficient manufacturing assets. In order to continue to expand our business and increase our profitability, we will continue to pursue the following strategies:

     DEVELOP NEW PRODUCTS AND NEW MARKETS. We continue to focus on bringing innovative technological advances to the marketplace, through acquisitions, internal product development and purchasing or licensing technology from other film companies. We have introduced new products that have contributed significantly to our growth and profitability, including:

     - Microporous films that "breathe" for use in disposable infant diapers. These films help prevent diaper rash.

     - Embossed "quiet" films and ultra-thin films for adult incontinence products. These films make adult incontinence products feel more like cloth undergarments.

     - Yieldmaster(R), an agricultural mulch film that reflects or absorbs sunlight and helps control heat transmission. In independent tests, Yieldmaster(R) has been proven to increase crop yields.

     - Winwrap(R), a prestretched film that reduces cost and, due to its light weight, can reduce injuries in high-frequency, hand wrap applications.

     - Fresh-cut produce and salad films that are engineered to provide superior package clarity and specific moisture and gas transmission control for different kinds of produce. These films maintain freshness, increase shelf life and are less expensive than competing laminated products.

     CONTINUE COST REDUCTIONS AND PRODUCTIVITY ENHANCEMENTS. We continue to seek opportunities to reduce our operating costs and enhance our manufacturing productivity. In March 2000, we began implementing a major initiative we developed with the assistance of A.T. Kearney, a management consulting firm, known as "SCORE", which stands for "Supply Chain and Operations Requirements for Excellence." We estimate this supply chain initiative will enable us to generate significant EBITDA (as defined in the indenture) and working capital improvements over the next few years by standardizing and improving operating and manufacturing procedures throughout our organization. We expect to incur additional costs of approximately $3.0 million during the third quarter of 2001 in connection with the SCORE initiative. The SCORE initiative focuses on the following four areas:

     - Procurement. Reducing the number of different grades of resins purchased, consolidating non-resin raw material purchasing, reducing the number of energy suppliers and the amount of energy used, and redeploying equipment.

     - Logistics. Reducing raw materials and finished goods inventory levels and shipping costs.

     - Planning. Enhancing customer service, consolidating product lines and developing integrated sales processes.

     - Operations. Improving line utilization and product quality, standardizing maintenance programs, and developing and implementing company-wide plant production scheduling processes.

     Following the recapitalization, we implemented certain initiatives during the fourth quarter of 2000 to further reduce our operating costs. These included the following:

     - We announced the closure of our Harrington, Delaware and Birmingham, Alabama facilities and the relocation of our corporate headquarters from Salt Lake City, Utah to the Chicago, Illinois area.

     - We announced a company-wide reduction in workforce of approximately 50 salaried positions.

     ENHANCE AND LEVERAGE CUSTOMER RELATIONSHIPS. We continue to focus on meeting the increasingly complex packaging needs of our customers with our wide array of film and flexible packaging products and product development capabilities. We also continue to cultivate our long-standing customer relationships. These customers value product innovation and reliable supply and, consequently, exercise great care in establishing and maintaining their supplier relationships. We believe that our reputation for innovation and reliability is well-recognized in the marketplace.

SALES AND MARKETING

     Because of our broad range of product offerings and customers, our sales and marketing efforts are generally product or customer specific. We market in various ways, depending on both the customer and the product. However, most of our salespeople are dedicated to a specific product line and sometimes to specific customers.

     The majority of our Specialty Films are sold by our own direct sales force. These salespeople are supported by customer service and technical specialists assigned to each salesperson, and in some cases, to specific customers. Customer service representatives assist with order intake, scheduling and product information. Technical support personnel assist the salesperson and the customer with technical expertise, quality control and product development. We believe it is critical that our sales, marketing and technical support teams work together in order to meet our customers' product needs and provide meaningful product development.

     We sell some of our Specialty Films, such as our agricultural films, through regional distributors. In addition, certain of our personal care and barrier films are sold through brokers who have long-standing relationships with customers.

     Most of our Design Products are sold through brokers. National grocery chains and some smaller customer accounts are serviced by our own direct sales force. Generally, each Design Products salesperson is supported individually by a customer service specialist and by a group of technical specialists.

     Industrial Films are generally sold through distributors. We have an independent contract sales force that sells our stretch films to national and regional distributors. Our PVC films are sold by our own sales force to regional and national distributors, directly to national grocery chains, and directly to converters, who repackage the film into cutterbox rolls for sale in retail markets.

MANUFACTURING

     We have a modern and efficient portfolio of manufacturing assets. During 1999 and 2000, we invested a total of $101.4 million to expand, upgrade and maintain our asset base. With 23 plants and over 180 extrusion lines as of June 30, 2001, we are able to allocate lines to specific products. This results in fewer change-overs and more efficient use of capacity, effectively expanding our production capacity. Our multiple manufacturing sites and varied production capabilities also allow us to offer multiple plant service to our national customers. In addition, our large, efficient plants allow overhead to be allocated over higher volumes, providing lower unit costs. Generally, our manufacturing plants operate 24 hours a day, seven days a week.

     We manufacture our film products using both the blown and cast extrusion processes. In each process, thermoplastic resin pellets are combined with other resins, plasticizers or modifiers in a controlled, high-temperature, pressurized process to create films with specific performance characteristics. In the cast film process, molten resin is extruded through a horizontal die onto a chill roll, where the film is quickly cooled. As the film comes off the end of the chill roll, it is wound onto rolls. Blown film is produced by extruding molten resin through a circular die and chilled air ring to form a bubble as large as 55 feet high and 25 feet in diameter. The bubble is then collapsed, cut and wound onto rolls.

     These two basic film manufacturing processes produce films with uniquely different performance characteristics. Cast films are generally clearer, softer and more uniform in thickness. Blown films offer enhanced physical properties, such as increased tear and puncture resistance and better barrier protection.

     We also produce a significant amount of printed films and bags. We employ both flexographic and rotogravure printing equipment in our printing operations. Flexographic printing uses flexible plates on a rotary letter press and is preferred for shorter runs. Rotogravure printing uses engraved cylinders and produces sharper images.

TECHNOLOGY AND RESEARCH AND DEVELOPMENT

     We believe our technology base and research and development support are among the best in the film industry. Our Newport News, Virginia research and development center employs 43 engineers, technical specialists and operators who provide the latest resin and extrusion technology to our manufacturing facilities and test new resins and process technologies. This 54,000 square foot technical center has a pilot plant with a 17 million pound annual capacity, with four extrusion lines. These extrusion lines include two blown lines, including a seven-layer line installed in 1999, and two cast lines, including a five-layer line. These pilot lines are staffed with 24 operating and supervisory personnel. These capabilities allow the technical center to run commercial "scale-ups" for new products. In addition, our Newport News specialists provide centralized technical review of capital expenditures for machinery and equipment. We believe this centralized technical review helps to conserve financial resources, by providing technical consistency across our manufacturing divisions, and leverages our equipment purchasing power.

     We are able to use our broad product offerings and technology to transfer technological innovations from one market to another. For example, our expertise in coextrusion technology, gained from the production of converter and barrier films, and our expertise in applications involving metallocene and other specialty resins, have helped us produce thinner and stronger films for food packaging.

     Recently, Pliant Corporation was awarded a patent for application of reclosable slider zippers on vertical and horizontal form and fill machines. This application is the largest opportunity for consumer friendly devices that is being demanded for convenience and freshness.

     Many of our customers work in partnership with our technical representatives to develop new, more competitive products. We have enhanced our relationships with these customers by providing the technical service needed to support commercialization of new products and by helping customers improve operational efficiency and quality throughout a product's life cycle. These customers, in order to ensure product quality and consistency for their own customers, do not change suppliers often, because supplier changes can be expensive and time-consuming. Qualifying a new supplier can take up to a year to complete and can, in some cases, cost over $1 million.

     We spent $3.7 million, $5.5 million and $4.6 million on research and development in 1998, 1999 and 2000, respectively, before giving effect to revenues from pilot plant sales.

INTELLECTUAL PROPERTY RIGHTS

     Patents, trademarks and licenses are significant to our business. We have patent protection on many of our products and processes, and we regularly apply for new patents on significant product and process developments. We have registered trademarks on many of our products. We also rely on unpatented proprietary know-how, continuing technological innovation and other trade secrets to develop and maintain our competitive position. In addition to our own patents, trade secrets and proprietary know-how, we have licensed from third parties the right to use some of their intellectual property. Although we constantly seek to protect our patents, trademarks and other intellectual property, there can be no assurance that our precautions will provide meaningful protection against competitors or that the value of our trademarks will not be diluted.

     We routinely enter into confidentiality agreements to protect our trade secrets and proprietary know-how. We cannot assure you, however, that such agreements will not be breached, that they will provide meaningful protection, or that adequate remedies will be available to us if these confidentiality agreements are breached.

     We changed our name on October 9, 2000 pursuant to the recapitalization agreement. We do not believe the replacement of "Huntsman Packaging" with "Pliant" has had or will have a significant impact on our business.

RAW MATERIALS

     Polyethylene, PVC, and other resins and additives constitute the major raw materials for our products. For the year ended December 31, 2000, resin costs comprised approximately 62% of our total manufacturing costs. The price of resins is a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas feedstocks. While temporary shortages of raw materials may occur from time to time, these items generally are considered to be readily available from numerous suppliers. Resin shortages or significant increases in the price of resin, however, could have a significant adverse effect on our business.

     Our major polyethylene resin suppliers are Chevron, Dow Chemical, Equistar, Exxon/Mobil and Huntsman Corporation. All resin is purchased at arm's length at prevailing market prices. Our major suppliers of PVC resin are Borden Chemical, OxyGeon and Shintech.

COMPETITION

     The markets in which we operate are highly competitive on the basis of service, product quality, product innovation and price. Small and medium-sized manufacturers, which compete primarily in regional markets, predominate, and there are relatively few large national manufacturers. In addition to competition from many smaller competitors, we face strong competition from a number of large film and flexible packaging companies, including AEP, Bemis, Pechiney, Printpack and Tredegar. Some of our competitors are substantially larger, are more diversified and have greater financial, personnel and marketing resources than we have, and, therefore, may have certain competitive advantages. See "Risk Factors -- Competition."

EMPLOYEES

     As of June 1, 2001, we had approximately 3,150 employees worldwide. Of those, approximately 1,200 are subject to a total of 11 collective bargaining agreements that expire from June 30, 2001 to February 19, 2004. We believe our relationships with employees historically have been good. However, on March 7, 2000, approximately 130 employees at our Chippewa Falls, Wisconsin manufacturing plant went on strike, the first strike in our history. During this strike, we continued to service our customers and our business was not materially affected. The strike was subsequently resolved and the striking employees returned to work on March 20, 2000. See "Risk Factors -- Risks Associated with Labor Relations." We believe our current relationships with employees are good.

PROPERTIES

     Our principal executive offices are located at 2755 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. We also maintain a corporate office near Chicago, Illinois.

     We own most of the improved real property and other assets used in our operations. We lease all or part of seven of the sites at which we have manufacturing operations. We also lease warehouse and office space at various locations. We consider the condition of our plants, warehouses and other properties and the other assets owned or leased by us to be generally good.

     We have an annual film production capacity of approximately 950 million pounds. In 2000, we produced approximately 810 million pounds of films and flexible packaging products. As part of our restructuring program announced in the fourth quarter of 2000, we closed our Dallas, Texas facility in December 2000 and sold it in March 2001. Further, we intend to close our Birmingham, Alabama facility and our Harrington, Delaware facility by the end of the third quarter of 2001. We believe that the capacities of our plants, after giving effect to the planned dispositions, are adequate to meet our current needs.

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

     Our principal manufacturing plants, as of June 1, 2001, are listed below. Unless otherwise indicated, we own each of these properties.

                                                                                       APPROXIMATE
                                                                                         SQUARE
         LOCATION                     PRODUCTS                PRODUCTION PROCESS         FOOTAGE
         --------                     --------                ------------------       -----------
SPECIALTY FILMS:
  Birmingham, Alabama**      Barrier and custom films     Blown and cast lines            119,000
  Bloomington, Indiana*      Barrier and custom films     Blown lines                      58,000
  Chippewa Falls, Wisconsin  Converter and personal care  Blown and cast lines            134,000
                             films
  Dalton, Georgia            Converter, barrier and       Blown lines                     211,000
                             custom films
  Danville, Kentucky         Converter and custom films   Blown lines                      94,000
  Deerfield, Massachusetts   Converter films              Blown lines                     168,000
  Harrington, Delaware**     Personal care, medical and   Blown and cast lines            129,000
                             agricultural films
  McAlester, Oklahoma        Personal care films          Blown and cast lines            135,000
  Newport News, Virginia     Research facility and pilot  Blown and cast lines             54,000
                             plant
  Odon, Indiana*             Barrier and custom films     Blown lines                      20,000
  Washington, Georgia        Personal care and            Blown and cast lines            180,000
                             agricultural films
DESIGN PRODUCTS:
  Kent, Washington           Printed bags and rollstock   Flexographic printing and       125,000
                                                          blown lines
  Langley, British           Printed bags and rollstock   Flexographic printing and        90,000
    Columbia*                                             blown lines
  Macedon, New York+         Personal care films,         Flexographic printing and       238,000
                             printed bags and rollstock   cast lines
  Mexico City, Mexico        Barrier films, printed bags  Rotogravure printing and        212,000
    (NEPSA)*                 and rollstock                blown lines, flexographic
                                                          printing and cast lines
  Shelbyville, Indiana       Closures and reclosable      Zipper profile lines,           313,000
                             bags                         flexographic printing and
                                                          blown lines
INDUSTRIAL FILMS:
  Calhoun, Georgia           PVC films                    Blown and cast lines             46,000
  Danville, Kentucky         Stretch films                Blown and cast lines             91,000
  Lewisburg, Tennessee       Stretch films                Cast lines                       82,000
  Merced, California         PVC films                    Blown lines                      38,000
  Phillipsburg, Germany      PVC films                    Blown lines                      33,000
  Preston, Australia*        PVC films                    Blown lines                      40,000
  Toronto, Canada            PVC and stretch films        Blown and cast lines            106,000

---------------
 * Indicates a leased building.
** Indicates a building that we plan to dispose of in 2001.
 + Indicates a building that is approximately 95% owned and 5% leased.

ENVIRONMENTAL MATTERS

     Our operations are subject to environmental laws in the United States and abroad, including those described below. Our capital and operating budgets include costs and expenses associated with complying with these laws, including the acquisition, maintenance and repair of pollution control equipment, and routine measures to prevent, contain and clean up spills of materials that occur in the ordinary course of our business. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal. We believe that we are in substantial compliance with environmental laws and our environmental permit requirements, and that the costs and expenses associated with such compliance are not material to our business. However, additional operating costs and capital expenditures could be incurred if, for example, additional or more stringent requirements relevant to our operations are promulgated.

     Among other environmental laws, our operations are subject to regulation under the federal Clean Air Act and the Clean Water Act, as well as similar state statutes. Some capital costs for additional air pollution controls or monitors may be required at certain of our sites, and several of our facilities may be required to obtain stormwater permits under the Clean Water Act and implementing regulations. However, we do not expect such costs or expenditures to be material.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar state statutes, an owner or operator of real property or a person who arranges for disposal of hazardous substances may be liable for the costs of removing or remediating hazardous substance contamination. Liability may be imposed under these statutes regardless of whether the owner or operator owned or operated the real property at the time of the release of the hazardous substances and regardless of whether the release or disposal was in compliance with law at the time it occurred. We are not aware of any current claims under CERCLA or similar state statutes against us.

     From time to time, contaminants from current or historical operations have been detected at some of our present and former sites, principally in connection with the removal or closure of underground storage tanks. We are not currently aware that any of our facility locations have material outstanding claims or obligations relating to contamination issues.

     In conjunction with the sale of a predecessor subsidiary's New Jersey polypropylene plant site in 1992, we agreed to indemnify the buyer for environmental losses of up to $5.0 million associated with conditions, if any, resulting from the predecessor subsidiary's operations at the plant site between January 1, 1988 and May 18, 1992. The indemnity amount has reduced ten percent each year since May 12, 1997, and the indemnity expires altogether on May 8, 2002. Currently, we are not aware of any environmental issues at this site for which we will incur material liabilities under this indemnity.

LEGAL PROCEEDINGS

     We are involved in litigation from time to time in the ordinary course of our business. In management's opinion, none of such litigation is material to our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information about our executive officers and directors is presented in the table below. Pursuant to the stockholders' agreement among us and our current stockholders and the holders of preferred stock warrants, our board of directors currently consists of seven members, four of whom were designated by an affiliate of J.P. Morgan Partners, LLC, two of whom were designated by the trust and one of whom was designated by the management investors. On February 16, 2001, Scott K. Sorensen resigned as a member of our board of directors. Mr. Sorensen was one of the trust's designees to the board. The trust has not designated a new member to the board, so there is one vacancy on our board of directors for the trust's designee.

NAME                             AGE                             POSITION
----                             ----                            --------
Richard P. Durham..............    37   Chairman of the Board and Chief Executive Officer
Jack E. Knott II...............    47   President and Chief Operating Officer and Director
Donald J. Hofmann, Jr..........    43   Director
Timothy J. Walsh...............    38   Director
John M. B. O'Connor............    47   Director
Richard D. Waters, Jr..........    51   Director
Brian E. Johnson...............    45   Senior Vice President and Chief Financial Officer

     RICHARD P. DURHAM became our Chief Executive Officer in March 1997 and became the Chairman of our board of directors on May 31, 2000. From March 1997 through March 2001, Mr. Durham also served as our President. Mr. Durham had been with various Huntsman affiliates since 1987. Prior to becoming our President, Mr. Durham served as Co-President and Chief Financial Officer of Huntsman Corporation, where, in addition to being responsible for finance, tax, legal, human resources, public affairs, purchasing, research and development, and information systems, he also was responsible for our operations. Mr. Durham is also a director of Huntsman Corporation. Mr. Durham is a graduate of The Wharton School of Business at the University of Pennsylvania. Pursuant to the stockholders' agreement, Mr. Durham is one of the trust's designees to the board.

     JACK E. KNOTT II became our President in March 2001 and has been our Chief Operating Officer since September 1, 1997. From September 1997 through March 2001, Mr. Knott also served as our Executive Vice President. Prior to joining us, Mr. Knott was a member of the board of directors of Rexene Corporation and held the position of Executive Vice President of Rexene Corporation and President of Rexene Products. Mr. Knott served in various capacities at Rexene from 1985 to 1997, including Executive Vice President-Sales and Market Development, Executive Vice President, and President of CT Film, a division of Rexene Corporation. Prior to joining Rexene Corporation, Mr. Knott worked for American National Can. Mr. Knott received a B.S. degree in Chemical Engineering and an M.B.A. degree from the University of Wisconsin. Mr. Knott also holds nine patents. Pursuant to the stockholders' agreement, Mr. Knott is the management investors' designee to the board.

     DONALD J. HOFMANN, JR. became one of our directors on May 31, 2000. Since 1992, Mr. Hofmann has been a Partner of J.P. Morgan Partners, LLC (formerly, Chase Capital Partners), a global private equity organization with over $20.0 billion under management. J.P. Morgan Partners, LLC provides equity and mezzanine debt financing for management buyouts and recapitalizations, growth equity and capital. Mr. Hofmann is also a director of Advanced Accessory Systems, LLC, Berry Plastics Corporation, BPC Holding Corporation, the parent company of Berry Plastics Corporation, and United Auto Group, Inc. Mr. Hofmann received a B.A. degree from Hofstra University and an M.B.A. degree from the Harvard Business School. Pursuant to the stockholders' agreement, Mr. Hofmann is one of the designees to the board of Southwest Industrial Films, LLC.

     TIMOTHY J. WALSH became one of our directors on May 31, 2000. Since 1999, Mr. Walsh has been a Partner of J.P. Morgan Partners, LLC (formerly, Chase Capital Partners), a global private equity organization with over $20.0 billion under management. J.P. Morgan Partners, LLC provides equity and mezzanine debt financing for management buyouts and recapitalizations, growth equity and capital. From 1993 to 1999, Mr. Walsh held various positions with J.P. Morgan Partners, LLC in Europe and North America. Prior to 1993, he was a Vice President of J.P. Morgan Chase & Co. (formerly, The Chase Manhattan Corporation). Mr. Walsh is also a director of Better Minerals & Aggregates Company. Mr. Walsh received a B.S. degree from Trinity College and an M.B.A. from the University of Chicago. Pursuant to the stockholders' agreement, Mr. Walsh is one of the designees to the board of Southwest Industrial Films, LLC.

     JOHN M. B. O'CONNOR became one of our directors on May 31, 2000. Mr. O'Connor joined J.P. Morgan Partners (formerly, Chase Capital Partners) in 1995 and is a Partner. J.P. Morgan Partners, LLC is a global private equity organization with over $20.0 billion under management. J.P. Morgan Partners, LLC provides equity and mezzanine debt financing for management buyouts and recapitalizations, growth equity and capital. Prior to 1995, Mr. O'Connor was a Managing Director of Chemical Securities, Inc. Mr. O'Connor received his B.A. degree from Tulane University and an M.B.A. degree from the Columbia University Graduate School of Business. Pursuant to the stockholders' agreement, Mr. O'Connor is one of the designees to the board of Southwest Industrial Films, LLC.

     RICHARD D. WATERS, JR. became one of our directors on May 31, 2000. Since 1999, Mr. Waters has been a Partner of J.P. Morgan Partners, LLC (formerly, Chase Capital Partners), a global private equity organization with over $20.0 billion under management. J.P. Morgan Partners, LLC provides equity and mezzanine debt financing for management buyouts and recapitalizations, growth equity and capital. From 1996 to 1999, Mr. Waters held various positions with J.P. Morgan Partners, LLC. Prior to 1996, Mr. Waters was a Managing Director in the Merchant Banking Group of The Chase Manhattan Bank. Mr. Waters is also a director of NuCo 2 Inc. and Environmental Systems Products Holding Inc. Mr. Waters received a B.A. degree from Hamilton College and an M.B.A. degree from the Columbia University Graduate School of Business. Pursuant to the stockholders' agreement, Mr. Waters is one of the designees to the board of Southwest Industrial Films, LLC.

     BRIAN E. JOHNSON became our Senior Vice President and Chief Financial Officer in April 2001. Prior to joining us, Mr. Johnson was the Executive Vice President and Chief Financial Officer of Geneer Corporation since 2000. From 1994 to 2000, Mr. Johnson served in various capacities at Lawson Mardon Packaging, most recently as Executive Vice President. Mr. Johnson received a B.S. degree in Banking and Finance from the University of Illinois and an M.B.A. degree from Northwestern University. Mr. Johnson also practiced as a Certified Public Accountant.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information about compensation earned in the fiscal years ended December 31, 2000, 1999 and 1998 by the chief executive officer and the three other named executive officers of Huntsman Packaging (as of the end of the last fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                   Annual Compensation(1)                     Awards(2)
                                              --------------------------------      ------------------------------
                                                                                     Securities
                                                                                     Underlying        All Other
                                                         Salary        Bonus        Options/SARs      Compensation
Name and Principal Position                   Year        ($)           ($)             (#)               ($)
---------------------------                   ----      --------      --------      ------------      ------------
Richard P. Durham...........................  2000      $500,000      $245,568             --          $  136,350(3)
  Chairman and Chief                          1999       450,000       327,325             --              29,800(4)
  Executive Officer                           1998       400,000        73,721         15,734              29,800(4)
Jack E. Knott II............................  2000      $316,667      $104,274             --          $1,031,469(5)
  President and                               1999       285,421       140,622             --               4,800(6)
  Chief Operating Officer                     1998       263,333        31,331         10,489               4,800(6)
Scott K. Sorensen...........................  2000      $251,667      $ 83,947             --          $   67,600(8)
  Former Executive Vice President             1999       232,504       112,534             --               4,800(9)
  and Chief Financial Officer(7)              1998       206,068        28,574          7,867              82,035
Ronald G. Moffitt...........................  2000      $193,333      $ 46,731             --          $   52,600(11)
  Former Executive Vice President             1999       183,336        63,053             --               4,800(12)
  and General Counsel, Secretary(10)          1998       170,527        18,761          2,622               4,800(12)

---------------
 (1) Perquisites and other personnel benefits, securities or property, in the aggregate, are less than either $50,000 or 10% of the total annual salary and bonus reported for the applicable named executive officer.

 (2) At December 31, 2000, the number of shares of restricted stock held by Messrs. Durham, Knott, Sorensen and Moffitt were 14,500, 7,750, 6,750 and 3,750, respectively. The value of such shares of restricted stock at December 31, 2000 has not been reported as compensation because it did not exceed the consideration paid by the applicable named executive officer. See "-- Stock Options and Restricted Stock."

 (3) Consists of (a) a $125,000 retention bonus, which is also discussed in "Certain Relationships and Related Transactions -- Transactions with Management," (b) employer's 401(k) contributions of $5,100 and (c) a $6,250 director's fee, which is also discussed in "-- Compensation of Directors."

 (4) Consists of (a) a $25,000 director's fee, which is also discussed in "-- Compensation of Directors" and (b) employer's 401(k) contributions of $4,800.

 (5) Consists of (a) $836,785 gross-up payment of taxes payable for the exercise of options in connection with the recapitalization, (b) relocation expense reimbursement of $108,334, (c) a $81,250 retention bonus, which is also discussed in "Certain Relationships and Related
     Transactions -- Transactions with Management" and (d) employer's 401(k) contributions of $5,100.

 (6) Consists of employer's 401(k) contributions of $4,800.

 (7) Mr. Sorensen was employed as our Executive Vice President and Chief Financial Officer from February 1, 1998 to February 28, 2001. His 1998 compensation is reported for February 1, 1998 to December 31, 1998, which is the period we employed him.

 (8) Consists of (a) a $62,500 retention bonus, which is also discussed in "Certain Relationships and Related Transactions -- Transactions with Management" and (b) employer's 401(k) contributions of $5,100.

 (9) Consists of employer's 401(k) contributions of $4,800.

(10) Mr. Moffitt was employed as our Executive Vice President and General Counsel, Secretary until February 28, 2001.

(11) Consists of (a) a $47,500 retention bonus, which is also discussed in "Certain Relationships and Related Transactions -- Transactions with Management" and (b) employer's 401(k) contributions of $5,100.

(12) Consists of employer's 401(k) contributions of $4,800.

STOCK OPTIONS AND RESTRICTED STOCK

     During 1998, our board of directors adopted the 1998 Pliant Corporation Stock Option Plan. The 1998 plan authorized grants of nonqualified stock options covering up to 41,956 shares of our nonvoting Class C common stock. During 1998, we granted options covering a total of 41,956 shares under the 1998 plan. Options covering 5,244 shares were subsequently canceled. In addition, as described below, outstanding options covering 26,223 shares under the 1998 plan were canceled on February 22, 1999 in connection with the sale of 26,223 shares of Class C common stock to certain members of our senior management. Options covering a total of 8,902 shares issued under the 1998 plan were "rolled-over" in the recapitalization.

     Pursuant to the recapitalization, we adopted a 2000 stock-based incentive compensation plan. The 2000 plan became effective as of the consummation of the recapitalization and authorizes grants to our management employees as designated by the compensation committee of our board of directors of nonqualified stock options or restricted stock covering 51,010 shares of our common stock. As of June 1, 2001, we had outstanding grants of restricted stock covering 22,875 shares of common stock and options to acquire 24,357 shares of common stock.

     The following table provides information as to the value of options held by each of the named executive officers at the end of 2000, measured in terms of the fair market value of our common stock on December 31, 2000 ($483.13 per share, which was the per share price paid in the recapitalization). None of the named executive officers exercised any options under the 1998 plan or the 2000 plan during the last fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                        Number of Securities        Value of Unexercised
                                                       Underlying Unexercised           In-The-Money
                                                            Options/SARs                Options/SARs
                         Shares Acquired    Value           at Fy-End (#)               at Fy-End ($)
Name                     On Exercise (#)   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
----                     ---------------   --------   -------------------------   -------------------------
Jack E. Knott II.......        --            --                8,902/0                 $ 3,410,623/$0

     The options or restricted common stock granted pursuant to the 2000 plan vest as follows: (1) one-sixth are "time-vested" options or shares, which means they vested on January 1, 2001, so long as the recipient was still our employee on such date, and (2) the remainder are "performance vested" options or shares, which vest in equal increments over a five-year period commencing on December 31, 2000 as follows: (a) vesting in full, if 100% or more of the applicable target market value of equity is achieved as of the end of the applicable calendar year and (b) partial vesting if more than 90% of the applicable target market value of equity is achieved as of the end of the applicable calendar year. Moreover, all performance vested options or shares not previously vested in accordance with the preceding sentence will vest automatically in full on December 31, 2009 so long as the recipient is still our employee on such date.

     Outstanding options under the 1998 plan were subject to time and performance vesting requirements. One-half of the outstanding options were time vested options, which became exercisable in equal increments over a five-year period commencing January 1, 1998, and the remaining one-half of the outstanding options were performance vested options, which vested in equal increments over a five-year period commencing January 1, 1998, provided we had achieved a specific market value of equity applicable to such increment. For purposes of the performance vested options, our adjusted market value of equity was determined pursuant to a formula based upon our adjusted earnings. The terms of the option agreement provided for partial vesting of the performance vested shares if more than 80% of the applicable market value of equity was achieved. The option agreement also provided for accelerated vesting in the event of a change of control. The transactions accelerated the vesting of these options, and the shares underlying these options were part of the management equity rollover or the investor share purchase.

     On February 22, 1999, 26,223 outstanding options under the 1998 plan were canceled in connection with the sale of 26,223 shares of Class C common stock to certain members of our senior management. The 26,223 shares were purchased by certain named executive officers for $100 per share, the estimated fair market value of the shares on the date of purchase, pursuant to the terms of an option cancellation and restricted stock purchase agreement between us and certain named executive officers. Mr. Durham purchased 15,734 shares, Mr. Sorensen purchased 7,867 shares and Mr. Moffitt purchased 2,622 shares. We loaned the funds necessary to purchase the stock to each of the named executive officers. See "Certain Relationships and Related Transactions -- Transactions with Management." All of such shares were subject to vesting requirements similar to the canceled options. Accordingly, one-half of the shares purchased by each named executive officer were time vested shares, which vested in equal increments over a five-year period commencing January 1, 1998, and the remaining one-half of the shares purchased by each named executive officer were performance vested shares, which vested in equal increments over a five-year period commencing January 1, 1998, provided we had achieved a specified market value of equity applicable to such increment. For purposes of the performance vested shares, our market value of equity was determined pursuant to a formula based upon our adjusted earnings. The terms of the restricted stock purchase agreements provided for partial vesting of the performance vested shares if more than 80% of the applicable market value of equity was achieved. The restricted stock purchase agreements also provided for accelerated vesting in the event of a change of control. The transactions accelerated the vesting of the restricted stock, and these shares of restricted stock were part of the management equity rollover or the investor share purchase.

PENSION PLANS

     The following table shows the estimated annual benefits payable under our tax-qualified defined benefit pension plan in specified final average earnings and years of service classifications.

                     PLIANT CORPORATION PENSION PLAN TABLE

                                            YEARS OF BENEFIT SERVICE AT RETIREMENT
                             --------------------------------------------------------------------
FINAL AVERAGE COMPENSATION     10        15        20        25        30        35         40
--------------------------   -------   -------   -------   -------   -------   -------   --------
         $100,000            $16,000   $24,000   $32,000   $40,000   $48,000   $56,000   $ 64,000
          125,000             20,000    30,000    40,000    50,000    60,000    70,000     80,000
          150,000             24,000    36,000    48,000    60,000    72,000    84,000     96,000
          175,000             27,200    40,800    54,400    68,000    81,600    95,200    108,800
          200,000             27,200    40,800    54,400    68,000    81,600    95,200    108,800

     Our current pension plan benefit is based on the following formula: 1.6% of final average compensation multiplied by years of credited service, minus 1.5% of estimated Social Security benefits multiplied by years of credited service (with a maximum of 50% of Social Security benefits). Final average compensation is based on the highest average of three consecutive years of compensation. Covered compensation for purposes of the pension plan includes compensation earned with our former affiliates. The named executive officers were participants in the pension plan in 2000. The final average compensation for purposes of the pension plan in 2000 for each of the named executive officers is $170,000, which is the maximum that can be considered for the 2000 plan year under federal regulations. Federal regulations also provide that the maximum annual benefit paid from a qualified defined benefit plan cannot exceed $135,000 as of January 1, 2000. Benefits are calculated on a straight life annuity basis. The benefit amounts under the pension plan are offset for Social Security as described above.

     The number of completed years of credit service as of December 31, 2000 under our pension plan for the named executive officers participating in the plan were as follows:

NAME                                                    YEARS OF CREDITED SERVICE
----                                                    -------------------------
Richard P. Durham(1)..................................             15
Jack E. Knott II(1)...................................             15
Scott K. Sorensen.....................................              3
Ronald G. Moffitt(1)..................................              6

---------------
(1) The years of credited service under the pension plan include 12 years of service credited with affiliates of Pliant for Mr. Durham, 12 years of service credited with affiliates of Pliant for Mr. Knott, and three years of service credited with affiliates of Pliant for Mr. Moffitt. The benefit calculation upon retirement under our pension plan is calculated by multiplying years of credited service by a fraction representing that part of total credited service for which services were provided to us.

EMPLOYMENT AGREEMENTS

     On May 31, 2000, we entered into five-year employment agreements with each of Richard P. Durham, Jack E. Knott II, Scott K. Sorensen and Ronald G. Moffitt. The employment agreements provide for the payment of a base salary, plus a bonus, at least four weeks paid vacation per year, participation in our leased car program and participation in our other employee benefit programs, including our management incentive program, and include non-disclosure of confidential information provisions and a non-compete provision for one year following the executive officer's termination of employment with us (unless termination is due to the term expiring). Each executive officer has agreed in his respective employment agreement that any inventions, improvements, technical or software developments, trademarks, patents and similar information relating to us or our business, products or services conceived, developed or made by such executive officer while employed by us belong to us. In addition, if the executive officer's employment with us terminates for any reason, we will have the right under the employment agreements to repurchase the shares of our common stock owned by such executive officer at a purchase price equal to their fair market value. Similarly, we will also be required to repurchase all of the shares of common stock owned by such executive officer at their option if the executive officer's employment is terminated because of death, disability, retirement or resignation for good reason, so long as we are permitted to do so at the time under the covenants contained in our financing agreements.

     On February 1, 2001, we amended the employment agreement with Mr. Durham to, among other things, specify the duties he will perform as our Chairman and Chief Executive Officer and eliminate our right to repurchase his shares upon termination of employment. We also agreed to repurchase all of the shares of common stock owned by Mr. Durham at his option if Mr. Durham's employment with us is terminated without cause. In addition, pursuant to the employment agreement amendment, we agreed to modify the terms of Mr. Durham's secured and unsecured notes with us. For a description of these amended note terms, see "Certain Relationships and Related Transactions -- Transactions with Management."

     Following management's decision to relocate its principal executive offices from Salt Lake City to Chicago, each of Messrs. Sorensen and Moffitt chose not to relocate and to resign their positions with Pliant. On December 27, 2000, we entered into a severance agreement with Mr. Sorensen, who resigned from his position as our Executive Vice President, Chief Financial Officer and Treasurer effective immediately after February 28, 2001. Such resignation was treated as a "termination without cause" under Mr. Sorensen's employment agreement. We also entered into a stock redemption agreement with Mr. Sorensen to repurchase all of the 6,750 shares of restricted common stock issued to him. Under the terms of Mr. Sorensen's severance agreement, he will receive the pro rata portion of his base salary for the two months of services provided in 2001, the first quarterly 2001 payment under our management incentive plan and payment of his base salary and continued participation in certain of our employee benefit plans for one year after February 28, 2001. In addition, we agreed to defer our right to repurchase Mr. Sorensen's remaining shares of common stock until February 28, 2003; changed the repurchase price from fair market value to the greater of fair market value and $111.53; modified the terms of Mr. Sorensen's secured and unsecured promissory notes with us; and agreed to reimburse Mr. Sorensen for any federal and state income taxes payable as a result of the cancellation of interest indebtedness on the amended secured promissory note. For a description of the amended note terms and stock redemptions, see "Certain Relationships and Related
Transactions -- Transactions with Management."

     On January 22, 2001, we entered into a severance agreement with Mr. Moffitt, who resigned from his position as our Executive Vice President and General Counsel, Secretary effective immediately after February 28, 2001. Such resignation was treated as a "resignation for good reason" under Mr. Moffitt's employment agreement. We also entered into a stock redemption agreement with Mr. Moffitt to repurchase 3,125 performance shares of restricted common stock issued to him. Under the terms of Mr. Moffitt's severance agreement, he will receive the pro rata portion of his base salary for the two months of services provided in 2001, the first quarterly 2001 payment under our management incentive plan and payment of his base salary and continued participation in certain of our employee benefit plans for one year after February 28, 2001. In addition, we agreed to defer our right to repurchase Mr. Moffitt's remaining shares of common stock until February 28, 2003; changed the repurchase price from fair market value to the greater of the fair market value as of March 31, 2003 and $167.15; granted Mr. Moffitt the right to purchase his leased company vehicle from us at the end of the lease for the residual value; modified the terms of Mr. Moffitt's secured and unsecured promissory notes with us; and agreed to reimburse Mr. Moffitt for any federal and state income taxes payable as a result of the cancellation of interest indebtedness on the amended secured promissory note. Furthermore, Mr. Moffitt agreed to defer his right to cause us to repurchase his shares of common stock until February 28, 2003. For a description of the amended note terms and stock redemptions, see "Certain Relationships and Related Transactions -- Transactions with Management."

     The annual base salary in 2001 for each of Messrs. Durham, Knott, Sorensen and Moffitt are $500,000, $325,000, $250,000 and $200,000, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has an executive committee, a compensation committee and an audit committee. The executive committee is able to exercise all of the authority of the board of directors to the maximum extent permitted by Utah law and our charter and bylaws. The members of the executive committee are Richard
P. Durham and Timothy J. Walsh. The compensation committee evaluates our compensation policies, determines compensation for our executive officers and administers our stock option plans. The members of the compensation committee are Richard P. Durham and Timothy J. Walsh. The audit committee maintains oversight responsibilities with respect to our accounting, auditing, financial reporting and internal control processes generally. The members of the audit committee are Richard P. Durham and Richard D. Waters, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to May 31, 2000, our board of directors had designated an executive committee, which was comprised of Jon M. Huntsman and Richard P. Durham, to perform the duties of a compensation committee for us. Richard P. Durham was our President and Chief Executive Officer and Jon M. Huntsman was our Chairman of the Board. As of May 31, 2000, Richard P. Durham and Timothy J. Walsh comprised the compensation committee and perform such duties.

     Richard P. Durham serves as a director of Huntsman Corporation, but is not one of the people who performs the duties of a member of the compensation committee of Huntsman Corporation.

COMPENSATION OF DIRECTORS

     Prior to May 31, 2000, each director received an annual fee of $25,000. As of May 31, 2000, each director who is not an employee of Pliant or a Partner of J.P. Morgan Partners, LLC will receive an annual fee of $25,000. Currently, there is no director of Pliant who is not an employee of Pliant or a Partner of J.P. Morgan Partners, LLC. However, there remains one vacancy on the board of directors for the trust's designee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the ownership of our common stock as of July 16, 2001 by

     - each person known to own beneficially more than 5% of the common stock,

     - each of our directors,

     - each of our named executive officers, and

     - all of our executive officers and directors as a group.

     The amounts set forth in the table and footnotes below (a) do not include shares of restricted common stock issued under the 2000 plan that remain subject to performance vesting requirements that have not been met as of July 16, 2001 and (b) include 3,468 shares, which have been issued but not delivered and are subject to holdback arrangements in connection with the Uniplast acquisition.

     Notwithstanding the beneficial ownership of common stock presented below, the stockholders' agreement governs the stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders' agreement have agreed to vote their shares to elect the board of directors as set forth therein. See "Certain Relationships and Related Transactions."

     The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK      PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED    OF CLASS
------------------------                                      ------------------    --------
J.P. Morgan Partners (BHCA), L.P.(1)........................        362,229           57.9%
The Christena Karen H. Durham Trust(2)......................        158,917           27.4
Perry Acquisition Partners - 2, L.P.(3) ....................         36,582            6.3
Richard P. Durham(2)(4).....................................         30,706            5.3
Jack E. Knott II(5).........................................         10,194            1.7
Scott K. Sorensen(6)........................................          7,423            1.3
Ronald G. Moffitt(7)........................................          3,457              *
Donald J. Hofmann, Jr.(8)...................................             --              *
Timothy J. Walsh(8).........................................             --              *
John M. B. O'Connor(8)......................................             --              *
Richard D. Waters, Jr.(8)...................................             --              *
All directors and executive officers as a group (7
  persons)..................................................         40,900            6.9

---------------
  *  Less than 1%.

(1) The address of J.P. Morgan Partners (BHCA), L.P. is 1221 Avenue of the Americas, New York, New York 10020. Includes (i) 317,306 shares of common stock held by Southwest Industrial Films, LLC, which is controlled by J.P. Morgan Partners (BHCA), L.P., as managing member,

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

    (ii) 44,816 shares of common stock which are issuable upon exercise of the preferred stock warrants held by Southwest Industrial Films, LLC, which is controlled by J.P. Morgan Partners (BHCA) L.P. and (iii) 106.5 shares of common stock which are issuable upon exercise of the 1,264 note warrants held by Southwest Industrial Films, LLC, which is controlled by J.P. Morgan Partners (BHCA), L.P., as managing member.

(2) The address of The Christena Karen H. Durham Trust is c/o First Security Trust Company of Nevada, 530 Las Vegas Boulevard South, 4th Floor, Las Vegas, Nevada 89101, Attention: Mark Dreschler. The trust was established for the benefit of Christena H. Durham and her children. Christena H. Durham is the wife of Richard P. Durham. Richard P. Durham disclaims beneficial ownership of the shares of common stock owned by the trust.

(3) The address of Perry Acquisition Partners - 2, L.P. is 599 Lexington Avenue, New York, New York 10022. Includes 4,060 shares of common stock which are issuable upon exercise of preferred stock warrants held by an affiliate and 3,468 shares which have been issued but not delivered and are subject to holdback arrangements in connection with the Uniplast acquisition. See "Certain Relationships and Related Transactions -- Transactions between Pliant and Uniplast Stockholders."

(4) Does not include 12,083 shares of restricted common stock issued under the 2000 plan that do not vest until the performance conditions discussed under "Management -- Stock Options and Restricted Stock" are met.

(5) Includes 8,902 shares of common stock issuable upon exercise of options that are immediately exercisable. Does not include 6,458 shares of restricted common stock issued under the 2000 plan that do not vest until the performance conditions discussed under "Management -- Stock Options and Restricted Stock" are met.

(6) The address of Mr. Sorensen is c/o Hillenbrand Industries, Inc., 700 State Route 46 East, Batesville, Indiana 47006.

(7) The address of Mr. Moffitt is 6758 S. Vista Grande Drive, Salt Lake City, Utah 84121.

(8) Each of Messrs. Hofmann, Walsh, O'Connor and Waters may be deemed the beneficial owner of the shares of common stock and preferred stock warrants owned by Southwest Industrial Films, LLC and Flexible Films, LLC, respectively, due to their status as executive officers of JPMP Capital Corp., which is a subsidiary of J.P. Morgan Chase & Co. and the general partner of the general partner of J.P. Morgan Partners (BHCA), L.P. J.P. Morgan Partners (BHCA), L.P. controls both Southwest Industrial Films, LLC and Flexible Films, LLC, as their managing member.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH HUNTSMAN CORPORATION

     Prior to the transactions, we were party to a services agreement with Huntsman Corporation pursuant to which Huntsman Corporation provided us with most of our insurance coverage, administered our employee benefit plans, rented to us corporate headquarters space and provided other services to us. Under that services agreement, we paid Huntsman Corporation $2.3 million, $2.2 million and $1.2 million in 1998, 1999 and 2000, respectively. In addition to amounts paid for services provided under the services agreement, we also reimbursed Huntsman Corporation for insurance premiums and certain other expenses incurred on our behalf. Prior to the transactions, the most significant services provided under the services agreement were as follows:

     - Our principal executive offices were leased from Huntsman Headquarters Corporation, an indirect, wholly owned subsidiary of Huntsman Corporation.

     - We obtained most of our insurance coverage under policies of Huntsman Corporation. We reimbursed Huntsman Corporation for insurance premiums they paid on our behalf. The reimbursement payments were based on premium allocations which are determined in cooperation with Huntsman Corporation's independent insurance broker.

     - We contracted with Huntsman Corporation for administration of our employee benefit plans.

     Following the transactions, all of the services provided under the services agreement were discontinued.

     We purchase some of our polyethylene resins from Huntsman Corporation. All resin is purchased at arm's length at prevailing market prices.

     During 1998 and 1999, we paid a management fee in the amount of $133,333 and $150,000, respectively, to Huntsman Financial Corporation, an affiliate of Huntsman Corporation, for consulting services provided to us by Jon M. Huntsman. At May 31, 2000, this consulting agreement was terminated. No payments were made pursuant to this consulting agreement during 2000.

TRANSACTIONS WITH MANAGEMENT

     On May 31, 2000, we issued restricted stock under the terms of our 2000 plan to each of our executive officers in the following amounts:

     (a) Richard P. Durham -- 2,417 time-vested shares and 12,083 performance-vested shares in exchange for a secured promissory note of $7,005,389;

     (b) Jack E. Knott II -- 1,292 time-vested shares and 6,458 performance-vested shares in exchange for a promissory secured note of $3,744,260;

     (c) Scott K. Sorensen -- 1,125 time-vested shares and 5,625 performance-vested shares in exchange for a promissory secured note of $3,261,129; and

     (d) Ronald G. Moffitt -- 625 time-vested shares and 3,125 performance-vested shares in exchange for a promissory secured note of $1,811,739.

     Except as modified below, each secured promissory note bears interest at 7% per annum and principal on such secured promissory note is payable in three equal annual installments beginning on May 31, 2006. Interest payable on each secured promissory note from May 31, 2000 to May 31, 2006 is payable in three equal installments beginning on May 31, 2006. Interest accruing from May 31, 2006 to May 31, 2007 is payable on May 31, 2007 in cash and interest accruing from

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

May 31, 2007 to May 31, 2008 must be paid in cash at maturity on May 31, 2008. Each secured promissory note is secured by the shares of restricted stock owned by such executive officer.

     In connection with the amendment to Mr. Durham's employment agreement, we amended the original terms of his secured promissory note so that (a) no interest would accrue after December 31, 2000 and (b) our sole recourse against Mr. Durham with respect to his obligations under the promissory note would be the 14,500 shares of restricted common stock pledged as collateral.

     On April 1, 2001, we amended the original terms of Mr. Knott's secured promissory note so that (a) no interest would accrue after December 31, 2000 and
(b) our sole recourse against Mr. Knott with respect to his obligations under the promissory note would be the 7,750 shares of restricted common stock pledged as collateral.

     As part of the severance arrangements with Messrs. Sorensen and Moffitt, we amended the original terms of their secured promissory notes so that (a) interest would cease to accrue from December 27, 2000, in the case of Mr. Sorensen, and February 1, 2001, in the case of Mr. Moffitt, and (b) all accrued interest on their secured promissory notes was cancelled as of February 28, 2001, which, in the case of Mr. Sorensen amounted to approximately $132,000, and, in the case of Mr. Moffitt amounted to approximately $85,500. We also entered into stock redemption agreements with each of Messrs. Sorensen and Moffitt pursuant to which we repurchased all 6,750 time and performance vested shares of restricted stock from Mr. Sorensen and the 3,125 performance vested shares of restricted stock from Mr. Moffitt. In each case, we repurchased the shares at a price per share equal to $483.13, which repurchase price was set-off against the principal amount of their respective secured promissory notes. As of June 1, 2001, the amount outstanding under Mr. Durham's secured promissory note, including accrued interest, was $7,292,898; the amount outstanding under Mr. Knott's secured promissory note, including accrued interest, was $3,897,928; the amount outstanding under Mr. Moffitt's secured promissory note was $301,956; and Mr. Sorensen's secured promissory note was no longer outstanding.

     In connection with our split-off from Huntsman Corporation, we issued 7,000 shares of our Class C common stock to Richard P. Durham, our President and Chief Executive Officer and a director, in exchange for a $700,000 promissory note. This promissory note bears interest at 7% per annum and is payable over approximately 51 months. As of December 31, 2000, the outstanding balance on this note was $154,511.

     On February 22, 1999, we sold 26,223 shares of Class C common stock to certain members of our senior management. 15,734 of these shares were issued to Richard P. Durham, our President and Chief Executive Officer in exchange for a $1,573,400 promissory note; 7,867 of these shares were sold to Scott K. Sorensen, our then Executive Vice President, Chief Financial Officer and Treasurer, in exchange for a $786,700 promissory note; and 2,622 shares were sold to Ronald G. Moffitt, our then Senior Vice President and General Counsel, Secretary, in exchange for a $262,200 promissory note. All of such notes bear interest at 7% per annum and were originally payable in three annual installments beginning in February 2002. Pursuant to the recapitalization agreement, each of these promissory notes receivable was amended on May 31, 2000 to provide that they are payable in three annual installments beginning on May 31, 2006. In connection with the amendment to Mr. Durham's employment agreement, we modified the terms of his amended promissory note so that no interest on such note would accrue after December 31, 2000. As part of the severance arrangements with Messrs. Sorensen and Moffitt, we modified the terms of their amended promissory notes so that interest on such notes ceased to accrue on February 28, 2001. As of June 1, 2001, the amount outstanding under Mr. Durham's amended promissory note was $1,637,974; the amount outstanding under Mr. Moffitt's amended promissory note was $275,877; and the amount outstanding under Mr. Sorensen's amended promissory note was $827,889.

     On August 7, 1998, we made an offer to the board of directors of Applied Extrusion Technologies, Inc., a publicly traded company, to purchase all of the outstanding shares of common stock of

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

AET at $10.50 per share in a merger transaction. AET's board rejected the offer. On September 10, 1998, we made another offer to the board of directors of AET to purchase all of the outstanding shares of common stock of AET at $12.50 per share in a merger transaction. On September 14, 1998, Pliant Investment, Inc., our wholly owned subsidiary, purchased shares of the common stock of AET from Richard P. Durham, our President and Chief Executive Officer, for an aggregate purchase price of $3.30 million, in an arms-length transaction approved by the Board of Directors of Pliant Investment, Inc. Mr. Durham's original cost of acquiring those AET shares was approximately $3.33 million. AET's Board of Directors subsequently rejected our second offer, and we liquidated our entire investment in AET stock.

     On December 1, 1999, we announced that we had begun the process of evaluating a variety of financial alternatives to monetize the approximately 61% interest of our founder, former majority shareholder and former Chairman of the Board, Jon M. Huntsman. In connection with our exploring these alternatives, we adopted a Retention Bonus Plan for our eligible employees effective as of March 1, 2000. The purpose of the retention plan was to encourage our senior management and other key employees to continue their employment with us during this period of exploring strategic alternatives. Pursuant to the retention plan, we were required to pay bonuses to those who remained our employees for six months following the completion of the transactions. Under the retention plan we paid Messrs. Durham, Knott, Sorensen and Moffitt $125,000, $75,000, $62,500 and $47,500, respectively, because they met the six-month continued employment requirement following the consummation of the transactions.

     During 1999 and 1998, we made charitable contributions of $1,000,000 and $500,000, respectively, to the Huntsman Cancer Institute, a public charity. Jon
M. Huntsman, our former Chairman of the Board of Directors, and Richard P. Durham, our Chairman of the Board and Chief Executive Officer, serve on the Board of Trustees of the Huntsman Cancer Institute. These charitable contributions ceased as of May 31, 2000 and none were made during 2000.

TRANSACTIONS BETWEEN PLIANT AND NEW STOCKHOLDERS

  Common Stock Registration Rights Agreement

     Pursuant to the registration rights agreement entered into on May 31, 2000, we granted to Southwest Industrial Films, LLC, the trust, the management investors, the holders of our preferred stock warrants and the holders of the note warrants certain "demand" and "piggyback" registration rights for the registration under the Securities Act of the shares of common stock owned by them. Under the registration rights agreement, upon request of holders holding in excess of 50% of the shares of common stock held by Southwest Industrial Films, LLC and its transferees and affiliates, we are required to use our best efforts to register the shares. These stockholders will be entitled to request two demand registrations. Also, if we are not a public company or sold to a third party prior to May 31, 2005, the trust and its transferees and affiliates will be entitled to request one demand registration. Further, at any time 60 days after our initial public offering, holders holding in excess of 60% of the shares of common stock underlying the preferred stock warrants and holders holding in excess of 60% of the shares of common stock underlying the note warrants will each be entitled to exercise one demand registration. At any time after we have qualified for use of Form S-3, all parties to the registration rights agreement will have the right to request that we effect a registration under the Securities Act of their shares of common stock, subject to customary "blackout" and "cutback" provisions. The stockholders and holders of the preferred stock warrants and note warrants party to the registration rights agreement also may request that we use our best efforts to register shares of common stock held by them in other registrations initiated by us on our own behalf or on behalf of any other stockholder. We must pay all reasonable out-of-pocket costs and expenses, other than underwriting discounts and commissions, of any registration under the registration rights agreement. The registration rights agreement also contains customary provisions with respect to registration procedures, underwritten offerings and indemnification and contribution rights in con-

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

nection with the registration of common stock on behalf of the stockholders, holders of the preferred stock warrants and holders of the note warrants party to the registration rights agreement.

     The above summary of all of the material provisions of the registration rights agreement is less complete than the actual agreement and is qualified in its entirety by reference to all of the provisions of the registration rights agreement. You should read the actual registration rights agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for its complete provisions.

  The Stockholders' Agreement

     The stockholders' agreement entered into on May 31, 2000 governs the exercise of voting rights by our stockholders', including holders of our preferred stock warrants who exercise their warrants for common stock, with respect to the election of directors and certain other material events. The parties to the stockholders' agreement agreed initially to vote their shares of common stock to elect (i) four directors designated by Southwest Industrial Films, LLC, (ii) two directors designated by the trust and (iii) one director designated by the management investors. At the request of Southwest Industrial Films, LLC, the size of our board of directors may be increased from seven to nine. If so increased, one of the two additional directors will be designated by Southwest Industrial Films, LLC and the other will be designated by the management investors.

     The provisions of the stockholders' agreement also govern:

     - restrictions on the transfer of shares of common stock and the preferred stock warrants;

     - preemptive rights for holders of our common stock and preferred stock warrants to purchase certain equity securities to be issued by us in the amounts required to maintain their percentage ownership;

     - stockholder or company rights of first refusal to purchase certain shares of our common stock to be sold by other stockholders;

     - agreement by stockholders and holders of the preferred stock warrants to consent to the sale of all of, or a controlling interest in, us to a third party, if such sale is approved by our board of directors, and to sell their shares of common stock and preferred stock warrants if so required;

     - rights of stockholders and holders of the preferred stock warrants to participate in certain sales of the shares of our common stock by other stockholders; and

     - rights of holders of our common stock and preferred stock warrants to receive certain financial and other information.

     The above summary of all of the material provisions of the stockholders' agreement is less complete than the actual agreement and is qualified in its entirety by reference to all of the provisions of the stockholders' agreement. You should read the actual stockholders' agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for its complete provisions.

  Credit Facilities and Offering of Old Notes

     The Chase Manhattan Bank is the syndication agent, and its affiliate, J.P. Morgan Chase & Co. (formerly The Chase Manhattan Corporation), is a lender under our credit facilities. Both The Chase Manhattan Bank and J.P. Morgan Chase & Co. receive customary fees under the credit facilities for acting in such capacities. As part of the transactions, we paid fees of approximately $6.5 million to The Chase Manhattan Bank and J.P. Morgan Chase & Co. pursuant to the credit facilities. JPMSI was one of the initial purchasers in the offering of the Old Notes and was also the dealer manager for the debt tender offer and consent solicitation relating to our 9 1/8% senior subordinated notes due 2007 and received fees of approximately $8.7 million for acting in such capacities. In addition, when we amended our credit facilities, we paid fees of approximately $0.6 million in September 2000 and approximately $0.5 million in July 2001 to The Chase Manhattan Bank and J.P. Morgan Chase & Co. Each of The Chase Manhattan Bank, J.P. Morgan Chase & Co. and JPMSI are affiliates of Southwest Industrial Films, LLC, which owns approximately 53% of our outstanding common stock and currently has the right under the stockholders' agreement to appoint four of our directors, and of Flexible Films, LLC, which owns approximately 58% of our preferred stock. Southwest Industrial Films, LLC and Flexible Films, LLC are subsidiaries of J.P. Morgan Partners (BHCA), L.P. Donald J. Hofmann, Jr., Timothy J. Walsh, John M.B. O'Connor and Richard D. Waters, Jr., who serve as our directors, are executive officers of J.P. Morgan Partners, LLC, which serves as investment advisor to J.P. Morgan Partners
(BHCA), L.P., and JPMP Capital Corp., a subsidiary of J.P. Morgan Chase & Co., which is the general partner of the general partner of J.P. Morgan Partners
(BHCA), L.P.

TRANSACTIONS BETWEEN PLIANT AND UNIPLAST STOCKHOLDERS

     As a result of the Uniplast acquisition, Perry Acquisition Partners-2, L.P., which had owned substantially all of the shares of Uniplast Holdings Inc., became a more than 5% beneficial owner of our common stock. Of the approximately $40 million of Uniplast debt assumed by us as part of the consideration for the acquisition, approximately $2.5 million represented accrued management fees payable to an affiliate of Perry for services rendered to Uniplast from April 30, 1998 to June 1, 2001. In addition, pursuant to the Uniplast stock purchase agreement, if the final closing net debt of Uniplast on July 16, 2001 is less than $40 million, then we will be required to pay such difference to Perry as a transaction fee. If the final closing net debt of Uniplast is actually greater than $40 million, then we will retain the portion of the 3,468 shares (which are valued at approximately $1.7 million) subject to the holdback arrangement that is equivalent to the difference.

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

                        DESCRIPTION OF CREDIT FACILITIES

     The following is a summary of the material terms of our credit facilities, as amended, with JPMSI, as sole and exclusive advisor, lead arranger and lead book manager, The Chase Manhattan Bank, as sole and exclusive syndication agent, Bankers Trust Company, as administrative agent and collateral agent, The Bank of Nova Scotia, as documentation agent, and a syndicate of banking and financial institutions who became parties thereto. The following summary of all of the material provisions is less complete than the actual documentation for the credit facilities and is qualified in its entirety by reference to all of the provisions of the definitive documentation for the credit facilities. You should read the actual documentation for the credit facilities, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for their complete provisions.

  The Facilities

     Structure.  The credit facilities provide for a

     - tranche A facility in an aggregate principal amount of up to $200.0 million;

        -- $40.0 million of the tranche A facility is available to our principal
           Mexican subsidiary;

     - tranche B facility in an aggregate principal amount of up to $280.0 million; and

     - revolving credit facility in an aggregate principal amount of up to $100.0 million.

        -- Up to $30.0 million (plus an additional amount up to $40.0 million to support certain borrowings by our principal Mexican subsidiary) of the revolving credit facility is available in the form of letters of credit.

     Availability. The full amounts of the tranche A facility and the tranche B facility were drawn on May 31, 2000 to finance a portion of the transactions. Amounts borrowed under the tranche A facility and the tranche B facility that are repaid or prepaid may not be reborrowed. Loans and letters of credit under the revolving credit facility are available on and after May 31, 2000 and at any time prior to the final maturity of the revolving credit facility in specified minimum principal amounts. Amounts repaid under the revolving credit facility may be reborrowed.

  Interest

     The interest rates under the revolving credit facility and the tranche A facility are, at our option, Adjusted LIBOR plus 3.25% or ABR plus 2.25%, in each case subject to certain adjustments. Adjusted LIBOR is the London inter-bank offered rate adjusted for statutory reserves. ABR is the alternate base rate, which is the higher of Bankers Trust Company's prime rate or the federal funds effective rate plus 1/2 of 1%. The interest rates under the tranche B facility are, at our option, Adjusted LIBOR plus 3.75% or ABR plus 2.75%. Pliant may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. The calculation of interest is on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months.

  Fees

     We pay certain fees with respect to the credit facilities, including (a) 0.625% per annum on the undrawn portion of the commitments in respect of the credit facilities, which began to accrue on May 31, 2000 and is payable quarterly in arrears after May 31, 2000, subject to certain adjustments and (b) a fee at a per annum rate equal to the spread over Adjusted LIBOR under the revolving credit facility accruing on the aggregate face amount of outstanding letters of credit under the revolving credit facility, which is payable in arrears at the end of each quarter and upon the termination of the revolving credit facility, in each case for the actual number of days elapsed over a 360-day year. The fees referred to in (b) are distributed to the lenders participating in the revolving credit facility pro rata in accordance with the amount of each such lender's revolving credit facility commitment. In addition, we pay to the issuing bank, for its own account, (i) a per annum fronting fee on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the revolving credit facility, in each case for the actual number of days elapsed over a 360-day year, and (ii) customary issuance and administration fees. We also pay the administrative agent a customary annual administration fee.

  Guarantees; Security

     Our obligations under the credit facilities, under the related security documentation and under any interest protection or other hedging arrangements entered into by us with a lender (or any affiliate thereof) are unconditionally guaranteed by each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result therefrom, foreign) restricted subsidiaries.

     These obligations are secured by substantially all of our assets (subject to customary exceptions) and by the assets of each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result therefrom, foreign) restricted subsidiaries, including but not limited to:

     - a first-priority pledge of all capital stock held by us or any other of our domestic (and, subject to the foregoing limitation, foreign) restricted subsidiaries and held by subsequently acquired or organized restricted subsidiaries of ours (which pledge, in the case of any foreign subsidiaries, is limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to us); and

     - a perfected first-priority security interests in and, in some cases, mortgages on, substantially all of our tangible and intangible assets and on those of each of our existing or subsequently acquired or organized domestic (and, subject to the foregoing limitation, foreign) restricted subsidiaries (including but not limited to accounts receivable, inventory, real property, equipment, trademarks, other intellectual property, licensing agreements, cash and proceeds of the foregoing).

  Commitment Reductions and Repayments

     The tranche A facility matures on May 31, 2006 and amortizes on a quarterly basis, commencing with the quarter ended September 30, 2001. The tranche B facility matures on May 31, 2008, and amortizes on an annual basis in nominal amounts for the period from June 30, 2001 to June 30, 2006 and amortizes on a quarterly basis for the period beginning June 30, 2007 and ending on the final maturity date. The revolving credit facility matures on May 31, 2006.

     In addition, we are required to make annual mandatory prepayments of the tranche A and B facilities under the credit facilities in an amount equal to 50% of excess cash flow within 90 days following the end of each year, commencing with the year ended December 31, 2000. In addition, the tranche A and B facilities are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of equity and debt issuances by us or any of our subsidiaries and (b) 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, in each case subject to certain exceptions.

  Affirmative, Negative and Financial Covenants

     Affirmative Covenants. The credit facilities contain a number of affirmative covenants including, among others, covenants relating to:

     - delivery of financial statements and other information;

     - notices of material events;

     - information regarding collateral;

     - existence;

     - conduct of business;

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

     - payment of obligations;

     - maintenance of properties;

     - insurance;

     - casualty and condemnation;

     - maintenance of books and records;

     - inspection and audit rights;

     - compliance with laws;

     - use of proceeds and letters of credit;

     - additional subsidiaries;

     - further assurances; and

     - interest rate hedging.

     Negative Covenants. The credit facilities contain a number of negative covenants including, among others, prohibitions or limitations on:

     - indebtedness;

     - liens;

     - fundamental changes;

     - investments, loans, advances, guarantees and acquisitions, subject to exceptions for certain permitted acquisitions

     - certain equity securities;

     - asset sales;

     - sale and lease-back transactions;

     - hedging agreements;

     - restricted payments;

     - certain payments of indebtedness;

     - transactions with affiliates;

     - agreements that restrict the ability of our subsidiaries to pay dividends or make loans to us or to guarantee our debt;

     - capital expenditures;

     - amendment of material documents; and

     - designated senior debt.

     Financial Covenants. The credit facilities contain the following financial covenants:

     - We must maintain a ratio of period-end consolidated debt to Consolidated EBITDA for the period of no more than 6.00:1.00 for the 12-month period ending on June 30, 2001 and 5.50:1.00 for the 12-month period ending on September 30, 2001. Thereafter, the maximum ratio we are allowed decreases in increments of 0.25 after every quarter until September 30, 2003, when it becomes 3.50:1.00 for the 12-month period then-ended and all subsequent periods.

     - We must maintain a ratio of Consolidated EBITDA to consolidated cash interest expense of at least 1.40:1.00 for the 12-month period ending on June 30, 2001. Thereafter, the minimum ratio we are required to maintain increases in increments of 0.05 to 0.15 after every quarter until the 12-month period ending on December 31, 2003, when it becomes 2.25:1.00 for such period and all subsequent periods.

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

Under the credit facilities, our Consolidated EBITDA is calculated as follows, after giving pro forma effect to any permitted acquisitions or asset sales outside of the ordinary course of business:

     - our consolidated net income before consolidated interest expense and provision for taxes, plus

     - the amount of letter of credit fees paid, plus

     - the amount of all amortization and depreciation and other non-cash charges and losses, plus

     - the amount of all extraordinary charges and losses, plus

     - the amount of all nonrecurring charges incurred relating to restructurings, plant closings or similar actions in connection with our facilities in Birmingham, AL; Dalton, GA; Harrington, DE; Shelbyville, IN; and Toronto, Canada and other similar charges up to a maximum of $8,000,000 in connection with similar actions occurring prior to November 30, 2001, plus

     - the amount of all non recurring charges incurred pursuant to the agreement with A.T. Kearney for the SCORE initiative, plus

     - the amount of all compensation expense relating to long-term incentive plans, bonuses and severance payments incurred as a result of the transactions, plus

     - the amount of all nonrecurring transaction and finance expenses incurred as a result of the transactions and permitted acquisitions, minus

     - the amount of all extraordinary gains.

     The definition of Consolidated EBITDA contained in our credit facilities is different from the definition of EBITDA contained in the indenture. The indenture definition is used in presenting EBITDA for all other purposes in this prospectus, including under "Selected Financial Data." However, the difference in 2000 between EBITDA as calculated under the indenture and Consolidated EBITDA as calculated under the credit facilities was not material.

  Events of Default

     The credit facilities contain customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other indebtedness, bankruptcy events, ERISA events, material judgments and liabilities, actual or asserted invalidity of security interests and change of control.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 10,000,000 shares of common stock, no par value, and 200,000 shares of preferred stock, no par value. As of July 16, 2001, 598,598 shares of our common stock (of which 18,541 shares are subject to vesting requirements which have not yet been met and 3,468 shares are subject to holdback arrangements under the Uniplast stock purchase agreement and have not yet been delivered) and 129,000 shares of preferred stock were outstanding. The outstanding shares of common stock consist of 572,356 shares issued upon consummation of the transactions on May 31, 2000, 1,650 shares of common stock issued on July 17, 2000 in a private placement to members of our senior management who were not management investors and 34,677 shares issued as consideration in the Uniplast acquisition, less the shares of restricted stock redeemed in connection with employee severance arrangements. In the July 2000 private placement, we received cash consideration of $483.13 per share, or approximately $800,000 in the aggregate.

     In addition, at July 16, 2001, we had reserved for issuance the 77,753 shares of common stock underlying the preferred stock warrants, the 18,532 shares of common stock underlying the note warrants, the 24,357 shares of common stock underlying the options granted under the 2000 plan, the 7,721 shares of common stock which remain available for issuance under the 2000 plan and the 8,902 shares of common stock underlying the options granted to Mr. Knott under the 1998 plan, as amended. Pursuant to our stockholders' agreement, we are required to make a preemptive rights offering of additional shares of our preferred stock and preferred stock warrants to certain holders of our common stock. We expect to close the preemptive rights offering in the third quarter of 2001.

     The following are summaries of all of the material terms of the common stock and the preferred stock. Such summaries are less than complete and are qualified in their entirety by reference to all of the provisions of our articles of incorporation and bylaws and the preferred stock warrant agreement. You should read the actual articles of incorporation, bylaws and preferred stock warrant agreement, copies of each of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for their complete provisions. For a summary of all of the material terms of our note warrants, please see "Description of the Note Warrants."

COMMON STOCK

     Subject to the rights of holders of any outstanding preferred stock, the holders of common stock are entitled to receive dividends when and as declared by our Board of Directors out of our assets legally available for distribution.

     The holders of common stock are entitled to one vote per share on all matters on which the holders of the common stock are entitled to vote. The holders of common stock do not have cumulative voting rights; as a result, the holders of a majority of the shares of common stock represented at a meeting can elect all the directors standing for election at the meeting. See "Risk
Factors -- Concentration of Ownership and Control."

     The holders of common stock do not have any exchange, redemption or preemptive rights (however, pursuant to the stockholders agreement, we have granted preemptive rights to acquire additional shares of the common stock). See "Certain Relationships and Related Transactions." In the event of the liquidation, dissolution or winding up of Pliant, the holders of common stock would be entitled to share ratably, subject to the liquidation preferences of any preferred stock then outstanding, in our assets legally available for distribution.

     Fully-paid shares of common stock are not liable to further calls or assessments by us and holders of common stock are not liable for any of our liabilities.

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

PREFERRED STOCK

     We are authorized to issue up to 200,000 shares of preferred stock. Of this amount, 130,000 shares have been designated as Series A Cumulative Exchangeable Redeemable Preferred Stock. The preferences, limitations and relative rights of the remaining 70,000 shares of preferred stock have not been established.

     A summary description of the preferred stock may be found under the heading "-- Description of Preferred Stock."

     Our board of directors has authority to issue, without any further action by our shareholders, one or more additional series of preferred stock, and to determine at the time of issuance the number, designation, preferences, limitations and relative rights of such additional series of preferred stock. The holders of additional series of preferred stock, if issued, will be entitled to such voting rights as our board of directors shall determine in its discretion, subject to the limitations set forth in our articles of incorporation. As a result, our board of directors, without shareholder approval, could authorize the issuance of preferred stock with rights which could adversely affect the rights of the holders of common stock. Any future issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Other than the preferred stock issued as part of the transactions, we presently have no plans to issue any additional series of preferred stock.

DESCRIPTION OF PREFERRED STOCK

     Dividends. Dividends on the preferred stock accrue from the issue date at an annual rate of 14%. We have the option to pay dividends in cash or to have the dividends accrue and compound quarterly. After May 31, 2005, however, the annual dividend rate increases to 16% unless we pay dividends in cash. The annual dividend rate also increases to 16% if we fail to comply with certain of our obligations or upon certain events of bankruptcy. The credit facilities will prohibit and the Indenture restricts our ability to pay cash dividends on the preferred stock.

     Voting Rights. Holders of the preferred stock have no voting rights, except as otherwise required by law and except in certain circumstances, including:

     -  amending certain rights of the holders of the preferred stock; and

     - the issuance of any class of equity securities that ranks on par with or senior to the preferred stock.

     Ranking. The preferred stock is, with respect to dividend and liquidation rights, our most senior class or series of capital stock. We may not issue any capital stock which ranks equal or senior to the preferred stock in terms of dividend and liquidation rights without the approval of holders of at least a majority of the shares of outstanding preferred stock.

     Exchange Rights. We may, at our option, exchange the preferred stock for 14% senior subordinated exchange notes so long as such exchange and the associated debt incurrence is permitted by our existing debt instruments, but no holder of preferred stock may be required to make the exchange without its consent.

     Redemption. We must redeem the preferred stock at a price equal to its liquidation preference of $1,000 per share, plus accumulated dividends, on May 31, 2011. On or after May 31, 2003, we may redeem the preferred stock at our option, in whole or in part, at a redemption price of:

     - 107% of the sum of the liquidation preference plus accrued and unpaid dividends if redeemed prior to May 31, 2004;

     - 103% of the sum of the liquidation preference plus accrued and unpaid dividends if redeemed on or after May 31, 2004 and prior to May 31, 2005; and

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

     - 100% of the sum of the liquidation preference plus accrued and unpaid dividends if redeemed at any time on or after May 31, 2005.

     In addition, prior to May 31, 2003, we may redeem the preferred stock, at any time, at our option, in whole or in part, at the higher of:

        (x) a redemption price (expressed as a percentage of the sum of the liquidation preference plus all accrued and unpaid dividends, if any) equal to 115%; and

        (y) the present value as of the redemption date of the redemption price that would be payable if the preferred stock were redeemed on May 31, 2003 (assuming dividends were to accrue and be unpaid through May 31, 2003) determined by discounting such redemption price at a rate equal to the then current yield on a treasury note with a maturity date corresponding closest to May 31, 2003 plus 100 basis points.

     The credit facilities prohibit and the indenture restricts our ability to redeem the preferred stock.

     Change of Control Offer. Before we consummate a change of control, we must give holders of the preferred stock the opportunity to sell us their preferred stock at 103% of the sum of the liquidation preference plus accrued and unpaid dividends and either obtain the consent of the lenders under the credit facilities and the holders of the Notes, if required, or repay such debt to comply with this repurchase obligation.

     Certain Restrictive Provisions. The articles of incorporation or the purchase agreement for the preferred stock limit our ability to, among other things:

     - issue stock that ranks senior to or equally with the preferred stock, including additional shares of preferred stock;

     - pay dividends and make distributions on, or redeem, capital stock that ranks junior to the preferred stock;

     - enter into transactions with affiliates;

     - merge, consolidate, recapitalize, dissolve or liquidate; and

     - amend or modify our articles of incorporation.

     These covenants are subject to a number of important exceptions.

DESCRIPTION OF PREFERRED STOCK WARRANTS

     Exercise Period. The holders of preferred stock warrants may exercise them at any time prior to May 31, 2011.

     Exercise Price. The preferred stock warrants have a nominal exercise price of $.01 per share, which may be paid at the holder's option in cash or surrender of preferred stock warrants with a value equal to the exercise price. The preferred stock warrants contain customary anti-dilution provisions with respect to stock splits and combinations, stock dividends, below market issuances, distributions of securities or other unusual distributions of cash or other assets, mergers, consolidations and reorganizations.

     Dividend Rights. We may not pay dividends on our common stock unless the holders of the preferred stock warrants receive a pro rata portion of such dividends on a basis as if they had exercised the preferred stock warrants immediately prior to such dividend.

     Board Attendance Rights. The holders of at least a majority of the common stock issued or issuable upon exercise of the preferred stock warrants are entitled to designate one non-voting representative to attend all meetings of our board of directors and committees thereof.

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

     Other Rights. Holders of the preferred stock warrants are party to the registration rights agreement and the stockholders agreement entered into on May 31, 2000, as amended. See "Certain Relationships and Related
Transactions -- Transactions between Pliant and New Stockholders."

UTAH CONTROL SHARES ACQUISITION ACT

     The Utah Control Shares Acquisition Act provides that, when a person or group acquires shares (or the power to direct the voting of shares) of a corporation that is subject to this control shares act equal to or in excess of 20%, 33 1/3% or a majority of the voting power of the corporation, the acquiror is not permitted to vote (or to direct the voting of) the shares unless a majority of the corporation's shares (voting in voting groups, if applicable), excluding shares held by the acquiror or by the officers and employee-directors of the corporation, approve a resolution granting the acquiror the right to vote the shares. Shareholder approval may occur at the next meeting of the shareholders or, if the acquiror requests a special meeting and agrees to pay the associated costs of the corporation for the requested special meeting, at the requested special meeting of the shareholders (to be held within 50 days of the corporation's receipt of the request by the acquiror).

     If authorized by the corporation's articles of incorporation or bylaws, the corporation may redeem the acquiror's shares at their fair market value if the acquiror does not file an "acquiring person statement." Our articles of incorporation and bylaws do not provide for redemption of an acquiror's shares in the event the acquiror fails to file an "acquiring person statement." An acquiror's shares are not subject to redemption after an "acquiring person statement" has been filed unless the shares are not accorded full voting rights by the shareholders. If the acquiror obtains the right to vote, and if the acquiror obtains a majority of the voting power of the corporation, the shareholders may be entitled to dissenters' rights.

     The control shares act does not apply if (a) a corporation's articles of incorporation or bylaws provide that the control shares act does not apply, (b) the acquisition of shares of the corporation is consummated pursuant to a merger (to which the corporation is a party), or (c) under certain other specified circumstances. In addition, this control shares act applies only to Utah corporations that (a) have 100 or more shareholders, (b) have their (i) principal place of business, (ii) principal office, or (iii) substantial assets in the State of Utah, and (c) have (i) more than 10% of their shareholders who are residents of Utah, (ii) more than 10% of their shares owned by Utah residents, or (iii) 10,000 or more shareholders who are residents of Utah.

     Our articles of incorporation and bylaws contain no additional provision restricting transactions with interested shareholders or other takeover situations, nor do they contain provisions opting out of this control shares act.

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

                            DESCRIPTION OF THE NOTES

     Definitions of certain terms used in this Description of the Notes may be found under the heading "-- Certain Definitions." For the purposes of this section, the term "Company" refers only to Pliant Corporation and not any of its subsidiaries. Certain of the Company's Subsidiaries will guarantee the Notes. In addition, certain of the Company's subsidiaries formed or acquired in the future, if any, will be required to guarantee the Notes and therefore will be subject to many of the provisions contained in this Description of the Notes. Each company which guarantees the Notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."

     The Company issued the Old Notes and the Notes under the Indenture, dated as of May 31, 2000, among the Company, the Note Guarantors and The Bank of New York, as trustee (the "Trustee"), a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The Indenture, as supplemented on July 16, 2001, contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Company and of each Note Guarantor under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

     On May 31, 2000, the Company issued 220,000 units, consisting of $220.0 million aggregate principal amount of Old Notes and Note Warrants to purchase 18,532 shares of common stock. The Old Notes and the Note Warrants became separately transferable on August 29, 2000. On October 12, 2000, the Company consummated the registered exchange offer of Notes for Old Notes, and the Trustee authenticated and delivered $220.0 million aggregate principal amount of New Notes in exchange for a like principal amount of Old Notes. Accordingly, no Old Notes remain outstanding.

     The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE NOTES AND THE NOTE GUARANTEES

  The Notes

     The Notes are:

     - general unsecured obligations of the Company;

     - subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company;

     - senior in right of payment to any future Subordinated Obligations of the Company;

     - effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

     - effectively subordinated to all liabilities (including trade payables) and Preferred Stock of each Subsidiary of the Company which is not guaranteeing the Notes, and any other future Subsidiaries which do not guarantee the Notes.

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

  The Note Guarantors

     The Notes are guaranteed by each of the following domestic Restricted Subsidiaries of the Company:

     - Pliant Corporation International;

     - Pliant Film Products of Mexico, Inc.;

     - Pliant Solutions Corporation;

     - Pliant Corporation Georgia, Inc.;

     - Pliant Packaging of Canada, LLC;

     - Uniplast Holdings Inc.;

     - Uniplast U.S., Inc.;

     - Turex, Inc.;

     - Pierson Industries, Inc.; and

     - Uniplast Midwest, Inc.

The Notes are not guaranteed by Restricted Subsidiaries which also do not guarantee any Senior Indebtedness, currently consisting of the following:

     - Aspen Industrial S.A. de C.V.;

     - Edison Exports, Inc. FSC Limited;

     - Pliant Corporation of Canada Ltd.;

     - Pliant Film Products GmbH;

     - Pliant Corporation Pty, Ltd.;

     - Pliant Film Products, UK, Limited;

     - Mexicana de Tintas S.A.;

     - Nepsa de Mexico S.A. de C.V.;

     - Uniplast Industries Co.;

     - Uniplast Films, Inc.; and

     - 1292789 Ontario Inc.

     The Notes are not guaranteed by Pliant Investment, Inc., which is an Unrestricted Subsidiary. Pliant Investment, Inc. is currently inactive and does not have any material assets or liabilities.

     The Restricted Subsidiaries that are not Note Guarantors had generated 13.0% of the Company's net sales for the year ended December 31, 2000, and at March 31, 2001, after giving effect to the Uniplast acquisition, would have accounted for 14.2% of the assets of the Company and its Subsidiaries on a consolidated basis.

  The Note Guarantees

     The Note Guarantee of each Note Guarantor and all Note Guarantees, if any, made by future Restricted Subsidiaries of the Company:

     - are general unsecured obligations of the applicable Note Guarantor;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor;

     - rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor;

     - are senior in right of payment to any future Subordinated Obligations of such Note Guarantor; and

     - are effectively subordinated to any Secured Indebtedness of such Note Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     We issued the Notes in an aggregate principal amount of $220 million. The Notes are limited to $220,000,000 in aggregate principal amount and will mature on June 1, 2010. The Notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. Each Note bears interest at a rate of 13% per annum from May 31, 2000, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually on June 1 and December 1 of each year, commencing December 1, 2000 to Holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date. We will pay interest on overdue principal at the rate borne by the Notes and, to the extent lawful, overdue installments of interest at such rate.

PAYING AGENT AND REGISTRAR

     We will pay the principal of, premium, if any, interest and liquidated damages, if any, on the Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 101 Barclay Street, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses. Holders may exchange or transfer their Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes.

     We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Company may not redeem the Notes prior to June 1 , 2005. On or after that date, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

YEAR                                                  REDEMPTION PRICE
----                                                  ----------------
2005..............................................         106.500%
2006..............................................         104.333%
2007..............................................         102.167%
2008 and thereafter...............................         100.000%

     Prior to June 1, 2003, the Company may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

          (1) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and

          (2) any such redemption by the Company must be made within 120 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

SELECTION

     If we partially redeem Notes, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount will be redeemed in part. If we redeem any
Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Notes to be redeemed.

RANKING

     The Notes are, unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all future Subordinated Obligations of the Company. The Notes are effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption "-- Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     The Company currently conducts certain of its operations through its Subsidiaries. To the extent any existing or future Subsidiary does not Guarantee the Notes, creditors of such Subsidiaries, including trade creditors and preferred stockholders (if any), generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Company's creditors, including Holders. The Notes, therefore, will be effectively subordinated to claims of creditors, including trade creditors, and preferred stockholders (if any) of Subsidiaries of the Company, including those formed or acquired in the future, that do not Guarantee the Notes. As of March 31, 2001, after giving effect to the Uniplast acquisition, the Subsidiaries of the Company, other than those Subsidiaries that are Note Guarantors, would have had total liabilities, including trade payables, of approximately $76.2 million (excluding liabilities owed to the Company). As of March 31, 2001, after giving effect to the Uniplast acquisition, there would have been outstanding:

          (1) approximately $480.5 million of Senior Indebtedness of the Company, all of which would have been Secured Indebtedness (exclusive of unused commitments of $84.5 million under the Revolving Credit Facility);

          (2) no Senior Subordinated Indebtedness of the Company (other than the Notes) and no indebtedness of the Company that is subordinate or junior in right of payment to the Notes;

          (3) no Senior Indebtedness of the Note Guarantors (other than the guarantees of Indebtedness under the Credit Agreement); and

          (4) no Senior Subordinated Indebtedness of the Note Guarantors (other than the Note Guarantees), and no Indebtedness of the Note Guarantors that is subordinate or junior in right of payment to the Note Guarantees.

     Subject to certain conditions, the Indenture permits us to incur substantial amounts of additional Indebtedness. Such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company or any Note Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Note Guarantor's Note Guarantee; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of the Company to any Subsidiary of the Company or of any Note Guarantor to the Company or any other Subsidiary of the Company;

          (2) any liability for Federal, state, local or other taxes owed or owing by the Company or any Note Guarantor;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Company or any Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (5) any obligations with respect to any Capital Stock; or

          (6) any Indebtedness Incurred in violation of the Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of the Indenture.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes. The Notes will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     The Company may not pay principal of, premium (if any) or interest on the Notes, or make any deposit pursuant to the provisions described under "-- Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

          (1) any principal of, interest on, unpaid drawings for letters of credit in respect of, or regularly accruing fees with respect to any, Designated Senior Indebtedness of the Company is not paid when due, or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

             (x) the default has been cured or waived and any such acceleration has been rescinded, or

             (y) such amounts due under Designated Senior Indebtedness have been paid in full;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

     During the continuance of any default (other than a default described in clause (1) or (2) above) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice, specified as a "Notice of Default" and describing with particularity the default under such Designated Senior Indebtedness (a "Blockage Notice"), of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

          (2) by repayment in full of such Designated Senior Indebtedness, or

          (3) because the default giving rise to such Blockage Notice is no longer continuing).

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the second preceding sentence and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments.

     Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment of principal of or interest on the Notes; and

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

          (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive:

             (i) Capital Stock; and

             (ii) debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

     If a payment or distribution is made to Holders of the Notes that due to the subordination provisions of the Indenture should not have been made to them, such Holders will be required to hold it in trust for the benefit of the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any such Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of the subordination provisions of the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness of the Company or Senior Subordinated Indebtedness of the Company (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

NOTE GUARANTEES

     The Note Guarantors and certain future Subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or liquidated damages in respect of the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Domestic Subsidiary and any other Restricted Subsidiary that guarantees any Senior Indebtedness (other than a Foreign Subsidiary that guarantees Senior Indebtedness Incurred by another Foreign indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See
"-- Certain Covenants -- Future Note Guarantors" below.

     The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

     Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations or such Note Guarantee is released upon the merger or the sale of all the Capital Stock or assets of the Note Guarantor in compliance with the conditions set forth in the Indenture under "-- Merger and Consolidation" or "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock", (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes pursuant to this section in the event that it has exercised its right to redeem all the Notes under the terms of the section titled "Optional Redemption":

          (1) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (2) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) a person (including a Permitted Holder) shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately, only after the passage of time, upon the happening of any event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (A) selected in accordance with the Stockholders Agreement so long as such agreement is in effect or otherwise nominated by the Permitted Holders or (B) whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the Board of Directors or in accordance with the Stockholders Agreement or otherwise by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     In the event that at the time of such Change of Control the terms of any agreement governing Bank Indebtedness of the Company or its Subsidiaries restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

          (1) repay in full all such Bank Indebtedness or offer to repay in full all such Bank Indebtedness and repay the Indebtedness of each lender who has accepted such offer, or

          (2) obtain the requisite consent of the lenders under such agreements to permit the repurchase of the Notes as provided for below.

     If the Company does not obtain such consents or repay such Bank Indebtedness, the Company will remain prohibited from repurchasing the Notes pursuant to this covenant. In such event the Company's failure to make an offer to purchase Notes pursuant to this covenant would constitute an Event of Default under the Indenture which in turn would constitute a default under the Credit Agreement. In such circumstances, the subordination provisions of the Indenture would likely prohibit payments to Holders of the Notes.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

     (2) the circumstances and relevant facts and financial information regarding such Change of Control;

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness". Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that the Company will have sufficient funds available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture will contain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 31, 2002 and 2.25:1.00 if such Indebtedness is Incurred thereafter.

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

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $580.0 million at any one time outstanding less the aggregate amount of all repayments of principal of such Indebtedness pursuant to the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

          (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, (C) if a Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is made pursuant to an intercompany note and (D) if a Note Guarantor is the obligor on such Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

          (3) Indebtedness (A) represented by the Old Notes, the Note Guarantees, the New Notes and the New Note Guarantees, (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of any Indebtedness otherwise permitted by the terms of the Indenture;

          (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

          (5) Indebtedness of the Company or a Restricted Subsidiary (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that such Interest Rate Agreements or Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness (including Capitalized Lease Obligations and Attributable Debt) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (6) and all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6), does not exceed the greater of (x) 5.0% of Tangible Assets and (y) $30.0 million;

          (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

          (8) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (9) the Incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings);

          (10) Indebtedness of Foreign Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (10) does not exceed at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

          (11) Indebtedness under any Domestic Overdraft Facility; or

          (12) Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $20.0 million.

          (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations secured by Liens on the assets of any entity existing at the time such entity is acquired by, and becomes a Restricted Subsidiary of, the Company, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of such entity being acquired by the Company and
     (y) do not extend to any other assets of the

     Company or any of its other Subsidiaries. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations of such Note Guarantor secured by Liens on the assets of any entity existing at the time such entity is acquired by such Note Guarantor, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens (x) are not created, incurred or assumed in connection with or in contemplation of such assets being acquired by such Note Guarantor and (y) do not extend to any other assets of the Company or any of its other Subsidiaries.

          (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

             (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause
        (1) of paragraph (b) above,

             (2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

             (3) If obligations in respect of letters of credit are Incurred pursuant to the Credit Agreement and are being treated as Incurred pursuant to clause (1) of paragraph (b) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

             (4) The principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the maximum liquidation preference,

             (5) The principal amount of Indebtedness, Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor issued at a price less than the principal amount thereof, the maximum fixed redemption or repurchase price thereof or liquidation preference thereof, as applicable, will be equal to the amount of the liability or obligation in respect thereof determined in accordance with GAAP,

             (6) If such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was Incurred,

             (7) The accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends or distributions in the form of additional Capital Stock will not be deemed an Incurrence of Indebtedness for purposes of this covenant,

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             (8) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

             (9) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, will classify (or later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution of any kind on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the holders (solely in their capacities as such) of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (A) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and (B) Indebtedness described in clause (2) of paragraph (b) of the covenant described under "-- Limitation on Indebtedness"), or

          (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (A) a Default will have occurred and be continuing (or would result therefrom);

             (B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

             (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

                (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are publicly available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                (ii) 100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company (x) as capital contributions to the

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           Company after the Closing Date or (y) from the issue or sale of its
           Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than a capital contribution from or an issuance or sale to (a) a Subsidiary of the Company or (b) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries);

                (iii) 100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company or any Restricted Subsidiary issued after the Closing Date to acquire assets from a third party;

                (iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                (v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash from the sale or other disposition (other than to (x) the Company or a Subsidiary of the Company or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries) of Restricted Investments made by the Company or any Restricted Subsidiary after the Closing Date and from repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary by any Person (other than (x) the Company or any of its Subsidiaries or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments;

                (vi) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                (vii) $5.0 million.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any purchase, repurchase, retirement or other acquisition or retirement for value of, or other distribution in respect of, Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or capital contributions to the Company after the Closing Date (other than Disqualified Stock and other than Capital Stock issued or sold to, or capital contributions from, a Subsidiary of the Company or an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

             (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments, and

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             (B) the Net Cash Proceeds from such sale or capital contribution applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, (x) Capital Stock of the Company or a Restricted Subsidiary or (y) Subordinated Obligations of the Company or a Restricted Subsidiary that are permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (4) Investments that are made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

          (5) dividends or other distributions paid to holders of, or redemptions from holders of, Capital Stock within 60 days after the date of declaration thereof, or the giving of formal notice of redemption, if at such date of declaration such dividends or other distributions or redemptions would have complied with this covenant; provided, however, that such dividends, distributions or redemptions will be included in the calculation of the amount of Restricted Payments;

          (6) any repurchase of Capital Stock owned by former officers, directors, consultants or employees of the Company or its Subsidiaries or their assigns, estates and heirs or entities controlled by them, provided, however, that the amount of such repurchases shall not, in the aggregate, exceed the sum of (A) $10.0 million (which amount shall be increased by the amount of any Net Cash Proceeds to the Company from (i) sales of Capital Stock of the Company to management, other employees or Permitted Holders subsequent to the Closing Date to the extent such amounts are not included under clause 4(C)(ii) of paragraph (a) above and (ii) any "key-man" life insurance policies which are used to make such repurchases) and (B) $2.0 million per fiscal year of the Company (which amount may be used in a subsequent fiscal year to the extent not used during a fiscal year); provided further, however, that the cancelation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indenture, provided further, however, that such repurchase will be included in the calculation of the amount of Restricted Payments;

          (7) any of the transactions pursuant to the Recapitalization Agreement; provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

          (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded in the calculation of the amount of Restricted Payments; or

          (9) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments.

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     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2) make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company to other Indebtedness Incurred by the Company shall not be deemed a restriction on the ability to make loans or advances); or

          (3) transfer any of its property or assets to the Company, except:

             (A) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order, or an agreement in effect at or entered into on the Closing Date (including the Credit Agreement);

             (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness of such Restricted Subsidiary, in each case Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

             (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreements;

             (D) in the case of clause (3), any encumbrance or restriction

                (i) that restricts in a customary manner the assignment of any lease, license or similar contract or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,

                (ii) that is or was created by virtue of any transfer of, agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

                (iii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, or

                (iv) encumbrances or restrictions relating to Indebtedness permitted to be Incurred pursuant to clause (b)(6) of the covenant described under "-- Limitation on Indebtedness" for property acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired (it being agreed that any such encumbrance or restriction may also secure other Indebtedness permit-

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           ted to be Incurred by the Company and provided by the same financing source providing the Indebtedness Incurred pursuant to such clause
           (b)(6));

             (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (F) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

             (G) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions apply only to such Securitization Entity;

             (H) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

             (I) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries of the Company permitted to be Incurred pursuant to clause (a) or (b)(10) under the caption
        "-- Limitation on Indebtedness".

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Capital Stock and assets subject to such Asset Disposition,

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or Temporary Cash Investments, (B) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business or (C) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) first, (i) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (x) Bank Indebtedness or (y) other Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in the case of clause (y), other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor) or (ii) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or the application by the Company of the Net Available Cash received by a Restricted Subsidiary of the Company), in each case within 365 days (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days) from the later of such Asset Disposition or the receipt of such Net Available Cash, provided that pending the final application of any such Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture;

             (B) second, within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days), to the extent of the balance of such Net Available Cash after such application in accordance with clause (A), to make an Offer (as defined below) to purchase Notes

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

        pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) (other than the proviso thereof) and (B), for any general corporate purpose not restricted by the terms of the Indenture;

provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10.0 million.

     For the purposes of this covenant, the following are deemed to be cash:

     - the assumption of any liabilities of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Disposition, and

     - securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(B) of this covenant, the Company will be required to purchase Notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture. If the aggregate purchase price of Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any general corporate purpose not restricted by the terms of the Indenture. The Company will not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (a)(3)(A)) is less than $10.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of the Offer, the amount of Net Available Cash shall be reduced to zero.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the

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purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

          (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

             (A) are set forth in writing, and

             (B) except as provided in clause (a)(3) below, have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (if any such members exist), and

          (3) that, in the event (i) such Affiliate Transaction involves an amount in excess of $10.0 million, or (ii) if there are no members of the Board of Directors having no personal stake in such Affiliate Transaction and such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments,"

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors,

          (3) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

          (4) loans or advances to officers, directors or employees in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time,

          (5) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of the Company and its Restricted Subsidiaries,

          (6) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

          (7) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than Chase Capital Partners and Persons directly or indirectly controlled by Chase Capital Partners) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Closing Date,

          (8) sales of Capital Stock to Permitted Holders approved by a majority of the members of the Board of Directors who do not have a material direct or indirect financial interest in or with respect to the transaction being considered, or

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          (9) the existence or performance by the Company or any Restricted
     Subsidiary under any agreement as in effect as of the Closing Date (including the Recapitalization Agreement and the agreements to be entered into pursuant thereto or any amendment thereto) or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Closing Date.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if permitted by SEC practice and applicable law and regulations) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC (or if not permitted, within 15 days after it would have otherwise been required to file them with the
SEC), copies of the Company's annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following the existence of a Public Market, the Company will furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     Future Note Guarantors. The Company will cause each Domestic Subsidiary and any other Restricted Subsidiary that guarantees any Senior Indebtedness (other than a Foreign Subsidiary that guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Domestic or other Restricted Subsidiary will Guarantee payment of the Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Domestic or other Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Domestic or other Restricted Subsidiary, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business, except that the Company and any of its Restricted Subsidiaries may engage in a new business so long as the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in a Permitted Business.

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

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

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Certain
     Covenants -- Limitation on Indebtedness"; and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

     In addition, the Company will not permit any Note Guarantor to consolidate with or merge with or into any Person unless either

          (1) (A) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (B) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (C) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

          (2) such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     Notwithstanding any of the foregoing:

          (A) any Restricted Subsidiary may consolidate with, merge into or transfer or lease all or part of its properties and assets to the Company or a Subsidiary that is a Note Guarantor, and

          (B) the Company may merge with an Affiliate incorporated solely for
     (i) the purpose of incorporating the Company or (ii) organizing the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in any payment of interest or liquidated damages on any Note when due and payable, whether or not prohibited by the provisions described under "Ranking" above, continued for 30 days,

          (2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking" above,

          (3) the failure by the Company or any Note Guarantor to comply with its obligations under the covenant described under "Merger and Consolidation" above,

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          (4) the failure by the Company or any Restricted Subsidiary to comply for 45 days after written notice (specifying the default and demanding that the same be remedied) with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase Notes),

          (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the Notes or the Indenture,

          (6) the failure by the Company or any Restricted Subsidiary of the Company to pay the principal amount of any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the aggregate principal amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 30 days after receipt of the notice specified in the Indenture,

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

          (8) the rendering of any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company, or a Restricted Subsidiary of the Company if such judgment or decree becomes final and nonappealable and remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or

          (9) any Note Guarantee of a Material Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (4), (5), (6) or (9) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company or the Note Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6) or (9) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" may declare the principal of and accrued but unpaid interest and liquidated damages on all the Notes to be due and payable. Upon such a declaration, such principal and interest and liquidated damages will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest and liquidated damages on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

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

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

          (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy,

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

          (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

          (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

          (1) reduce the amount of Notes whose Holders must consent to an amendment,

          (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Note,

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

          (3) reduce the principal of or extend the Stated Maturity of any Note,

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above,

          (5) make any Note payable in money other than that stated in the Note,

          (6) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder,

          (7) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

          (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

          (9) modify the Note Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture to:

     - cure any ambiguity, omission, defect or inconsistency,

     - provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

     - provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

     - make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Note Guarantor (or any representative thereof) under such subordination provisions,

     - add additional Guarantees with respect to the Notes,

     - secure the Notes,

     - add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

     - make any change that does not materially and adversely affect the rights of any Holder,

     - provide for the issuance of the New Notes, or

     - comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     Subject to compliance with the restrictions on transfer and exchange set forth in the Indenture, a Holder will be able to transfer or exchange Notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and

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

transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes.

DEFEASANCE

     The Company may at any time terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Company may at any time terminate:

          (1) its obligations under the covenants described under "-- Change of Control" and "-- Certain Covenants",

          (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "-- Defaults" above and the limitations contained in clause (3) under the first paragraph of "-- Merger and Consolidation" above ("covenant defeasance").

     In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect to Significant Subsidiaries only), (8) or (9) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) under the first paragraph of "-- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on and liquidated damages (if any) in respect of the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture and the Notes are governed by, and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

          (2) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that:

any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

             (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,

             (B) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments",

             (C) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof,

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

             (D) a disposition of obsolete or worn out property or equipment or property or equipment that is no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries,

             (E) any other disposition of assets with a fair market value, as conclusively determined by senior management of the Company in good faith, of less than $1.0 million,

             (F) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology or require the licensor to pay any fees for such use,

             (G) the disposition of all or substantially all of the assets of the Company in compliance with the covenant described under the heading "-- Merger and Consolidation", and

             (H) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the Indenture.

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     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually at the time used in the ordinary course of business of the Company or its Subsidiaries.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

          (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available ending prior to the date of such determination to

          (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

             (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

             (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

             (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition in excess of $10.0 million, which constitutes all or substantially all of an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

             (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with and into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or

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        substantially all of an operating unit of a business, EBITDA and
        Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

             (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Investment or acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. In addition, to the extent not covered by the foregoing, if the Transactions have occurred in the four quarter period used to determine the Consolidated Coverage Ratio, then the Consolidated Coverage Ratio shall be determined giving pro forma effect on the basis given in the offering memorandum dated May 25, 2000 relating to the private offering of the Old Notes to the Transactions, with all calculations relating thereto to be made at the date of determination by the Company's chief financial officer, and set forth in an Officers' Certificate signed by the chief financial officer and another Officer and meeting the requirements for the Officers' Certificate described in the preceding sentence.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement or Currency Agreement applicable to such Indebtedness if such Interest Rate Agreement or Currency Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to operating leases constituting part of a Sale/Leaseback Transaction,

          (2) amortization of debt discount and debt issuance costs,

          (3) capitalized interest,

          (4) non-cash interest expense,

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          (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

          (7) net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited in determining Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

          (8) dividends and distributions declared in respect of all Disqualified Stock of the Company and dividends and distributions declared and paid in respect of all Preferred Stock of any of the Subsidiaries of the Company that is not a Note Guarantor, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

          (9) interest Incurred in connection with investments in discontinued operations and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the limitations contained in clauses (4), (5) and
        (6) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
        (3) below) and

             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2) other than for purposes of clauses (D) and (E) of the definition of Consolidated Coverage Ratio, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or loans or intercompany advances by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the limitations contained in clauses (4), (5) and
        (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed, loaned or advanced by such Restricted Subsidiary during such period to the

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        Company or another Restricted Subsidiary as a dividend, distribution, loan or advance (subject, in the case of a dividend, distribution, loan or advance made to another Restricted Subsidiary, to the limitation contained in this clause) and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) any extraordinary gain or loss; and

          (6) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purpose of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(vi) thereof.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of the Closing Date among the Company, the lenders named therein, Bankers Trust Company, as administrative agent and collateral agent, The Bank of Nova Scotia, as documentation agent, and The Chase Manhattan Bank, as syndication agent, together with related documents thereto including any guarantee agreements and security documents, as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original credit agreement or other credit agreements or otherwise.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" of the Company means

          (1) the Bank Indebtedness and

          (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $15.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

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     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided, that any such conversion or exchange shall be deemed an issuance of Indebtedness or an issuance of Disqualified Stock, as applicable) or

          (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed Disqualified Stock; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock provide that such Person may not repurchase or redeem such Capital Stock pursuant to such provisions unless such Person has first complied with the provisions described under "-- Change of Control" and the provisions of the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock", as applicable; and provided, further that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

     "Domestic Overdraft Facility" means an overdraft line of credit in a maximum principal amount of $10.0 million at any time outstanding.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" for any period means the Consolidated Net Income for such period, excluding the following to the extent included in calculating such Consolidated Net Income:

          (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

          (2) Consolidated Interest Expense,

          (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

          (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

          (5) other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period),

          (6) income or loss from discontinued operations,

          (7) plant closing costs (as defined by GAAP), and

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

          (8) noncash stock-based compensation expense.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended, loaned or advanced to the Company by such Restricted Subsidiary without prior approval of Persons other than the Board of Directors or holders of the Company's Capital Stock (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of May 31, 2000 among the Company, J.P. Morgan Securities Inc. (formerly known as Chase Securities Inc.) and Deutsche Bank Securities Inc., as Initial Purchasers, and the Note Guarantors.

     "Excluded Contribution" means net cash proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (a)(4)(C) under "-- Certain
Covenants -- Limitation on Restricted Payments."

     "Existing Management Stockholders" means each of Richard P. Durham, Jack E. Knott, Scott K. Sorensen and Ronald G. Moffitt.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized and conducting its principal operations outside the United States.

     "Foreign Subsidiary Asset Disposition" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of the Capital Stock of any Foreign Subsidiary or any of the property or assets of any Foreign Subsidiary.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of May 31, 2000, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (2) statements and pronouncements of the Financial Accounting Standards Board,

          (3) such other statements by such other entities as are approved by a significant segment of the accounting profession, and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to

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     Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued liabilities arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

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          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

             (A) the fair market value of such asset at such date of determination and

             (B) the amount of such Indebtedness of such other Persons;

          (8) to the extent not otherwise included in this definition, the net obligations under Hedging Obligations of such Person;

          (9) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

          (10) all obligations of the type referred to in clauses (1) through
     (9) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

     Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property (excluding Capital Stock of the Company) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

             (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

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             (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by (i) the senior management of the Company if the amount thereof is less than $2.0 million and (ii) the Board of Directors if in excess thereof; and

          (3) the amount of any Investment shall be the original cost as of the date of determination of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investments.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of 10.0% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statement of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,

          (4) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Disposition, and

          (5) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and

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expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New Note Guarantees" means the guarantees made by the Note Guarantors pursuant to the Exchange and Registration Rights Agreement.

     "New Notes" means the senior subordinated debt securities to be issued by the Company pursuant to the Exchange and Registration Rights Agreement.

     "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Person pursuant to the terms of the Indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business" means the design, manufacture and/or marketing of films and flexible packaging products for food, personal care, medical, retail, agricultural, industrial and other applications or any businesses that are reasonably related, ancillary or complementary thereto.

     "Permitted Holders" means each of (i) Chase Capital Partners and its Affiliates, (ii) Chase Domestic Investments, L.L.C. and its Affiliates, (iii) the Christena Karen H. Durham Trust, (iv) the Existing Management Stockholders and their Related Parties and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that after giving effect to such Investment the Company is still in compliance with the covenant under the heading "-- Limitation of Lines of Business";

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that after giving effect to such Investment the Company is still in compliance with the covenant under the heading "-- Limitation of Lines of Business";

          (3) Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to officers, directors, consultants or employees made (a) in the ordinary course of business and not exceeding $3.0 million in any year or (b) to fund purchases

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     of stock under the Company's 2000 Stock Incentive Plan and any similar plans or employment arrangements;

          (7) Capital Stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock";

          (9) any Investment by the Company or a Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

          (10) Hedging Obligations entered into in the ordinary course of business;

          (11) endorsements of negotiable instruments and documents in the ordinary course of business;

          (12) assets or securities of a Person acquired by the Company or a Restricted Subsidiary to the extent the consideration for such acquisition consists of Capital Stock (other than Disqualified Stock) of the Company;

          (13) Investments in existence on the Closing Date;

          (14) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

          (15) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $30.0 million, plus (A) the aggregate net after-tax amount returned to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (B) the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; and

          (16) additional Investments in an aggregate amount not to exceed $15.0 million.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

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     "Public Market" means any time after:

          (1) an Equity Offering has been consummated and

          (2) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

     "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

     "Recapitalization Agreement" means the Recapitalization Agreement dated as of March 31, 2000, between the Company, the selling stockholders listed therein and Chase Domestic Investments, L.L.C., as amended to and in effect at the Closing Date.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company or a Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

          (1) the Refinancing Indebtedness (if Refinancing any Indebtedness existing on the Closing Date) has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (2) the Refinancing Indebtedness (if Refinancing any Indebtedness existing on the Closing Date) has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) (whether in U.S. dollars or a foreign currency) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) (in U.S. dollars or such foreign currency, as applicable) then outstanding (plus, without duplication, accrued interest, premium and defeasance costs required to be paid under the terms of the Indebtedness being Refinanced and the fees, expenses, discounts, commissions and other issuance costs incurred in connection with the Refinancing Indebtedness) of the Indebtedness being Refinanced and

          (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Note Guarantee of a Note Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantee at least to the same extent as the Indebtedness being Refinanced;

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

provided further, however, that Refinancing Indebtedness shall not include:

          (A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or

          (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Parties" means with respect to a Person (a) that is a natural person (1) any spouse, parent or lineal descendant (including adopted children) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of the Company for the benefit of any person referred to in clause (a)(1) and (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than
(a) leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary acquires or finishes construction of such fixed or capital assets.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee, by filing with the Trustee a certified copy of the resolution of the Board of Directors giving

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

effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Stockholders Agreement" means the Stockholders Agreement among the Company and the holders of the Company's Capital Stock party thereto, as in effect at the Closing Date as amended from time to time, so long as the Permitted Holders own a majority of the Capital Stock subject to such agreement.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person,

          (2) such Person and one or more Subsidiaries of such Person or

          (3) one or more Subsidiaries of such Person.

     "Tangible Assets" means Total Assets less Intangible Assets.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof,

          (2) investments in checking accounts, savings accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated

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

     "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"),

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc., and

          (6) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (1) through
     (5) above.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Closing Date.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" has the meaning specified in this prospectus.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (1) HPC Investment, Inc. and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock in or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

          (A) the Subsidiary to be so designated at the time of designation has total Consolidated assets of $1,000 or less or

          (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

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

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
     Covenants -- Limitation on Indebtedness" and

          (y) no Default shall have occurred and be continuing.

     Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying Capital Stock) is owned by the Company or another Wholly Owned Subsidiary.

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                        DESCRIPTION OF THE NOTE WARRANTS

     The note warrants were issued pursuant to a note warrant agreement dated May 31, 2000, between us and The Bank of New York, as warrant agent. The following summary of all of the material provisions of the note warrant agreement is less complete than the actual agreement, and is qualified in its entirety by reference to all of the provisions of the note warrant agreement including the definitions. You should read the actual note warrant agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for its complete provisions. Capitalized terms in this "Description of the Note Warrants" not defined in this prospectus have the meanings assigned to them in the note warrant agreement.

GENERAL

     Each note warrant, when exercised, entitles the holder thereof to purchase
0.08424 shares of common stock from us at an exercise price of $0.01 per share. The exercise price and the number of shares of common stock issuable upon exercise of a note warrant are both subject to adjustment in certain cases. See "-- Adjustments" below. The note warrants initially entitle the holders thereof to acquire, in the aggregate, 18,532 shares of our common stock.

     Each note warrant is currently exercisable and may be exercised prior to June 1, 2010. Unless earlier exercised, the note warrants will expire on June 1, 2010. We will give notice of expiration not less than 90 nor more than 120 days prior to June 1, 2010 to the registered holders of the then outstanding note warrants. If we fail to give such notice, the note warrants will nevertheless expire and become void on June 1, 2010. The note warrants trade separately from the Notes.

     At our option, fractional shares of common stock may not be issued upon exercise of the note warrants. If any fraction of a share of common stock would, except for the foregoing provision, be issuable upon the exercise of any such note warrant (or specified portion thereof), we will pay an amount in cash equal to the Current Market Value per share of common stock, as determined on the day immediately preceding the date the note warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

CERTAIN TERMS

  Exercise

     In order to exercise all or any of the note warrants, the holder thereof is required to surrender to the note warrant agent the related note warrant Certificate and pay in full the exercise price for each share of common stock or other securities issuable upon exercise of such note warrants. The exercise price may be paid

      -- in cash or by certified or official bank check or by wire transfer to an account designated by us for such purpose or

      -- in a cashless exercise, by reducing the number of shares of common stock that would be obtainable upon the exercise of a note warrant and payment of the exercise price in cash so as to yield a number of shares of common stock upon the exercise of such note warrant equal to the product of:

          (a) the number of shares of common stock for which such note warrant is exercisable as of the date of exercise (if the exercise price were being paid in cash) and

          (b) the cashless exercise ratio.

     The cashless exercise ratio equals a fraction, the numerator of which is the excess of the Current Market Value per share of common stock on the exercise date over the exercise price per share as of the exercise date and the denominator of which is the Current Market Value per share of the common stock on the exercise date. Upon surrender of a note warrant certificate representing

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more than one note warrant in connection with the holder's option to elect a cashless exercise, the number of shares of common stock deliverable upon a cashless exercise is equal to the number of shares of common stock issuable upon the exercise of note warrants that the holder specifies are to be exercised pursuant to a cashless exercise multiplied by the cashless exercise ratio. All provisions of the note warrant agreement are applicable with respect to a surrender of a note warrant certificate pursuant to a cashless exercise for less than the full number of note warrants represented thereby. If we have not effected the registration under the Securities Act of the offer and sale of the common stock by us to the holders of the note warrants upon the exercise thereof, we may elect to require that holders of the note warrants effect the exercise of the note warrants solely pursuant to the cashless exercise option and may also amend the note warrants to eliminate the requirement for payment of the exercise price with respect to such cashless exercise option.

  No Rights as Shareholders

     The holders of unexercised note warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as our shareholders in respect of any shareholders' meeting for the election of our shareholders directors or any other purpose, or to exercise any other rights whatsoever as our shareholders.

  Mergers, Consolidations, etc.

     In the event that we consolidate with, merge with or into, or sell all or substantially all of our assets to, another person, each note warrant holder thereafter is entitled to receive upon exercise thereof, per share of common stock for which such note warrant is exercisable, the number of shares of common stock or other securities or property which the holder of a share of common stock is entitled to receive upon completion of such consolidation, merger or sale of assets.

ADJUSTMENTS

     The number of shares of common stock issuable upon the exercise of the note warrants and the Exercise Price are subject to adjustment in certain events, including:

          (1) the payment by us of certain dividends (or other distributions) on our common stock payable in shares of common stock or other shares of our capital stock,

          (2) subdivisions, combinations and certain reclassifications to the common stock,

          (3) the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for shares of common stock, or of securities convertible into or exchangeable or exercisable for shares of common stock, for a consideration per share which is less than the Current Market Value per share of the common stock,

          (4) the issuance of shares of common stock for a consideration per share which is less than the Current Market Value per share of the common stock, and

          (5) the distribution to all holders of the common stock of any of our debt securities, capital stock (excluding those referred to in (1)), rights or warrants to purchase securities, cash or other property (excluding those rights and warrants referred to in (3) and cash dividends and other cash distributions from retained earnings).

     No adjustment to the number of shares of common stock issuable upon the exercise of the note warrants and the exercise price is required in certain events including:

      -- the issuance of shares of common stock in bona fide public offerings that are underwritten,

      -- the issuance of shares of common stock (including upon exercise of options) to our employees, officers, directors, or consultants, or those of any of our subsidiaries, to the

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          extent that the aggregate amount of all such common stock or common stock which may be acquired upon the exercise of such options exceeds a specified amount and

      -- the issuance of shares of common stock in connection with acquisitions other than to our affiliates.

     No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price; provided, however, that any adjustment which is not made as a result of this paragraph will be carried forward and taken into account in any subsequent adjustment.

AMENDMENT

     From time to time, we and the note warrant agent, without the consent of the holders of the note warrants, may amend or supplement the note warrant agreement for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the note warrant agreement that has an adverse effect on the interests of the holders of the note warrants shall require the written consent of the holders of a majority of the then outstanding note warrants. The consent of each holder of the note warrants affected shall be required for any amendment pursuant to which the exercise price would be increased or the number of shares of common stock issuable upon exercise of note warrants would be decreased (other than pursuant to adjustments provided in the note warrant agreement).

CERTAIN DEFINITIONS

     The note warrant agreement contains, among others, the following definitions:

     "Current Market Value" means, for any security as of any date of determination, the price per share or other applicable unit determined as follows:

          (a) if such security is Publicly Traded as of the date of determination, the price shall be determined by computing the average, over a period consisting of the most recent twenty-one (21) business days occurring on or prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that are not bona fide, arm's length transactions):

             (1) the average of the closing prices for such security on such business day on all domestic national securities exchanges on which such security may be listed if such exchanges are the primary securities markets for such security, or

             (2) if there have been no sales on any such exchange on such business day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such business day if such exchanges are the primary securities markets for such security, or

             (3) if on any business day such security is not so listed, the closing sales price on such business day quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable, or if there have been no sales on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, on such business day, the average of the highest bid and lowest asked prices quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be; or

             (4) if on any business day such security is not quoted in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices on such Business Day in the domestic over-the-counter market as reported by the National

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        Quotation Bureau, Incorporated, or any similar successor organization;
        provided, however, that

              -- for the purposes of any determination of the "Current Market Value" of any share of a security on any day after the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such security, any price of such security on a day prior to such "ex" date or similar date shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined in good faith by our board of directors and

              -- for the purposes of any determination of the "Current Market Value" of any security on any day on or after the effective day of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding securities or the "ex" date or any similar date for any dividend or distribution with respect to such securities in shares of that security, any price of such security on a day prior to such effective date or "ex" date or similar date shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution; and

          (b) if such security is not Publicly Traded as of the date of determination, the Enterprise Value Per Share and, in the case of any other security, the fair market value of one share or other applicable unit of such security, shall be determined in good faith by our board of directors exercising reasonable business judgement.

     "Enterprise Value" means the highest price that would be paid for the entire common equity interest in us on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining Enterprise Value,

      -- the exercise price of options to acquire common stock that are not Out of the Money shall be deemed to have been received by us and

      -- the liquidation preference or indebtedness, as the case may be, represented by convertible securities that are not Out of the Money shall be deemed to have been eliminated or cancelled.

     "Enterprise Value Per Share" means the price per share of common stock obtained by dividing (A) the Enterprise Value by (B) the number of shares of common stock outstanding (on a fully diluted basis) at the time of determination.

     "Out of the Money" means, at any date of determination

      -- in the case of an Option, that the aggregate Current Market Value as of such date of the shares of common stock issuable upon the exercise of such Option is less than the aggregate exercise price payable upon such exercise and

      -- in the case of a convertible security, that the quotient resulting from dividing the Current Market Value as of such date of such convertible security by the number of shares issuable as of such date upon conversion or exchange of such convertible security is greater than the Current Market Value of a share of common stock.

     "Publicly Traded" means, with respect to any security, that such security is

          (a) listed on a domestic securities exchange,

          (b) quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market or

          (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

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                         BOOK-ENTRY; DELIVERY AND FORM

     The Notes are represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that have been deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of Notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC.

     Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global notes may be subject to the procedures and requirements of DTC.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We will take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that it is

     (1) a limited purpose trust company organized under the laws of the State of New York,

     (2) a "banking organization" within the meaning of the New York Banking
         Law,

     (3) a member of the Federal Reserve System,

     (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that pursuant to procedures established by DTC ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note

     - will not be entitled to have Notes represented by such global note registered in their names,

     - will not receive or be entitled to receive physical delivery of certificated Notes, and

     - will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the indenture or such global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the Notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

CERTIFICATED NOTES

     If,

     - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

     - we, at our option, notify the trustee in writing that we elect to cause the issuance of Notes in definitive form under the indenture or

     - upon the occurrence of certain other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared for use by JPMSI in connection with offers and sales of the Notes in market-making transactions effected from time to time. JPMSI may act as a principal or agent in these transactions, including as agent for the counterparty when acting as principal or as agent for both parties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds of these sales. We have agreed to indemnify JPMSI against certain liabilities, including liabilities under the Securities Act, and to contribute payments which JPMSI might be required to make in respect thereof.

     As of July 16, 2001, an affiliate of each of J.P. Morgan Partners, LLC and JPMSI, beneficially owned approximately 58% of our common stock. See "Security Ownership of Certain Beneficial Owners and Management." JPMSI has informed us that it does not intend to confirm sales of the Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of these transactions by the customer.

     We have been advised by JPMSI that, subject to applicable laws and regulations, JPMSI currently Intends to make a market in the Notes following completion of the exchange offer. However, JPMSI is not obligated to do so and any such market-making may be interrupted or discontinued at any lime without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk
Factors -- Trading Market for the Notes."

                                 LEGAL MATTERS

     The validity of the Notes and the guarantees has been passed upon for us by O'Sullivan LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Pliant Corporation included in this prospectus and the financial statement schedule included elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Uniplast Holdings Inc. included in this prospectus as of and for the year ended December 31, 2000 have been audited by KPMG LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, documents and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     We filed a Registration Statement on Form S-1 to register with the SEC offers and sales of the Notes made by JPMSI in market-making transactions effected from time to time. This prospectus is part of that Registration Statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. You should note that where we summarize in the prospectus the material terms of any contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed or incorporated by reference to the registration statement for copies of the actual contract, agreement or document.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT US OR THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED IN THIS PROSPECTUS, YOU MAY NOT RELY ON US FOR THE ACCURACY OF THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. SUBJECT TO OUR OBLIGATION TO AMEND OR SUPPLEMENT THIS PROSPECTUS AS REQUIRED BY LAW AND THE RULES AND REGULATIONS OF THE SEC, THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
PLIANT CORPORATION AND SUBSIDIARIES FINANCIAL STATEMENTS:

AS OF DECEMBER 31, 2000 AND 1999 AND FOR EACH OF THE THREE
  YEARS IN THE PERIOD ENDED DECEMBER 31, 2000:
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 2000 and
     1999...................................................   F-3
  Consolidated Statements of Operations for the years ended
     December 31, 2000, 1999 and 1998.......................   F-4
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the years ended December 31, 2000, 1999 and 1998...   F-5
  Consolidated Statements of Cash Flows for the years ended
     December 31, 2000, 1999 and 1998.......................   F-6
  Notes to Consolidated Financial Statements................   F-9

AS OF MARCH 31, 2001 AND DECEMBER 31, 2000 AND FOR THE THREE
  MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED):
  Condensed Consolidated Balance Sheets as of March 31, 2001
     and December 31, 2000..................................  F-43
  Condensed Consolidated Statements of Operations for the
     three months ended March 31, 2001 and 2000.............  F-44
  Condensed Consolidated Statements of Stockholders' Equity
     (Deficit) for the three months ended March 31, 2001....  F-45
  Condensed Consolidated Statements of Cash Flows for the
     three months ended March 31, 2001 and 2000.............  F-46
  Notes to Condensed Consolidated Financial Statements......  F-47

UNIPLAST HOLDINGS INC. AND SUBSIDIARIES FINANCIAL
  STATEMENTS:

AS OF DECEMBER 31, 2000:
  Independent Auditors' Report..............................  F-60
  Consolidated Balance Sheet as of December 31, 2000........  F-61
  Consolidated Statement of Operations for the year ended
     December 31, 2000......................................  F-62
  Consolidated Statement of Stockholders' Equity and
     Comprehensive Income for the year ended December 31,
     2000...................................................  F-63
  Consolidated Statement of Cash Flows for the year ended
     December 31, 2000......................................  F-64
  Notes to Consolidated Financial Statements................  F-65

AS OF MARCH 31, 2001 AND DECEMBER 31, 2000 AND FOR THE THREE
  MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED):
  Condensed Consolidated Balance Sheets as of March 31, 2001
     and December 31, 2000..................................  F-78
  Condensed Consolidated Statements of Net Loss for the
     three months ended March 31, 2001 and 2000.............  F-79
  Condensed Consolidated Statement of Stockholders' Equity
     and Comprehensive Income for the three months ended
     March 31, 2001.........................................  F-80
  Condensed Consolidated Statements of Cash Flows for the
     three months ended March 31, 2001 and 2000.............  F-81
  Notes to Condensed Consolidated Financial Statements......  F-82

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pliant Corporation:

     We have audited the accompanying consolidated balance sheets of Pliant Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pliant Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
February 2, 2001

                      PLIANT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                2000         1999
                                                              ---------    --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   3,060    $  9,097
  Receivables:
    Trade accounts, net of allowances of $2,166 and $2,115,
     respectively...........................................    104,247     109,768
    Other...................................................     10,811      12,866
  Inventories...............................................     79,151      78,199
  Prepaid expenses and other................................      1,983       2,644
  Income taxes receivable...................................      2,758       2,691
  Deferred income taxes.....................................     12,992       5,408
                                                              ---------    --------
        Total current assets................................    215,002     220,673
                                                              ---------    --------
PLANT AND EQUIPMENT:
  Land and improvements.....................................      7,219       7,442
  Buildings and improvements................................     59,446      59,645
  Machinery and equipment...................................    324,680     310,232
  Furniture, fixtures and vehicles..........................      6,057       4,501
  Leasehold improvements....................................      1,236         813
  Construction in progress..................................     32,435       9,412
                                                              ---------    --------
                                                                431,073     392,045
  Less accumulated depreciation and amortization............    (97,990)    (77,593)
                                                              ---------    --------
        Plant and equipment, net............................    333,083     314,452
                                                              ---------    --------
INTANGIBLE ASSETS, net......................................    205,870     214,956
                                                              ---------    --------
OTHER ASSETS................................................     31,079      18,942
                                                              ---------    --------
        Total assets........................................  $ 785,034    $769,023
                                                              =========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $   9,362    $ 17,120
  Trade accounts payable....................................    109,018      60,056
  Accrued liabilities:
    Customer rebates........................................      8,602       8,910
    Other...................................................     30,410      26,026
  Due to affiliates.........................................                  4,715
                                                              ---------    --------
        Total current liabilities...........................    157,392     116,827
LONG-TERM DEBT, net of current portion......................    678,031     493,262
OTHER LIABILITIES...........................................     25,757      13,983
DEFERRED INCOME TAXES.......................................     33,060      51,363
                                                              ---------    --------
        Total liabilities...................................    894,240     675,435
                                                              ---------    --------
COMMITMENTS AND CONTINGENCIES (Notes 6, 7, 10 and 12).......
REDEEMABLE STOCK:
  Preferred stock -- 200,000 shares authorized, 100,000
    shares outstanding and designated as Series A, no par
    value with a redemption and liquidation value of $1,000
    per share...............................................     80,349
  Common stock -- 57,121 shares outstanding, no par value,
    net of related stockholders' notes receivable of
    $14,551.................................................     16,456
  Common stock -- Class C nonvoting, no par value; 60,000
    shares authorized, 49,511 shares outstanding, net of
    related stockholders' notes receivable of $2,795........                  2,926
                                                              ---------    --------
        Total redeemable stock..............................     96,805       2,926
                                                              ---------    --------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock -- Class A voting, no par value; 1,200,000
    shares authorized, 1,000,001 shares outstanding.........                 63,161
  Common stock -- Class B voting, no par value; 10,000
    shares authorized, 6,999 shares outstanding.............                    515
  Common stock -- no par value; 10,000,000 shares
    authorized, 510,674 shares outstanding..................     87,989
  Warrants to purchase common stock.........................     26,500
  Retained earnings (deficit)...............................   (312,414)     32,042
  Stockholders' notes receivable............................       (825)       (299)
  Cumulative foreign currency translation adjustments.......     (7,261)     (4,757)
                                                              ---------    --------
        Total stockholders' equity (deficit)................   (206,011)     90,662
                                                              ---------    --------
        Total liabilities and stockholders' equity
        (deficit)...........................................  $ 785,034    $769,023
                                                              =========    ========

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                            2000        1999        1998
                                                          --------    --------    --------
NET SALES...............................................  $843,797    $813,730    $681,124
COST OF SALES...........................................   696,716     655,752     561,577
                                                          --------    --------    --------
          Gross profit..................................   147,081     157,978     119,547
                                                          --------    --------    --------
OPERATING EXPENSES:
  Administration and other..............................    70,422      48,905      37,383
  Sales and marketing...................................    27,488      25,071      24,148
  Research and development..............................     4,623       5,514       3,677
  Compensation and transaction costs related to
     recapitalization...................................    10,754
  Plant closing costs...................................    19,368       2,497       4,875
                                                          --------    --------    --------
          Total operating expenses......................   132,655      81,987      70,083
                                                          --------    --------    --------
OPERATING INCOME........................................    14,426      75,991      49,464
INTEREST EXPENSE........................................   (68,534)    (44,028)    (37,519)
OTHER INCOME (EXPENSE), net.............................       332         435        (879)
                                                          --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND EXTRAORDINARY LOSS..........................   (53,776)     32,398      11,066
                                                          --------    --------    --------
INCOME TAX EXPENSE (BENEFIT):
  Current...............................................     4,144       6,829       1,567
  Deferred..............................................   (18,387)      7,258       6,966
                                                          --------    --------    --------
          Total income tax expense (benefit)............   (14,243)     14,087       8,533
                                                          --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  EXTRAORDINARY LOSS....................................   (39,533)     18,311       2,533
INCOME FROM DISCONTINUED OPERATIONS (net of income tax
  expense of $387)......................................                               582
GAIN ON SALE OF DISCONTINUED OPERATIONS (net of income
  tax expense of $6,729)................................                             5,223
                                                          --------    --------    --------
INCOME (LOSS) BEFORE EXTRAORDINARY LOSS.................   (39,533)     18,311       8,338
EXTRAORDINARY LOSS (net of income tax benefit of
  $7,500)...............................................   (11,250)
                                                          --------    --------    --------
NET INCOME (LOSS).......................................  $(50,783)   $ 18,311    $  8,338
                                                          ========    ========    ========

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                                                        WARRANTS
                                                    CLASS A            CLASS B                             TO
                                                 COMMON STOCK       COMMON STOCK       COMMON STOCK     PURCHASE   RETAINED
                                               -----------------   ---------------   ----------------    COMMON    EARNINGS
                                     TOTAL     SHARES    AMOUNT    SHARES   AMOUNT   SHARES   AMOUNT     STOCK     (DEFICIT)
                                   ---------   ------   --------   ------   ------   ------   -------   --------   ---------
Balance, December 31, 1997.......  $  62,974    1,000   $ 63,161      7     $ 515             $         $          $   5,393
                                   ---------
Comprehensive income:
 Net income......................      8,338                                                                           8,338
 Other comprehensive loss --
   Foreign currency translation
     adjustments.................       (991)
                                   ---------
     Comprehensive income........      7,347
                                   ---------
 Payments received on stockholder
   note receivable...............        266
                                   ---------   ------   --------     --     -----     ---     -------   -------    ---------
Balance, December 31, 1998.......     70,587    1,000     63,161      7       515                                     13,731
                                   ---------
Comprehensive income:
 Net income......................     18,311                                                                          18,311
 Other comprehensive income --
   Foreign currency translation
   adjustments...................      1,629
                                   ---------
   Comprehensive loss............     19,940
                                   ---------
 Payments received on stockholder
   note receivable...............        135
                                   ---------   ------   --------     --     -----     ---     -------   -------    ---------
Balance, December 31, 1999.......     90,662    1,000     63,161      7       515                                     32,042
                                   ---------
Comprehensive loss:
 Net loss........................    (50,783)                                                                        (50,783)
 Other comprehensive loss --
   Foreign currency translation
     adjustments.................     (2,504)
                                   ---------
     Comprehensive loss..........    (53,287)
                                   ---------
 Recapitalization transaction....   (231,762)  (1,000)   (63,161)    (7)     (515)    508      86,932    18,550     (272,979)
 Issuance of warrants to purchase
   common stock with senior
   notes.........................      7,950                                                              7,950
 Preferred stock dividends and
   accretion.....................     (8,771)                                                                         (8,771)
 Increase to redemption value of
   redeemable common stock.......    (11,923)                                                                        (11,923)
 Issuance of stock to management
   in exchange for promissory
   notes.........................                                                       7       3,261
 Discount on stockholder note
   receivable....................        323
 Issuance of stock to
   management....................        797                                            2         797
 Repurchase of common stock from
   management and cancellation of
   note..........................                                                      (6)     (3,001)
                                   ---------   ------   --------     --     -----     ---     -------   -------    ---------
Balance, December 31, 2000.......  $(206,011)           $                   $         511     $87,989   $26,500    $(312,414)
                                   =========   ======   ========     ==     =====     ===     =======   =======    =========

                                                   CUMULATIVE
                                                     FOREIGN
                                   STOCKHOLDERS'    CURRENCY
                                       NOTES       TRANSLATION
                                    RECEIVABLE     ADJUSTMENTS
                                   -------------   -----------
Balance, December 31, 1997.......     $  (700)       $(5,395)
Comprehensive income:
 Net income......................
 Other comprehensive loss --
   Foreign currency translation
     adjustments.................                       (991)
     Comprehensive income........
 Payments received on stockholder
   note receivable...............         266
                                      -------        -------
Balance, December 31, 1998.......        (434)        (6,386)
Comprehensive income:
 Net income......................
 Other comprehensive income --
   Foreign currency translation
   adjustments...................                      1,629
   Comprehensive loss............
 Payments received on stockholder
   note receivable...............         135
                                      -------        -------
Balance, December 31, 1999.......        (299)        (4,757)
Comprehensive loss:
 Net loss........................
 Other comprehensive loss --
   Foreign currency translation
     adjustments.................                     (2,504)
     Comprehensive loss..........
 Recapitalization transaction....        (589)
 Issuance of warrants to purchase
   common stock with senior
   notes.........................
 Preferred stock dividends and
   accretion.....................
 Increase to redemption value of
   redeemable common stock.......
 Issuance of stock to management
   in exchange for promissory
   notes.........................      (3,261)
 Discount on stockholder note
   receivable....................         323
 Issuance of stock to
   management....................
 Repurchase of common stock from
   management and cancellation of
   note..........................       3,001
                                      -------        -------
Balance, December 31, 2000.......     $  (825)       $(7,261)
                                      =======        =======

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                            2000        1999       1998
                                                          ---------   --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................  $ (50,783)  $ 18,311   $   8,338
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization......................     39,546     35,019      27,088
     Deferred income taxes..............................    (18,387)     7,137       6,966
     Decrease in provision for losses on accounts
       receivable.......................................       (156)      (455)     (1,714)
     Noncash compensation expense related to stock
       options..........................................      2,641        770
     Discount on stockholder note receivable............        323
     Gain on sale of discontinued operations............                            (5,223)
     Write-down of goodwill.............................                               411
     Write-down of impaired plant and equipment.........     14,801      1,370         629
     Loss on disposal of assets.........................        514         86         305
     Extraordinary loss (net of income taxes)...........     11,250
     Changes in operating assets and liabilities - net
       of effects of acquisitions:
       Trade accounts receivable........................      4,886    (26,278)     15,041
       Other receivables................................      2,055     (3,070)     (7,526)
       Inventories......................................       (952)    (7,829)     14,298
       Prepaid expenses and other.......................        661      1,411          46
       Other assets.....................................      1,930      7,145       1,685
       Trade accounts payable...........................     48,962     16,870       1,528
       Accrued liabilities..............................      4,355     (4,012)      1,998
       Due to affiliates................................     (4,715)    (2,285)     (8,279)
       Income taxes payable/receivable..................        (67)     4,674      (9,004)
       Other liabilities................................      3,402      2,589      (1,097)
                                                          ---------   --------   ---------
          Net cash provided by operating activities.....     60,266     51,453      45,490
                                                          ---------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for plant and equipment..........    (65,644)   (35,723)    (52,101)
  Payment for purchase of certain net assets of KCL
     Corporation, net of cash acquired..................               (11,498)
  Proceeds from sale of assets..........................                 1,191      33,850
  Payment for purchase of Blessings Corporation, net of
     cash acquired......................................                          (285,712)
  Payment for purchase of certain net assets of
     Ellehammer.........................................                            (7,877)
  Payment for purchase of certain assets of Allied
     Signal.............................................                            (3,000)
                                                          ---------   --------   ---------
          Net cash used in investing activities.........    (65,644)   (46,030)   (314,840)
                                                          ---------   --------   ---------

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                            2000        1999       1998
                                                          ---------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of capitalized loan fees......................  $ (22,303)
  Payment of fees from tender offer.....................    (10,055)
  Redemption of common stock............................   (314,034)
  Net proceeds from issuance of common and preferred
     stock..............................................    161,820
  Payments on long-term debt............................   (507,002)  $(17,850)  $ (10,544)
  Proceeds from issuance of Class C nonvoting common
     stock..............................................                   986       1,170
  Payments received from stockholder on note
     receivable.........................................        165        135         266
  Proceeds from issuance of long-term debt..............    691,684                285,000
                                                          ---------   --------   ---------
          Net cash provided by (used in) financing
            activities..................................        275    (16,729)    275,892
                                                          ---------   --------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...........................................       (934)     1,186         264
                                                          ---------   --------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....     (6,037)   (10,120)      6,806
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR........      9,097     19,217      12,411
                                                          ---------   --------   ---------
CASH AND CASH EQUIVALENTS, END OF THE YEAR..............  $   3,060   $  9,097   $  19,217
                                                          =========   ========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for:
     Interest...........................................  $  62,781   $ 43,179   $  33,253
                                                          ---------   --------   ---------
     Income taxes.......................................  $  (4,160)  $   (361)  $   5,647
                                                          ---------   --------   ---------

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     A capital lease obligation of $353 was incurred during 1999 for new equipment.

     On October 18, 1999, certain assets were acquired and certain liabilities were assumed of KCL Corporation for cash of $11,498.

     As part of the acquisition, liabilities assumed were as follows:

Fair value of assets acquired (including goodwill of
  $2,651)................................................  $ 15,500
Cash paid................................................   (11,498)
                                                           --------
Liabilities assumed......................................  $  4,002
                                                           ========

     On May 19, 1998, all of the outstanding capital stock of Blessings Corporation was purchased for cash of $213,000. As part of the acquisition, liabilities assumed were as follows:

Fair value of assets acquired (including goodwill of
  $168,704).............................................  $ 328,403
Cash paid (including the repayment of Blessings
  Corporation's debt)...................................   (287,499)
                                                          ---------
Liabilities assumed.....................................  $  40,904
                                                          =========

     On March 12, 1998, certain assets were acquired and certain liabilities were assumed of Ellehammer Industries, Ltd. and Ellehammer Packaging, Inc. for cash of $7,877. As part of the acquisition, liabilities assumed were as follows:

Fair value of assets acquired.............................  $ 8,604
Cash paid.................................................   (7,877)
                                                            -------
Liabilities assumed.......................................  $   727
                                                            =======

                See notes to consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS -- Pliant Corporation (formerly Huntsman Packaging Corporation) and its subsidiaries (collectively "Pliant") produce polymer-based (plastic), value-added films for flexible packaging, personal care, medical, agricultural and industrial applications. Our manufacturing facilities are located in North America, Germany and Australia.

     RECAPITALIZATION -- On May 31, 2000, we consummated a recapitalization pursuant to an agreement dated March 31, 2000 (the "Recapitalization Agreement") among us, our then existing stockholders and an affiliate of J.P. Morgan Partners, LLC, whereby J.P. Morgan Partners, LLC acquired majority control of our common stock. Pursuant to the Recapitalization Agreement, we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, then majority stockholder and then Chairman of the Board (the "Equity Redemption") for approximately $314.0 million. An affiliate of J.P. Morgan Partners, LLC purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durham Trust (the "Trust") and by members of our current and former senior management (the "Management Investors") for approximately $101.8 million. An affiliate of J.P. Morgan Partners, LLC and certain other institutional investors also purchased (the "Investor Common Equity Contribution") shares of common stock directly from us for approximately $63.5 million ($62.6 million net of offering costs). The Trust and the Management Investors retained approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization. In addition, we issued to another affiliate of J.P. Morgan Partners, LLC and to certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock (the "Preferred Stock") and detachable warrants for our common stock (the "Preferred Stock Warrants") for net consideration of approximately $98.5 million. The foregoing transactions are collectively referred to as the "Recapitalization." The total consideration paid in the Recapitalization was approximately $1.1 billion, including transaction costs.

     Immediately following the Recapitalization, approximately 55.5% of our total common stock was owned by an affiliate of J.P. Morgan Partners, LLC approximately 4.3% of our total common stock was owned by certain other institutional investors and approximately 40.2% of our total common stock was owned collectively by the Trust and the Management Investors. J.P. Morgan Partners, LLC owns our common stock through its Flexible Film, LLC subsidiary and owns our preferred stock through its Southwest Industrial Films, LLC subsidiary.

     The accounting for the Recapitalization did not result in changes to the historical cost presentation of our assets and liabilities.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Pliant and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION -- Sales revenue is recognized upon shipment of product in fulfillment of a customer order.

     ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK -- We are dependent upon a limited number of large customers with substantial purchasing power for a significant portion of our sales.

                      PLIANT CORPORATION AND SUBSIDIARIES

Approximately 29% of the consolidated trade accounts receivable before allowances at December 31, 2000 were represented by eight customers with one customer representing approximately 10% of consolidated receivables.

     INVENTORIES -- Inventories consist principally of finished film products and the raw materials necessary to produce them. Inventories are carried at the lower of cost (on a first-in, first-out basis) or market value. Resin costs comprise the majority of our total manufacturing costs. Resin shortages or significant increases in the price of resin could have a significant adverse effect on our business.

     PLANT AND EQUIPMENT -- Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated economic useful lives of the assets as follows:

Land improvements......................................  20 years
Buildings and improvements.............................  20 years
Machinery and equipment................................  7-15 years
Furniture, fixtures and vehicles.......................  3-7 years
Leasehold improvements.................................  10-20 years

     Maintenance and repairs are charged to expense as incurred and costs of improvements and betterments are capitalized. Upon disposal, related costs and accumulated depreciation are removed from the accounts and resulting gains or losses are reflected in operations.

     Costs incurred in connection with the construction or major rebuild of equipment are capitalized as construction in progress. No depreciation is recognized on these assets until placed in service.

     INTANGIBLE ASSETS -- Intangible assets are stated at cost. Amortization is computed using the straight-line method over the estimated economic useful lives of the assets as follows:

Cost in excess of fair value of net assets acquired....  10-40 years
Other intangible assets................................  2-15 years

     CARRYING VALUE OF LONG-LIVED ASSETS -- We evaluate the carrying value of long-lived assets, including intangible assets, based upon current and expected undiscounted cash flows, and recognize an impairment when the estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between the asset's carrying value and fair value. As of December 31, 2000, we believe that none of our long-lived assets are impaired. However, should significant customers be lost or industry market conditions materially deteriorate, and as a result our estimates of cash flows decline in the near term, we may be required to record an impairment loss which could be material to our results of operations and financial position.

     OTHER ASSETS -- Other assets consist primarily of deferred debt issuance costs, deposits, spare parts and the cash surrender values of key-person life insurance policies. Major spare parts are depreciated using the straight-line method over the useful lives of the related machinery and equipment.

     CASH AND CASH EQUIVALENTS -- For the purpose of the consolidated statements of cash flows, we consider short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash generated outside of the United States is generally subject to taxation if repatriated.

                      PLIANT CORPORATION AND SUBSIDIARIES

     INCOME TAXES -- We use the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes.

     DERIVATIVE FINANCIAL INSTRUMENTS -- In the normal course of business, we occasionally enter into interest rate derivative agreements to manage interest rate risk on long-term debt. These agreements are generally classified as hedges for matched transactions. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment to interest expense. The related amount payable to or receivable from the counterparties is included in other liabilities or assets. Gains and losses on terminations of interest-rate swap agreements are deferred and amortized as an adjustment to interest expense over the lesser of the remaining term of the original contract or the life of the debt. We also occasionally enter into commodity collar agreements to manage the market risk of our raw material prices. These agreements are classified as hedges. The differential to be paid or received as commodity prices change is accrued and recognized as an adjustment to inventory. The related amount payable to or receivable from the counterparties is included in other liabilities or assets.

     As of December 31, 2000, we have one interest rate derivative contract (see
Note 6). For the year ended December 31, 2000 and 1999, we realized a reduction in raw material inventory costs of $0.5 million and $1.3 million, respectively, from commodity collar agreements. There are no such agreements in place as of December 31, 2000.

     RECENT ACCOUNTING PRONOUNCEMENT -- In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards that require derivative instruments to be recorded on the balance sheet as either an asset or liability, measured at fair market value, and that changes in the derivative's fair value be recognized currently in earnings, unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. As of December 31, 2000 our only outstanding derivative is our interest rate cap (see Note 6) and therefore, we expect that the adoption of this statement will not have a material effect on our consolidated financial statements.

     FOREIGN CURRENCY TRANSLATION -- The accounts of our foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, expenses, gains and losses. Transactions are translated using the exchange rate at each transaction date. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders' equity (deficit). Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income within current operations.

     RECLASSIFICATIONS -- Emerging Issues Tax Force (EITF) Issue 00-10 requires amounts billed to customers for shipping and handling be classified as revenue and the costs of shipping and handling be reflected as expense. Prior to 2000, the Company recorded the costs as a reduction to sales. Reclassifications have been made to prior years' sales and cost of sales to reflect this change.

                      PLIANT CORPORATION AND SUBSIDIARIES

2. INVENTORIES

     INVENTORY BALANCES -- Inventories consist of the following at December 31, 2000 and 1999 (in thousands):

                                                          2000       1999
                                                         -------    -------
Finished goods.........................................  $46,760    $41,408
Raw materials..........................................   24,158     28,910
Work-in-process........................................    8,233      7,881
                                                         -------    -------
Total..................................................  $79,151    $78,199
                                                         =======    =======

3. SALE OF ASSETS

     On June 1, 1998, Huntsman Container Corporation International ("HCCI"), a wholly owned subsidiary of Huntsman Packaging, sold its entire interest in the capital stock of Huntsman Container Company Limited ("HCCL") and Huntsman Container Company France SA ("HCCFSA") to Polarcup Limited and Huhtamaki Holdings France Sarl, subsidiaries of Huhtamaki Oyj. Together, HCCL and HCCFSA comprised our foam products operations, which were operated exclusively in Europe. Net proceeds from the sale were approximately $28.3 million and a gain of approximately $5.2 million, net of applicable income taxes, was recorded. The results of operations of this separate business segment are reflected as discontinued operations in the accompanying 1998 consolidated statement of operations. Revenues from the foam products operations for the year ended December 31, 1998 amounted to $15.6 million.

     On August 14, 1998, we sold our interest in the capital stock of UK Limited to Skymark Packaging International Limited. Net proceeds from the sale were approximately $5.6 million, including a note receivable from the buyer. The note receivable balance was collected at December 31, 1999.

4. PLANT CLOSING COSTS, OFFICE CLOSING COSTS AND WORKFORCE REDUCTION

  Plant Closing Costs

     2000 PLANT CLOSING COSTS -- During 2000, we approved and announced a strategic initiative to cease operations at our Dallas, Texas; Birmingham, Alabama; and Harrington, Delaware facilities. These facilities represent a portion of our Design, Industrial and Specialty Films segments, respectively. The intent of this initiative was to maximize the capacity of other company owned facilities by moving the production from these locations to plants that were not operating at capacity. As a result of this strategic initiative, we recorded a pre-tax charge of $19.6 million which is included as part of Plant Closing Costs in the accompanying consolidated statement of operations. Of the $19.6 million, $13.8 million represented the write-off of impaired plant and equipment, $5.0 million represented a charge for severance costs and $0.8 million represented a charge for other closure costs and inventory write-offs. The major actions relating to the exit of these facilities include closing each of the respective facilities, disposal of the related equipment of each facility and termination of the employees of the respective facilities. As of December 31, 2000, we have completed the closure of our Dallas facility and we expect to complete the closure of our Birmingham and Harrington

                      PLIANT CORPORATION AND SUBSIDIARIES
facilities by the end of the third quarter 2001. The following is a summary of the key elements of this exit plan:

                                               DALLAS   BIRMINGHAM   HARRINGTON    TOTAL
                                               ------   ----------   ----------   -------
Number of employees to be terminated.........      68        105          104         277
Book value of property and equipment to be
  disposed of................................  $1,593     $8,913       $8,172     $18,678
Estimated proceeds from disposal.............   1,200      1,749        1,928       4,877
                                               ------     ------       ------     -------
Net write-off from disposal..................     393      7,164        6,244      13,801
Severance costs..............................     588      2,271        2,132       4,991
Other closure costs..........................     302        225          270         797
                                               ------     ------       ------     -------
Total closure costs..........................  $1,283     $9,660       $8,646     $19,589(1)
                                               ======     ======       ======     =======

---------------
(1) The accompanying Consolidated Statement of Operations reflects this charge partially offset by certain reversals of severance accruals related to 1999 plant closings totaling approximately $0.2 million.

     We do not anticipate the loss of any revenues or income from the closure of these facilities due to the fact that their respective sales volumes will be transferred to other Pliant facilities. As of December 31, 2000, the remaining reserves related to severance costs and other costs are included in other accrued liabilities in the accompanying consolidated balance sheet while the net write-off from disposal of property and equipment has been recorded as a reduction of the net property and equipment balance. Utilization of the initially established restructuring reserves during the year ended December 31, 2000 is summarized below:

                                                           UTILIZED
                                          ORIGINAL    -------------------    BALANCE
                                          ACCRUAL     NON-CASH(A)    CASH    12/31/00
                                          --------    -----------    ----    --------
Property and equipment..................  $13,801                            $13,801
Severance costs.........................    4,991                    $620      4,371
Other costs.............................      797        $212                    585
                                          -------        ----        ----    -------
Total...................................  $19,589        $212        $620    $18,757
                                          =======        ====        ====    =======

---------------
(a) Represents the disposal of inventory net of cash received upon disposal.

     As of December 31, 2000, 68, 0 and 2 of the expected employee terminations had been completed at our Dallas, Birmingham and Harrington facilities, respectively.

     1999 PLANT CLOSING COSTS -- During 1999, we approved and announced our plans to cease operations at one of our facilities in Mexico City and shut down one of our product lines at our Kent, Washington facility. Our product line at Kent was closed down in the first quarter of 2000. Our Mexico City facility is expected to be completely closed by March 31, 2001. Plant closing costs for these facilities totaled $2.5 million and consisted of a $1.5 million write-off of impaired plant and equipment, and a $1.0 million charge for severance costs to eliminate 146 full-time equivalent employees. During 2000, we reversed $0.1 million of severance cost accruals related to the Kent closure and $0.1 million of other severance accruals which proved to be not needed. As of December 31, 2000, included in other accrued liabilities are remaining amounts for the Mexico closure of approximately $1.4 million.

                      PLIANT CORPORATION AND SUBSIDIARIES

     1998 PLANT CLOSING COSTS -- During 1998, we approved and announced our plan to cease operations at our Clearfield, Utah facility. Plant closing costs totaled $4.9 million and consisted of a $3.4 million charge for estimated future net lease payments on a noncancellable operating lease, a $0.6 million write-off of impaired plant and equipment, a $0.5 million charge for reduction of severance costs associated with the elimination of 52 full-time equivalent employees and a $0.4 million write-off of impaired goodwill. As of December 31, 2000, included in other accrued liabilities are the remaining amounts estimated to be paid for the noncancellable operating lease of $1.6 million. The lease expires in January 2011.

     It is possible that our estimates of net lease payments on noncancellable operating leases, particularly related to estimated subleasing receipts, could change in the near term and could result in additional accruals or the reversal of amounts previously accrued. Additionally, it is possible that our estimate of the loss on disposal of certain fixed assets could change in the near term based upon differences between estimated and actual sale proceeds.

  Office Closing Costs and Workforce Reductions

     During the fourth quarter 2000, we approved and announced a cost saving initiative resulting in a company-wide workforce reduction, relocation of the corporate office from Salt Lake City, Utah to Chicago, Illinois area and closure of the Dallas, Texas divisional office. As a result of this initiative we recorded a pre-tax charge of $7.1 million which is included as part of administration and other expenses in the accompanying consolidated statements of operations. The major actions relating to this initiative included a reduction in workforce due to consolidation of duties, and closing the offices in Dallas, Texas and Salt Lake City, Utah. We expect to complete the workforce reduction of 52 employees and the closure of the office in Dallas, Texas during the first quarter 2001, while the Salt Lake City, Utah office will close during the second quarter 2001. The following is a summary of the key elements of this plan:

                                      WORKFORCE    RELOCATION OF      CLOSURE OF
                                      REDUCTION   CORPORATE OFFICE   DALLAS OFFICE   TOTAL
                                      ---------   ----------------   -------------   ------
Number of employees.................       52              36               2            90
Leasehold improvements..............                   $1,000                        $1,000
Severance cost......................   $2,940           2,352            $ 21         5,313
Other costs related to leases.......                      721              82           803
                                       ------          ------            ----        ------
Total cost..........................   $2,940          $4,073            $103        $7,116
                                       ======          ======            ====        ======

     As of December 31, 2000, the remaining reserves related to severance costs and other costs related to leases are included in other accrued liabilities in the accompanying consolidated balance sheet while the impairment related to leasehold improvements has been recorded as a reduction of the net property and equipment balance. Utilization of the initially established reserves during the year ended December 31, 2000 is summarized below:

                                                              UTILIZED
                                             ORIGINAL    ------------------    BALANCE
                                             ACCRUAL     NON-CASH     CASH     12/31/00
                                             --------    --------    ------    --------
Leasehold improvements.....................   $1,000                            $1,000
Severance cost.............................    5,313       $426      $1,633      3,254
Other costs related to leases..............      803                               803
                                              ------       ----      ------     ------
Total cost.................................   $7,116       $426      $1,633     $5,057
                                              ======       ====      ======     ======

                      PLIANT CORPORATION AND SUBSIDIARIES

5. INTANGIBLE ASSETS

     The cost of intangible assets and related accumulated amortization at December 31, 2000 and 1999 is as follows (in thousands):

                                                         2000        1999
                                                       --------    --------
Goodwill.............................................  $216,141    $216,058
Trademarks, patents and technology...................    15,776      15,776
Noncompete agreements................................     7,283       7,283
Other................................................     7,455       7,455
                                                       --------    --------
                                                        246,655     246,572
Less accumulated amortization........................   (40,785)    (31,616)
                                                       --------    --------
Total................................................  $205,870    $214,956
                                                       ========    ========

     Amortization expense for intangible assets was approximately $9.2 million, $9.0 million and $6.1 million for the years ended December 31, 2000, 1999 and 1998, respectively.

6. LONG-TERM DEBT

     Long-term debt as of December 31, 2000 and 1999 consists of the following (in thousands):

                                                         2000        1999
                                                       --------    --------
Prior Credit Facilities:
  Revolver, variable interest at a weighted average
     rate of 8.644% as of December 31, 1999..........              $ 33,000
  Term loans, variable interest at a weighted average
     rate of 8.272% as of December 31, 1999..........               345,281
New Credit Facilities:
  Revolver, matures May 31, 2006, variable interest,
     11.0% as of December 31, 2000...................  $  3,000
  Tranche A term loan, matures May 31, 2006, and
     Tranche B term loan, matures May 31, 2008,
     variable interest at a weighted average rate of
     10.232% as of December 31, 2000.................   476,000
Senior subordinated notes, interest at 13.0% (net of
  original issue discount and warrants being
  amortized of $13,499)..............................   206,501
Senior subordinated notes, interest at 9.125%........               125,000
Line of credit agreement.............................                 4,274
Obligations under capital leases (see Note 7)........       370         497
Insurance financing, interest at 6.64% monthly
  payments of principal and interest of approximately
  $140 through March 2001 and $90 through April
  2002...............................................     1,522       2,330
                                                       --------    --------
          Total......................................   687,393     510,382
Less current portion.................................    (9,362)    (17,120)
                                                       --------    --------
Long-term portion....................................  $678,031    $493,262
                                                       ========    ========

     Upon closing of the Recapitalization, we issued 220,000 Units (the "Units") consisting of $220.0 million principal amount of 13% Senior Subordinated Notes due 2010 (the "Notes") and

                      PLIANT CORPORATION AND SUBSIDIARIES

Warrants (the "Note Warrants") to purchase 18,532 shares of common stock at an exercise price of $0.01 per share. The Notes were issued at a discount of approximately $5.9 million and we allocated approximately $8.0 million to Note Warrants and approximately $206.1 million to Notes based on the relative fair values of each instrument. The Units were issued in a transaction exempt from the registration requirements under the Securities Act of 1933. On August 29, 2000, our registration statement relating to the exchange of the private Notes for Notes registered under the Securities Act of 1933 was declared effective by the Securities and Exchange Commission, and, as a result, the Notes and the Note Warrants became separated. We consummated the exchange offer and issued $220.0 million of registered Notes for all of the private Notes on October 12, 2000. Interest on the Notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 2000. The Notes are unsecured. Prior to June 1, 2003, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings by the Company at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest. Otherwise, the Company may not redeem the Notes prior to June 1, 2005. On or after that date, the Company may redeem the Notes, in whole or in part, at a redemption price (expressed as percentages of principal amount), (plus accrued and unpaid interest) multiplied by the following percentages: 106.5% if redeemed prior to June 1, 2006; 104.333% if redeemed prior to June 1, 2007; 102.167% if redeemed prior to June 1, 2008. The Notes are subordinated to all of our existing and future senior debt, rank equally with any future senior subordinated debt and rank senior to any future subordinated debt. The Notes are guaranteed by some of our subsidiaries. The Note Warrants became exercisable on August 29, 2000, and expire on June 1, 2010.

     Upon closing of the offering of the Units and the Recapitalization, we purchased all of our outstanding $125.0 million principal amount of 9 1/8% Senior Subordinated Notes due 2007 pursuant to a tender offer, refinanced all amounts outstanding under our prior credit facilities (the "Prior Credit Facilities") and replaced the Prior Credit Facility with the amended and restated senior secured credit facilities (the "New Credit Facilities") with The Chase Manhattan Bank, Bankers Trust Company, The Bank of Nova Scotia and a syndicate of banking institutions. The New Credit Facilities consist of a $200.0 million senior secured tranche A facility, $40.0 million of which was made available to our principal Mexican subsidiary (the "Tranche A Facility"), a $280.0 million senior secured tranche B facility (the "Tranche B Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility"). As of December 31, 2000, we had available borrowing capacity of $93.3 million on the Revolving Credit Facility.

     Loans under the Revolving Credit Facility and the Tranche A Facility bear interest, at our option, at either Adjusted LIBOR plus 3.25% or ABR (as defined below) plus 2.25%, in each case subject to certain adjustments. Loans under the Tranche B Facility bear interest, at our option, at either Adjusted LIBOR plus 3.75% or ABR plus 2.75%. We may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. Interest is calculated on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every three months. ABR is the Alternate Base Rate, which is the higher of Bankers Trust Company's Prime Rate or the Federal Funds Effective Rate plus 1/2 of 1%. Adjusted LIBOR will at all times include statutory reserves.

     We are required to make annual mandatory prepayments of the Tranche A and B Facilities under the New Credit Facilities in an amount equal to 50% of excess cash flow, as defined, within 90 days following the end of each year, commencing with the year ended December 31, 2000. In addition, the Tranche A and B Facilities are subject to mandatory prepayments in an amount equal to (a) 100% of the net cash proceeds of equity and debt issuances by us or any of our subsidiaries

                      PLIANT CORPORATION AND SUBSIDIARIES
and (b) 100% of the net cash proceeds of asset sales or other dispositions of property by us or any of our subsidiaries, in each case subject to certain exceptions. We do not expect to make any mandatory prepayments in 2001.

     Our extraordinary loss for 2000 consists of a $6.0 million charge (net of tax) for the payment made to tender our 9 1/8 % senior subordinated notes and a $5.25 million charge (net of tax) for the write off of capitalized loan fees associated with the early retirement of the various debt facilities.

     The New Credit Facilities and the indenture relating to the Notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the New Credit Facilities require us to maintain certain financial ratios. Effective September 30, 2000, we entered into an amendment of our New Credit Facilities. The amendment modified certain financial covenants contained in the New Credit Facilities, including the leverage and interest coverage ratios and the permitted amount of capital expenditures. We were in compliance with the amended covenants of our New Credit Facilities as of December 31, 2000. In connection with the amendment, we incurred an amendment fee of $1.4 million, which has been included in interest expense. We also incurred $0.6 million of legal and administrative expenses in connection with negotiating the amendment. Indebtedness under the New Credit Facilities is secured by substantially all of our assets, including our real and personal property, inventory, accounts receivable, intellectual property, and other intangibles. Our obligations under the New Credit Facilities are guaranteed by substantially all of our domestic subsidiaries and secured by substantially all of our domestic assets. The New Credit Facilities are also secured by a pledge of 65% of the capital stock of each of our foreign subsidiaries.

     We pay a quarterly commitment fee on the unused amount of the Revolver at an annual rate of 0.50%. The interest rate margins and the commitment fee are subject to reduction if we achieve certain financial ratios. As of December 31, 2000, we had outstanding letters of credit of approximately $3.7 million.

     The scheduled maturities of long-term debt by year as of December 31, 2000 are as follows (in thousands):

YEAR ENDING DECEMBER 31,
------------------------
2001.....................................................  $  9,362
2002.....................................................    22,966
2003.....................................................    32,826
2004.....................................................    55,330
2005.....................................................    62,833
Thereafter...............................................   504,076
                                                           --------
Total....................................................  $687,393
                                                           ========

     Certain of our borrowings, including borrowings under the New Credit Facilities, are at variable rates of interest, exposing us to the risk of increased interest rates. Our leveraged position and the covenants contained in our debt instruments may also limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, thus putting us at a competitive disadvantage. We may be vulnerable to a downturn in general economic conditions or in our business or be unable to carry out capital spending that is important to our growth and productivity improvement programs.

                      PLIANT CORPORATION AND SUBSIDIARIES

     In December 2000, we purchased an interest rate cap agreement to reduce the impact of changes in interest rates on our floating-rate, long-term debt. The agreement has a notional amount of $128.0 million and expires on December 31, 2003. The agreement entitles us to receive amounts from the counterparty (a bank) if the three-month LIBOR interest rate, as defined in the agreement, exceeds 10%. As of December 31, 2000, the defined three-month LIBOR interest rate was 6.55%. The net premium paid for the interest rate cap agreement of $96,000 is included in other assets in the consolidated balance sheets. Effective January 1, 2001, in accordance with SFAS No. 133, any non-intrinsic changes in fair value will be recorded in earnings. At December 31, 2000, the estimated fair value of this derivative was $96,000.

     We are exposed to credit losses in the event of nonperformance by the counterparty to the financial instrument. We anticipate, however, that the counterparty will be able to fully satisfy its obligations under the contract. Market risk arises from changes in interest rates.

7. LEASES

     CAPITAL LEASES -- We have acquired certain land, building, machinery and equipment under capital lease arrangements that expire at various dates through 2007. At December 31, 2000 and 1999, the gross amounts of plant and equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

                                                            2000     1999
                                                            -----    -----
Land and building.........................................  $ 309    $ 309
Machinery and equipment...................................    353      353
                                                            -----    -----
Total assets held under capital leases....................    662      662
Less accumulated amortization.............................   (187)    (104)
                                                            -----    -----
                                                            $ 475    $ 558
                                                            =====    =====

     OPERATING LEASES -- We have noncancelable operating leases, primarily for vehicles, equipment, warehouse, and office space that expire through 2006, as well as month-to-month leases. The total expense recorded under all operating lease agreements in the accompanying consolidated statements of operations is approximately $6.7 million, $6.6 million and $5.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                      PLIANT CORPORATION AND SUBSIDIARIES

     Future minimum lease payments under operating leases and the present value of future minimum capital lease payments as of December 31, 2000 are as follows (in thousands):

                                                           OPERATING    CAPITAL
                                                            LEASES      LEASES
                                                           ---------    -------
Year Ending December 31,
  2001...................................................   $ 6,308      $ 177
  2002...................................................     4,643         81
  2003...................................................     3,939         45
  2004...................................................     3,081         45
  2005...................................................     2,423         45
  Thereafter.............................................     8,032         84
                                                            -------      -----
Total minimum lease payments.............................   $28,426        477
                                                            =======
Amounts representing interest............................                 (107)
                                                                         -----
Present value of net minimum capital lease payments (see
  Note 6)................................................                $ 370
                                                                         =====

8. INCOME TAXES

     The following is a summary of domestic and foreign provisions for current and deferred income taxes and a reconciliation of the U.S. statutory income tax rate to the effective income tax rate.

     The provisions (benefits) for income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows (in thousands):

                                                       2000       1999       1998
                                                     --------    -------    -------
Current:
  Federal..........................................  $   (112)   $ 1,581    $(1,877)
  State............................................       266        770        128
  Foreign..........................................     3,990      4,478      3,316
                                                     --------    -------    -------
          Total current............................     4,144      6,829      1,567
                                                     --------    -------    -------
Deferred:
  Federal..........................................   (18,401)     6,975      6,960
  State............................................        18         71        793
  Foreign..........................................        (4)       212       (787)
                                                     --------    -------    -------
          Total deferred...........................   (18,387)     7,258      6,966
                                                     --------    -------    -------
Total income tax expense (benefit) (excluding
  income taxes applicable to discontinued
  operations and extraordinary item)...............  $(14,243)   $14,087    $ 8,533
                                                     ========    =======    =======

                      PLIANT CORPORATION AND SUBSIDIARIES

     The effective income tax rate reconciliations for the years ended December 31, 2000, 1999 and 1998 are as follows (in thousands):

                                                       2000       1999       1998
                                                     --------    -------    -------
Income (loss) before income taxes, discontinued
  operations and extraordinary item................  $(53,776)   $32,398    $11,066
                                                     ========    =======    =======
Expected income tax provision (benefit) at U.S.
  statutory rate of 35%............................  $(18,822)   $11,339    $ 3,873
Increase (decrease) resulting from:
  Goodwill.........................................     1,636      1,625      1,331
  State taxes......................................       137        547        353
  Adjustment of tax attributes.....................      (174)      (912)     1,361
  Foreign rate difference and other, net...........     1,099      1,488      1,615
  Costs related to recapitalization................     1,881
                                                     --------    -------    -------
Total income tax expense (benefit) (excluding
  income taxes applicable to discontinued
  operations and extraordinary item................  $(14,243)   $14,087    $ 8,533
                                                     ========    =======    =======
Effective income tax rate..........................      26.5%      43.5%      77.1%
                                                     ========    =======    =======

     Components of net deferred income tax assets and liabilities as of December 31, 2000 and 1999 are as follows (in thousands):

                                                         2000        1999
                                                       --------    --------
Deferred income tax assets:
  Net operating loss carryforwards...................  $ 27,412
  AMT and foreign tax credit carryforwards...........     2,478    $  2,867
  Accrued pension costs not deducted for tax.........     8,125       5,833
  Accrued employee benefits..........................     2,858       1,372
  Plant closing costs not deducted for tax...........     2,979         758
  Allowance for doubtful trade accounts receivable...       508         340
  Inventory related costs not deducted for tax.......       571         476
  Other..............................................       552       1,330
                                                       --------    --------
          Total deferred income tax assets...........    45,483      12,976
                                                       --------    --------
Deferred income tax liabilities:
  Tax depreciation in excess of book depreciation....   (58,525)    (52,611)
  Amortization of intangibles........................    (6,058)     (5,365)
  Other..............................................      (968)       (955)
                                                       --------    --------
          Total deferred income tax liabilities......   (65,551)    (58,931)
                                                       --------    --------
Net deferred income tax liability....................  $(20,068)   $(45,955)
                                                       ========    ========
As reported on consolidated balance sheets:
  Net current deferred income tax asset..............  $ 12,992    $  5,408
  Net noncurrent deferred income tax liability.......   (33,060)    (51,363)
                                                       --------    --------
  Net deferred income tax liability..................  $(20,068)   $(45,955)
                                                       ========    ========

                      PLIANT CORPORATION AND SUBSIDIARIES

     The net operating loss carryforwards for federal tax purposes of approximately $78.3 million expire in 2020.

9. EMPLOYEE BENEFIT PLANS

     DEFINED CONTRIBUTION PLAN -- We sponsor a salary deferral plan covering substantially all of our non-union domestic employees. Plan participants may elect to make voluntary contributions to this plan up to 15% of their compensation. We contribute 1% of the participants' compensation and also match employee contributions up to 2% of the participants' compensation. We expensed approximately $2.6 million, $2.2 million and $1.9 million as our contribution to this plan for the years ended December 31, 2000, 1999 and 1998, respectively.

     DEFINED BENEFIT PLANS -- We sponsor three noncontributory defined benefit pension plans (the "United States Plans") covering domestic employees with 1,000 or more hours of service. We fund the actuarially computed retirement cost. Contributions are intended to not only provide for benefits attributed to service to date but also for those expected to be earned in the future. We also sponsor a defined benefit plan in Germany (the "Germany Plan"). The consolidated accrued net pension expense for the years ended December 31, 2000, 1999 and 1998 includes the following components (in thousands):

                                                       2000       1999       1998
                                                      -------    -------    -------
UNITED STATES PLANS
Service cost -- benefits earned during the period...  $ 4,098    $ 4,056    $ 3,726
Interest cost on projected benefit obligation.......    4,192      3,659      3,469
Expected return on assets...........................   (4,348)    (3,913)    (3,777)
Other...............................................     (185)       100         (3)
                                                      -------    -------    -------
Total accrued pension expense.......................  $ 3,757    $ 3,902    $ 3,415
                                                      =======    =======    =======
GERMANY PLAN
Service cost -- benefits earned during the period...  $    62    $    63    $    64
Interest cost on projected benefit obligation.......       62         62         66
                                                      -------    -------    -------
Total accrued pension expense.......................  $   124    $   125    $   130
                                                      =======    =======    =======

                      PLIANT CORPORATION AND SUBSIDIARIES

     The following table sets forth the funded status of the United States Plans and the Germany Plan as of December 31, 2000, 1999 and 1998 and the amounts recognized in the consolidated balance sheets at those dates (in thousands):

                                                       2000       1999       1998
                                                      -------    -------    -------
UNITED STATES PLANS
Change in benefit obligation:
  Obligation at January 1...........................  $50,405    $52,348    $27,025
  Service cost......................................    4,098      4,056      3,726
  Interest cost.....................................    4,192      3,659      3,469
  Curtailments......................................                         (2,137)
  Settlements.......................................                             50
  Plan amendments...................................      219                 2,340
  Transfer of liability from Huntsman Corporation
     plan...........................................      138
  Actuarial (gain) loss.............................      942     (7,781)     1,333
  Acquisition.......................................                         18,264
  Benefits paid.....................................   (1,958)    (1,877)    (1,722)
                                                      -------    -------    -------
Obligation at December 31...........................  $58,036    $50,405    $52,348
                                                      =======    =======    =======
Change in plan assets:
  Fair value of assets at January 1.................  $49,290    $44,001    $24,235
  Actual return on plan assets......................     (505)     6,603      3,941
  Transfer of assets from Huntsman Corporation
     plan...........................................      138
  Acquisition.......................................                         16,143
  Employer contributions............................                 563      1,404
  Benefit payments..................................   (1,958)    (1,877)    (1,722)
                                                      -------    -------    -------
Fair value of plan assets at December 31............  $46,965    $49,290    $44,001
                                                      =======    =======    =======
Underfunded status at December 31...................  $11,071    $ 1,115    $ 8,347
Unrecognized net actuarial loss.....................    5,011     11,103        641
Unrecognized prior service cost.....................   (1,584)    (1,477)    (1,586)
                                                      -------    -------    -------
Accrued long-term pension liability included in
  other liabilities.................................  $14,498    $10,741    $ 7,402
                                                      =======    =======    =======

     For the above calculations, increases in future compensation ranging from 4.0% to 4.5% were used for the non-union plan. There was no increase in future compensation used for the two union plans. For the calculations, discount rates ranging from 6.75% to 7.75% and expected rates of return on plan assets of 9.0% were used for all plans.

                      PLIANT CORPORATION AND SUBSIDIARIES

                                                    2000      1999
                                                   ------    ------
GERMANY PLAN
Change in benefit obligation:
  Obligation at January 1........................  $1,090    $1,143
  Service cost...................................      62        63
  Interest cost..................................      62        62
  Benefits paid..................................      (4)       (5)
  Change due to exchange rate....................     (42)     (173)
                                                   ------    ------
Obligation at December 31........................  $1,168    $1,090
                                                   ======    ======
Fair value of plan assets at December 31.........    None      None
                                                   ======    ======
Underfunded status at December 31................  $1,168    $1,090
Unrecognized net actuarial loss..................      44        75
                                                   ------    ------
Accrued long-term pension liability included in
  other liabilities..............................  $1,212    $1,165
                                                   ======    ======

     Increases in future compensation ranging from 2.0% to 3.5% and discount rates ranging from 6.0% to 7.0% were used in determining the actuarially computed present value of the projected benefit obligation of the Germany Plan. The cash surrender value of life insurance policies for Germany Plan participants included in other assets is approximately $0.5 million as of December 31, 2000 and 1999.

     FOREIGN PLANS OTHER THAN GERMANY -- Employees in other foreign countries are covered by various post employment arrangements consistent with local practices and regulations. Such obligations are not significant and are included in the consolidated financial statements in other liabilities.

     OTHER PLANS -- As part of the acquisition of Blessings Corporation (see
Note 13), we assumed two supplemental retirement plans covering certain former employees of Blessings Corporation. The liability for these plans included in other liabilities at December 31, 2000 was approximately $1.3 million.

10. REDEEMABLE STOCK

     CLASS C COMMON STOCK AND COMMON STOCK -- During 1999 and 1998, we sold a total of 50,611 shares of Class C nonvoting common stock to employees for $100 per share, the estimated fair market value. As consideration, we received cash of $2.5 million and notes receivable of $2.6 million. During 1999 and 1998, we redeemed a total of 1,100 shares for $100 per share. Of the total 49,511 shares outstanding at December 31, 1999, 26,223 shares were subject to repurchase rights of the Company. In addition, the stockholders had the right, following three years from the purchase date, to put any or all of the shares to Pliant for repurchase. Pursuant to the Recapitalization the 49,511 shares of Class C nonvoting common stock were exchanged for the same number of common shares and the original repurchase rights and put options were cancelled. Also, as part of the Recapitalization, 17,967 of these shares were redeemed (see Note 1).

     In connection with employment agreements entered into with four of these employees as part of the Recapitalization, new repurchase rights and put options were established. The new repurchase rights allow Pliant to repurchase these shares from the employee in the event of termination for any reason. The new put options allow the employees to require the Company to purchase all of the shares in the event of resignation for good reason, death, disability or retirement, subject to the

                      PLIANT CORPORATION AND SUBSIDIARIES
restrictive provisions of any credit or other agreements. The price under the repurchase rights and the put options is the fair market value of the common stock, as determined in good faith.

     The $2.6 million notes receivable are full recourse, secured promissory notes, bear interest at 7% per annum and are payable in three annual installments beginning in February 2002. Pursuant to the Recapitalization, the promissory notes were amended to provide that they are payable in three annual installments beginning on May 31, 2006.

     In May 2000, we sold 32,750 shares of additional restricted common stock to the same four employees for $483.13 per share, the estimated fair market value. We received, as consideration, notes receivable totaling $15.8 million. The notes receivable are full recourse, secured promissory notes, bear interest at 7% per annum and require the payment of principal and accrued interest in three equal annual installments beginning on May 31, 2006.

     Under the May 2000 stock purchase agreements, we have repurchase rights, which allow us to repurchase certain shares from the employees, if the individuals cease to be employees for any reason. The repurchase rights lapse as follows: (1) one-sixth on January 1, 2001, so long as the recipient is still our employee on such date and (2) the remainder in equal increments over a five-year period commencing on December 31, 2000 as follows: (a) in full if 100% or more of the applicable target market value of equity is achieved as of the end of the applicable calendar year and (b) partial, if more than 90% of the applicable target market value of equity is achieved or (c) if the target market value of equity is not achieved, in full on December 31, 2009. The repurchase rights terminate in the event of certain acceleration events as defined in the agreement. The repurchase price per share is the original price paid by the employee plus interest compounded annually at 7% commencing on the 181st day after the date of termination of the employee through the date on which the shares are actually repurchased.

     In addition, under the same employment agreements as previously noted, additional repurchase rights and put options were established. The repurchase rights allow the Company to repurchase shares, not already subject to the May 2000 stock purchase agreement repurchase rights, from the employee in the event of termination for any reason. The put options allow for the employees to require the Company to purchase all of the shares in the event of resignation for good reason, death, disability or retirement, subject to the restrictive provisions of any credit or other agreements. However, the put option related to the 32,750 shares, in no event can be exercised until January 1, 2006. The price under the repurchase rights and the put options is the fair market value of the common stock, as determined in good faith.

     On December 27, 2000, we entered into a severance agreement with one of the employees. Under the agreement, we cancelled approximately $133,000 of accrued interest on a note receivable. We repurchased 6,211 shares of restricted stock for $483.13 per share and offset the purchase price against $3.0 million of note principal. In addition, we agreed on January 2, 2001, to repurchase an additional 539 shares of restricted stock for $483.13 per share and offset the purchase price against $260,000 of note principal. The Company's repurchase rights were changed on the remaining 7,423 shares of common stock owned by this individual, whereby the Company agreed not to repurchase the shares until February 28, 2003 at a repurchase price of the greater of the fair market value or the balance on the note receivable. Interest ceases to accrue on the remaining $787,000 balance of the note related to the sale of stock in 1999. Further, the put option was cancelled. As a result of these modifications, a $323,000 discount on the note receivable balance was recorded as compensation expense. The discount will be amortized to interest income over the remaining term of the note. In the event we determine to repurchase the stock from this individual at an amount that is: (1) greater than the fair value of the stock (i.e. the note balance is greater than

                      PLIANT CORPORATION AND SUBSIDIARIES
the fair value) or (2) greater than the note balance as a result of future increases in fair value of the stock, we will record additional expense.

     On January 22, 2001, we entered into a severance agreement with another one of the employees. Under this agreement, we cancelled approximately $85,000 of accrued interest on a note receivable. We repurchased 3,125 shares of restricted stock for $483.13 and offset the purchase price against $1.5 million of note principal. We further agreed to cease interest on the remaining $302,000 principal balance of the note receivable related to 625 shares and to cease interest on the $262,000 principal balance related to the sale of stock in 1999. As a result of these interest modifications, a $208,000 discount on the note receivable balance will be recorded as compensation expense in the first quarter of 2001. The discount will be amortized to interest income over the remaining term of the note. In addition, the Company's repurchase rights and the individual's put option were changed on the remaining 2,832 shares of common stock owned by this individual. We agreed not to repurchase and the individual agreed not to exercise the put option on the shares until February 28, 2003. The repurchase price and the put option price were changed to be the greater of the fair value of the stock or the balance on the note receivable. Because the fair value of these shares was $483.13 per share on January 22, 2001, compensation expense of approximately $1.0 million will be recorded in the first quarter of 2001, which represents the difference between the carrying amount and the fair value of the 2,622 shares common stock that are subject to the note receivable.

     On February 1, 2001, we amended the note agreements with a third employee that were issued in connection with the sale of restricted stock in 1999 and 2000. Under the amended agreements, interest ceases to accrue, effective December 31, 2000, on one note with a principal balance of $1.6 million and another note with a principal balance of $7.0 million. Further, the notes were modified to remove the full recourse provisions and modify the pledge agreement. As a result of these modifications, the sale of stock for notes will now be accounted for as stock options and will be subject to variable accounting. Accordingly, changes in the fair value of the common stock in excess of the note balance will be recorded as compensation expense until the note is paid in full. In addition, interest income will not be recorded on these notes. This will result in compensation expense of approximately $6.0 million, which will be recorded in the first quarter of 2001.

     Because of the modifications to three of the four employee notes, in the first quarter of 2001 the fourth employee's 2000 stock purchase will be accounted for as stock options, subject to variable accounting. In addition, interest income will not be recorded on this note with a principal balance of $3.7 million.

     As of December 31, 2000, there were a total of 57,121 common shares subject to put options as described above, of which 12,765 shares were acquired by the employees for cash in 1997 through 1999. As a result of the put options, the carrying value of all shares subject to put options will be adjusted to fair value at each reporting period with a corresponding offset to shareholders' equity for amounts related to the 12,765 shares and compensation expense for amounts related to the remaining shares until the notes receivable are paid in full.

     PREFERRED STOCK -- We are authorized to issue up to 200,000 shares of preferred stock. As of December 31, 2000, 100,000 shares have been designated as Series A Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock"). In connection with the Recapitalization, we sold 100,000 shares of Preferred Stock and detachable warrants to purchase 43,242 shares of common stock for net consideration of $98.5 million, net of issuance costs of $1.5 million. We allocated approximately $80.0 million to Preferred Stock and $18.5 million to the warrants based on the relative fair values of the instruments. The common stock warrants have an exercise price of $0.01 per share and expire on May 31, 2011.

                      PLIANT CORPORATION AND SUBSIDIARIES

     Dividends on Preferred Stock accrue at an annual rate of 14%. We have the option to pay dividends in cash or to have the dividends accrue and compound quarterly. After May 31, 2005, however, the annual dividend rate increases to 16% unless we pay dividends in cash. The annual dividend rate also increases to 16% if we fail to comply with certain of our obligations or upon certain events of bankruptcy.

     The Preferred Stock is our most senior class of capital stock. We may, at our option, exchange the Preferred Stock for 14% senior subordinated exchange notes so long as such exchange and the associated debt incurrence is permitted by our existing debt instruments. We must redeem the Preferred Stock at a price equal to its liquidation preference of $1,000 per share, plus accumulated dividends, on May 31, 2011. On or after May 31, 2003, we may redeem the Preferred Stock at our option, in whole or in part, at a redemption price equal to the sum of the liquidation preference plus accrued and unpaid dividends multiplied by the following percentages: 107% if redeemed prior to May 31, 2004; 103% if redeemed on or after May 31, 2004 and prior to May 31, 2005; and 100% if redeemed at any time on or after May 31, 2005.

     As a result of the mandatory redemption features, as of December 31, 2000, the carrying value of the Preferred Stock has been increased by $399,000 to reflect accretion towards the $100.0 million redemption value at May 31, 2011, excluding accumulated dividends. As of December 31, 2000, we have accrued dividends of approximately $8.4 million, which are included in other long-term liabilities.

11. STOCK OPTION PLANS

     Pursuant to the Recapitalization, we adopted a 2000 stock incentive plan, which allows us to grant to employees nonqualified options to purchase up to 51,010 shares of common stock. The option price must be no less than fair market value on the date of grant. Unvested options are forfeited upon the employee's termination of employment. Vested options are forfeited, if not exercised 90 days after the employee's termination of employment. The plan is administered by the board of directors who determines the quantity, terms and conditions of an award, including any vesting conditions. The plan expires on either May 31, 2010 or a date which the board of directors, in its sole discretion, determines that the plan will terminate.

     Prior to the adoption of the 2000 plan, we had adopted the 1998 Huntsman Packaging Corporation Stock Option Plan which allowed for grant of options to purchase Class C common stock. All options that were outstanding under that plan as of the date of the Recapitalization (consisting of 8,902 options) were exchanged for options to purchase common stock under the 2000 stock incentive plan. There was no modification to the exercise price or the number of shares subject to option at the date of exchange. With the change of control that occurred with the Recapitalization, in accordance with the 1998 stock option plan, these options became 100% vested.

                      PLIANT CORPORATION AND SUBSIDIARIES

     A summary of stock option activity under the 1998 and 2000 plans is as follows:

                                                                   WEIGHTED
                                                     OPTION        AVERAGE
                                                     SHARES     EXERCISE PRICE
                                                     -------    --------------
Outstanding at December 31, 1997
  Granted..........................................   41,956       $100.00
  Exercised........................................
  Forfeited or cancelled...........................   (2,622)       100.00
                                                     -------
Outstanding at December 31, 1998...................   39,334        100.00
  Granted..........................................
  Exercised........................................
  Forfeited or cancelled...........................  (28,845)       100.00
                                                     -------
Outstanding at December 31, 1999...................   10,489        100.00
  Granted..........................................   15,435        483.13
  Exercised........................................   (1,587)       100.00
  Forfeited or cancelled...........................   (1,635)       483.13
                                                     -------
Outstanding at December 31, 2000...................   22,702        332.90
                                                     =======
Exercisable at December 31, 2000...................    8,902       $100.00
                                                     =======

     The weighted average remaining contractual life of the options is 8.5 years at December 31, 2000. Options to purchase 13,800 shares vest as follows: (1) 2,300 will vest on January 1, 2001 and (2) 11,500 vest in equal increments over a five-year period commencing on December 31, 2000 as follows (a) vesting in full if 100% or more of the applicable target market value of equity is achieved as of the end of the applicable calendar year and (b) partial vesting if more than 90% of the applicable target market of equity is achieved as of the end of the applicable calendar year. If the applicable targets are below 90% each year, vesting will automatically occur in full on December 31, 2009.

     Subsequent to year end, unvested options to purchase 466 shares were forfeited as a result of employee terminations and vested options to purchase 94 shares will be forfeited if not exercised within 90 days from the termination date.

     ACCOUNTING FOR STOCK-BASED COMPENSATION PLANS -- We apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock-based compensation plans as they relate to employees and directors. Some of the options issued under the 1998 plan were performance-based options and required variable plan accounting. For the years ended December 31, 2000 and 1999, the Company recorded compensation expense of $2.6 million and $0.8 million, respectively, related to these options. As a result of the Recapitalization, the remaining performance-based options became 100% vested. However, under employment agreements entered into with the Recapitalization, the shares contained a put option (see Note 10). As a result, the Company accounts for the 8,902 options as variable until exercised. Had compensation cost been determined in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," our income (loss) from continuing operations for the years ended December 31, 2000, 1999 and 1998 would have been the following pro forma amounts (in thousands):

                                                        2000       1999       1998
                                                      --------    -------    ------
As reported.........................................  $(39,533)   $18,311    $2,533
Pro forma...........................................   (37,214)    18,978     2,147

                      PLIANT CORPORATION AND SUBSIDIARIES

     The fair market value of each option is estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions for 2000 and 1998 grants, respectively: risk free rate of return of 6.02% and 6.75%; expected life of 9 years and 10 years; dividend yield of 0% and 0%; and volatility of 0% and 0%. The weighted average fair value of the options as determined by the Black-Scholes option-pricing model was $202 per share and $49 per share for 2000 and 1998 grants, respectively.

12. COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL CONTINGENCIES -- Our operations are subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, and the generation, handling, storage, transportation, treatment, and disposal of waste materials, as adopted by various governmental authorities in the jurisdictions in which we operate. We make every reasonable effort to remain in full compliance with existing governmental laws and regulations concerning the environment. As part of a sale of a plant site in 1992, we agreed to indemnify environmental losses of up to $5 million which may have been created at the plant site between January 1, 1988 and May 18, 1992. This indemnity expires on May 8, 2002 and reduces ten percent each year beginning May 12, 1997. We believe that the ultimate liability, if any, resulting from this indemnification will not be material to our financial position or results of operations.

     ROYALTY AGREEMENTS -- We have entered into royalty agreements (the "Agreements") for the right to use certain patents in the production of our Winwrap stretch film. We paid a fee of $450,000 to the patent holder for the first 2,250,000 pounds of film produced in North America. The Agreements require us to pay the patent holder a fee of $.10 for each pound of Winwrap produced in excess of 2,250,000 pounds but less than 37,500,000 pounds and $.05 per pound for each pound of Winwrap produced in excess of 37,500,000 pounds in North America. The Agreements require us to pay certain fees to obtain the rights to sell Winwrap outside of North America. The Agreements also require us to pay $.075 per pound of Winwrap sold outside of North America. We have the option to maintain these rights in subsequent years for certain agreed-upon fees. The Agreements terminate upon the expiration of the related patents in 2009. During 2000, 1999 and 1998, we paid royalties of $1.1 million, $0.7 million and $0.5 million, respectively, under the Agreements.

     LITIGATION -- We are subject to litigation and claims arising in the ordinary course of business. We believe, after consultation with legal counsel, that any liabilities arising from such litigation and claims will not have a material adverse effect on our financial position or results of operations.

13. ACQUISITIONS

     ELLEHAMMER INDUSTRIES LTD. AND ELLEHAMMER PACKAGING, INC. -- On March 12, 1998, we acquired certain assets and assumed certain liabilities of Ellehammer Industries Ltd. and Ellehammer Packaging Inc. (collectively, "Ellehammer") for cash of approximately $7.9 million. The acquisition was accounted for using the purchase method of accounting. Accordingly, results of operations are included in the accompanying consolidated financial statements from the date of acquisition. We did not record any goodwill in this acquisition.

     BLESSINGS CORPORATION -- On May 19, 1998, in accordance with an Agreement and Plan of Merger dated April 1, 1998, we acquired Blessings Corporation ("Blessings") by merging our wholly owned subsidiary, VA Acquisition Corp., with and into Blessings. Blessings then became our wholly owned subsidiary and Blessings changed its name to Huntsman Edison Films Corporation. The aggregate purchase price for Blessings was approximately $270 million (including the assumption of approximately $57 million of Blessings' existing indebtedness). In connection with the Blessings Acquisition, we incurred transaction costs of approximately $17 million. The acquisition

                      PLIANT CORPORATION AND SUBSIDIARIES
was accounted for using the purchase method of accounting. Accordingly, results of operations are included in the accompanying consolidated financial statements from the date of acquisition. We recorded goodwill and intangible assets of approximately $168.7 million in this acquisition, which are being amortized on a straight-line basis over 10 to 30 years.

     KCL CORPORATION -- On October 18, 1999, we acquired certain assets and assumed certain liabilities of KCL Corporation and subsidiaries for cash of approximately $11.5 million. The acquisition was accounted for using the purchase method of accounting. Accordingly, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. We recorded goodwill of approximately $2.7 million, which is being amortized on a straight-line basis over 10 years. In connection with the purchase of KCL, we announced a plan to eliminate 32 full-time equivalent employees, move certain purchased assets and install them at desired locations, cease certain purchased operations, and write-off related impaired plant equipment and inventory. The purchase price allocation includes $0.7 million for severance costs, $0.4 million for asset removal and relocation and $0.1 million for the write-off of inventory.

     Our pro forma results of operations for the years ended December 31, 1999 and 1998 (assuming the significant acquisitions had occurred as of January 1, 1998) are as follows (in thousands):

                                                         1999        1998
                                                       --------    --------
Revenues.............................................  $813,730    $720,547
Income (loss) from continuing operations.............    18,311      (1,267)

14. OPERATING SEGMENTS

     Operating segments are components of our business for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. This information is reported on the basis that it is used internally for evaluating segment performance.

     We have three reportable operating segments: design products, industrial films and specialty films. The design products segment produces printed rollstock, bags and sheets used to package products in the food and other industries. The industrial films segment produces stretch films, used for industrial unitizing and containerization, and PVC films, used to wrap meat, cheese and produce. The specialty films segment produces converter films that are sold to other flexible packaging manufacturers for additional fabrication, barrier films that contain and protect food and other products, and other films used in the personal care, medical, agriculture and horticulture industries. Disclosures for each product line within operating segments are not required because amounts of net revenues are impracticable to obtain.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. Sales and transfers between our segments are eliminated in consolidation. We evaluate performance of the operating segments based on profit or loss before income taxes, not including plant closing costs and other nonrecurring gains or losses. Our reportable segments are managed separately with separate management teams, because each segment has differing products, customer requirements, technology and marketing strategies.

                      PLIANT CORPORATION AND SUBSIDIARIES

     Segment profit or loss and segment assets as of and for the years ended December 31, 2000, 1999 and 1998 are presented in the following table (in thousands). Certain reclassifications have been made to be consistent with the 2000 presentation.

                                     DESIGN    INDUSTRIAL    SPECIALTY    CORPORATE/
                                    PRODUCTS     FILMS         FILMS        OTHER        TOTAL
                                    --------   ----------    ---------    ----------    --------
2000
Net sales to customers............  $215,439    $242,621     $385,737                   $843,797
Intersegment sales................     4,531       6,664        6,211      $(17,406)
                                    --------    --------     --------      --------     --------
Total net sales...................   219,970     249,285      391,948       (17,406)     843,797
Depreciation and amortization.....    10,779       7,540       10,850        10,377       39,546
Interest expense..................     3,545         351           25        64,613       68,534
Segment profit....................    26,725      35,802       70,523      (156,704)     (23,654)
Compensation and transaction costs
  related to recapitalization.....                                           10,754       10,754
Plant closing costs...............                                           19,368       19,368
Segment total assets..............   179,692     128,928      393,754        82,660      785,034
Capital expenditures..............    18,607      11,207       22,789        13,041       65,644
1999
Net sales to customers............  $183,341    $231,418     $398,971                   $813,730
Intersegment sales................     7,189       5,456        3,969      $(16,614)
                                    --------    --------     --------      --------     --------
Total net sales...................   190,530     236,874      402,940       (16,614)     813,730
Depreciation and amortization.....     8,095       7,030       10,822         9,072       35,019
Interest expense..................     3,397         351           27        40,253       44,028
Segment profit....................    21,350      36,044       85,814      (108,313)      34,895
Plant closing costs...............     2,497                                               2,497
Segment total assets..............   175,924     126,531      405,076        61,492      769,023
Capital expenditures..............     6,885      10,215       15,192         3,431       35,723
1998
Net sales to customers............  $142,457    $213,627     $325,040                   $681,124
Intersegment sales................     1,671       5,579          178      $ (7,428)
                                    --------    --------     --------      --------     --------
Total net sales...................   144,128     219,206      325,218        (7,428)     681,124
Depreciation and amortization.....     5,096       6,918        7,016         8,058       27,088
Interest expense..................     2,108          60                     35,351       37,519
Segment profit....................    19,403      31,739       57,449       (92,650)      15,941
Plant closing costs...............                  (297)       5,172                      4,875
Segment total assets..............   153,385     117,081      400,731        63,075      734,272
Capital expenditures..............    18,424      10,971       20,937         1,769       52,101

                      PLIANT CORPORATION AND SUBSIDIARIES

     A reconciliation of the totals reported for the operating segments to the totals reported in the consolidated financial statements is as follows (in thousands):

                                                    2000        1999        1998
                                                  --------    --------    --------
PROFIT OR LOSS
Total profit for reportable segments............  $133,050    $143,208    $108,591
Compensation and transaction costs related to
  recapitalization..............................   (10,754)
Plant closing costs.............................   (19,368)     (2,497)     (4,875)
Unallocated amounts:
  Corporate expenses............................   (92,091)    (68,060)    (57,299)
  Interest expense..............................   (64,613)    (40,253)    (35,351)
                                                  --------    --------    --------
  Income (loss) from continuing operations
     before taxes...............................  $(53,776)   $ 32,398    $ 11,066
                                                  ========    ========    ========
ASSETS
Total assets for reportable segments............  $702,374    $707,531
Intangible assets not allocated to segments.....    14,856      16,166
Other unallocated assets........................    67,804      45,326
                                                  --------    --------
Total consolidated assets.......................  $785,034    $769,023
                                                  ========    ========

     The following table presents financial information by country based on the location of production of the product.

                                                    2000        1999        1998
                                                  --------    --------    --------
NET SALES
United States...................................  $711,887    $687,646    $589,462
Mexico..........................................    61,275      57,496      30,596
Canada..........................................    41,515      37,832      26,636
Other...........................................    29,120      30,756      34,430
                                                  --------    --------    --------
Total...........................................  $843,797    $813,730    $681,124
                                                  ========    ========    ========
LONG-LIVED ASSETS
United States...................................  $497,460    $476,344    $475,891
Mexico..........................................    57,982      55,970      59,085
Canada..........................................     9,671      10,668       5,547
Other...........................................     4,919       5,368       5,226
                                                  --------    --------    --------
Total...........................................  $570,032    $548,350    $545,749
                                                  ========    ========    ========

     Our sales to Kimberly-Clark Corporation and its affiliates represented approximately 12%, 13% and 11% of consolidated net sales in 2000, 1999 and 1998, respectively. Substantially all of the sales to Kimberly-Clark are from the specialty films and design products operating segments. No other customers accounted for more than 10% of consolidated net sales during 2000, 1999 and 1998. The loss of Kimberly-Clark Corporation or a material reduction in sales to such customer would have a material adverse effect on our results of operations and our ability to service our indebtedness.

                      PLIANT CORPORATION AND SUBSIDIARIES

15. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. In the case of cash and cash equivalents, the carrying amount is considered a reasonable estimate of fair value. The fair value of floating rate debt in 2000 was obtained from market quotes. In 1999, the carrying amount of floating rate debt approximated fair value because of the floating interest rates associated with such debt. The fair value of fixed rate debt is estimated by discounting estimated future cash flows through the projected maturity using market discount rates that reflect the approximate credit risk, operating cost, and interest rate risk potentially inherent in fixed rate debt. The estimated fair value of off-balance sheet instruments is obtained from market quotes representing the estimated amount we would receive or pay to terminate the contract, taking into account current interest rates. The estimated fair value of letters of credit is derived by calculating the cost to replace equivalent letters of credit.

     Fair value estimates are made at a specific point in time. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, interest rate levels, and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined or relied on with any degree of certainty. Changes in assumptions could significantly affect the estimates.

     Below is a summary of our financial instruments' carrying amounts and estimated fair values as of December 31, 2000 and 1999 (in thousands):

                                               2000                      1999
                                      ----------------------    ----------------------
                                      CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                       AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                      --------    ----------    --------    ----------
Financial assets -- cash and cash
  equivalents.......................  $  3,060     $  3,060     $  9,097     $  9,097
                                      ========     ========     ========     ========
Financial liabilities:
  Floating rate debt................  $479,370     $418,633     $383,054     $383,054
  Fixed rate debt...................   208,023      129,120      127,328      126,036
                                      --------     --------     --------     --------
Total financial liabilities.........  $687,393     $547,753     $510,382     $509,090
                                      ========     ========     ========     ========
Off-balance sheet instruments:
  Interest rate cap/collar..........  $     96     $     96     $     69     $    183
  Commodity collar..................      None         None         None          325
  Letters of credit.................      None            9         None            3

                      PLIANT CORPORATION AND SUBSIDIARIES

16. RELATED-PARTY TRANSACTIONS

     The accompanying consolidated financial statements include the following transactions with companies affiliated with Jon M. Huntsman, our majority stockholder prior to our Recapitalization (in thousands). All related-party transactions have been recorded at estimated fair market values for the related products and services.

                                                       2000       1999       1998
                                                      -------    -------    -------
With Huntsman Corporation and affiliates (HC)
  Inventory purchases...............................  $20,363    $21,124    $27,523
  Rent expense under operating lease................      377        396        392
  Administrative expenses...........................      796      2,831      5,732
  Charitable contribution...........................               1,000        500
  Sales of film products............................                 258

     INSURANCE COVERAGE -- Prior to the Recapitalization, we obtained most of our insurance coverage under policies of HC. Reimbursement payments to HC are based on premium allocations, which are determined in cooperation with an independent insurance broker and are not included in the above amounts.

     ADMINISTRATIVE EXPENSES -- Administrative expenses were allocated to us under a cancelable services agreement which was cancelled upon completion of the Recapitalization.

     RENT EXPENSE -- We were obligated to pay rent calculated as a pro rata portion (based on our percentage occupancy) of the mortgage principal and interest payments related to the HC headquarters facility. In November 2000, we relocated and paid no further rent payments.

     INVESTMENT -- On August 7, 1998, we made an offer to the Board of Directors of Applied Extrusion Technologies, Inc. ("AET"), a publicly traded company, to purchase all of the outstanding shares of common stock of AET at $10.50 per share in a merger transaction. AET's Board rejected the offer. On September 10, 1998, we made another offer to the Board of Directors of AET to purchase all of the outstanding shares of common stock of AET at $12.50 per share in a merger transaction. On September 14, 1998, HPC Investment, Inc., a wholly owned subsidiary of Pliant, purchased shares of the common stock of AET from Richard
P. Durham, President and Chief Executive Officer of Pliant, for an aggregate purchase price of $3.3 million, in an arms-length transaction based on quoted market value and approved by the Board of Directors of HPC Investment, Inc. AET's Board of Directors subsequently rejected our second offer. We liquidated our entire investment in AET stock.

     STOCKHOLDERS' NOTES RECEIVABLE -- Notes receivable were issued to various employees in connection with the sale of stock (see Note 10).

     J.P. MORGAN PARTNER AND AFFILIATES -- The Chase Manhattan Bank is the syndication agent, and its affiliate, J.P. Morgan Chase & Co. (formerly The Chase Manhattan Corporation), is a lender under our credit facilities. Both The Chase Manhattan Bank and J.P. Morgan Chase & Co. receive customary fees under the credit facilities for acting in such capacities. The Chase Manhattan Bank was also a lender under our prior credit facility, and as a result, received a portion of the proceeds from the financing for the Transactions. Chase Securities Inc. was one of the initial purchasers in the offering of the $220.0 million aggregate principal amount of 13% senior subordinated notes due 2010, and was also the dealer manager for the debt tender offer and consent solicitation relating to our 9 1/8% senior subordinated notes due 2007 and received customary fees for acting in such capacities. Each of The Chase Manhattan Bank, J.P. Morgan Chase & Co. and Chase Securities Inc.

                      PLIANT CORPORATION AND SUBSIDIARIES
are affiliates of Southwest Industrial Films, LLC, which owns approximately 55% of our outstanding common stock and currently has the right under the stockholders' agreement to appoint four of our directors, and of Flexible Films, LLC, which owns approximately 52% of our Preferred Stock.

17. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     The following condensed consolidating financial statements present, in separate columns, financial information for (i) Pliant Corporation (on a parent only basis) with its investment in its subsidiaries recorded under the equity method, (ii) guarantor subsidiaries (as specified in the Indenture dated May 31, 2000 (the "Indenture") relating to Pliant Corporation's $220 million senior subordinated notes (the "Notes") on a combined basis, with any investments in non-guarantor subsidiaries specified in the Indenture recorded under the equity method, (iii) direct and indirect non-guarantor subsidiaries on a combined basis, (iv) the eliminations necessary to arrive at the information for Pliant Corporation and its subsidiaries on a consolidated basis, and (v) Pliant Corporation on a consolidated basis, in each case as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998. The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary and each guarantor subsidiary is wholly owned, directly or indirectly, by Pliant Corporation. There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to Pliant Corporation. The condensed consolidating financial statements are presented herein, rather than separate financial statements for each of the guarantor subsidiaries, because management believes that separate financial statements relating to the guarantor subsidiaries are not material to investors.

     On January 1, 1999, two of our guarantor subsidiary companies, Huntsman Deerfield Films Corporation and Huntsman United Films Corporation, were merged with and into Pliant. In addition, during the first quarter of 2001, our Blessings subsidiary was merged with and into Pliant. Accordingly, these former guarantor subsidiary companies are now included as part of the "Pliant Corporation Parent Only" column for all periods presented.

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2000

                                                 PLIANT                                                   CONSOLIDATED
                                               CORPORATION    COMBINED       COMBINED                        PLIANT
                                               PARENT ONLY   GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CORPORATION
                                               -----------   ----------   --------------   ------------   ------------
                                                                           (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents..................   $     459     $    10        $ 2,591                       $   3,060
  Receivables................................      90,670       4,966         19,422                         115,058
  Inventories................................      64,884       6,983          7,284                          79,151
  Prepaid expenses and other.................       1,527          30            426                           1,983
  Income taxes receivable....................       1,885         (24)           897                           2,758
  Deferred income taxes......................      14,431          37         (1,476)                         12,992
                                                ---------     -------        -------                       ---------
         Total current assets................     173,856      12,002         29,144                         215,002
Plant and equipment, net.....................     268,739      16,538         47,806                         333,083
Intangible assets, net.......................     185,727       2,482         17,661                         205,870
Investment in subsidiaries...................      49,611                                    $(49,611)
Other assets.................................      28,593                      2,486                          31,079
                                                ---------     -------        -------         --------      ---------
         Total assets........................   $ 706,526     $31,022        $97,097         $(49,611)     $ 785,034
                                                =========     =======        =======         ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
  Trade accounts payable.....................   $  87,970     $ 5,730        $15,318                       $ 109,018
  Accrued liabilities........................      32,068       1,201          5,743                          39,012
  Current portion of long-term debt..........       8,312                      1,050                           9,362
  Due to (from) affiliates...................     (10,000)     13,442         (3,442)
                                                ---------     -------        -------                       ---------
         Total current liabilities...........     118,350      20,373         18,669                         157,392
Long-term debt, net of current portion.......     642,976                     35,055                         678,031
Other liabilities............................      24,200                      1,557                          25,757
Deferred income taxes........................      30,206         497          2,357                          33,060
                                                ---------     -------        -------                       ---------
         Total liabilities...................     815,732      20,870         57,638                         894,240
                                                ---------     -------        -------                       ---------
Commitments and contingencies (Notes 6, 7, 10
  and 12)
Redeemable stock.............................      96,805                                                     96,805
                                                ---------                                                  ---------
Stockholders' equity (deficit):
  Common stock...............................      87,989      14,020         29,241         $(43,261)        87,989
  Warrants to purchase common stock..........      26,500                                                     26,500
  Retained earnings (deficit)................    (312,414)     (3,857)        15,966          (12,109)      (312,414)
  Stockholders' notes receivable.............        (825)                                                      (825)
    Cumulative foreign currency translation
       adjustments...........................      (7,261)        (11)        (5,748)           5,759         (7,261)
                                                ---------     -------        -------         --------      ---------
         Total stockholders' equity
           (deficit).........................    (206,011)     10,152         39,459          (49,611)      (206,011)
                                                ---------     -------        -------         --------      ---------
         Total liabilities and stockholders'
           equity (deficit)..................   $ 706,526     $31,022        $97,097         $(49,611)     $ 785,034
                                                =========     =======        =======         ========      =========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000

                                       PLIANT                                                       CONSOLIDATED
                                    CORPORATION      COMBINED        COMBINED                          PLIANT
                                    PARENT ONLY     GUARANTORS    NON-GUARANTORS    ELIMINATIONS    CORPORATION
                                    ------------    ----------    --------------    ------------    ------------
                                                                   (IN THOUSANDS)
Net sales.........................    $707,218       $40,670         $113,315         $(17,406)       $843,797
Cost of sales.....................     587,281        39,628           87,213          (17,406)        696,716
                                      --------       -------         --------         --------        --------
Gross profit......................     119,937         1,042           26,102                          147,081
Total operating expenses..........     108,386         9,489           14,780                          132,655
                                      --------       -------         --------                         --------
Operating income (loss)...........      11,551        (8,447)          11,322                           14,426
Interest expense..................     (64,638)           27           (3,923)                         (68,534)
Equity in earnings of
  subsidiaries....................       1,209                                          (1,209)
Other income (expense), net.......      (6,601)        5,580            1,353                              332
                                      --------       -------         --------         --------        --------
Income (loss) before income taxes
  and extraordinary item..........     (58,479)       (2,840)           8,752           (1,209)        (53,776)
Income tax expense (benefit)......     (18,946)          718            3,985                          (14,243)
                                      --------       -------         --------         --------        --------
Income (loss) before extraordinary
  item............................     (39,533)       (3,558)           4,767           (1,209)        (39,533)
Extraordinary loss................     (11,250)                                                        (11,250)
                                      --------       -------         --------         --------        --------
Net income (loss).................    $(50,783)      $(3,558)        $  4,767         $ (1,209)       $(50,783)
                                      ========       =======         ========         ========        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000

                                               PLIANT                                                   CONSOLIDATED
                                            CORPORATION     COMBINED       COMBINED                        PLIANT
                                            PARENT ONLY    GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CORPORATION
                                            ------------   ----------   --------------   ------------   ------------
                                                                         (IN THOUSANDS)
Cash flows from operating activities......   $  38,398      $ 4,895        $ 16,973                      $  60,266
                                             ---------      -------        --------                      ---------
Cash flows from investing activities:
  Capital expenditures for plant and
     equipment............................     (52,042)      (6,506)         (7,096)                       (65,644)
                                             ---------      -------        --------                      ---------
     Net cash used in investing
       activities.........................     (52,042)      (6,506)         (7,096)                       (65,644)
                                             ---------      -------        --------                      ---------
Cash flows from financing activities:
  Payment of capitalized fees.............     (22,303)                                                    (22,303)
  Payment of fees for tender offer........     (10,055)                                                    (10,055)
  Proceeds from issuance of stock.........     161,820                                                     161,820
  (Payment) receipt of dividends..........         750                         (750)
  Redemption of common stock..............    (314,034)                                                   (314,034)
  Payments received from stockholder on
     note receivable......................         165                                                         165
  Proceeds from long-term debt............     691,684                                                     691,684
  Principal payments on borrowings........    (497,296)                      (9,706)                      (507,002)
                                             ---------                     --------                      ---------
     Net cash provided by (used in)
       financing activities...............      10,731                      (10,456)                           275
                                             ---------                     --------                      ---------
Effect of exchange rate changes on cash
  and cash equivalents....................       2,141        1,104          (4,179)                          (934)
                                             ---------      -------        --------                      ---------
Net decrease in cash and cash
  equivalents.............................        (772)        (507)         (4,758)                        (6,037)
Cash and cash equivalents at beginning of
  the year................................       1,231          517           7,349                          9,097
                                             ---------      -------        --------                      ---------
Cash and cash equivalents at end of the
  year....................................   $     459      $    10        $  2,591                      $   3,060
                                             =========      =======        ========                      =========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1999

                                                  PLIANT                    COMBINED                   CONSOLIDATED
                                                CORPORATION    COMBINED       NON-                        PLIANT
                                                PARENT ONLY   GUARANTORS   GUARANTORS   ELIMINATIONS   CORPORATION
                                                -----------   ----------   ----------   ------------   ------------
                                                                          (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...................   $  1,231      $   517      $  7,349                     $  9,097
  Receivables.................................     96,209        6,082        20,343                      122,634
  Inventories.................................     63,008        7,198         7,993                       78,199
  Prepaid expenses and other..................      2,200           28           416                        2,644
  Income taxes receivable.....................      3,698                     (1,007)                       2,691
  Deferred income taxes.......................      6,884          257        (1,733)                       5,408
                                                 --------      -------      --------                     --------
          Total current assets................    173,230       14,082        33,361                      220,673
Plant and equipment, net......................    258,257        9,929        46,266                      314,452
Intangible assets, net........................    193,936        2,576        18,444                      214,956
Investment in subsidiaries....................     51,392                                 $(51,392)
Other assets..................................     16,737                      2,205                       18,942
                                                 --------      -------      --------      --------       --------
          Total assets........................   $693,552      $26,587      $100,276      $(51,392)      $769,023
                                                 ========      =======      ========      ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable......................   $ 48,676      $ 1,397      $  9,983                     $ 60,056
  Accrued liabilities.........................     26,651        2,055         6,230                       34,936
  Current portion of long-term debt...........     13,464                      3,656                       17,120
  Due to (from) affiliates....................     (1,642)       9,686        (3,329)                       4,715
                                                 --------      -------      --------                     --------
          Total current liabilities...........     87,149       13,138        16,540                      116,827
Long-term debt, net of current portion........    451,107                     42,155                      493,262
Other liabilities.............................     12,474                      1,509                       13,983
Deferred income taxes.........................     49,234           22         2,107                       51,363
                                                 --------      -------      --------                     --------
          Total liabilities...................    599,964       13,160        62,311                      675,435
                                                 --------      -------      --------                     --------
Commitments and contingencies (Notes 6, 7, 10
  and 12)
Redeemable common stock.......................      2,926                                                   2,926
                                                 --------                                                --------
Stockholders' equity:
  Common stock................................     63,676       14,020        29,241      $(43,261)        63,676
  Retained earnings...........................     32,042         (600)       11,949       (11,349)        32,042
  Stockholders' notes receivable..............       (299)                                                   (299)
  Cumulative foreign currency translation
     adjustments..............................     (4,757)           7        (3,225)        3,218         (4,757)
                                                 --------      -------      --------      --------       --------
          Total stockholders' equity..........     90,662       13,427        37,965       (51,392)        90,662
                                                 --------      -------      --------      --------       --------
          Total liabilities and stockholders'
            equity............................   $693,552      $26,587      $100,276      $(51,392)      $769,023
                                                 ========      =======      ========      ========       ========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                          PLIANT                      COMBINED                     CONSOLIDATED
                                        CORPORATION     COMBINED        NON-                          PLIANT
                                        PARENT ONLY    GUARANTORS    GUARANTORS    ELIMINATIONS    CORPORATION
                                        -----------    ----------    ----------    ------------    ------------
                                                                    (IN THOUSANDS)
Net sales.............................   $696,431       $24,637       $109,276       $(16,614)       $813,730
Cost of sales.........................    566,564        23,177         82,625        (16,614)        655,752
                                         --------       -------       --------       --------        --------
Gross profit..........................    129,867         1,460         26,651                        157,978
Total operating expenses..............     59,228         7,572         15,187                         81,987
                                         --------       -------       --------                       --------
Operating income......................     70,639        (6,112)        11,464                         75,991
Interest expense......................    (40,307)                      (3,721)                       (44,028)
Equity in earnings of subsidiaries....      3,892                                      (3,892)
Other income (expense), net...........     (6,069)        6,081            423                            435
                                         --------       -------       --------       --------        --------
Income before income taxes............     28,155           (31)         8,166         (3,892)         32,398
Income tax expense....................      9,844          (235)         4,478                         14,087
                                         --------       -------       --------       --------        --------
Net income............................   $ 18,311       $   204       $  3,688       $ (3,892)       $ 18,311
                                         ========       =======       ========       ========        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                               PLIANT                                                   CONSOLIDATED
                                             CORPORATION    COMBINED       COMBINED                        PLIANT
                                             PARENT ONLY   GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CORPORATION
                                             -----------   ----------   --------------   ------------   ------------
                                                                         (IN THOUSANDS)
Cash flows from operating activities.......   $ 50,310       $ (332)       $ 1,475                        $ 51,453
                                              --------       ------        -------                        --------
Cash flows from investing activities:
  Proceeds from sale of assets.............         98        1,093                                          1,191
  Payments for acquisitions................    (11,812)         314                                        (11,498)
  Capital expenditures for plant and
     equipment.............................    (31,280)        (585)        (3,858)                        (35,723)
                                              --------       ------        -------                        --------
     Net cash used in investing
       activities..........................    (42,994)         822         (3,858)                        (46,030)
                                              --------       ------        -------                        --------
Cash flows from financing activities:
  Proceeds from issuance of common stock...        986                                                         986
  Payments received from stockholders'
     notes receivable......................        135                                                         135
  Payments on long-term debt...............    (15,319)                     (2,531)                        (17,850)
                                              --------       ------        -------                        --------
     Net cash used in financing
       activities..........................    (14,198)          --         (2,531)                        (16,729)
                                              --------       ------        -------                        --------
Effect of exchange rate changes on cash and
  cash equivalents.........................        216           18            952                           1,186
                                              --------       ------        -------                        --------
Net increase (decrease) in cash and cash
  equivalents..............................     (6,666)         508         (3,962)                        (10,120)
Cash and cash equivalents at beginning of
  the year.................................      7,897            9         11,311                          19,217
                                              --------       ------        -------                        --------
Cash and cash equivalents at end of the
  year.....................................   $  1,231       $  517        $ 7,349                        $  9,097
                                              ========       ======        =======                        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998

                                               PLIANT                                                   CONSOLIDATED
                                             CORPORATION    COMBINED       COMBINED                        PLIANT
                                             PARENT ONLY   GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CORPORATION
                                             -----------   ----------   --------------   ------------   ------------
                                                                         (IN THOUSANDS)
Net sales..................................   $592,507       $9,827        $86,218         $(7,428)       $681,124
Cost of sales..............................    492,064        8,801         68,140          (7,428)        561,577
                                              --------       ------        -------         -------        --------
Gross profit...............................    100,443        1,026         18,078                         119,547
Total operating expenses...................     58,159        1,782         10,142                          70,083
                                              --------       ------        -------                        --------
Operating income...........................     42,284         (756)         7,936                          49,464
Interest expense...........................    (35,406)           7         (2,120)                        (37,519)
Equity in earnings of subsidiaries.........        980                                        (980)
Other income (expense), net................      1,261           30         (2,170)                           (879)
                                              --------       ------        -------         -------        --------
Income (loss) before income taxes and
  discontinued operations..................      9,119         (719)         3,646            (980)         11,066
Income tax expense.........................      6,004                       2,529                           8,533
                                              --------       ------        -------         -------        --------
Income (loss) before discontinued
  operations...............................      3,115         (719)         1,117            (980)          2,533
Income from discontinued operations, net of
  income taxes.............................                                    582                             582
Gain on sale of discontinued operations,
  net of income taxes......................      5,223                                                       5,223
                                              --------       ------        -------         -------        --------
Net income (loss)..........................   $  8,338       $ (719)       $ 1,699         $  (980)       $  8,338
                                              ========       ======        =======         =======        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998

                                              PLIANT                                                   CONSOLIDATED
                                            CORPORATION    COMBINED       COMBINED                        PLIANT
                                            PARENT ONLY   GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CORPORATION
                                            -----------   ----------   --------------   ------------   ------------
                                                                        (IN THOUSANDS)
Cash flows from operating activities......   $  38,132     $ 1,803        $ 5,555                       $  45,490
                                             ---------     -------        -------                       ---------
Cash flows from investing activities:
  Proceeds from sale of assets............      33,850                                                     33,850
  Payments for acquisitions...............    (298,274)         97          1,588                        (296,589)
  Capital expenditures for plant and
     equipment............................     (43,537)     (1,899)        (6,665)                        (52,101)
                                             ---------     -------        -------                       ---------
     Net cash used in investing
       activities.........................    (307,961)     (1,802)        (5,077)                       (314,840)
                                             ---------     -------        -------                       ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock..       1,170                                                      1,170
  Payments received from stockholders'
     notes receivable.....................         266                                                        266
  Proceeds (payments) on borrowings.......      (9,981)                      (563)                        (10,544)
  Proceeds from issuance of long-term
     debt.................................     285,000                                                    285,000
                                             ---------     -------        -------                       ---------
     Net cash provided by (used in)
       financing activities...............     276,455          --           (563)                        275,892
                                             ---------     -------        -------                       ---------
Effect of exchange rate changes on cash
  and cash equivalents....................          65         (11)           210                             264
                                             ---------     -------        -------                       ---------
Net increase in cash and cash
  equivalents.............................       6,691         (10)           125                           6,806
Cash and cash equivalents at beginning of
  the year................................       1,206          19         11,186                          12,411
                                             ---------     -------        -------                       ---------
Cash and cash equivalents at end of the
  year....................................   $   7,897     $     9        $11,311                       $  19,217
                                             =========     =======        =======                       =========

                      PLIANT CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
                       (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   2,329     $   3,060
  Receivables, net of allowances of $1,901 and $2,166,
     respectively...........................................    112,402       115,058
  Inventories...............................................     82,590        79,151
  Prepaid expenses and other................................      3,141         1,983
  Income taxes receivable...................................      3,039         2,758
  Deferred income taxes.....................................     13,141        12,992
                                                              ---------     ---------
          Total current assets..............................    216,642       215,002
PLANT AND EQUIPMENT, net....................................    328,923       333,083
INTANGIBLE ASSETS, net......................................    203,412       205,870
OTHER ASSETS................................................     29,957        31,079
                                                              ---------     ---------
          TOTAL ASSETS......................................  $ 778,934     $ 785,034
                                                              =========     =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $   6,985     $   9,362
  Trade accounts payable....................................    106,173       109,018
  Accrued liabilities.......................................     47,624        39,012
                                                              ---------     ---------
          Total current liabilities.........................    160,782       157,392
LONG-TERM DEBT, net of current portion......................    669,157       678,031
OTHER LIABILITIES...........................................     30,582        25,757
DEFERRED INCOME TAXES.......................................     31,160        33,060
                                                              ---------     ---------
          Total liabilities.................................    891,681       894,240
                                                              ---------     ---------
REDEEMABLE PREFERRED STOCK - 200,000 shares authorized,
  100,000 shares outstanding and designated as Series A, no
  par value, with a redemption and liquidation value of
  $1,000 per share..........................................     80,519        80,349
                                                              ---------     ---------
REDEEMABLE COMMON STOCK - no par value; 60,000 shares
  authorized; 53,996 shares outstanding as of March 31, 2001 and 57,121 outstanding as of December 31, 2000, net of
  related stockholders' notes receivable of $12,857 at March
  31, 2001 and $14,551 at December 31, 2000.................     16,641        16,456
                                                              ---------     ---------
STOCKHOLDERS' DEFICIT:
  Common stock - no par value; 10,000,000 shares authorized,
     509,925 shares outstanding at March 31, 2001 and
     510,674 at December 31, 2000...........................     87,639        87,989
  Warrants..................................................     26,500        26,500
  Accumulated deficit.......................................   (314,069)     (312,414)
  Stockholders' notes receivable............................       (584)         (825)
  Accumulated other comprehensive income....................     (9,393)       (7,261)
                                                              ---------     ---------
          Total stockholders' deficit.......................   (209,907)     (206,011)
                                                              ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.................  $ 778,934     $ 785,034
                                                              =========     =========

           See notes to condensed consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                       (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
SALES Net...................................................  $202,659    $220,506
COST OF SALES...............................................   160,696     177,493
                                                              --------    --------
  Gross profit..............................................    41,963      43,013
                                                              --------    --------
OPERATING EXPENSES:
  Administration and other..................................    12,965      14,041
  Stock-based compensation related to administrative
     employees..............................................     7,033       1,223
  Sales and marketing.......................................     8,780       6,639
  Research and development..................................       753       1,082
  Compensation and transaction costs related to
     recapitalization.......................................        --       5,200
                                                              --------    --------
          Total operating expenses..........................    29,531      28,185
                                                              --------    --------
OPERATING INCOME............................................    12,432      14,828
INTEREST EXPENSE............................................   (20,360)    (11,558)
OTHER INCOME -- Net.........................................       895         430
                                                              --------    --------
INCOME (LOSS) BEFORE INCOME TAXES...........................    (7,033)      3,700
INCOME TAX PROVISION (BENEFIT)..............................    (2,309)      2,299
                                                              --------    --------
NET INCOME (LOSS)...........................................  $ (4,724)   $  1,401
                                                              ========    ========

           See notes to condensed consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                       (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                                                                         ACCUMULATED
                                          COMMON STOCK       WARRANTS                   STOCKHOLDERS'       OTHER
                                        ----------------   TO PURCHASE    ACCUMULATED       NOTES       COMPREHENSIVE
                                        SHARES   AMOUNT    COMMON STOCK     DEFICIT      RECEIVABLE        INCOME         TOTAL
                                        ------   -------   ------------   -----------   -------------   -------------   ---------
BALANCE, DECEMBER 31, 2000............   511     $87,989     $26,500       $(312,414)       $(825)         $(7,261)     $(206,011)
Net loss..............................    --          --          --          (4,724)          --               --         (4,724)
Stock-based compensation related to
  administrative employees............    --          --          --           7,033           --               --          7,033
Fair value change in interest rate
  derivatives classified as cash flow
  hedges..............................    --          --          --              --           --             (780)          (780)
Preferred stock dividend and
  accretion...........................    --          --          --          (3,964)          --               --         (3,964)
Repurchase of common stock and
  cancellation of notes from
  management..........................    (1)       (350)         --              --          251               --            (99)
Amortization of discount on
  stockholder's note receivable.......    --          --          --              --          (10)              --            (10)
Foreign currency transaction
  adjustment..........................    --          --          --              --           --           (1,352)        (1,352)
                                         ---     -------     -------       ---------        -----          -------      ---------
BALANCE, MARCH 31, 2001...............   510     $87,639     $26,500       $(314,069)       $(584)         $(9,393)     $(209,907)
                                         ===     =======     =======       =========        =====          =======      =========

           See notes to condensed consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                       (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                                2001       2000
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ (4,724)  $  1,401
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    10,089      9,515
    Deferred income taxes...................................    (2,015)       662
    Reduction in provision for losses on accounts
     receivable.............................................        --       (217)
    Stock-based compensation related to administrative
     employees..............................................     7,033      1,223
    Loss on disposal of assets..............................       116         --
    Changes in assets and liabilities:
      Receivables...........................................     2,252      4,286
      Inventories...........................................    (3,662)   (14,149)
      Prepaid expenses and other............................    (1,151)       102
      Income taxes receivable...............................      (311)     2,272
      Other assets..........................................     1,104        754
      Trade accounts payable................................    (2,943)     9,141
      Accrued liabilities...................................     7,777      1,823
      Due to affiliates.....................................        --        (91)
      Other liabilities.....................................     1,098      1,186
                                                              --------   --------
         Net cash provided by operating activities..........    14,663     17,908
                                                              --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets..............................     7,914         --
  Capital expenditures for plant and equipment..............   (15,310)   (10,093)
                                                              --------   --------
         Net cash used in investing activities..............    (7,396)   (10,093)
                                                              --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of stock and net change in
    related stockholders' notes receivables.................       (99)       (46)
  Principal payments on long-term debt......................   (11,251)    (3,469)
  Payment on revolving debt.................................        --       (343)
                                                              --------   --------
         Net cash used in financing activities..............   (11,350)    (3,858)
                                                              --------   --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................     3,352       (826)
                                                              --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      (731)     3,131
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD..........     3,060      9,097
                                                              --------   --------
CASH AND CASH EQUIVALENTS, END OF THE PERIOD................  $  2,329   $ 12,228
                                                              ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the period for:
    Interest................................................  $  6,820   $  8,411
    Income taxes............................................  $ (1,663)  $ (1,814)
  Other non-cash disclosure:
    Dividends accrued but not paid..........................  $  3,793   $     --

           See notes to condensed consolidated financial statements.

                      PLIANT CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared, without audit, in accordance with U.S. generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission. The information reflects all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows of Pliant Corporation and its subsidiaries ("Pliant" or the "Company") as of the dates and for the periods presented. Results of operations for the period ended March 31, 2001 are not necessarily indicative of results of operations to be expected for the full fiscal year.

     Certain information in footnote disclosures normally included in financial statements presented in accordance with U.S. generally accepted accounting principles has been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. These statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

2. INVENTORIES

     Inventories are valued at the lower of cost (using the first-in, first-out method) or market value. Inventories as of March 31, 2001 and December 31, 2000 consisted of the following (in thousands):

                                                      MARCH 31,    DECEMBER 31,
                                                        2001           2000
                                                      ---------    ------------
Finished goods......................................   $46,667       $46,760
Raw materials.......................................    26,858        24,158
Work-in-process.....................................     9,065         8,233
                                                       -------       -------
          Total.....................................   $82,590       $79,151
                                                       =======       =======

3. PLANT CLOSING COSTS, OTHER CLOSING COSTS AND WORKFORCE REDUCTION

     PLANT CLOSING COSTS -- During 2000, we approved and announced a strategic initiative to cease operations at our Dallas, Texas; Birmingham, Alabama; and Harrington, Delaware facilities. These facilities represent a portion of our Design, Industrial and Specialty Films segments, respectively. The intent of this initiative was to maximize the capacity of other company owned facilities by moving the production from these locations to plants that were not operating at capacity. As a result of this strategic initiative, we recorded a pre-tax charge of $19.6 million which is included as part of plant closing costs in the accompanying consolidated statement of operations. Of the $19.6 million, $13.8 million represented the write-off of impaired plant and equipment, $5.0 million represented a charge for severance costs and $0.8 million represented a charge for other closure costs and inventory write-offs. The major actions relating to the exit of these facilities include closing each of the respective facilities, disposal of the related equipment of each facility and termination of the employees of the respective facilities. As of December 31, 2000, we had completed our closure of our Dallas facility. We expect to complete the closure of our Birmingham facility during the second

                      PLIANT CORPORATION AND SUBSIDIARIES
quarter of 2001 and expect to complete the closure of our Harrington facility by the end of third quarter 2001. The following is a summary of the key elements of this exit plan:

                                               DALLAS   BIRMINGHAM   HARRINGTON    TOTAL
                                               ------   ----------   ----------   -------
Number of employees to be terminated.........      68        105          104         277
Book value of property and equipment to be
  disposed of................................  $1,593     $8,913       $8,172     $18,678
Estimated proceeds from disposal.............   1,200      1,749        1,928       4,877
Net write-off from disposal..................     393      7,164        6,244      13,801
Severance costs..............................     588      2,271        2,132       4,991
Other closure costs..........................     302        225          270         797
                                               ------     ------       ------     -------
Total closure costs..........................  $1,283     $9,660       $8,646     $19,589
                                               ======     ======       ======     =======

     We do not anticipate the loss of any revenues or income from the closure of these facilities due to the fact that their respective sales volumes will be transferred to other facilities. As of March 31, 2001, the remaining reserves related to severance costs and other costs are included in other accrued liabilities in the accompanying consolidated balance sheet while the impairment of property and equipment has been recorded as a direct reduction of the net property and equipment balances. Utilization of the reserves remaining as of March 31, 2001 is summarized below:

                                                            UTILIZED
                                           BALANCE     ------------------    BALANCE
                                           12/31/00    NON-CASH     CASH     3/31/01
                                           --------    --------    ------    -------
Property and equipment reserves..........  $13,801      $1,501     $   --    $12,300
Severance costs..........................    4,371          --      1,040      3,331
Other costs..............................      585          --         35        550
                                           -------      ------     ------    -------
Total....................................  $18,757      $1,501     $1,075    $16,181
                                           =======      ======     ======    =======

     As of March 31, 2001, 68, 6 and 37 of the expected employee terminations had been completed at our Dallas, Birmingham and Harrington facilities, respectively.

     OFFICE CLOSING COSTS AND WORKFORCE REDUCTION -- During the fourth quarter 2000, we approved and announced a cost saving initiative resulting in a company-wide workforce reduction, relocation of the corporate office from Salt Lake City, Utah to Chicago, Illinois area and closure of the Dallas, Texas divisional office. As a result of this initiative we recorded a pre-tax charge of $7.1 million which is included as part of administration and other expenses in the accompanying consolidated statements of operations. The major actions relating to this initiative included a reduction in workforce due to consolidation of duties, and closing the offices in Dallas, Texas and Salt Lake City, Utah. We completed the workforce reduction of 52 employees and the closure of the office in Dallas, Texas during the first quarter 2001 and expect to complete the Salt Lake City office closure during the second quarter 2001. The following is a summary of the key elements of this plan:

                                      WORKFORCE    RELOCATION OF      CLOSURE OF
                                      REDUCTION   CORPORATE OFFICE   DALLAS OFFICE   TOTAL
                                      ---------   ----------------   -------------   ------
Number of employees.................       52              36               2            90
Leasehold improvements..............                   $1,000                        $1,000
Severance cost......................   $2,940           2,352            $ 21         5,313
Other costs related to leases.......                      721              82           803
                                       ------          ------            ----        ------
Total cost..........................   $2,940          $4,073            $103        $7,116
                                       ======          ======            ====        ======

                      PLIANT CORPORATION AND SUBSIDIARIES

     As of March 31, 2001, the remaining reserves related to severance costs and other costs related to leases are included in other accrued liabilities in the accompanying condensed consolidated balance sheet while the impairment related to leasehold improvements has been recorded as a reduction of the net property and equipment balance. Utilization of these reserves during the quarter ended March 31, 2001 is summarized below:

                                                              UTILIZED
                                             BALANCE     ------------------    BALANCE
                                             12/31/00    NON-CASH     CASH     3/31/01
                                             --------    --------    ------    -------
Leasehold improvements.....................   $1,000                           $1,000
Severance cost.............................    3,254                 $2,142     1,112
Other costs related to leases..............      803                    100       703
                                              ------        --       ------    ------
Total cost.................................   $5,057                 $2,242    $2,815
                                              ======        ==       ======    ======

     As of March 31, 2001, 52, 18 and 2 of the expected employee terminations had been completed of the workforce reduction and closure of the Salt Lake City and Dallas offices respectively.

4. REDEEMABLE COMMON STOCK

     Under the May 2000 stock purchase agreements, we have repurchase rights, which allow us to repurchase certain shares from the employees, if the individuals cease to be employees for any reason. The repurchase rights lapse as follows: (1) one-sixth on January 1, 2001, so long as the recipient is still our employee on such date and (2) the remainder in equal increments over a five-year period commencing on December 31, 2000 as follows: (a) in full if 100% or more of the applicable target market value of equity is achieved as of the end of the applicable calendar year and (b) partial, if more than 90% of the applicable target market value of equity is achieved or (c) if the target market value of equity is not achieved, in full on December 31, 2009. The repurchase rights terminate in the event of certain acceleration events as defined in the agreement. The repurchase price per share is the original price paid by the employee plus interest compounded annually at 7% commencing on the 181st day after the date of termination of the employee through the date on which the shares are actually repurchased.

     In addition, under employment agreements, additional repurchase rights and put options were established. The repurchase rights allow the Company to repurchase shares, not already subject to the May 2000 stock purchase agreement repurchase rights, from the employee in the event of termination for any reason. The put options allow for the employees to require the Company to purchase all of the shares in the event of resignation for good reason, death, disability or retirement, subject to the restrictive provisions of any credit or other agreements. However, the put option related to 32,750 shares, in no event can be exercised until January 1, 2006. The price under the repurchase rights and the put options is the fair market value of the common stock, as determined in good faith.

     On December 27, 2000, we entered into a severance agreement with an employee. Under the agreement, we cancelled approximately $133,000 of accrued interest on a note receivable. We repurchased 6,211 shares of restricted stock for $483.13 per share and offset the purchase price against $3.0 million of note principal. In addition, on January 2, 2001, we repurchased an additional 539 shares of restricted stock for $483.13 per share and offset the purchase price against $260,000 of note principal. The Company's repurchase rights were changed on the remaining 7,423 shares of common stock owned by this individual, whereby the Company agreed not to repurchase the shares until February 28, 2003 at a repurchase price of the greater of the fair market value and $111.53 per share. Interest ceased to accrue on the remaining $787,000 balance of the note related to the sale of stock in 1999. Further, the put option was cancelled. As a result of these modifications, a $323,000

                      PLIANT CORPORATION AND SUBSIDIARIES
discount on the note receivable balance was recorded as compensation expense in 2000. The discount will be amortized to interest income over the remaining term of the note. In the event we determine to repurchase the stock from this individual at an amount that is: (1) greater than the fair value of the stock (i.e. the note balance is greater than the fair value) or (2) greater than the note balance as a result of future increases in fair value of the stock, we will record additional expense.

     On January 22, 2001, we entered into a severance agreement with another employee. Under this agreement, we cancelled approximately $85,000 of accrued interest on a note receivable. We repurchased 3,125 shares of restricted stock for $483.13 and offset the purchase price against $1.5 million of note principal. We further agreed to cease interest on the remaining $302,000 principal balance of the note receivable related to 625 shares and to cease interest on the $262,000 principal balance related to the sale of stock in 1999. As a result of these interest modifications, a $208,000 discount on the note receivable balance was recorded as compensation expense in the first quarter of 2001. The discount will be amortized to interest income over the remaining term of the note. In addition, the Company's repurchase rights and the individual's put option were changed on the remaining 2,832 shares of common stock owned by this individual. We agreed not to repurchase and the individual agreed not to exercise the put option on the shares until February 28, 2003. The repurchase price and the put option price were changed to be the greater of the fair value of the stock or the balance on the note receivable. Because the fair value of these shares was $483.13 per share on January 22, 2001, compensation expense of approximately $1.0 million was recorded in the first quarter of 2001, which represents the difference between the carrying amount and the fair value of the 2,622 shares common stock that are subject to the note receivable.

     On February 1, 2001, we amended the note agreements with another employee that were issued in connection with the sale of restricted stock in 1999 and 2000. Under the amended agreements, interest ceases to accrue, effective December 31, 2000, on one note with a principal balance of $1.6 million and another note with a principal balance of $7.0 million. Further, the notes were modified to remove the full recourse provisions and modify the pledge agreement. As a result of these modifications, the sale of stock for notes will now be accounted for as stock options and will be subject to variable accounting. Accordingly, changes in the fair value of the common stock in excess of the note balance will be recorded as compensation expense until the note is paid in full. In addition, interest income will not be recorded on these notes. In connection with this modification we recorded compensation expense of $6.0 million, in the first quarter of 2001.

     Because of the modifications of these employee notes, in the first quarter of 2001 another employee's 2000 stock purchase will be accounted for as stock options, subject to variable accounting. In addition, interest income will not be recorded on this note with a principal balance of $3.7 million.

5. STOCK OPTION PLANS

     During the three months ended March 31, 2001, options to purchase 1,780 shares at $483.13 per share were granted to employees. These options vest over five (5) years. During the same period options to purchase 4,114 shares were forfeited due to employee terminations.

6. OPERATING LEASES

     In March 2001 we completed a sale and leaseback of certain equipment and received proceeds of $7.9 million. There was no gain or loss in connection with the sale and the lease is accounted for as an operating lease. As part of the transaction we issued a $3.4 million letter of credit for which the

                      PLIANT CORPORATION AND SUBSIDIARIES
lessor is the beneficiary should we default on any payments. The monthly lease payments are $139,967 for 72 months.

7. DERIVATIVE INSTRUMENTS

     Effective January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS No. 138. We recognize the fair value of derivatives as either assets or liabilities in the balance sheet. To the extent that the derivatives qualify as hedges, gains or losses associated with the effective portion are recorded as a component of other comprehensive income while the ineffective portion is recognized in income.

     At the adoption of this pronouncement, we had one interest rate cap agreement, which had been entered into during the fourth quarter of 2000. As a result, the initial adoption of this pronouncement did not result in a material effect to our financial statements.

     During the first quarter of 2001, we entered into three additional interest rate derivative agreements with separate financial institutions. We use our interest rate derivatives to manage interest rate risk associated with future interest payments on variable rate borrowings under our Credit Facilities. Our interest rate derivative agreements are considered cash flow hedges and consisted of the following as of March 31, 2001 (dollars in millions):

                                            NOTIONAL    VARIABLE       FIXED         MATURITY
TYPE                                         AMOUNT      RATE*         RATE**         DATES
----                                        --------    --------    ------------    ----------
Interest rate cap.........................   $128.0      LIBOR         10.00%       12/31/2003
Interest rate cap.........................     30.0      LIBOR         7.25%        02/09/2004
Interest rate collar......................     40.0      LIBOR        4.15% -       02/13/2004
                                                                       7.25%
Interest rate swap........................     60.0      LIBOR         5.40%        02/13/2004

---------------
 * Three-month LIBOR, as defined; 4.88% as of March 31, 2001

** Strike for caps; floor and strike for collar

     The fair value of our interest rate derivative agreements is reported on our consolidated balance sheet at March 31, 2001 in other liabilities of approximately $802,000, and in other assets of approximately $70,000. For the three months ended March 31, 2001, the ineffective portion of our interest rate derivatives was a loss of approximately $111,000 which is included in interest expense.

     The underlying exposure matures beyond that of the interest rate derivates. As a result, we do not expect to reclassify any amounts from other comprehensive income into earnings within the next twelve months due to the change in the underlying hedge.

8. OPERATING SEGMENTS

     Operating segments are components of the Company for which separate financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance. This information is reported on the same basis that is used internally for evaluating segment performance.

     We have three reportable operating segments: specialty films, design products and industrial films. The specialty films segment produces converter films that are sold to other flexible packaging manufacturers for additional fabrication, barrier films used to package and protect food and other products, and other films used in the personal care, medical and agriculture industries. The design

                      PLIANT CORPORATION AND SUBSIDIARIES
products segment produces printed rollstock, bags and sheets used to package products in the food and other industries. The industrial films segment produces stretch films, used for industrial unitizing and containerization, and PVC films, used to wrap meat, cheese and produce. Disclosures for each product line within operating segments are not required because amounts of net revenues are impracticable to obtain.

     Sales and transfers between our segments are eliminated in consolidation. We evaluate performance of the operating segments based on profit or loss before income taxes, not including nonrecurring gains or losses. Our reportable segments are managed separately with separate management teams, because each segment has different products, customer requirements, technology and marketing strategies. During the first quarter of 2001, two plant operations were reclassified from our Specialty segment to our Industrial segment in accordance with a change in business focus. Accordingly, the 2000 amounts have been reclassified to reflect this change. In addition, certain operating expenses were reclassified from our segments to the corporate category as a result of expenses which are no longer attributable and allocated to the segment.

     Segment profit or loss and segment assets as of and for the three months ended March 31, 2001 and 2000 are presented in the following table (in thousands):

                                      DESIGN     INDUSTRIAL    SPECIALTY    CORPORATE/
                                     PRODUCTS      FILMS         FILMS        OTHER        TOTAL
                                     --------    ----------    ---------    ----------    --------
MARCH 31, 2001
Net sales to customers.............  $53,369      $61,597       $87,693      $     --     $202,659
Intersegment sales.................    2,004        1,539         2,269        (5,812)          --
                                     -------      -------       -------      --------     --------
Total net sales....................   55,373       63,136        89,962        (5,812)     202,659
Depreciation and amortization......    2,509        1,976         2,793         2,811       10,089
Interest expense...................      887          (29)            6        19,496       20,360
Segment profit (loss)..............    9,220       11,019        18,766       (46,038)      (7,033)
Segment total assets...............  178,254      125,531       398,816        76,333      778,934
Capital expenditures...............    4,225        2,638         7,402         1,045       15,310
MARCH 31, 2000
Net sales to customers.............   53,402       59,816       107,288            --      220,506
Intersegment sales.................    1,468        1,611         1,682        (4,761)          --
                                     -------      -------       -------      --------     --------
Total net sales....................   54,870       61,427       108,970        (4,761)     220,506
Depreciation and amortization......    2,214        1,903         2,751         2,647        9,515
Interest expense...................      888           87             6        10,577       11,558
Segment profit (loss)..............    6,497        9,191        23,464       (30,252)       8,900
Compensation and transaction costs
  related to recapitalization......       --           --            --         5,200        5,200
Segment total assets...............  178,353      130,166       416,540        55,039      780,098
Capital expenditures...............    1,361        3,697         3,852         1,183       10,093

                      PLIANT CORPORATION AND SUBSIDIARIES

     A reconciliation of the totals reported for the operating segments to our totals reported in the consolidated condensed financial statements is as follows (in thousands):

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
PROFIT OR LOSS
Total profit for reportable segments........................  $ 39,005    $ 39,152
Compensation and transaction costs related to
  recapitalization..........................................        --      (5,200)
Unallocated amounts:
  Corporate expenses........................................   (26,542)    (19,675)
  Interest expense..........................................   (19,496)    (10,577)
                                                              --------    --------
  Income (loss) before taxes................................  $ (7,033)   $  3,700
                                                              ========    ========

                                                              MARCH 31,    MARCH 31,
                                                                2001         2000
                                                              ---------    ---------
ASSETS
Total assets for reportable segments........................  $702,601     $725,059
Intangible assets not allocated to segments.................    14,528       15,839
Other unallocated assets....................................    61,805       39,200
                                                              --------     --------
Total consolidated assets...................................  $778,934     $780,098
                                                              ========     ========

9. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     The following condensed consolidating financial statements present, in separate columns, financial information for (i) Pliant (on a parent only basis), with its investment in its subsidiaries recorded under the equity method, (ii) guarantor subsidiaries (as specified in the Indenture, dated May 31, 2000 (the "Indenture") relating to Pliant's $220 million senior subordinated notes due 2010 (the "Notes")) on a combined basis, with any investments in non-guarantor subsidiaries specified in the Indenture recorded under the equity method, (iii) direct and indirect non-guarantor subsidiaries on a combined basis, (iv) the eliminations necessary to arrive at the information for Pliant and its subsidiaries on a consolidated basis, and (v) Pliant on a consolidated basis, in each case as of March 31, 2001 and December 31, 2000 and for the three months ended March 31, 2001 and 2000. The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary and each guarantor subsidiary is wholly owned, directly or indirectly, by Pliant. There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to Pliant. The condensed consolidating financial statements are presented herein, rather than separate financial statements for each of the guarantor subsidiaries because management believes that separate financial statements relating to the guarantor subsidiaries are not material to investors. During the first quarter of 2001, our Blessings subsidiary was merged with and into Pliant. Accordingly, the former Blessings subsidiary is reflected as part of "Pliant Corporation Only" column for all periods presented.

                      PLIANT CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
            AS OF MARCH 31, 2001 (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                 PLIANT         COMBINED       COMBINED                     CONSOLIDATED
                                               CORPORATION     GUARANTOR     NON-GUARANTOR                     PLIANT
                                              (PARENT ONLY)   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CORPORATION
                                              -------------   ------------   -------------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................    $      --       $    39         $ 2,290        $     --      $   2,329
  Receivables -- net........................       89,712         4,880          17,810              --        112,402
  Inventories...............................       67,212         7,858           7,520              --         82,590
  Prepaid expenses and other................        2,158           135             848              --          3,141
  Income taxes receivable...................        2,059           (25)          1,005              --          3,039
  Deferred income taxes.....................       14,430            38          (1,327)             --         13,141
                                                ---------       -------         -------        --------      ---------
         Total current assets...............      175,571        12,925          28,146              --        216,642
PLANT AND EQUIPMENT -- Net..................      274,092        11,814          43,017              --        328,923
INTANGIBLE ASSETS -- Net....................      183,675         2,392          17,345              --        203,412
INVESTMENT IN SUBSIDIARIES..................       51,884            --              --         (51,884)            --
OTHER ASSETS................................       27,329            --           2,628              --         29,957
                                                ---------       -------         -------        --------      ---------
         TOTAL ASSETS.......................    $ 712,551       $27,131         $91,136        $(51,884)     $ 778,934
                                                =========       =======         =======        ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
CURRENT LIABILITIES:
  Current portion of long-term debt.........    $   6,985       $    --         $    --        $     --      $   6,985
  Trade accounts payable....................       86,486         5,387          14,300              --        106,173
  Accrued liabilities.......................       42,535         1,096           3,993              --         47,624
  Due to (from) affiliates..................       (2,418)        8,253          (5,835)             --             --
                                                ---------       -------         -------        --------      ---------
         Total current liabilities..........      133,588        14,736          12,458              --        160,782
LONG-TERM DEBT -- Net of current portion....      634,157            --          35,000              --        669,157
OTHER LIABILITIES...........................       29,148            --           1,434              --         30,582
DEFERRED INCOME TAXES.......................       28,405           497           2,258              --         31,160
                                                ---------       -------         -------        --------      ---------
         Total liabilities..................      825,298        15,233          51,150              --        891,681
                                                ---------       -------         -------        --------      ---------
REDEEMABLE STOCK............................       97,160            --              --              --         97,160
                                                ---------       -------         -------        --------      ---------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock..............................       87,639        14,020          29,241         (43,261)        87,639
  Warrants..................................       26,500            --              --              --         26,500
  Retained earnings accumulated (deficit)...     (314,069)       (2,111)         18,093         (15,982)      (314,069)
  Stockholders' note receivable.............         (584)           --              --              --           (584)
  Accumulated other comprehensive loss......       (9,393)          (11)         (7,348)          7,359         (9,393)
                                                ---------       -------         -------        --------      ---------
         Total stockholders' equity
           (deficit)........................     (209,907)       11,898          39,986         (51,884)      (209,907)
                                                ---------       -------         -------        --------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT).................................    $ 712,551       $27,131         $91,136        $(51,884)     $ 778,934
                                                =========       =======         =======        ========      =========

                      PLIANT CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
           AS OF DECEMBER 31, 2000 (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                 PLIANT         COMBINED       COMBINED                     CONSOLIDATED
                                               CORPORATION     GUARANTOR     NON-GUARANTOR                     PLIANT
                                              (PARENT ONLY)   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CORPORATION
                                              -------------   ------------   -------------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................    $     459       $    10         $ 2,591        $     --      $   3,060
  Receivables, net..........................       90,670         4,966          19,422              --        115,058
  Inventories...............................       64,884         6,983           7,284              --         79,151
  Prepaid expenses and other................        1,527            30             426              --          1,983
  Income taxes receivable...................        1,885           (24)            897              --          2,758
  Deferred income taxes.....................       14,431            37          (1,476)             --         12,992
                                                ---------       -------         -------        --------      ---------
         Total current assets...............      173,856        12,002          29,144              --        215,002
PLANT AND EQUIPMENT, net....................      268,739        16,538          47,806              --        333,083
INTANGIBLE ASSETS, net......................      185,727         2,482          17,661              --        205,870
INVESTMENT IN SUBSIDIARIES..................       49,611            --              --         (49,611)            --
OTHER ASSETS................................       28,593            --           2,486              --         31,079
                                                ---------       -------         -------        --------      ---------
TOTAL ASSETS................................    $ 706,526       $31,022         $97,097        $(49,611)     $ 785,034
                                                =========       =======         =======        ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
CURRENT LIABILITIES:
  Current portion of long-term debt.........    $   8,312       $    --         $ 1,050        $     --      $   9,362
  Trade accounts payable....................       87,970         5,730          15,318              --        109,018
  Accrued liabilities.......................       32,068         1,201           5,743              --         39,012
  Due to (from) affiliates..................      (10,000)       13,442          (3,442)             --             --
                                                ---------       -------         -------        --------      ---------
         Total current liabilities..........      118,350        20,373          18,669              --        157,392
LONG-TERM DEBT, net of current portion......      642,976            --          35,055              --        678,031
OTHER LIABILITIES...........................       24,200            --           1,557              --         25,757
DEFERRED INCOME TAXES.......................       30,206           497           2,357              --         33,060
                                                ---------       -------         -------        --------      ---------
         Total liabilities..................      815,732        20,870          57,638              --        894,240
                                                ---------       -------         -------        --------      ---------
REDEEMABLE COMMON STOCK.....................       96,805            --              --              --         96,805
                                                ---------       -------         -------        --------      ---------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock..............................       87,989        14,020          29,241         (43,261)        87,989
  Warrants to purchase common stock.........       26,500            --              --              --         26,500
  Retained earnings (accumulated deficit)...     (312,414)       (3,857)         15,966         (12,109)      (312,414)
  Shareholder note receivable...............         (825)           --              --              --           (825)
  Accumulated other comprehensive income
    (loss)..................................       (7,261)          (11)         (5,748)          5,759         (7,261)
                                                ---------       -------         -------        --------      ---------
         Total stockholders' equity
           (deficit)........................     (206,011)       10,152          39,459         (49,611)      (206,011)
                                                ---------       -------         -------        --------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT).................................    $ 706,526       $31,022         $97,097        $(49,611)     $ 785,034
                                                =========       =======         =======        ========      =========

                      PLIANT CORPORATION AND SUBSIDIARIES

                    CONDENSED CONSOLIDATING INCOME STATEMENT
  FOR THE THREE MONTHS ENDED MARCH 31, 2001 (DOLLARS IN THOUSANDS) (UNAUDITED)

                                          PLIANT         COMBINED       COMBINED                     CONSOLIDATED
                                        CORPORATION     GUARANTOR     NON-GUARANTOR                     PLIANT
                                       (PARENT ONLY)   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CORPORATION
                                       -------------   ------------   -------------   ------------   ------------
SALES, NET...........................    $170,938         $9,559         $27,974        $(5,812)       $202,659
COST OF SALES........................     137,226          7,888          21,394         (5,812)        160,696
                                         --------         ------         -------        -------        --------
GROSS PROFIT.........................      33,712          1,671           6,580             --          41,963
OPERATING EXPENSES...................      26,859             90           2,582             --          29,531
                                         --------         ------         -------        -------        --------
OPERATING INCOME.....................       6,853          1,581           3,998             --          12,432
INTEREST EXPENSE.....................     (19,470)            --            (890)            --         (20,360)
EQUITY IN EARNINGS OF SUBSIDIARIES...       3,873             --              --         (3,873)             --
OTHER INCOME (EXPENSE), NET..........         418            165             312             --             895
                                         --------         ------         -------        -------        --------
INCOME (LOSS) BEFORE INCOME TAXES....      (8,326)         1,746           3,420         (3,873)         (7,033)
INCOME TAX PROVISION (BENEFIT).......      (3,602)            --           1,293             --          (2,309)
                                         --------         ------         -------        -------        --------
NET INCOME (LOSS)....................    $ (4,724)        $1,746         $ 2,127        $(3,873)       $ (4,724)
                                         ========         ======         =======        =======        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

                    CONDENSED CONSOLIDATING INCOME STATEMENT
  FOR THE THREE MONTHS ENDED MARCH 31, 2000 (DOLLARS IN THOUSANDS) (UNAUDITED)

                                       PLIANT         COMBINED       COMBINED                        CONSOLIDATED
                                     CORPORATION     GUARANTOR     NON-GUARANTOR                        PLIANT
                                    (PARENT ONLY)   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      CORPORATION
                                    -------------   ------------   -------------   ------------      ------------
SALES, NET........................    $186,259        $11,793         $27,215        $(4,761)          $220,506
COST OF SALES.....................     150,213         10,999          21,042         (4,761)           177,493
                                      --------        -------         -------        -------           --------
GROSS PROFIT......................      36,046            794           6,173             --             43,013
OPERATING EXPENSES................      25,208             91           2,886             --             28,185
                                      --------        -------         -------        -------           --------
OPERATING INCOME..................      10,838            703           3,287             --             14,828
INTEREST EXPENSE..................     (10,582)             2            (978)            --            (11,558)
EQUITY IN EARNINGS OF
  SUBSIDIARIES....................       1,914             --              --         (1,914)                --
OTHER INCOME (EXPENSE), NET.......          55            (12)            387             --                430
                                      --------        -------         -------        -------           --------
INCOME BEFORE INCOME TAXES........       2,225            693           2,696         (1,914)             3,700
INCOME TAX EXPENSE................         824            380           1,095             --              2,299
                                      --------        -------         -------        -------           --------
NET INCOME........................    $  1,401        $   313         $ 1,601        $(1,914)          $  1,401
                                      ========        =======         =======        =======           ========

                      PLIANT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 2001 (DOLLARS IN THOUSANDS)(UNAUDITED)

                                          PLIANT         COMBINED       COMBINED                     CONSOLIDATED
                                        CORPORATION     GUARANTOR     NON-GUARANTOR                     PLIANT
                                       (PARENT ONLY)   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CORPORATION
                                       -------------   ------------   -------------   ------------   ------------
CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES...............    $ 21,192        $(4,574)        $(1,955)            --        $ 14,663
                                         --------        -------         -------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets.......       2,966          4,948              --             --           7,914
  Capital expenditures for plant and
     equipment.......................     (12,378)        (1,802)         (1,130)            --         (15,310)
                                         --------        -------         -------        -------        --------
     Net cash provided by investing
       activities....................      (9,412)         3,146          (1,130)            --          (7,396)
                                         --------        -------         -------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of
     common stock and net change in
     related stockholders' notes
     receivables.....................         (99)                                                          (99)
  Principal payments on long-term
     debt............................     (10,146)            --          (1,105)            --         (11,251)
                                         --------        -------         -------        -------        --------
     Net cash used in financing
       activities....................     (10,245)            --          (1,105)            --         (11,350)
                                         --------        -------         -------        -------        --------
EFFECT OF EXCHANGE RATE CHANGES ON
  CASH AND CASH EQUIVALENTS..........      (1,994)         1,457           3,889             --           3,352
                                         --------        -------         -------        -------        --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (459)            29            (301)            --            (731)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF THE PERIOD............         459             10           2,591             --           3,060
                                         --------        -------         -------        -------        --------
CASH AND CASH EQUIVALENTS AT END OF
  THE PERIOD.........................    $     --        $    39         $ 2,290        $    --        $  2,329
                                         ========        =======         =======        =======        ========

                      PLIANT CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE THREE MONTHS ENDED MARCH 31, 2000 (DOLLARS IN THOUSANDS) (UNAUDITED)

                                       PLIANT         COMBINED        COMBINED                       CONSOLIDATED
                                     CORPORATION     GUARANTOR      NON-GUARANTOR                       PLIANT
                                     PARENT ONLY    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CORPORATION
                                     -----------    ------------    -------------    ------------    ------------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES.......................    $13,489         $  592          $3,827          $    --         $ 17,908
                                       -------         ------          ------          -------         --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures for plant
     and equipment.................     (9,262)          (199)           (632)              --          (10,093)
                                       -------         ------          ------          -------         --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net change in stockholder notes
     receivable....................        (46)            --              --               --              (46)
  Principal payments on long-term
     debt..........................     (2,969)            --            (843)              --           (3,812)
                                       -------         ------          ------          -------         --------
     Net cash used in financing
       activities..................     (3,015)            --            (843)              --           (3,858)
                                       -------         ------          ------          -------         --------
EFFECT OF EXCHANGE RATE CHANGES ON
  CASH AND CASH EQUIVALENTS........       (713)           661            (774)              --             (826)
                                       -------         ------          ------          -------         --------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS......................        499          1,054           1,578               --            3,131
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF THE PERIOD..........      1,231            517           7,349               --            9,097
                                       -------         ------          ------          -------         --------
CASH AND CASH EQUIVALENTS AT END OF
  THE PERIOD.......................    $ 1,730         $1,571          $8,927          $    --         $ 12,228
                                       =======         ======          ======          =======         ========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Uniplast Holdings Inc.:

We have audited the accompanying consolidated balance sheet of Uniplast Holdings Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Uniplast Holdings Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 5 to the financial statements, the Company is in violation of certain covenants related to its lending agreement, which has placed the Company in default of its lending agreement, which raises substantial doubt about its ability to continue as a going concern.

KPMG LLP

Boston, Massachusetts
June 4, 2001

                             UNIPLAST HOLDINGS INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000

                                                                 2000
                                                              -----------
ASSETS
Current assets:
  Cash......................................................  $   469,534
  Trade accounts receivable, less allowance for doubtful
     accounts of $779,821...................................   12,026,217
  Inventories (note 3)......................................    8,163,256
  Deferred income taxes (note 10)...........................    1,206,302
  Prepaid expenses and other current assets.................      616,969
                                                              -----------
     Total current assets...................................   22,482,278
                                                              -----------
Property, plant and equipment (note 4)......................   28,212,609
Less accumulated depreciation...............................   (5,762,742)
                                                              -----------
     Net property, plant and equipment......................   22,449,867
                                                              -----------
Goodwill, net...............................................   28,118,356
Other assets, net...........................................      902,675
                                                              -----------
                                                              $73,953,176
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (note 5)................  $37,329,641
  Trade accounts payable....................................    8,583,853
  Accrued expense (note 8)..................................    3,780,505
  Due to affiliated company (note 12).......................    2,000,000
  Income taxes payable......................................      159,537
                                                              -----------
     Total current liabilities..............................   51,853,536
Commitments and contingencies (notes 6 and 7)...............
Long-term debt (note 5).....................................      134,479
Deferred income taxes (note 10).............................    1,776,871
Minority interest (note 6)..................................    1,639,257
                                                              -----------
     Total liabilities......................................   55,404,143
                                                              -----------
Stockholders' equity (note 11):
  Common shares, $.01 par; 2,000,000 shares authorized;
     1,420,711 shares issued and outstanding at December 31,
     2000...................................................       14,207
  Additional paid-in capital................................   24,880,396
  Treasury stock, at cost, 2,500 shares.....................      (50,000)
  Accumulated deficit.......................................   (5,607,221)
  Accumulated other comprehensive loss......................     (688,349)
                                                              -----------
     Total stockholders' equity.............................   18,549,033
                                                              -----------
                                                              $73,953,176
                                                              ===========

          See accompanying notes to consolidated financial statements.

                             UNIPLAST HOLDINGS INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                 2000
                                                              -----------
Sales.......................................................  $86,967,075
Cost of sales...............................................   78,242,314
                                                              -----------
     Gross profit...........................................    8,724,761

Operating expenses:
  Selling, general and administrative expense...............    7,372,831
  Goodwill amortization.....................................    1,626,460
                                                              -----------
     Loss from operations...................................     (274,530)

Other expense:
  Interest expense..........................................    3,821,330
  Management fee (note 12)..................................      750,000
  Other expense.............................................       42,107
                                                              -----------
     Loss before income tax expense.........................   (4,887,967)
Income tax expense (note 10)................................      554,873
                                                              -----------
     Net loss...............................................  $(5,442,840)
                                                              ===========

          See accompanying notes to consolidated financial statements.

                             UNIPLAST HOLDINGS INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                          YEAR ENDED DECEMBER 31, 2000

                          NUMBER
                         OF SHARES
                         ---------                                                    ACCUMULATED
                          COMMON               ADDITIONAL   TREASURY                     OTHER
                           STOCK     COMMON     PAID-IN      STOCK     ACCUMULATED   COMPREHENSIVE
                          ISSUED      STOCK     CAPITAL     AT COST      DEFICIT     INCOME (LOSS)     TOTAL
                         ---------   -------   ----------   --------   -----------   -------------   ----------
Balances at December
  31, 1999.............    889,750   $ 8,898   17,786,102   (50,000)     (164,381)     (129,862)     17,450,757
Issuance of common
  stock................    530,961     5,309    7,094,294        --            --            --       7,099,603
Comprehensive income:
  Net loss.............         --        --           --        --    (5,442,840)           --      (5,442,840)
  Pension liability
    adjustment.........         --        --           --        --            --      (238,610)       (238,610)
  Foreign currency
    translation
    adjustment.........         --        --           --        --            --      (319,877)       (319,877)
                                                                                                     ----------
    Comprehensive
      income...........                                                                              (6,001,327)
                         ---------   -------   ----------   -------    ----------      --------      ----------
Balances at December
  31, 2000.............  1,420,711   $14,207   24,880,396   (50,000)   (5,607,221)     (688,349)     18,549,033
                         =========   =======   ==========   =======    ==========      ========      ==========

          See accompanying notes to consolidated financial statements.

                             UNIPLAST HOLDINGS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Net loss..................................................  $(5,442,840)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    4,319,200
     Deferred income taxes..................................       40,535
     Increase (decrease) in:
       Trade accounts receivable............................    1,146,211
       Inventories..........................................     (748,855)
       Prepaid expenses and other current assets............      (69,860)
       Trade accounts payable and accrued expenses..........    3,131,475
       Income taxes payable.................................      (49,732)
       Amount due to affiliate..............................      750,000
       Other assets and liabilities, net....................      (96,251)
                                                              -----------
          Net cash provided by operating activities.........    2,979,883
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for plant and equipment..............   (6,824,360)
                                                              -----------
          Net cash used in investing activities.............   (6,824,360)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................    3,940,036
  Principal payments on long-term debt......................   (6,263,312)
  Issuance of common stock..................................    7,099,603
  Minority interest.........................................     (554,900)
                                                              -----------
          Net cash provided by financing activities.........    4,221,427
                                                              -----------
Effect of exchange rates on cash............................     (250,389)
Net increase in cash........................................      126,561
Cash, beginning of year.....................................      342,973
                                                              -----------
Cash, end of year...........................................  $   469,534
                                                              ===========

          See accompanying notes to consolidated financial statements.

                             UNIPLAST HOLDINGS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

(1) BUSINESS FORMATION AND ORGANIZATION

     Uniplast Holdings Inc., a Delaware corporation ("Uniplast") and, collectively with its subsidiaries, the ("Company") operates plants engaged in the manufacture of a range of polyethylene, surlyn, polyester, multi-layer packaging, industrial films and cast-embossed films for a variety of uses. The Company manufactures its products at two plants located in Ontario, Canada and five plants located in Florida, Indiana, Massachusetts and Rhode Island. The Company sells its products principally in the eastern half of North America, with some of the cast-embossed films being exported to the Caribbean and South America. The Company's sales are spread over a diverse base of approximately 800 customers.

     Uniplast was created April 3, 1998 through the issuance of 886,500 common shares, $.01 par value, to Perry Acquisition Partners -- 2, L.P. ("Perry").

     Concurrently, with its creation in April 1998, Uniplast acquired Uniplast Industries, Inc. ("Industries Inc."), a Nova Scotia Company, in a series of transactions, through a newly formed Nova Scotia Company, Uniplast Industries Company ("Industries Company") as follows:

     - Industries Company acquired 100% of the outstanding shares of Industries, Inc. for cash paid of $36,841,109, repurchase of options of $330,798, repayment of loans of $349,620 and the issuance of 113,500 shares of Industries Company common stock having an ascribed value at the date of the acquisition of $2,444,157. The transaction was financed through the issuance of 886,500 Industries Company common shares to Uniplast and borrowings under the Company's credit agreement (see note 5). Immediately following these transactions, Uniplast was the majority owner of Industries Company, owning approximately 89% of Industries Company outstanding common shares (see note 6).

     - Subsequent to Industries Company's acquisition of Industries Inc., Industries Inc. was merged into Industries Company.

     - Industries Company exchanged its interest in its wholly-owned U.S. subsidiary, Uniplast U.S., Inc. ("Uniplast U.S.,"), for preferred shares of Uniplast U.S. Also at this time, Uniplast subscribed for common shares of Uniplast U.S.

     The acquisition was accounted for by the Company using the purchase method of accounting. The consolidated balance sheet as of December 31, 1998 includes the allocation of the purchase price to the assets acquired and liabilities assumed based on fair value. The allocation resulted in $33,007,138 of goodwill at April 30, 1998, the date of the acquisition, which represents the excess of purchase price over the estimated fair value of the net assets acquired.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) BASIS OF PRESENTATION

          The consolidated financial statements include the accounts of the Company since its inception, April 3, 1998, and its subsidiaries since their acquisition, April 30, 1998. The acquisition of the subsidiaries was accounted for using the purchase method of accounting.

  (b) PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company's operating subsidiaries are majority-owned Industries Company (see note 6) and wholly-owned Uniplast U.S. Uniplast U.S. consists of wholly-owned subsidiar-

                             UNIPLAST HOLDINGS INC.

     ies Pierson Industries, Inc. ("Pierson"), Turex, Inc., ("Turex") and Uniplast Midwest, Inc. ("Midwest"). All significant intercompany transactions and balances have been eliminated in consolidation.

  (c) REVENUE RECOGNITION

          Revenue is recognized at the time the product is shipped. Provision is made for estimated returns and allowances based on historical experience.

  (d) USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (e) INVENTORIES

          Finished goods are stated at the lower of cost or net realizable value. Raw materials and supplies are stated at the lower of cost or market. Cost is determined on a first-in, first-out ("FIFO") basis.

  (f) PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line method based on estimated useful lives of the assets.

          Annual rates of depreciation are as follows:

                                                               PERCENTAGE
                                                                 OF COST
                                                              -------------
Buildings...................................................       3-5%
Machinery and equipment.....................................      7-33%
Office equipment............................................     10-33%

          Leasehold improvements are amortized over their estimated useful lives or lease period, whichever is shorter.

  (g) GOODWILL

          Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, estimated to be 20 years.

          The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

                             UNIPLAST HOLDINGS INC.

  (h) STOCK OPTION PLAN

          The Company accounts for its stock option plans in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

  (i) FINANCING FEE

          Included in other assets is a net financing fee of $839,569 at December 31, 2000, paid pursuant to the Company's 1999 credit agreement. The financing fee is being amortized on a straight-line basis over seven years, the term of the credit agreement. Amortization expense was $162,630 for 2000.

  (j) TRANSLATION OF FOREIGN CURRENCIES

          The Company's foreign subsidiary is considered self-sustaining and its financial statements are translated into U.S. dollars using the current rate method. Under this method, assets and liabilities are translated to U.S. dollars at the year-end exchange rate and items included in the statement of operations are translated at a weighted average rate for the period. The resulting translation gains or losses are deferred as a separate component of accumulated other comprehensive income.

  (k) INCOME TAXES

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (l) CASH FLOW INFORMATION

          Cash paid for interest and income taxes in fiscal year 2000 was $3,403,615 and $551,211, respectively.

  (m) FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amounts of cash, accounts receivable, accounts payable and due to affiliate approximate fair values due to the short maturity of these instruments. The fair value of long-term debt approximates the carrying value because the interest rates associated with the long-term debt are floating rates.

                             UNIPLAST HOLDINGS INC.

  (n) NEW ACCOUNTING PRONOUNCEMENTS

          In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The effective date of SFAS 133 was deferred one year by SFAS 137 which was issued in 1999. As a result, the Company adopted the Standard effective January 1, 2001. The initial adoption of the Standard did not have a material impact on the Company's financial position or results of operations.

  (o) SEGMENT REPORTING

          The Company follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which establishes reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas, and major customers. Uniplast operates in one segment in the United States and Canada. The following table presents financial information by country based on location of production.

                                                                         LONG-LIVED
                                                            NET SALES      ASSETS
                                                           -----------   -----------
United States............................................  $58,570,928   $28,766,448
Canada...................................................   28,396,147    22,704,450
                                                           -----------   -----------
     Total...............................................  $86,967,075   $51,470,898
                                                           ===========   ===========

(3) INVENTORIES

     Inventories consist of the following:


Raw materials...............................................  $ 4,989,005
Finished goods..............................................    3,038,668
Supplies....................................................      135,583
                                                              -----------
                                                              $ 8,163,256
                                                              ===========

(4) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


Land........................................................  $ 1,343,374
Buildings...................................................    3,470,884
Machinery and equipment.....................................   22,400,546
Office equipment............................................      997,805
                                                              ===========
                                                              $28,212,609
                                                              ===========

     Depreciation expense was $2,530,110 for 2000.

                             UNIPLAST HOLDINGS INC.

(5) DEBT

     Long-term debt consists of the following:

U.S. term loan payable to bank..............................  $15,428,841
U.S. revolving credit loan payable to bank..................    5,900,000
Canadian term loan payable to bank..........................   14,000,700
Canadian revolving credit loan payable to bank..............    2,000,100
Other long-term debt and capital leases.....................      134,479
                                                              -----------
                                                               37,464,120
Less current maturities.....................................   37,329,641
                                                              -----------
                                                              $   134,479
                                                              ===========

     The Company's bank financing consists of a credit agreement (the "Credit Agreement") with two financial institutions. The Credit Agreement includes a Canadian Revolving Credit Loan ("Canadian Credit Facility"), a U.S. Revolving Credit Loan ("U.S. Credit Facility"), a Canadian Term Loan and a U.S. Term Loan.

     Under the terms of the Credit Agreement, the sum of all outstanding loans and letters of credit on the Canadian and U.S. Credit Facilities may not exceed the sum of 85% of eligible accounts receivable (as defined) and 65% of eligible inventory (as defined) provided that the amount attributable to eligible inventory may not exceed a maximum of $2.8 million for the Canadian Credit Facility and $8.0 million for the U.S. Credit Facility. Under the Canadian and U.S. Credit Facilities the Company may borrow, repay, and reborrow principal at various rates as defined in the Credit Agreement prior to the termination of the Credit Agreement in March 2005. Commitment fees on these revolving credit agreements are three-eighths of one percent or one-half of one percent per annum, depending on the Company's leverage ratio on a trailing four-quarter basis, on the unadvanced portion of the respective Credit Facility. The U.S. Credit Facility borrowings bear interest at rates between 9.74% and 11.50%, at December 31, 2000. In addition to the loans outstanding under the Credit Agreement, at December 31, 2000 there were letters of credit of $90,854 and $0 outstanding under the Canadian and U.S. Revolving Credit Facilities, respectively.

     The Canadian Term Loan was issued by way of a single borrowing of $17,144,857 and is required to be repaid by way of quarterly installments of $114,206 beginning in 1998, escalating annually to quarterly installments of $1,033,905 in 2005, plus interest at the bankers acceptance rate plus a margin (as defined). The U.S. Term Loan was issued by way of a single borrowing of $18,000,000 and is required to be repaid by way of quarterly installments of $128,571 beginning in 1998, escalating, annually to quarterly installments of $1,157,142 in 2005, plus interest at LIBOR plus 3%. Borrowings outstanding under the Canadian Term Loan bear interest at rates between 9.79% and 10.00% at December 31, 2000. Borrowings outstanding under the U.S. Term Loan bear interest at 9.78% at December 31, 2000. Amounts borrowed under the Credit Agreement are secured by substantially all of the assets of the Company.

     The Credit Agreement contains certain financial and operating covenants. At December 31, 2000, the Company failed to meet certain financial covenants under its primary lending facility. The covenants were amended to bring the Company into compliance with the Credit Agreement. This amendment included a forbearance agreement up to and including May 31, 2001. The Company has not met the requirements of the forbearance agreement and could be considered in default under its lending agreement. Therefore, all of the outstanding balances under the Credit Agreement have been classified as current.

                             UNIPLAST HOLDINGS INC.

     Management plans to meet with its lenders to reach an appropriate settlement to amend the Credit Agreement. In addition, management is pursuing the sale of the Company and has entered into merger discussions with Pliant Corporation ("Pliant"). Under a draft merger agreement, Pliant would acquire 100% of the outstanding shares of the Company for Pliant common stock and the assumption of the Company's debt. At the close of the acquisition, Pliant would refinance the outstanding balances under the Company's Credit Agreement.


     Pursuant to the Credit Agreement the Company has entered interest rate swap agreements to reduce the potential impact of increases in interest rates on its variable rate long-term debt. At December 31, 1999, the Company was a party to interest rate swap agreements with a term of two years and expiring on June 30, 2000. The agreements entitle the Company to receive from the counter-party (a major bank), on a quarterly basis, the amount, if any, by which the Company's interest payments on $18 million of the borrowings under the Credit Agreement due in 2005, exceed 5.79%. Approximately $25,000 was received by the Company during the year ended December 31, 2000. Other parties to the agreements expose the Company to credit losses for the periodic settlements of amounts due under the interest rate swaps in the event of non-performance.

(6) MINORITY INTEREST

     Minority interest consists of approximately 7% of the outstanding common shares of Industries Company. The minority interest is owned by various members of management. Each minority owner has the right to exchange its common shares of Industries Company for an equal number of common shares of the Company at any time. Furthermore, the minority owners are obligated to exchange their Industries Company shares for Company shares upon the occurrence of certain events. The Company may elect to purchase from a minority owner all of its common shares of the Company or Industries Company, upon the occurrence of certain events. Due to the restrictive nature of the minority shares, and the stock conversion obligations, the minority portion of income or loss of Industries Company is not recorded currently in the financial statements.


     During 2000, 27,745 Industries Company shares held by minority owners were converted one for one for Company shares at a price of $20 per share.


(7) LEASES

     The Company is obligated under various leases for its premises, vehicles and equipment that expire at various dates through 2005. Future minimum lease payments as of December 31, 2000 are as follows:

2001....................................................  $  333,779
2002....................................................     245,171
2003....................................................     186,404
2004....................................................     130,627
2005....................................................     105,251
                                                          ----------
     Total future minimum payments......................  $1,001,232
                                                          ==========

     Rent expense for fiscal 2000 was $341,648.

                             UNIPLAST HOLDINGS INC.

(8) PENSION PLANS

     Two of the Company's subsidiaries, Pierson and Turex, maintain defined benefit pension plans for certain hourly and salaried employees. The following provides a reconciliation of benefit obligations, plan assets and funded status of the plans for 2000.

Change in benefit obligation:
  Benefit obligation at beginning of year...................  $2,868,237
  Service cost..............................................      78,044
  Interest cost.............................................     217,238
  Plan amendments...........................................          --
  Benefits paid.............................................    (287,849)
  Actuarial (gain) loss.....................................     194,793
                                                              ----------
     Benefit obligation at end of year......................  $3,070,463
                                                              ==========
Change in plan assets:
  Fair value of plan assets at beginning of year............  $2,728,330
  Actual return on plan assets..............................     (21,167)
  Employer contributions....................................     115,875
  Benefits paid.............................................    (287,849)
  Fees......................................................          --
                                                              ----------
     Fair value of plan assets at end of year...............  $2,535,189
                                                              ==========
Reconciliation of funded status:
  Funded status.............................................  $ (535,274)
  Unrecognized actuarial gain...............................     240,266
  Unrecognized prior service cost...........................      51,069
                                                              ----------
     Net amount recognized at year end......................  $ (243,939)
                                                              ==========

     The following table provides the amounts recognized in the consolidated balance sheet at December 31, 2000:

Prepaid benefit cost........................................  $  82,211
Accrued benefit liability...................................   (615,829)
Intangible asset............................................     51,069
Accumulated other comprehensive income......................    238,610
                                                              ---------
     Net amount recognized at year end......................  $(243,939)
                                                              =========

     The assumptions used in the measurements of the Company's benefit obligation as of December 31, 2000 are shown in the following table:

                                                              PIERSON    TUREX
                                                              -------    -----
Weighted-average assumptions:
Discount rate...............................................   7.50%     6.00%
Expected return on plan assets..............................   8.50%     7.00%
Rate of compensation increase...............................    N/A       N/A

                             UNIPLAST HOLDINGS INC.

     The following table provides the components of net periodic benefit cost for the plans for fiscal year 2000:

Components of net periodic benefit cost:
  Service cost..............................................  $  78,044
  Interest cost.............................................    217,238
  Expected return of plan assets............................   (221,582)
  Amortization of prior service cost........................      5,107
                                                              ---------
     Net periodic benefit cost..............................  $  78,807
                                                              =========

(9) CONCENTRATIONS OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company's trade receivables are derived from sales to manufacturers, resellers and distributors in the plastics industry. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when deemed necessary. The Company provides for potential credit losses.

(10) INCOME TAXES

     Income tax expense (benefit) attributable to income from operations for the year ended December 31, 2000 consists of the following:

                                                               CURRENT    DEFERRED    TOTAL
                                                              ---------   --------   --------
Federal.....................................................  $(136,030)       --    (136,030)
State.......................................................     92,000   (30,282)     61,718
Foreign.....................................................    558,368    70,817     629,185
                                                              ---------   -------    --------
                                                              $ 514,338    40,535     554,873
                                                              =========   =======    ========

     The following is a reconciliation between the statutory federal income tax rate and the Company's effective rate for the year ended December 31, 2000:

Statutory federal income tax rate...........................  (34.0)%
State income taxes, net of federal income tax benefit.......    0.7
Valuation reserve movement..................................   34.7
Goodwill amortization.......................................   10.2
Other permanent.............................................   (0.3)
Other, net..................................................  (12.8)
Foreign taxes...............................................   12.9
                                                              -----
                                                              11.4%
                                                              =====

                             UNIPLAST HOLDINGS INC.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2000 are as follows:

Deferred tax assets:

  Accounts receivable, principally due to allowance for
     doubtful accounts......................................  $   306,608
  Accrued liability relating to compensation related
     expense................................................       80,942
  Other accrued liabilities.................................    1,028,384
  Operating loss and credit carryforwards...................    1,669,565
                                                              -----------
     Total gross deferred tax assets........................    3,085,499
     Less valuation allowance...............................   (1,696,850)
                                                              -----------
     Net deferred tax assets................................    1,388,649
                                                              -----------
Deferred tax liabilities:
  Inventory, principally due to additional costs capitalized
     for tax purposes and accrued reserves..................      (25,476)
  Intangible assets, principally due to differences in
     capitalization and amortization methods................      (14,286)
  Fixed assets, principally due to accelerated tax
     depreciation...........................................   (1,919,456)
                                                              -----------
     Total gross deferred tax liabilities...................   (1,959,218)
                                                              -----------
     Net deferred tax liability.............................  $  (570,569)
                                                              ===========

     A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net deferred tax assets reflect management's estimate of the amount which will be realized from future taxable income which can be predicted with reasonable certainty. At December 31, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $500,000 which are available to offset future federal taxable income, if any. The net operating loss carryforwards and unused tax credits may be limited in the event of certain changes in ownership interest of the majority shareholder. Of this net operating loss $234,000 is limited to annual use of approximately $33,000 due to a prior year change in ownership.

(11) STOCK OPTION PLAN

     During 1999, the shareholders of the Company adopted the 1998 Stock Award and Incentive Plan (the "Plan"). The plan provides for stock options to be granted to certain groups of employees, officers, directors, consultants and advisors of the Company under specified circumstances. The options vest in equal installments over a ten-year period beginning with the anniversary date of the grant, with the exception of those held by persons deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation, in which case the vesting period is reduced to five years. In the event that a change in control, as defined in the Plan, occurs, all of the options that have not yet vested will vest. Under this plan, 200,000 shares have been reserved, of which 41,350 shares of common stock have been authorized to be issued. The option price is equal to the fair market price on the grant date.

     The Company applies the provisions of APB Opinion No. 25 in accounting for its stock options and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income (loss) would have been increased (decreased) to the pro forma amounts indicated below:

Net income (loss) as reported...............................  $(5,442,840)
                                                              ===========
Pro forma net income (loss).................................  $(5,477,808)
                                                              ===========

                             UNIPLAST HOLDINGS INC.

     The fair value of each option grant is estimated on the date of grant using the minimum value method and the risk-free interest rate for investment instruments with maturities similar to the lives of the options granted. For options granted during the year ended December 31, 1999, a ten-year life and an interest rate of 5.65% were used to value the options. There were no options granted during the year ended December 31, 2000. The per share weighted-average fair value of stock options granted during the year ended December 31, 1999 was $8.46.

     A summary of stock option activity for the year ended December 31, 2000 is as follows:

                                                                        WEIGHTED-
                                                                         AVERAGE
                                                                        EXERCISE
                                                                          PRICE
                                                              SHARES    PER SHARE
                                                              ------    ---------
Options outstanding, December 31, 1999......................  41,350     $20.00
Options granted.............................................      --         --
                                                              ======
Options outstanding, December 31, 2000......................  41,350     $20.00
                                                              ======

     At December 31, 2000, there were 12,405 options exercisable, and 158,650 shares available for future grants.

     The following is a summary of information relating to options outstanding at December 31, 2000:

          OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
---------------------------------------   --------------------------------------
                             WEIGHTED-
               NUMBER         AVERAGE     WEIGHTED-       NUMBER       WEIGHTED-
           OUTSTANDING AT    REMAINING     AVERAGE    EXERCISABLE AT    AVERAGE
EXERCISE    DECEMBER 31,    CONTRACTUAL   EXERCISE     DECEMBER 31,    EXERCISE
 PRICE          2000           LIFE         PRICE          2000          PRICE
--------   --------------   -----------   ---------   --------------   ---------
 $20.00        41,350         8 years      $20.00         12,405        $20.00
               ======                                     ======

(12) RELATED PARTY TRANSACTIONS

     The Company was charged management fees of $750,000 by Perry in 2000.

(13) SUBSEQUENT EVENTS

     In March 2001, the Company sold its facility in Jacksonville, Florida for $750,000. The Company recorded a loss of approximately $168,000 on the transaction.

     As discussed in note 5, the Company has failed to meet certain covenants under its primary lending facility. As a result, the Company could be deemed to be in default under its lending agreement.


(14) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS



     The condensed consolidating financial statements present, in separate columns, financial information for (1) Uniplast Holdings Inc., Uniplast U.S., Inc., Pierson Industries, Inc., Turex, Inc. and Uniplast Midwest, Inc. (the "guarantor companies"), (2) Uniplast Industries Company and its consolidated subsidiaries (the "non-guarantor" company), (3) eliminations necessary to arrive at the consolidated Uniplast Holdings Inc. financial statements, and (4) Uniplast Holdings Inc. consolidated financial statements, in each case as of and for the year ended December 31, 2000. Uniplast U.S., Inc. and Uniplast Industries Company are wholly owned subsidiaries of Uniplast Holdings Inc., Pierson Industries, Inc., Turex, Inc., and Uniplast Midwest, Inc. are wholly owned subsidiaries of Uniplast U.S., Inc.



     The information is provided to assist potential acquirers (as discussed in note 5) with public debt offerings which would be guaranteed by the guarantor companies.

                             UNIPLAST HOLDINGS INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



(A) CONDENSED CONSOLIDATING BALANCE SHEET


        YEAR ENDED DECEMBER 31, 2000





                                                                                          CONSOLIDATED
                                               GUARANTOR   NON-GUARANTOR                    UNIPLAST
                                               COMPANIES      COMPANY      ELIMINATIONS   HOLDINGS INC.
                                               ---------   -------------   ------------   -------------
                                                                    (IN THOUSANDS)
                   ASSETS
Cash.........................................   $   185       $   285        $     --        $   470
Trade accounts receivable, less allowance for
  doubtful accounts..........................     8,628         3,388              10         12,026
Inventories..................................     5,821         2,336               6          8,163
Deferred income taxes........................     1,206            --              --          1,206
Prepaid expenses and other current assets....       347           270              --            617
                                                -------       -------        --------        -------
          Total current assets...............    16,187         6,279              16         22,482
Property, plant and equipment................    20,920         7,261              32         28,213
Less: accumulated depreciation...............    (3,807)       (1,956)             --         (5,763)
                                                -------       -------        --------        -------
     Net property, plant and equipment.......    17,113         5,305              32         22,450
Goodwill, net................................    10,796        17,322              --         28,118
Investments..................................    17,730            --         (17,730)            --
Other assets, net............................       825            78              --            903
                                                -------       -------        --------        -------
          Total assets.......................   $62,651       $28,984        $(17,682)       $73,953
                                                =======       =======        ========        =======

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt............    21,329        16,001              --         37,330
Trade accounts payable.......................     6,130         2,352             102          8,584
Accrued expense..............................     3,865           (32)            (52)         3,781
Due to affiliated company....................     2,000            --              --          2,000
Income taxes payable.........................       231           (72)             --            159
                                                -------       -------        --------        -------
          Total current liabilities..........    33,555        18,249              50         51,854
Long-term debt...............................       134            --              --            134
Deferred income taxes........................     1,224           552              --          1,776
Minority interest............................        --         1,639              --          1,639
                                                -------       -------        --------        -------
          Total liabilities..................    34,913        20,440              50         55,403
Intercompany.................................     7,691        (8,496)            805             --
Shareholders' equity:
Common shares................................        14            --              --             14
Additional paid in capital...................    24,881        17,730         (17,730)        24,881
Treasury stock...............................       (50)           --              --            (50)
Retained earnings (accumulated deficit)......    (5,690)          140             (57)        (5,607)
Accumulated other comprehensive loss.........       892          (830)           (750)          (688)
                                                -------       -------        --------        -------
          Total stockholders' equity.........    20,047        17,040         (18,537)        18,550
                                                -------       -------        --------        -------
          Total liabilities and stockholders
            equity...........................   $62,651       $28,984        $(17,682)       $73,953
                                                =======       =======        ========        =======

                             UNIPLAST HOLDINGS INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



(B) CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


            YEAR ENDED DECEMBER 31, 2000



                                                                                          CONSOLIDATED
                                               GUARANTOR   NON-GUARANTOR                    UNIPLAST
                                               COMPANIES      COMPANY      ELIMINATIONS   HOLDINGS INC.
                                               ---------   -------------   ------------   -------------
                                                                    (IN THOUSANDS)
Sales........................................   $58,600       $28,397          $(30)         $86,967
Cost of sales................................    54,293        23,979           (30)          78,242
                                                -------       -------          ----          -------
  Gross profit...............................     4,307         4,418            --            8,725
Operating expenses:
  Selling, general and administrative
     expense.................................     5,608         1,765            --            7,373
  Goodwill amortization......................       605         1,022            --            1,627
                                                -------       -------          ----          -------
     Income (loss) from operations...........    (1,906)        1,631            --             (275)
Other expense:
  Interest expense...........................  2,567...         1,255            --            3,822
  Management fee.............................       750            --            --              750
  Other expense (income).....................        47            (5)           --               42
                                                -------       -------          ----          -------
     Income (loss) before income tax expense
       (benefit).............................    (5,270)          381            --           (4,889)
Income tax expense (benefit).................       (75)          629            --              554
                                                -------       -------          ----          -------
     Net loss................................   $(5,195)      $  (248)         $ --          $(5,443)
                                                =======       =======          ====          =======

                             UNIPLAST HOLDINGS INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



(c) CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


            YEAR ENDED DECEMBER 31, 2000





                                                                NON-                     CONSOLIDATED
                                                  GUARANTOR   GUARANTOR                    UNIPLAST
                                                  COMPANIES    COMPANY    ELIMINATIONS   HOLDINGS INC.
                                                  ---------   ---------   ------------   -------------
                                                                     (IN THOUSANDS)
Net cash provided by (used in) operating
  activities:
  Net loss......................................   $(5,195)    $  (248)      $  --          $(5,443)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..............     2,435       1,884          --            4,319
     Deferred income taxes......................        41          --          --               41
     Changes in assets and liabilities:
     (Increase) decrease in current assets:
       Trade accounts receivable................       101       1,056         (10)           1,147
       Inventories..............................      (848)         48          51             (749)
       Prepaid expenses and other current
          assets................................      (243)        173          --              (70)
     (Decrease) increase in current liabilities:
       Trade accounts payable and accrued
          expenses..............................     2,451         583          97            3,131
       Income tax payable.......................       182        (232)         --              (50)
       Due to affiliate.........................       750          --          --              750
       Other assets and liabilities, net........       120         (78)       (138)             (96)
                                                   -------     -------       -----          -------
     Net cash provided by (used in) operating
       activities...............................      (206)      3,186          --            2,980
  Cash flows from investing activities:
     Capital expenditures for plant and
       equipment................................    (5,757)     (1,067)         --           (6,824)
                                                   -------     -------       -----          -------
       Net cash used in investing activities....    (5,757)     (1,067)         --           (6,824)
  Cash flows from financing activities:
     Proceeds from issuance of long-term debt...     3,250         690          --            3,940
     Principal payments on long-term debt.......    (5,264)     (1,000)         --           (6,264)
     Issuance of common stock...................     7,100          --          --            7,100
     Minority interest..........................        --        (555)         --             (555)
                                                   -------     -------       -----          -------
       Net cash provided by (used in) financing
          activities............................     5,086        (865)         --            4,221
  Effect of exchange rate changes on cash.......       432        (682)         --             (250)
                                                   -------     -------       -----          -------
  Net increase (decrease) in cash...............      (445)        572          --              127
  Cash, beginning of year.......................       630        (287)         --              343
                                                   -------     -------       -----          -------
  Cash, end of year.............................   $   185     $   285       $  --          $   470
                                                   =======     =======       =====          =======

                    UNIPLAST HOLDINGS INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
                           ASSETS
Cash........................................................   $ 2,360       $   470
Trade accounts receivable, less allowance for doubtful
  accounts..................................................    13,144        12,026
Inventories.................................................     9,236         8,163
Deferred income taxes.......................................     1,206         1,206
Prepaid expenses and other current assets...................       572           617
                                                               -------       -------
          Total current assets..............................    26,518        22,482
Property, plant and equipment...............................    23,947        28,213
Less: accumulated depreciation..............................    (3,171)       (5,763)
                                                               -------       -------
     Net property, plant and equipment......................    20,776        22,450
Goodwill, net...............................................    26,914        28,118
Other assets, net...........................................     1,024           904
                                                               -------       -------
          Total Assets......................................   $75,232       $73,954
                                                               =======       =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion of long-term debt...........................    36,363        37,330
Trade accounts payable......................................    10,991         8,584
Accrued expense.............................................     4,365         3,781
Due to affiliated company...................................     2,250         2,000
Income taxes payable........................................       346           160
                                                               -------       -------
          Total current liabilities.........................    54,315        51,856
Long-term debt..............................................       134           134
Deferred income taxes.......................................     1,755         1,777
Other liabilities...........................................       162             0
Minority interest...........................................     1,639         1,639
                                                               -------       -------
          Total liabilities.................................     3,690         3,556
Shareholders' equity
Common shares...............................................        14            14
Additional paid in capital..................................    24,880        24,880
Accumulated deficit.........................................    (6,708)       (5,607)
Treasury stock..............................................       (50)          (50)
Accumulated other comprehensive loss........................      (909)         (688)
                                                               -------       -------
          Total stockholders' equity........................    17,227        18,549
                                                               -------       -------
          Total Liabilities and Stockholders Equity.........   $75,232       $73,954
                                                               =======       =======

           See notes to condensed consolidated financial statements.

                    UNIPLAST HOLDINGS INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Sales.......................................................  $23,142    $22,957
Cost of Sales...............................................   20,171     19,863
                                                              -------    -------
  Gross Profit..............................................    2,971      3,094
Operating Expenses
  Selling, general and administrative expense...............    1,873      1,898
  Goodwill amortization.....................................      402        410
                                                              -------    -------
     Income from operations.................................      696        786
Other expense
  Interest expense..........................................    1,067        794
  Management Fee............................................      250        188
  Other expense.............................................      176          7
                                                              -------    -------
     Loss before income tax expense.........................     (797)      (203)
Income tax expense..........................................      304        137
                                                              -------    -------
     Net loss...............................................  $(1,101)   $  (340)
                                                              =======    =======

           See notes to condensed consolidated financial statements.

                    UNIPLAST HOLDINGS INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS'
                        EQUITY AND COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                 NUMBER OF
                                  SHARES                                                     ACCUMULATED
                                  COMMON              ADDITIONAL   TREASURY                     OTHER
                                   STOCK     COMMON    PAID-IN      STOCK     ACCUMULATED   COMPREHENSIVE
                                  ISSUED     STOCK     CAPITAL     AT COST      DEFICIT     INCOME (LOSS)     TOTAL
                                 ---------   ------   ----------   --------   -----------   --------------   -------
Balances at December 31,
  2000.........................    1,421      $14      $24,880       $(50)      $(5,607)       $  (688)      $18,549
Issuance of common stock.......       --       --           --         --            --             --            --
Treasury stock.................       --       --           --         --            --             --            --
Comprehensive income:
  Net income (loss)............       --       --           --         --        (1,101)            --        (1,101)
  Foreign currency translation
    adjustment.................       --       --           --         --            --           (221)         (221)
                                                                                                             -------
  Comprehensive income.........       --       --           --         --            --             --        (1,322)
                                   -----      ---      -------       ----       -------        -------       -------
Balances at March 31, 2001.....    1,421      $14      $24,880       $(50)      $(6,708)       $  (909)      $17,227
                                   =====      ===      =======       ====       =======        =======       =======

           See notes to condensed consolidated financial statements.

                    UNIPLAST HOLDINGS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Cash flows from operating activities:
  Net income................................................  $(1,101)   $  (340)
  Adjustments to reconcile net income to net cash (used in)
     provided by operating activities:
     Depreciation and amortization..........................    1,140      1,105
     Loss on Sale of Jacksonville Plant.....................      168          0
     Deferred income taxes..................................      (22)        38
     Changes in assets and liabilities:
     (Increase) decrease in current assets:
       Trade accounts receivable............................   (1,117)      (566)
       Inventories..........................................   (1,072)    (1,880)
       Prepaid expenses and other current assets............       45       (147)
     (Decrease) increase in current liabilities:
       Accounts payable & Accrued Expenses..................    3,164      1,238
       Minority Interest....................................        0          0
       Due to affiliate.....................................      250        188
       Other................................................      (43)       (19)
       Income tax payable...................................      186       (144)
                                                              -------    -------
     Net cash provided by (used in) operating activities....    1,642       (527)
  Cash flows from investing activities:
     Acquisitions of businesses, net of cash acquired.......        0          0
     Proceeds from Sale of Jacksonville Plant...............      750          0
     Capital expenditures for property and equipment........     (138)    (1,929)
                                                              -------    -------
       Net cash used in investing activities................      612     (1,929)
  Cash flows from financing activities:
     Issuance of common stock...............................        0      3,000
     Repurchase common stock................................        0          0
     Debt issuance costs....................................      (91)         0
     Proceeds from issuance of long term debt...............        0        440
     Repayment of long term debt............................     (292)      (800)
                                                              -------    -------
       Net cash provided by (used in) financing
        activities..........................................     (383)     2,640
  Effect of exchange rate changes on cash...................       19       (111)
                                                              -------    -------
  Net Increase (decrease) in cash...........................    1,890         73
  Cash, beginning of year...................................      470        343
                                                              -------    -------
  Cash, end of year.........................................  $ 2,360    $   416
                                                              =======    =======

           See notes to condensed consolidated financial statements.

                             UNIPLAST HOLDINGS INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared, without audit, in accordance with U.S. generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission. The information reflects all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows of Uniplast Holdings Inc. and its subsidiaries (or the "Company") as of the dates and for the periods presented. Results of operations for the period ended March 31, 2001 are not necessarily indicative of results of operations to be expected for the full fiscal year. Certain information in footnote disclosures normally included in financial statements presented in accordance with U.S. generally accepted accounting principles has been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

2.  INVENTORIES

     Inventories are valued at the lower of cost (using the first-in, first-out method) or market value. Inventories as of March 31, 2001 and December 31, 2000 consisted of the following (in thousands):

                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
Raw materials...............................................   $6,022         $5,089
Finished goods..............................................    3,165          3,139
Supplies....................................................      249            135
                                                               ------         ------
  Subtotal..................................................    9,436          8,363
Less: Inventory reserves....................................      200            200
                                                               ------         ------
  Inventories, net..........................................   $9,236         $8,163

3.  INCOME TAXES

     Income tax expense consists of the following (in thousands):

                                                              THREE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                              ------------
                                                              2001    2000
                                                              ----    ----
Current:
  Federal...................................................  $(75)   $(34)
  State.....................................................    50      23
  Foreign...................................................   305     138
Deferred....................................................    22      10
                                                              ----    ----
                                                              $304    $137

4.  LONG TERM DEBT

     The Company's long term debt consists of a credit agreement (the "Credit Agreement") with two financial institutions. The Credit Agreement includes a Canadian Revolving Credit Loan ("Canadian Credit Facility"), a U.S. Revolving Credit Loan ("U.S. Credit Facility"), a Canadian Term Loan and a U.S. Term Loan.

     The Credit Agreement contains certain financial and operating covenants. At December 31, 2000, the Company failed to meet certain financial covenants under its primary lending facility. On

                             UNIPLAST HOLDINGS INC.

March 8, 2001, the covenants were amended to bring the Company into compliance with the Credit Agreement. In addition, the financial institutions agreed to delay certain required principal payments due on December 31, 2000 and March 31, 2001. This amendment included a forbearance agreement up to and including May 31, 2001. The Company has not met the requirements of the forbearance agreement and could be considered in default under its lending agreement. Therefore, all of the outstanding balances under the Credit Agreement have been classified as current.

5.  COMMON STOCK

     On March 7, 2000, in connection with the first stage of the Company's capital plan, the Company issued 325,000 shares of common stock, 150,000 of which were issued in March of 2000 for $3,000,000 in equity and 350,000 shares were issued in July 2000 for $3,500,000 in equity.

6.  SALE OF ASSETS

     On March 8, 2001 the Company entered into an agreement with PCL Packaging, Inc. to sell the Jacksonville, Florida facility for $750,000. The Company recorded a loss of approximately $168,000 on the transaction.


7.  CONDENSED CONSOLIDATING FINANCIAL STATEMENTS



     The condensed consolidating financial statements present, in separate columns, financial information for (1) Uniplast Holdings Inc., Uniplast U.S., Inc. Pierson Industries, Inc., Turex, Inc. and Uniplast Midwest, Inc. (the "guarantor companies"), (2) Uniplast Industries Company and its consolidated subsidiaries (the "non-guarantor" company), (3) eliminations necessary to arrive at the consolidated Uniplast Holdings Inc. financial statements, and (4) Uniplast Holdings Inc. consolidated financial statements, in each case as of and for the three months ended March 31, 2001. Uniplast U.S., Inc. and Uniplast Industries Company are wholly owned subsidiaries of Uniplast Holdings Inc., Pierson Industries, Inc., Turex, Inc., and Uniplast Midwest, Inc. are wholly owned subsidiaries of Uniplast U.S., Inc.

                             UNIPLAST HOLDINGS INC.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



(A) CONDENSED CONSOLIDATING BALANCE SHEET


            THREE MONTHS ENDED MARCH 31, 2001



                                                                                          CONSOLIDATED
                                              GUARANTOR   NON--GUARANTOR                    UNIPLAST
                                              COMPANIES      COMPANY       ELIMINATIONS   HOLDINGS INC.
                                              ---------   --------------   ------------   -------------
                                                                   (IN THOUSANDS)
ASSETS
Cash........................................   $ 1,068       $ 1,292         $     --        $ 2,360
Trade accounts receivable, less allowance
  for doubtful accounts.....................     8,650         4,494               --         13,144
Inventories.................................     6,359         2,877               --          9,236
Deferred income taxes.......................     1,206            --               --          1,206
Prepaid expenses and other current assets...       408           164               --            572
                                               -------       -------         --------        -------
          Total current assets..............    17,691         8,827               --         26,518
Property, plant and equipment...............    16,975         6,939               32         23,946
Less: accumulated depreciation..............    (1,072)       (2,099)             (--)        (3,171)
                                               -------       -------         --------        -------
     Net property, plant and equipment......    15,903         4,840               32         20,775
Goodwill, net...............................    10,644        16,270               --         26,914
Investments.................................    17,730            --          (17,730)            --
Other assets, net...........................       877           108               39          1,024
                                               -------       -------         --------        -------
          Total Assets......................   $62,845       $30,045         $(17,659)       $75,231
                                               =======       =======         ========        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt...........    21,250        15,113               --         36,363
Trade accounts payable......................     8,062         2,929              (--)        10,991
Accrued expense.............................     3,389           984               (8)         4,365
Due to affiliated company...................     2,250            --               --          2,250
Income taxes payable........................       283            63               --            346
                                               -------       -------         --------        -------
          Total current liabilities.........    35,234        19,089               (8)        54,315
Long-term debt..............................       134            --               --            134
Deferred income taxes.......................     1,225           528               --          1,753
Other liabilities...........................       206            20              (63)           163
Minority interest...........................        --         1,639               --          1,639
                                               -------       -------         --------        -------
          Total liabilities.................    36,799        21,276              (71)        58,004
Intercompany................................     7,412        (7,710)             298             --
Shareholders' equity:
Common shares...............................        14            --               --             14
Additional paid in capital..................    24,881        17,730          (17,730)        24,881
Treasury stock..............................       (50)           --               --            (50)
Retained earnings (accumulated deficit).....    (7,103)          452              (57)        (6,708)
Accumulated other comprehensive loss........       892        (1,703)             (99)          (910)
                                               -------       -------         --------        -------
          Total stockholders' equity........    18,634        16,479          (17,886)        17,227
          Total liabilities and stockholders
            equity..........................   $62,845       $30,045         $(17,659)       $75,231
                                               =======       =======         ========        =======

                             UNIPLAST HOLDINGS INC.



NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)



(b)  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


      THREE MONTHS ENDED MARCH 31, 2001



                                                                                       CONSOLIDATED
                                        GUARANTOR    NON-GUARANTOR                       UNIPLAST
                                        COMPANIES       COMPANY       ELIMINATIONS    HOLDINGS INC.
                                        ---------    -------------    ------------    --------------
                                                               (IN THOUSANDS)
Sales.................................   $14,887        $8,255            $ --           $23,142
Cost of sales.........................    13,566         6,668             (63)           20,171
                                         -------        ------            ----           -------
  Gross profit........................     1,321         1,587              63             2,971
Operating expenses:
  Selling, general and administrative
     expense..........................     1,307           503              63             1,873
  Goodwill amortization...............       151           251              --               402
                                         -------        ------            ----           -------
     Income (loss) from operations....      (137)          833              --               696
Other expense:
  Interest expense....................       728           339              --             1,067
  Management fee......................       250            --              --               250
  Other expense.......................       176            --              --               176
                                         -------        ------            ----           -------
     Income (loss) before income tax
       expense (benefit)..............    (1,291)          494              --              (797)
Income tax expense (benefit)..........       122           182              --               304
                                         -------        ------            ----           -------
     Net loss.........................   $(1,413)       $  312            $ --           $(1,101)
                                         =======        ======            ====           =======

                             UNIPLAST HOLDINGS INC.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



(C) CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


            THREE MONTHS ENDED MARCH 31, 2001



                                                                                          CONSOLIDATED
                                               GUARANTOR   NON-GUARANTOR                    UNIPLAST
                                               COMPANIES      COMPANY      ELIMINATIONS   HOLDINGS INC.
                                               ---------   -------------   ------------   -------------
                                                                    (IN THOUSANDS)
Net cash provided by (used in) operating
  activities:
  Net income (loss)..........................   $(1,413)      $   312         $  --          $(1,101)
  Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
     Depreciation and amortization...........       676           464            --            1,140
     Loss on Sale of Jacksonville Plant......       168            --            --              168
     Deferred income taxes...................        (1)           21            --               22
     Changes in assets and liabilities:
     (Increase) decrease in current assets:
       Trade accounts receivable.............       (22)       (1,105)           10           (1,117)
       Inventories...........................      (537)         (541)            6           (1,072)
       Prepaid expenses and other current
          assets.............................       (61)          106            --               45
     (Decrease) increase in current
       liabilities:
       Trade accounts payable and accrued
          expenses...........................     1,383         2,409          (628)           3,164
       Due to affiliate......................       250            --            --              250
       Other.................................       (62)           59           (40)             (43)
       Income tax payable....................        52           134            --              186
                                                -------       -------         -----          -------
     Net cash provided by (used in) operating
       activities............................       435         1,859          (652)           1,642
  Cash flows from investing activities:
     Proceeds from Sale of Jacksonville
       Plant.................................       750            --            --              750
     Capital expenditures for plant and
       equipment.............................       (91)          (47)           --             (138)
                                                -------       -------         -----          -------
       Net cash used in investing
          activities.........................       659           (47)           --              612
  Cash flows from financing activities:
     Principal payments on long-term debt....      (158)         (134)           --             (292)
     Debt issuance costs.....................       (53)          (38)           --              (91)
                                                -------       -------         -----          -------
       Net cash provided by (used in)
          financing activities...............      (211)         (172)           --             (383)
  Effect of exchange rate changes on cash....        --          (633)          652               19
                                                -------       -------         -----          -------
  Net increase (decrease) in cash............       883         1,007            --            1,890
  Cash, beginning of year....................       185           285            --              470
                                                -------       -------         -----          -------
  Cash, end of year..........................   $ 1,068       $ 1,292         $  --          $ 2,360
                                                =======       =======         =====          =======

[PLIANT CORPORATION LOGO]

PLIANT CORPORATION

$220,000,000 Principal Amount of
13% Senior Subordinated Notes due 2010
Which Are Guaranteed on a Senior Subordinated
Basis by Substantially All of Our Domestic
Subsidiaries

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the registrants in connection with the sale of the securities being registered. All of the amounts shown are estimated except the registration fee.

Securities and Exchange Commission registration fee.........  $     --
Printing expenses...........................................   200,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................   100,000
Miscellaneous fees and expenses.............................    10,000
                                                              --------
          Total.............................................  $460,000
                                                              ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV of Pliant Corporation's Third Amended and Restated Articles of Incorporation, as amended, provides that Pliant Corporation shall indemnify and advance expenses to its directors and officers and to any person who is or was serving at its request as a director or officer of another domestic or foreign corporation (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law. In addition, pursuant to Article IV of the Third Amended and Restated Articles of Incorporation, as amended, the personal liability of the directors and officers of Pliant Corporation to Pliant Corporation or its shareholders, or to any third person, is eliminated or limited to the fullest extent as from time to time permitted by Utah law. Sections 16-10a-902 and 16-10a-907 of the Utah Revised Business Corporation Act provide that a corporation may indemnify its directors and officers who are made parties to a legal proceeding because of their positions with the corporation against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the Utah Revised Business Corporation Act, Pliant Corporation may not indemnify its directors or officers in connection with a proceeding by, or in the right of, Pliant Corporation in which the individual was adjudged liable to it or in any proceeding in which the individual was adjudged liable on the basis that he derived an improper personal benefit.

     As authorized by Section 16-10a-841(1) of the Utah Revised Business Corporation Act, the Amended and Restated Bylaws of Pliant Corporation provide that Pliant Corporation's directors shall not be personally liable to Pliant Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for: (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on Pliant Corporation or its shareholders; (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act for unlawful distributions; or (d) an intentional violation of criminal law. The Amended and Restated Bylaws also provide for indemnification of Pliant Corporation's director and officers and advancement of their expenses to the fullest extent as from time to time permitted by applicable law, including, without limitation, Section 16-10a-902 of the Utah Revised Business Corporation Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 31, 2000, Pliant Corporation issued and sold 220,000 units to J.P. Morgan Securities Inc. and Deutsche Banc Alex. Brown, as initial purchasers, at an aggregate offering price of approximately $214.1 million. The units consisted of $220,000,000 principal amount of Pliant

Corporation's 13% Senior Subordinated Notes due 2010, which were guaranteed jointly and severally by its guarantor subsidiaries, and note warrants to purchase 18,532 shares of its common stock. The note warrants are exercisable at any time prior to June 1, 2010 at an exercise price of $0.01 per share. Each note warrant entitles the holder to purchase 0.08424 shares of Pliant Corporation's common stock. Pliant Corporation received net proceeds from the sale of such units of approximately $204.8 million after deduction of the $6.0 million discount of the initial purchasers and payment of other fees and expenses. Pliant Corporation believes that the sale of such units to the initial purchasers, who subsequently offered them to "qualified institutional buyers" in accordance with Rule 144A, did not involve a public offering or sale of securities and was exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

     On May 31, 2000, in connection with the closing of the recapitalization, Pliant Corporation also issued the following securities:

     - 131,507 shares of its common stock to Southwest Films, LLC (formerly Chase Domestic Investments, L.L.C.) and certain other institutional investors,

     - 100,000 shares of its preferred stock and preferred stock warrants to purchase an additional 43,242 shares of its common stock to Southwest Films, LLC (formerly Chase Domestic Investments, L.L.C.) and certain other institutional investors, and

     - 32,750 shares of our restricted common stock to our named executive officers.

     In the recapitalization, Pliant Corporation received cash consideration of $483.13 per share, or approximately $63.5 million in the aggregate for the shares of common stock and approximately $98.5 million for the shares of preferred stock and preferred stock warrants. Pliant Corporation sold the shares of restricted common stock to its named executive officers in exchange for secured promissory notes of approximately $15.8 million in the aggregate. The preferred stock warrants are exercisable at any time prior to May 31, 2011 at an exercise price of $0.01 per share. The preferred stock warrants entitle the holders to purchase 43,242 shares of common stock. Pliant Corporation believes that the foregoing issuances of its equity securities in the recapitalization did not involve a public offering or sale of securities and were exempt from the registration requirements of the Securities Act pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters, brokers or finders were involved in these transactions.

     On July 17, 2000, Pliant Corporation issued 1,650 shares of common stock in a private placement offering to members of its senior management who were not named executive officers. In the private placement offering, Pliant Corporation received cash consideration of $483.13 per share, or approximately $800,000 in the aggregate. Pliant Corporation believes that the issuance of common stock in the private placement was exempt from the registration requirements of the Securities Act pursuant to Regulation D or Rule 701 thereunder. Alternatively, Pliant Corporation believes that the foregoing issuance of common stock, which did not involve a public offering or sale of securities, was exempt from the registration requirements of the Securities Act pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters, brokers or finders were involved in these transactions.

     On July 16, 2001, Pliant Corporation purchased of all of the outstanding stock of Uniplast Holdings Inc., for a purchase price of approximately $57 million, consisting of the assumption of approximately $40 million of debt and the issuance of approximately $16.8 million of common stock. In such acquisition, Pliant Corporation issued 34,677 shares of its common stock to the selling stockholders of Uniplast Holdings Inc. as partial consideration (of which delivery of 3,468 shares valued at approximately $1.7 million are subject to certain holdback arrangements and have not yet been delivered). On July 16, 2001, Pliant Corporation also issued and sold 29,000 shares of its preferred stock and preferred stock warrants to purchase 29,436 shares of common stock to Southwest Films, LLC (formerly Chase Domestic Investments, L.L.C.), to the other existing holders of preferred stock and to an affiliate of a selling stockholder of Uniplast Holdings Inc. for aggregate consideration of $29 million in order to refinance a portion of the assumed debt. The preferred stock warrants are exercisable at any time prior to May 31, 2011 at an exercise price of $0.01 per share. Pliant Corporation believes that the foregoing issuances of its equity securities in the acquisition did not involve a public offering or sale of securities and were exempt from the registration requirements of the Securities Act pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters, brokers or finders were involved in these transactions.

     With respect to each of the transactions listed above, no general solicitation was made by any of the Registrants or any person acting on their behalf, the securities sold are subject to transfer restrictions, and the certificates for the securities contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


  2.1   Recapitalization Agreement, dated as of March 31, 2000 (the
        "Recapitalization Agreement"), among Pliant Corporation,
        Chase Domestic Investments, L.L.C., Richard P. Durham as
        Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant
        Corporation on April 12, 2000).
  2.2   Amendment No. 1, dated as of April 3, 2000, to the
        Recapitalization Agreement (incorporated by reference to Exhibit 2.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
  2.3   Amendment No. 2, dated as of May 31, 2000, to the
        Recapitalization Agreement (incorporated by reference to Exhibit 2.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
  3.1   Third Amended and Restated Articles of Incorporation of
        Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
  3.2   Articles of Amendment of Third Amendment and Restated
        Articles of Incorporation of Pliant Corporation
        (incorporated by reference to Exhibit 3.2 to Pliant
        Corporation's Annual Report on Form 10-K for the year ended
        December 31, 2000 filed on April 2, 2001).
  3.3*  Articles of Amendment of Third Amendment and Restated
        Articles of Incorporation of Pliant Corporation filed on July 11, 2001.
  3.4   Articles of Incorporation of Pliant Corporation
        International (formerly known as Huntsman Container
        Corporation International) (incorporated by reference to
        Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
  3.5 Articles of Amendment to the Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman
        Container Corporation International) (incorporated by reference to Exhibit 3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
  3.6   Articles of Incorporation of Pliant Film Products of Mexico,
        Inc. (formerly known as Huntsman Film Products of Mexico,
        Inc.) (incorporated by reference to Exhibit 3.16 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-40067)).

  3.7 Articles of Amendment to the Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as
        Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
  3.8   Articles of Incorporation of Pliant Solutions Corporation
        (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Pliant
        Corporation's Registration Statement on Form S-4 (File
        No. 333-42008)).
  3.9 Articles of Amendment to the Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL
        Corporation) (incorporated by reference to Exhibit 3.21 to Post-Effective Amendment No. 1 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
  3.10  Articles of Incorporation of Pliant Corporation Georgia,
        Inc. (formerly known as Huntsman Packaging Georgia, Inc.)
        (incorporated by reference to Exhibit 3.15 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-40067)).
  3.11 Articles of Amendment to the Articles of Incorporation of Pliant Corporation Georgia, Inc. (formerly known as Huntsman
        Packaging Georgia, Inc.) (incorporated by reference to
        Exhibit 3.22 to Post-Effective Amendment No. 1 to Pliant
        Corporation's Registration Statement on Form S-4 (File
        No. 333-42008)).
  3.12  Articles of Organization of Pliant Packaging of Canada, LLC
        (formerly known as Huntsman Packaging of Canada, LLC)
        (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
  3.13 Certificate of Amendment to the Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman
        Packaging of Canada, LLC) (incorporated by reference to
        Exhibit 3.18 to Post-Effective Amendment No. 1 to Pliant
        Corporation's Registration Statement on Form S-4 (File
        No. 333-42008)).
  3.14* Certificate of Incorporation of Uniplast Holdings Inc., as
        amended.
  3.15* Certificate of Incorporation of Uniplast U.S., Inc., as
        amended.
  3.16* Certificate of Incorporation of Turex, Inc.
  3.17* Articles of Organization of Pierson Industries, Inc., as
        amended.
  3.18* Certificate of Incorporation of Uniplast Midwest, Inc.
  3.19  Amended and Restated Bylaws of Pliant Corporation
        (incorporated by reference to Exhibit 3.10 to Pliant
        Corporation's Registration Statement on Form S-4 (File
        No. 333-42008)).
  3.20 Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International)
        (incorporated by reference to Exhibit 3.24 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-40067)).
  3.21 Bylaws of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.)
        (incorporated by reference to Exhibit 3.26 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-40067)).
  3.22  Bylaws of Pliant Solutions Corporation (formerly known as
        Huntsman KCL Corporation) (incorporated by reference to
        Exhibit 3.16 to Amendment No. 1 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
  3.23 Bylaws of Pliant Corporation Georgia, Inc. (formerly known as Huntsman Packaging Georgia, Inc.) (incorporated by reference to Exhibit 3.25 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-40067)).

  3.24  Operating Agreement of Pliant Packaging of Canada, LLC
        (formerly known as Huntsman Packaging of Canada, LLC)
        (incorporated by reference to Exhibit 3.18 to Amendment
        No. 1 to Pliant Corporation's Registration Statement on
        Form S-4 (File No. 333-42008)).
  3.25* Bylaws of Uniplast Holdings Inc., as amended.
  3.26* Bylaws of Uniplast U.S., Inc., as amended.
  3.27* Bylaws of Turex, Inc.
  3.28* Bylaws of Pierson Industries, Inc., as amended.
  3.29* Code of Bylaws of Uniplast Midwest, Inc.
  4.1   Indenture, dated as of May 31, 2000, among Pliant
        Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
  4.2   Form of Note (included as Exhibit B to Exhibit 4.1).
  4.3* First Supplemental Indenture, dated as of July 16, 2001, among Pliant Corporation, the New Note Guarantors party thereto, the existing Note Guarantors party thereto and The
        Bank of New York, as trustee.
  4.4   Exchange and Registration Rights Agreement, dated as of May
        31, 2000, among Pliant Corporation, the Note Guarantors party thereto, and Chase Securities Inc. and Deutsche Bank
        Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.3 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
  5.1*  Opinion of O'Sullivan LLP.
 10.1   Note Warrant Agreement, dated as of May 31, 2000, among
        Pliant Corporation and The Bank of New York, as Warrant
        Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.2   Stockholders' Agreement, dated as of May 31, 2000, among
        Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto(incorporated by reference to Exhibit
        10.2 to Pliant Corporation's Registration Statement on Form
        S-4 (File No. 333-42008)).
 10.3*  Amendment No. 1 and Waiver dated as of July 16, 2001 to the
        Stockholder's Agreement, dated as of May 31, 2000, among
        Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto.
 10.4   Registration Rights Agreement, dated as of May 31, 2000 (the
        "Registration Rights Agreement"), among Pliant Corporation,
        Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto(incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
 10.5   Amendment No. 1, dated as of June 13, 2000, to the
        Registration Rights Agreement(incorporated by reference to Exhibit 10.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
 10.6 Securities Purchase Agreement, dated as of May 31, 2000, between Pliant Corporation and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
 10.7*  Amendment No. 1 and Waiver dated as of July 16, 2001 to the
        Securities Purchase Agreement dated as of May 31, 2000 among
        Pliant Corporation, and each of the purchasers of Pliant
        Corporation's preferred stock listed on the signature pages thereto.

 10.8   Warrant Agreement, dated as of May 31, 2000, between Pliant
        Corporation and the initial warrantholders listed in
        Schedule I thereto (incorporated by reference to Exhibit
        10.6 to Pliant Corporation's Registration Statement on Form
        S-4 (File No. 333-42008)).
 10.9*  Amendment No. 1 dated as of July 16, 2001 to the Warrant
        Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto.
 10.10* Securities Purchase Agreement dated as of July 16, 2001 among Pliant Corporation and the purchasers of Pliant
        Corporation's preferred stock listed on the schedules thereto.
 10.11 Credit Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, the subsidiary guarantors party thereto, the various lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and Collateral Agent, and The Chase
        Manhattan Bank, as Syndication Agent, and The Bank of Nova
        Scotia, as the Documentation Agent (incorporated by reference to Exhibit 10.7 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.12  Amendment No. 1, dated as of September 30, 2000, to Credit
        Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on
        Form 10-Q for the quarter ended September 30, 2000).
 10.13* Amendment No. 2, dated as of July 10, 2001, to the Credit
        Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000.
 10.14 Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust
        Company, as Administrative Agent (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Registration
        Statement on Form S-4 (File No. 333-42008)).
 10.15* Supplement No. 1, dated as of July 19, 2001, to the
        Guarantee Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant
        Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Administrative Agent.
 10.16 Security Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust
        Company, as Collateral Agent (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
 10.17* Supplement No. 1, dated as of July 19, 2001, to the Security
        Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers
        Trust Company, as Collateral Agent.
 10.18 Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-4
        (File No. 333-42008)).
 10.19* Supplement No. 1, dated as of July 19, 2001, to the Pledge
        Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers
        Trust Company, as Collateral Agent.
 10.20 Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary guarantors party thereto and Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.11 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).

 10.21* Supplement No. 1, dated as of July 19, 2001, to the
        Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Collateral Agent.
 10.22  Employment Agreement, dated as of May 31, 2000, between
        Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.12 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.23  Amendment No. 1, dated as of February 1, 2001, to the
        Employment Agreement, dated as of May 31, 2000, between
        Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Annual
        Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
 10.24  Employment Agreement, dated as of May 31, 2000, between
        Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.13 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.25  Employment Agreement, dated as of May 31, 2000, between
        Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.14 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.26 Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Annual
        Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
 10.27 Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen
        (incorporated by reference to Exhibit 10.23 to Pliant
        Corporation's Annual Report on Form 10-K for the year ended
        December 31, 2000 filed on April 2, 2001).
 10.28  Employment Agreement, dated as of May 31, 2000, between
        Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.15 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.29 Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Annual
        Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
 10.30 Stock Redemption Agreement, dated as of February 1, 2001, between Pliant Corporation and Ronald G. Moffitt
        (incorporated by reference to Exhibit 10.25 to Pliant
        Corporation's Annual Report on Form 10-K for the year ended
        December 31, 2000 filed on April 2, 2001).
 10.31 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham
        (incorporated by reference to Exhibit 10.16 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).
 10.32 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.17 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.33 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen
        (incorporated by reference to Exhibit 10.18 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).
 10.34 Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt
        (incorporated by reference to Exhibit 10.19 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).

 10.35 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.36  Amendment No. 1, dated as of March 1, 2001, to the Pledge
        Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit
        10.35 to Post-Effective Amendment No. 2 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).
 10.37 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Jack E. Knott (incorporated by reference to Exhibit 10.21 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.38  Amendment No. 1, dated as of April 1, 2001, to the Pledge
        Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit
        10.36 to Post-Effective Amendment No. 2 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).
 10.39 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.40 Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.41 1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual
        Report on Form 10-K for the year ended December 31, 1998).
 10.42  Pliant Corporation Management Incentive Plan for Senior
        Divisional Management (1999) (incorporated by reference to
        Exhibit 10.1 to Pliant Corporation's Quarterly Report on
        Form 10-Q for the quarter ended March 31, 2000).
 10.43 Pliant Corporation 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.26 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 10.44 Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott
        (incorporated by reference to Exhibit 10.27 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).
 10.45  Pliant Corporation Management Incentive Plan (2000)
        (incorporated by reference to Exhibit 10.2 to Pliant
        Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
 12.1 Statement re: computation of ratios of earning to fixed charges(incorporated by reference to Exhibit 12.1 to Post-Effective Amendment No. 2 to Pliant Corporation's
        Registration Statement on Form S-4 (File No. 333-42008)).
 21.1*  Subsidiaries of Pliant Corporation.
 23.1   Consent of O'Sullivan LLP (included in Exhibit 5.1).
 23.2   Consent of Arthur Andersen LLP.
 23.3   Consent of KPMG LLP.
 24.1*  Powers of Attorney (included on the signature pages hereto).
 25.1 Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as
        Trustee (incorporated by reference to Exhibit 25.1 to Pliant
        Corporation's Registration Statement on Form S-4 (File No.
        333-42008)).


---------------

* Previously filed.

(b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts for the years ended December 31, 2000, 1999 and 1998.

     Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the forgoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PLIANT CORPORATION

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                    DATE
---------                                   -----                                    ----

/s/ RICHARD P. DURHAM                       Chairman of the Board of Directors and   August 8, 2001
------------------------------------------  Chief Executive Officer (Principal
Richard P. Durham                           Executive Officer)

/s/ JACK E. KNOTT II                        President, Chief Operating Officer and   August 8, 2001
------------------------------------------  Director
Jack E. Knott II

*                                           Director                                 August 8, 2001
------------------------------------------
Donald J. Hofmann, Jr.

*                                           Director                                 August 8, 2001
------------------------------------------
Timothy J. Walsh

*                                           Director                                 August 8, 2001
------------------------------------------
John M.B. O'Connor

*                                           Director                                 August 8, 2001
------------------------------------------
Richard D. Waters, Jr.

/s/ BRIAN E. JOHNSON                        Senior Vice President and Chief          August 8, 2001
------------------------------------------  Financial Officer (Principal Financial
Brian E. Johnson                            and Accounting Officer)

*By: /s/ JACK E. KNOTT II
-----------------------------------------
     Jack E. Knott II
     Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001


                                          PLIANT CORPORATION INTERNATIONAL

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                    DATE
---------                                   -----                                    ----

/s/ RICHARD P. DURHAM                       President and Chief Executive Officer    August 8, 2001
------------------------------------------  (Principal Executive Officer), Director
Richard P. Durham

/s/ BRIAN E. JOHNSON                        Vice President and Chief Financial       August 8, 2001
------------------------------------------  Officer (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PLIANT FILM PRODUCTS OF MEXICO, INC.

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       President and Chief Executive Officer     August 8, 2001
------------------------------------------  (Principal Executive Officer), Director
Richard P. Durham

/s/ BRIAN E. JOHNSON                        Vice President and Chief Financial        August 8, 2001
------------------------------------------  Officer (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PLIANT SOLUTIONS CORPORATION

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       President (Principal Executive Officer),  August 8, 2001
------------------------------------------  Director
Richard P. Durham

/s/ BRIAN E. JOHNSON                        Vice President and Chief Financial        August 8, 2001
------------------------------------------  Officer (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PLIANT CORPORATION GEORGIA, INC.


                                          By: /s/ RICHARD P. DURHAM

                                            ------------------------------------
                                              Richard P. Durham
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       President (Principal Executive Officer),  August 8, 2001
------------------------------------------  Director
Richard P. Durham

/s/ BRIAN E. JOHNSON                        Vice President and Chief Financial        August 8, 2001
------------------------------------------  Officer (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PLIANT CORPORATION CANADA, LLC


                                          By: /s/ RICHARD P. DURHAM

                                            ------------------------------------
                                              Richard P. Durham
                                              President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       President (Principal Executive Officer),  August 8, 2001
------------------------------------------  Manager
Richard P. Durham

/s/ JACK E. KNOTT II                        Manager                                   August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Vice President and Chief Financial        August 8, 2001
------------------------------------------  Officer (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          UNIPLAST HOLDINGS INC.


                                          By: /s/ RICHARD P. DURHAM

                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       Chief Executive Officer and Director      August 8, 2001
------------------------------------------  (Principal Executive Officer)
Richard P. Durham

/s/ JACK E. KNOTT II                        Executive Vice President and Director     August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Executive Vice President and Treasurer    August 8, 2001
------------------------------------------  and Director (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          UNIPLAST U.S., INC.


                                          By: /s/ RICHARD P. DURHAM

                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       Chief Executive Officer and Director      August 8, 2001
------------------------------------------  (Principal Executive Officer)
Richard P. Durham

/s/ JACK E. KNOTT II                        Executive Vice President and Director     August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Executive Vice President and Treasurer    August 8, 2001
------------------------------------------  and Director (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          TUREX, INC.

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       Chief Executive Officer and Director      August 8, 2001
------------------------------------------  (Principal Executive Officer)
Richard P. Durham

/s/ JACK E. KNOTT II                        Executive Vice President and Director     August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Executive Vice President and Treasurer    August 8, 2001
------------------------------------------  and Director (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          PIERSON INDUSTRIES, INC.

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       Chief Executive Officer and Director      August 8, 2001
------------------------------------------  (Principal Executive Officer)
Richard P. Durham

/s/ JACK E. KNOTT II                        Executive Vice President and Director     August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Executive Vice President and Treasurer    August 8, 2001
------------------------------------------  and Director (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 8th day of August, 2001.


                                          UNIPLAST MIDWEST, INC.

                                          By: /s/ RICHARD P. DURHAM
                                            ------------------------------------
                                              Richard P. Durham
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:



SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----

/s/ RICHARD P. DURHAM                       Chief Executive Officer and Director      August 8, 2001
------------------------------------------  (Principal Executive Officer)
Richard P. Durham

/s/ JACK E. KNOTT II                        Executive Vice President and Director     August 8, 2001
------------------------------------------
Jack E. Knott II

/s/ BRIAN E. JOHNSON                        Executive Vice President and Treasurer    August 8, 2001
------------------------------------------  and Director (Principal Financial and
Brian E. Johnson                            Accounting Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pliant Corporation:

     We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Pliant Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and have issued our report thereon dated February 2, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. Schedule II has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Salt Lake City, Utah
February 2, 2001

                      PLIANT CORPORATION AND SUBSIDIARIES
                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                       ADDITIONS
                                         BALANCE AT    CHARGED TO      CASH                    BALANCE
                                         BEGINNING     COSTS AND     PAYMENTS                  AT END
              DESCRIPTION                 OF YEAR       EXPENSES       MADE       OTHER        OF YEAR
              -----------                ----------    ----------    --------    --------      -------
                                                                (IN THOUSANDS)
ACCUMULATED AMORTIZATION OF INTANGIBLE
  ASSETS:
  2000.................................   $31,616        $9,169                  $             $40,785
  1999.................................    22,630         9,046                       (60)(1)   31,616
  1998.................................    16,819         6,125                      (314)(1)   22,630
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  2000.................................   $ 2,115        $                       $     51(2)   $ 2,166
  1999.................................     2,570           518                      (973)(2)    2,115
  1998.................................     3,257                                    (687)(2)    2,570
PLANT CLOSING ACCRUAL:
  2000.................................   $ 4,800        $5,800      $(2,400)    $   (200)(3)  $ 8,000
  1999.................................     2,600         2,500       (1,500)       1,200(4)     4,800
  1998.................................     1,800         3,900       (3,100)                    2,600
CORPORATE OFFICES CLOSING AND OTHER
  SEVERANCE ACCRUAL:
  2000.................................      None        $5,700      $(1,600)                  $ 4,100

---------------
(1) Relates to write-down of goodwill.

(2) Represents the net of accounts written off against the allowance and recoveries of previous write-offs.

(3) Represents accruals reversed.

(4) Represents accruals charged to goodwill.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER
-------                               EXHIBIT
     2.1    Recapitalization Agreement, dated as of March 31, 2000 (the
            "Recapitalization Agreement"), among Pliant Corporation,
            Chase Domestic Investments, L.L.C., Richard P. Durham as
            Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant
            Corporation on April 12, 2000).
     2.2    Amendment No. 1, dated as of April 3, 2000, to the
            Recapitalization Agreement (incorporated by reference to
            Exhibit 2.2 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-42008)).
     2.3    Amendment No. 2, dated as of May 31, 2000, to the
            Recapitalization Agreement (incorporated by reference to
            Exhibit 2.3 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-42008)).
     3.1    Third Amended and Restated Articles of Incorporation of
            Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
     3.2    Articles of Amendment of Third Amendment and Restated
            Articles of Incorporation of Pliant Corporation
            (incorporated by reference to Exhibit 3.2 to Pliant
            Corporation's Annual Report on Form 10-K for the year ended
            December 31, 2000 filed on April 2, 2001).
     3.3*   Articles of Amendment of Third Amendment and Restated
            Articles of Incorporation of Pliant Corporation filed on
            July 11, 2001.
     3.4    Articles of Incorporation of Pliant Corporation
            International (formerly known as Huntsman Container
            Corporation International) (incorporated by reference to
            Exhibit 3.14 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-40067)).
     3.5    Articles of Amendment to the Articles of Incorporation of
            Pliant Corporation International (formerly known as Huntsman
            Container Corporation International) (incorporated by
            reference to Exhibit 3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
     3.6    Articles of Incorporation of Pliant Film Products of Mexico,
            Inc. (formerly known as Huntsman Film Products of Mexico,
            Inc.) (incorporated by reference to Exhibit 3.16 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-40067)).
     3.7    Articles of Amendment to the Articles of Incorporation of
            Pliant Film Products of Mexico, Inc. (formerly known as
            Huntsman Film Products of Mexico, Inc.) (incorporated by
            reference to Exhibit 3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
     3.8    Articles of Incorporation of Pliant Solutions Corporation
            (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Pliant
            Corporation's Registration Statement on Form S-4 (File
            No. 333-42008)).
     3.9    Articles of Amendment to the Articles of Incorporation of
            Pliant Solutions Corporation (formerly known as Huntsman KCL
            Corporation) (incorporated by reference to Exhibit 3.21 to
            Post-Effective Amendment No. 1 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
     3.10   Articles of Incorporation of Pliant Corporation Georgia,
            Inc. (formerly known as Huntsman Packaging Georgia, Inc.)
            (incorporated by reference to Exhibit 3.15 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-40067)).

EXHIBIT
NUMBER
-------                               EXHIBIT
     3.11   Articles of Amendment to the Articles of Incorporation of
            Pliant Corporation Georgia, Inc. (formerly known as Huntsman
            Packaging Georgia, Inc.) (incorporated by reference to
            Exhibit 3.22 to Post-Effective Amendment No. 1 to Pliant
            Corporation's Registration Statement on Form S-4 (File
            No. 333-42008)).
     3.12   Articles of Organization of Pliant Packaging of Canada, LLC
            (formerly known as Huntsman Packaging of Canada, LLC)
            (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
     3.13   Certificate of Amendment to the Articles of Organization of
            Pliant Packaging of Canada, LLC (formerly known as Huntsman
            Packaging of Canada, LLC) (incorporated by reference to
            Exhibit 3.18 to Post-Effective Amendment No. 1 to Pliant
            Corporation's Registration Statement on Form S-4 (File
            No. 333-42008)).
     3.14*  Certificate of Incorporation of Uniplast Holdings Inc., as
            amended.
     3.15*  Certificate of Incorporation of Uniplast U.S., Inc., as
            amended.
     3.16*  Certificate of Incorporation of Turex, Inc.
     3.17*  Articles of Organization of Pierson Industries, Inc., as
            amended.
     3.18*  Certificate of Incorporation of Uniplast Midwest, Inc.
     3.19   Amended and Restated Bylaws of Pliant Corporation
            (incorporated by reference to Exhibit 3.10 to Pliant
            Corporation's Registration Statement on Form S-4 (File
            No. 333-42008)).
     3.20   Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International)
            (incorporated by reference to Exhibit 3.24 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-40067)).
     3.21   Bylaws of Pliant Film Products of Mexico, Inc. (formerly
            known as Huntsman Film Products of Mexico, Inc.)
            (incorporated by reference to Exhibit 3.26 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-40067)).
     3.22   Bylaws of Pliant Solutions Corporation (formerly known as
            Huntsman KCL Corporation) (incorporated by reference to
            Exhibit 3.16 to Amendment No. 1 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
     3.23   Bylaws of Pliant Corporation Georgia, Inc. (formerly known as Huntsman Packaging Georgia, Inc.) (incorporated by
            reference to Exhibit 3.25 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-40067)).
     3.24   Operating Agreement of Pliant Packaging of Canada, LLC
            (formerly known as Huntsman Packaging of Canada, LLC)
            (incorporated by reference to Exhibit 3.18 to Amendment
            No. 1 to Pliant Corporation's Registration Statement on
            Form S-4 (File No. 333-42008)).
     3.25*  Bylaws of Uniplast Holdings Inc., as amended.
     3.26*  Bylaws of Uniplast U.S., Inc., as amended.
     3.27*  Bylaws of Turex, Inc.
     3.28*  Bylaws of Pierson Industries, Inc., as amended.
     3.29*  Code of Bylaws of Uniplast Midwest, Inc.
     4.1    Indenture, dated as of May 31, 2000, among Pliant
            Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to
            Exhibit 4.1 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-42008)).
     4.2    Form of Note (included as Exhibit B to Exhibit 4.1).

EXHIBIT
NUMBER
-------                               EXHIBIT
     4.3*   First Supplemental Indenture, dated as of July 16, 2001,
            among Pliant Corporation, the New Note Guarantors party
            thereto, the existing Note Guarantors party thereto and The
            Bank of New York, as trustee.
     4.4    Exchange and Registration Rights Agreement, dated as of May
            31, 2000, among Pliant Corporation, the Note Guarantors
            party thereto, and Chase Securities Inc. and Deutsche Bank
            Securities Inc., as Initial Purchasers (incorporated by
            reference to Exhibit 4.3 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
     5.1*   Opinion of O'Sullivan LLP.
    10.1    Note Warrant Agreement, dated as of May 31, 2000, among
            Pliant Corporation and The Bank of New York, as Warrant
            Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.2    Stockholders' Agreement, dated as of May 31, 2000, among
            Pliant Corporation, Chase Domestic Investments, L.L.C. and
            each of the stockholders and warrantholders listed on the
            signature pages thereto(incorporated by reference to Exhibit
            10.2 to Pliant Corporation's Registration Statement on Form
            S-4 (File No. 333-42008)).
    10.3*   Amendment No. 1 and Waiver dated as of July 16, 2001 to the
            Stockholder's Agreement, dated as of May 31, 2000, among
            Pliant Corporation, Chase Domestic Investments, L.L.C. and
            each of the stockholders and warrantholders listed on the
            signature pages thereto.
    10.4    Registration Rights Agreement, dated as of May 31, 2000 (the
            "Registration Rights Agreement"), among Pliant Corporation,
            Chase Domestic Investments, L.L.C. and each of the
            stockholders and warrantholders listed on the signature
            pages thereto(incorporated by reference to Exhibit 10.3 to
            Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
    10.5    Amendment No. 1, dated as of June 13, 2000, to the
            Registration Rights Agreement(incorporated by reference to
            Exhibit 10.4 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-42008)).
    10.6    Securities Purchase Agreement, dated as of May 31, 2000,
            between Pliant Corporation and each of the purchasers of
            Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to
            Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
    10.7*   Amendment No. 1 and Waiver dated as of July 16, 2001 to the
            Securities Purchase Agreement dated as of May 31, 2000 among
            Pliant Corporation, and each of the purchasers of Pliant
            Corporation's preferred stock listed on the signature pages thereto.
    10.8    Warrant Agreement, dated as of May 31, 2000, between Pliant
            Corporation and the initial warrantholders listed in
            Schedule I thereto (incorporated by reference to Exhibit
            10.6 to Pliant Corporation's Registration Statement on Form
            S-4 (File No. 333-42008)).
    10.9*   Amendment No. 1 dated as of July 16, 2001 to the Warrant
            Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto.
    10.10*  Securities Purchase Agreement dated as of July 16, 2001 among Pliant Corporation and the purchasers of Pliant
            Corporation's preferred stock listed on the schedules
            thereto.

EXHIBIT
NUMBER
-------                               EXHIBIT
    10.11   Credit Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among Pliant Corporation, the subsidiary guarantors party thereto, the various lenders from time to time party thereto, Bankers Trust Company, as
            Administrative Agent and Collateral Agent, and The Chase
            Manhattan Bank, as Syndication Agent, and The Bank of Nova
            Scotia, as the Documentation Agent (incorporated by
            reference to Exhibit 10.7 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.12   Amendment No. 1, dated as of September 30, 2000, to Credit
            Agreement dated as of September 30, 1997, as amended and
            restated as of May 31, 2000 (incorporated by reference to
            Exhibit 10.1 to Pliant Corporation's Quarterly Report on
            Form 10-Q for the quarter ended September 30, 2000).
    10.13*  Amendment No. 2, dated as of July 10, 2001, to the Credit
            Agreement dated as of September 30, 1997, as amended and
            restated as of May 31, 2000.
    10.14   Guarantee Agreement, dated as of September 30, 1997, as
            amended and restated as of May 31, 2000, among the
            subsidiary guarantors party thereto and Bankers Trust
            Company, as Administrative Agent (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Registration
            Statement on Form S-4 (File No. 333-42008)).
    10.15*  Supplement No. 1, dated as of July 19, 2001, to the
            Guarantee Agreement, dated as of September 30, 1997, as
            amended and restated as of May 31, 2000, among Pliant
            Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers Trust Company, as Administrative Agent.
    10.16   Security Agreement, dated as of September 30, 1997, as
            amended and restated as of May 31, 2000, among the
            subsidiary guarantors party thereto and Bankers Trust
            Company, as Collateral Agent (incorporated by reference to
            Exhibit 10.9 to Pliant Corporation's Registration Statement
            on Form S-4 (File No. 333-42008)).
    10.17*  Supplement No. 1, dated as of July 19, 2001, to the Security
            Agreement, dated as of September 30, 1997, as amended and
            restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers
            Trust Company, as Collateral Agent.
    10.18   Pledge Agreement, dated as of September 30, 1997, as amended and restated as of May 31, 2000, among the subsidiary
            guarantors party thereto and Bankers Trust Company, as
            Collateral Agent (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-4
            (File No. 333-42008)).
    10.19*  Supplement No. 1, dated as of July 19, 2001, to the Pledge
            Agreement, dated as of September 30, 1997, as amended and
            restated as of May 31, 2000, among Pliant Corporation, each of the subsidiaries listed on Schedule I thereto and Bankers
            Trust Company, as Collateral Agent.
    10.20   Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31,
            2000, among the subsidiary guarantors party thereto and
            Bankers Trust Company, as Collateral Agent (incorporated by reference to Exhibit 10.11 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.21*  Supplement No. 1, dated as of July 19, 2001, to the
            Indemnity, Subrogation and Contribution Agreement, dated as of September 30, 1997, as amended and restated as of May 31,
            2000, among Pliant Corporation, each of the subsidiaries
            listed on Schedule I thereto and Bankers Trust Company, as
            Collateral Agent.

EXHIBIT
NUMBER
-------                               EXHIBIT
    10.22   Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Richard P. Durham (incorporated by
            reference to Exhibit 10.12 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.23   Amendment No. 1, dated as of February 1, 2001, to the
            Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Richard P. Durham (incorporated by
            reference to Exhibit 10.14 to Pliant Corporation's Annual
            Report on Form 10-K for the year ended December 31, 2000
            filed on April 2, 2001).
    10.24   Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Jack E. Knott (incorporated by
            reference to Exhibit 10.13 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.25   Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Scott K. Sorensen (incorporated by
            reference to Exhibit 10.14 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.26   Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Scott K. Sorensen (incorporated by
            reference to Exhibit 10.17 to Pliant Corporation's Annual
            Report on Form 10-K for the year ended December 31, 2000
            filed on April 2, 2001).
    10.27   Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen
            (incorporated by reference to Exhibit 10.23 to Pliant
            Corporation's Annual Report on Form 10-K for the year ended
            December 31, 2000 filed on April 2, 2001).
    10.28   Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Ronald G. Moffitt (incorporated by
            reference to Exhibit 10.15 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.29   Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between
            Pliant Corporation and Ronald G. Moffitt (incorporated by
            reference to Exhibit 10.19 to Pliant Corporation's Annual
            Report on Form 10-K for the year ended December 31, 2000
            filed on April 2, 2001).
    10.30   Stock Redemption Agreement, dated as of February 1, 2001,
            between Pliant Corporation and Ronald G. Moffitt
            (incorporated by reference to Exhibit 10.25 to Pliant
            Corporation's Annual Report on Form 10-K for the year ended
            December 31, 2000 filed on April 2, 2001).
    10.31   Restricted Stock Agreement, dated as of May 31, 2000,
            between Pliant Corporation and Richard P. Durham
            (incorporated by reference to Exhibit 10.16 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.32   Restricted Stock Agreement, dated as of May 31, 2000,
            between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.17 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.33   Restricted Stock Agreement, dated as of May 31, 2000,
            between Pliant Corporation and Scott K. Sorensen
            (incorporated by reference to Exhibit 10.18 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.34   Restricted Stock Agreement, dated as of May 31, 2000,
            between Pliant Corporation and Ronald G. Moffitt
            (incorporated by reference to Exhibit 10.19 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.35   Pledge Agreement, dated as of May 31, 2000, in favor of
            Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).

EXHIBIT
NUMBER
-------                               EXHIBIT
    10.36   Amendment No. 1, dated as of March 1, 2001, to the Pledge
            Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit
            10.35 to Post-Effective Amendment No. 2 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.37   Pledge Agreement, dated as of May 31, 2000, in favor of
            Pliant Corporation made by Jack E. Knott (incorporated by
            reference to Exhibit 10.21 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.38   Amendment No. 1, dated as of April 1, 2001, to the Pledge
            Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit
            10.36 to Post-Effective Amendment No. 2 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.39   Pledge Agreement, dated as of May 31, 2000, in favor of
            Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.40   Pledge Agreement, dated as of May 31, 2000, in favor of
            Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.41   1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual
            Report on Form 10-K for the year ended December 31, 1998).
    10.42   Pliant Corporation Management Incentive Plan for Senior
            Divisional Management (1999) (incorporated by reference to
            Exhibit 10.1 to Pliant Corporation's Quarterly Report on
            Form 10-Q for the quarter ended March 31, 2000).
    10.43   Pliant Corporation 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.26 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    10.44   Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott
            (incorporated by reference to Exhibit 10.27 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).
    10.45   Pliant Corporation Management Incentive Plan (2000)
            (incorporated by reference to Exhibit 10.2 to Pliant
            Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
    12.1    Statement re: computation of ratios of earning to fixed
            charges(incorporated by reference to Exhibit 12.1 to
            Post-Effective Amendment No. 2 to Pliant Corporation's
            Registration Statement on Form S-4 (File No. 333-42008)).
    21.1*   Subsidiaries of Pliant Corporation.
    23.1    Consent of O'Sullivan LLP (included in Exhibit 5.1).
    23.2    Consent of Arthur Andersen LLP.
    23.3    Consent of KPMG LLP.
    24.1*   Powers of Attorney (included on the signature pages hereto).
    25.1    Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as
            Trustee (incorporated by reference to Exhibit 25.1 to Pliant
            Corporation's Registration Statement on Form S-4 (File No.
            333-42008)).


---------------

* Previously filed.